   As filed with the Securities and Exchange Commission on December 10, 1997

                                                    Registration No. 333-41681



================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                -----------------------------------------------
                                  Amendment No. 1
                                      To
                                   Form S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                -----------------------------------------------
                             FFP REAL ESTATE TRUST
            (Exact name of registrant as specified in its charter)

             Texas                                    6798                                   75-2735609
(State or other jurisdiction of           (Primary Standard Industrial          (I.R.S. Employer Identification No.)
incorporation or organization)                Classification No.)

                              2801 Glenda Avenue
                            Fort Worth, Texas 76117
                                (817) 838-4767
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               STEVEN B. HAWKINS
                              2801 Glenda Avenue
                            Fort Worth, Texas 76117
                                (817) 838-4767
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copy to:
                                W. ALAN KAILER
                             Jenkens & Gilchrist,
                          a Professional Corporation
                         1445 Ross Avenue, Suite 3200
                              Dallas, Texas 75202
                                (214) 855-4500

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement and the satisfaction or waiver of all other conditions to the restructuring and conversion of FFP Partners, L.P. described in the enclosed Proxy Statement/Prospectus.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]_____
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]_____

                           -------------------------
                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================

                                                                      Proposed           Proposed maximum
    Title of each class of securities         Amount to be        maximum offering          aggregate              Amount of
            to be registered                 registered (1)      price per unit (2)     offering price (2)    registration fee (3)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value.............   3,779,415 shares            $.33                $1,247,207               $367.93

===================================================================================================================================

(1) The Registration Statement covers shares to be issued by the Registrant in connection with a proposed restructuring.
(2) Computed pursuant to Rule 457(f)(1) under the Securities Act of 1933, as amended, based upon the book value of the securities computed as of September 28, 1997, of $.33 per share. Estimated solely for the purpose of calculating the registration fee.

(3)  Previously paid by FFP Partners, L.P. on behalf of the Registrant.
                             ---------------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                              [LOGO APPEARS HERE]

                              FFP PARTNERS, L.P.

             RESTRUCTURING PROPOSAL -- YOUR VOTE IS VERY IMPORTANT

                               December 11, 1997


To the Unitholders of FFP Partners, L.P.:

     We are asking you to approve the separation of the activities now conducted by FFP Partners into two groups. FFP Partners will continue to hold the real estate assets currently used in its retail operations. FFP Partners will transfer the fuel and merchandise marketing assets and other businesses it now conducts to FFP Marketing Company, Inc. You will continue as partners of FFP Partners and will also receive your proportionate share of stock of the Marketing Company. In addition, as part of the restructuring, FFP Partners will be authorized to convert to a real estate investment trust. If this conversion occurs in the future, you will be entitled to receive shares of the new REIT for your FFP units. There is no guarantee that the conversion of FFP Partners to a real estate investment trust will occur even if the restructuring is approved, however. Voting for the restructuring includes approving certain amendments to FFP Partners' partnership agreement. These amendments are discussed in detail in this Proxy Statement.

     The restructuring cannot be completed unless the limited partners approve it by a vote of the holders of a majority of the outstanding FFP units. We have scheduled a special meeting of the FFP unitholders to vote on the restructuring. The special meeting will be held on Friday, December 26, 1997, at 10:00 a.m. (local time), at Holiday Inn - North, 2540 Meacham Boulevard, Fort Worth, Texas,
(817) 625-9911. The record date for FFP unitholders entitled to vote at the special meeting is December 5, 1997.

     We have unanimously approved the restructuring and unanimously recommend that you vote FOR the approval of the restructuring. We have conflicts of interest in making this recommendation, which are described under "Conflicts of Interest" in this Proxy Statement. Whether or not you plan to attend the special meeting of unitholders, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the restructuring. If you fail to return your card, your proxy will be counted as a vote against the restructuring.

     After the restructuring, the Harvison Family will own approximately 41% of the Marketing Company shares. They will also own approximately a 2% interest in FFP Partners as general partner and a 40% interest in the subsidiary of FFP Partners that will hold all the assets of FFP Partners.

     This Proxy Statement is first being mailed to FFP unitholders on December 11, 1997. It provides you with detailed information about the proposed restructuring. It is a prospectus for the REIT and the Marketing Company and also a proxy statement for the special meeting of FFP unitholders. We encourage you to read this entire document carefully.

                                    Sincerely,


                                    John H. Harvison,
                                    Chairman of the Board


     Neither the SEC nor any state securities regulators have approved the REIT shares or the Marketing Company shares to be issued under this Proxy Statement or determined if this Proxy Statement is accurate or adequate. Any representation to the contrary is a criminal offense.

     Until January 5, 1998 (25 days after the date of this Proxy Statement), all dealers effecting transactions in the securities offered hereby, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     This Proxy Statement is not an offer to sell nor is it seeking an offer to buy the FFP units, the REIT shares or the Marketing Company shares in any jurisdiction in which, or to any person to whom, such offer or sale is not permitted.

                               TABLE OF CONTENTS



                                                                            PAGE
                                                                            ----

SUMMARY AND QUESTIONS AND ANSWERS ABOUT THE RESTRUCTURING..................    i

ADDITIONAL INFORMATION.....................................................   vi

SUMMARY OF PRO FORMA FINANCIAL INFORMATION OF FFP PARTNERS
  AND THE MARKETING COMPANY................................................    2

RISK FACTORS...............................................................    3
  Risks Relating to the Restructuring......................................    3
  Risks Relating to the REIT and FFP Partners After the Conversion.........    4
  Risks Relating to the Marketing Company..................................    5

THE RESTRUCTURING..........................................................    7
  Background of the Restructuring..........................................    7
  Reasons for the Restructuring............................................    8
  Amendments to the FFP Partnership Agreement..............................    9
  The Contribution and Distribution........................................   10
  Analysis of Alternatives Considered......................................   11
  Allocation of REIT Shares and Marketing Company Shares
    Among FFP Unitholders..................................................   12
  No Dissenters' Appraisal Rights..........................................   12
  Costs of the Restructuring...............................................   12
  Consequences If Restructuring Is Not Approved............................   13
  Accounting Treatment.....................................................   13

THE SPECIAL MEETING........................................................   13

SELECTED HISTORICAL FINANCIAL INFORMATION AND OTHER
  DATA OF FFP PARTNERS.....................................................   15

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS OF FFP PARTNERS....................................   16

PRO FORMA FINANCIAL INFORMATION OF FFP PARTNERS AND THE MARKETING COMPANY..   21

BUSINESS...................................................................   26
  General..................................................................   26
  Recent Developments......................................................   26
  The Marketing Company....................................................   26
  The REIT and FFP Partners................................................   32

MANAGEMENT.................................................................   34

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS.............   39

CONFLICTS OF INTEREST......................................................   43

DESCRIPTION OF SECURITIES..................................................   45
  FFP Partners.............................................................   45
  The REIT.................................................................   48
  The Marketing Company....................................................   50

CERTAIN ANTI-TAKEOVER PROVISIONS OF DELAWARE AND TEXAS LAW AND OF THE
  ORGANIZATIONAL DOCUMENTS OF THE REIT AND THE MARKETING COMPANY...........   51

SUMMARY COMPARISON OF FFP UNITS, REIT SHARES AND MARKETING COMPANY SHARES..   54

FEDERAL INCOME TAX CONSIDERATIONS..........................................   64
  A.  The Restructuring....................................................   64
  B.  Conversion to Real Estate Investment Trust Form:
      The Merger Alternative or the Exchange Alternative...................   65
  C.  Tax Consequences of the REIT's Qualification and Operation as a
      Real Estate Investment Trust.........................................   69
  D.  Tax Consequences of the Operations of FFP Partners...................   75
  E.  Tax Consequences of the Operations of the Marketing Company..........   82
  ERISA Considerations.....................................................   82

LEGAL MATTERS..............................................................   83

EXPERTS....................................................................   83

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND
  FINANCIAL STATEMENT SCHEDULE.............................................  F-1

APPENDIX A

  Glossary.................................................................  A-1

APPENDIX B

  Amendments to FFP Partnership Agreement..................................  B-1

                       SUMMARY AND QUESTIONS AND ANSWERS
                            ABOUT THE RESTRUCTURING

The following summary and questions and answers highlight selected information from this document and may not contain all of the information that is important to you. To understand the restructuring fully, you should read this entire Proxy Statement carefully. Many of the terms used in this Proxy Statement are defined in the Glossary included as Appendix A at the end of this document.

SUMMARY

     FFP Partners is a publicly traded partnership that, through its subsidiaries, owns and operates convenience stores, truck stops, and self-service motor fuel outlets and conducts fuel wholesaling and terminaling operations and other related activities. The FFP units are listed for trading on the American Stock Exchange. The general partner of FFP Partners is FFP Partners Management Company, Inc., which is a private company controlled by the Harvison Family.

     The Board of Directors of FFP's general partner has unanimously approved the restructuring of FFP Partners to separate the activities now conducted by FFP Partners into two groups. After the restructuring, FFP Partners will own through FFP Properties, its newly formed operating subsidiary, the real estate that FFP Partners now owns through its subsidiary FFP Operating Partners, L.P. FFP Partners will be controlled by the REIT. FFP Partners will transfer the fuel and merchandise marketing assets and other business it now conducts to the Marketing Company. You will continue as partners of FFP Partners and will also receive your proportionate share of the Marketing Company shares.

     The Harvison Family currently owns approximately 39% of the outstanding FFP units, and approximately a 2% interest in FFP Partners through the general partner. Upon completion of the restructuring the Harvison Family will own:


     100% of the REIT,

     40% of the interest in FFP Properties and

     41% of the Marketing Company shares.

     The principal executive offices of FFP Partners and FFP's general partner are located at 2801 Glenda Avenue, Fort Worth, Texas 76117-4391. The telephone number is (817) 838-4700.

QUESTIONS AND ANSWERS

Q:   WHAT IS THE RESTRUCTURING?

A: The restructuring will be completed in two steps. The first step will separate FFP Partners' real estate business from its fuel and merchandise marketing and other non-real estate businesses. Through the restructuring, the REIT, a newly formed real estate investment trust, will become the general partner of FFP Partners. FFP Partners will own indirectly through FFP Properties the real estate it now owns indirectly through the Operating Partnership. The non-real estate assets will be transferred to the newly formed Marketing Company. The Marketing Company shares will then be distributed to the partners of FFP Partners.

     Upon completion of the restructuring, you will continue to own your FFP units. You will also automatically receive one Marketing Company share for each FFP unit you now own. The Marketing Company shares will be listed on the American Stock Exchange.

     If the FFP unitholders approve the restructuring, they will also be approving the second step, which is the later conversion of FFP Partners from its present limited partnership form to a real estate investment trust form through either a merger or an exchange of FFP units. We cannot assure you that the conversion will occur even if the restructuring is approved. We are not aware of any benefit the REIT or the Harvison Family would receive from delaying the conversion that they do not already receive under the present structure.

Q:   WHAT IS THE MERGER ALTERNATIVE FOR THE CONVERSION?

A: FFP Partners will convert to a real estate investment trust using the merger alternative only if we obtain a ruling from the Internal Revenue Service that the merger alternative will be tax-free to FFP unitholders. In the merger alternative, FFP Partners would be converted to a real estate investment trust form through a tax-free merger of FFP Partners with the REIT. FFP Partners will be the surviving entity and will become a subsidiary of the REIT. Your FFP unit certificates will automatically become REIT share certificates. You will automatically become a shareholder of the REIT and cease to be a unitholder of FFP Partners. The FFP units will no longer be listed on the American Stock Exchange, but we intend that the REIT shares will be listed on a securities exchange.

Q:   WHAT IS THE EXCHANGE ALTERNATIVE FOR THE CONVERSION?

A: If we are not able to obtain a favorable ruling from the Internal Revenue Service on the merger alternative, we may convert to a real estate investment trust using the exchange alternative. We would use this alternative only if the general partner determines that an active market for the REIT shares is likely to develop.

     In the exchange alternative FFP Partners would be converted to a real estate investment trust form by implementing amendments to FFP Partners' Partnership Agreement. These amendments would:

          prohibit you from transferring your FFP units to a third party, and provide that you could require the REIT to redeem your FFP units for either REIT shares or cash.

     If you request the REIT to redeem your FFP units, the REIT will determine whether to give you REIT shares or cash. We anticipate that the REIT will in all cases decide to give you REIT shares, unless giving you REIT shares would endanger the REIT's treatment as a real estate investment trust under the tax rules. The FFP units will no longer be listed on the American Stock Exchange, but we intend that the REIT shares would be listed on a securities exchange at that time.

Q:   WHAT WILL I RECEIVE IF EACH STEP OF THE RESTRUCTURING IS COMPLETED?

A: After the first step of the restructuring, you will continue to hold your FFP units. Your FFP units will remain listed for trading on the American Stock Exchange until the conversion occurs. In addition, for each FFP unit you now hold you will own one Marketing Company share.

     If the conversion is later completed using the merger alternative, you will receive one REIT share for each FFP unit you own.

     If the conversion is completed using the exchange alternative, your FFP units will be exchangeable for one REIT share for each FFP unit you own or for cash at their fair market value.

     In either the merger alternative or the exchange alternative, the REIT shares you receive will be subject to restrictions on transferability necessary to maintaining the REIT's status as a real estate investment trust.

Q:   WHY IS FFP PARTNERS PROPOSING THE RESTRUCTURING?

A: FFP Partners currently operates as a "pass-through" entity for federal income tax purposes. This means that FFP Partners does not pay federal income taxes. Instead, you pay your share of taxes on income earned by FFP Partners. Under federal law, because we own non-real estate assets our pass-through status expires at the end of 1997. If we restructure:

     . we will maintain "pass-through" tax status for our real estate activities beyond 1997 because FFP Partners will then hold only real estate that the tax law permits to be held by a publicly traded partnership;

     . you will continue your ownership of the real estate and the marketing assets through publicly traded entities; and

     . if the conversion occurs, you will be able to trade your interests in the real estate activities as a real estate investment trust.

Q:   ARE THERE RISKS IN DOING THE RESTRUCTURING?

A: Yes. There are significant risks to the restructuring. These risks are outlined in detail beginning on page 3 of the accompanying Proxy Statement. You should carefully review and consider these risks in deciding how to vote on the restructuring. We believe the most significant risks are:


     . There are potential conflicts of interest between FFP Partners and FFP's general partner, and there will be potential conflicts of interest between FFP Partners and the Marketing Company following the restructuring and between the REIT and the Marketing Company following the conversion.

     . The Harvison Family will be able to remove FFP Partners as general partner of FFP Properties at any time and, therefore, remove FFP Partners from control of the operations of its assets, all of which are owned through FFP Properties.

     . There are no dissenters' appraisal rights; you will be bound by the vote of the holders of a majority of the outstanding FFP units.

     . We cannot assure you that the conversion will occur. The decision whether to complete the conversion will be made by the Board of Trust Managers of the REIT in its sole discretion.

     . We cannot assure you that the combined market price of the FFP units, or after the conversion the REIT shares, and the Marketing Company shares will equal or exceed the current market price of the FFP units.

     . Anti-takeover provisions exist in the organizational documents of the REIT and the Marketing Company that may have the effect of discouraging a change in control under circumstances that could give you an opportunity to realize a premium over the then prevailing market prices.

     . FFP Partners' business has been operated as a single enterprise. The separation of the assets and business now conducted by FFP Partners may create unforeseen difficulties that may cause either or both FFP Partners, or after the conversion the REIT, and the Marketing Company to be unsuccessful.

Q:   WHAT ARE MY TAX CONSEQUENCES IN THESE TRANSACTIONS?

A:   THE RESTRUCTURING
     You will not recognize federal income tax gain or loss in the restructuring.

     The tax basis in your FFP units will be divided between the FFP units and the Marketing Company shares you receive.

     AFTER THE RESTRUCTURING BUT BEFORE THE CONVERSION
     After you receive your Marketing Company shares, you generally will recognize taxable gain or loss when you sell, exchange or otherwise dispose of them.

     You generally will recognize taxable gain or loss when you sell, exchange or otherwise dispose of your FFP units.

     THE CONVERSION
     If the conversion is completed through the merger alternative -- the exchange of your FFP units for REIT shares will not be taxed if a ruling to that effect is obtained from the Internal Revenue Service.

     If the conversion is completed through the exchange alternative -- you will be required to recognize taxable gain or loss when you exchange your FFP units for either cash or REIT shares, even if you do not immediately sell those REIT shares.

     AFTER THE CONVERSION
     You generally will recognize taxable gain or loss when you sell, exchange, or otherwise dispose of your REIT shares.

     These tax consequences represent the opinion of Jenkens & Gilchrist, a Professional Corporation, tax counsel to FFP Partners ("Tax Counsel"). The opinion of Tax Counsel is subject to the assumptions and limitations stated under "Federal Income Tax Considerations" beginning on page 64.

Q:   WHAT DO I NEED TO DO NOW?

A: Mail your signed proxy card in the enclosed return envelope as soon as possible, so that your FFP units may be represented at the special meeting of unitholders that will take place December 26, 1997.

Q:   WHO CAN I CALL IF I HAVE QUESTIONS?

A: You may call Steve Hawkins, Vice President - Finance and Administration, at FFP Partners at (888) 855-6529 during regular business hours (central time).

Q: WHAT ARE THE RELATIONSHIPS AMONG THE REIT, FFP PARTNERS, FFP PROPERTIES, THE HARVISON FAMILY, AND THE MARKETING COMPANY AFTER THE RESTRUCTURING?

A:   The REIT -- will be the general partner of and will control FFP Partners.

     FFP Partners -- through its subsidiary FFP Properties, will own substantially all of the real estate that is now held by the Operating Partnership.

     FFP Properties -- will lease the real estate it owns to the Marketing Company for which the Marketing Company will pay FFP Properties rental payments that management believes are at fair market value. Management did not engage any third party advisors or refer to any third party surveys or analyses of rental rates in making its determination of fair market value.

     The Harvison Family -- will own a limited partner interest in FFP Properties that is equivalent to and in lieu of its ownership in FFP Partners. We have structured the Harvison Family ownership in this way to comply with certain tax rules prohibiting 5% partners of a publicly traded partnership from holding 10% or more of the interests in the tenants of the properties held by the partnership.

     The Marketing Company -- will own all of the other assets now owned by FFP Partners and will operate all of the businesses now conducted by FFP Partners other than the ownership of real estate.

     FFP Partners, or after the conversion the REIT, and the Marketing Company will be separate, publicly traded entities that will deal with each other on an arm's-length basis in the future.

Q:   WHO WILL MANAGE  THE MARKETING COMPANY, FFP PARTNERS AND THE REIT?

A:   THE BOARD OF DIRECTORS OF THE MARKETING COMPANY
     You will have the right to elect the Board of Directors of the Marketing Company after the restructuring.

     THE OFFICERS OF THE MARKETING COMPANY
     The current officers of FFP's general partner will serve as officers of the Marketing Company. The officers and their positions with the Marketing Company are:

     John H. Harvison, Chief Executive Officer
     Robert J. Byrnes, President and Chief Operating Officer
     Steven B. Hawkins, Vice President-Finance and Administration, Secretary,
      Treasurer and Chief Financial Officer
     J.D. St. Clair, Vice President-Fuel Supply and Distribution
     Michael Triantafellou, Vice President-Retail Operations.

     THE GENERAL PARTNER OF FFP PARTNERS

     As a limited partnership, FFP Partners does not have directors and officers. Instead, the directors and officers of FFP's general partner manage all operations of FFP Partners. After the restructuring, the REIT will be the general partner of FFP Partners.

     THE BOARD OF TRUST MANAGERS OF THE REIT

     The Board of Trust Managers of the REIT will supervise the management of FFP Partners. You will have no right to elect the Board of Trust Managers of FFP's general partner after the restructuring, just as you currently have no right to elect the Board of Directors of FFP's general partner. You will have a right to elect the Board of Trust Managers of the REIT after the conversion by the merger alternative or after you exchange your FFP units for REIT shares under the exchange alternative.

     THE OFFICERS OF THE REIT
     The officers of the REIT will be:

     John H. Harvison, Chief Executive Officer and President
     Steven B. Hawkins, Vice President-Finance and Administration, Secretary,
      Treasurer and Chief Financial Officer.

     For information regarding potential conflicts of interest between management of FFP Partners and the Marketing Company after the restructuring and between the REIT and the Marketing Company after the conversion, see page 43.

Q: ARE THERE DIFFERENCES BETWEEN MY FFP UNITS AND THE REIT SHARES AND MARKETING COMPANY SHARES I WILL RECEIVE?

A: Yes. There are a number of differences between the FFP units, the REIT shares and Marketing Company shares, as well as the rights and privileges you will have as a holder of each of them.

     There are also a number of differences among Delaware partnership law that governs FFP Partners, Texas real estate investment trust law that governs the REIT, and Texas corporate law that governs the Marketing Company.

     For a summary comparison of the FFP units, the REIT shares and the Marketing Company shares and the law that applies to each of FFP Partners, the REIT and the Marketing Company, see page 54.

     There are also many differences in the tax consequences of owning FFP units, REIT shares and Marketing Company shares. For a discussion of the tax consequences of owning these entities, see page 64.

Q:   WHEN DO YOU EXPECT THE RESTRUCTURING TO BE COMPLETED?

A:   We intend to complete the restructuring on December 28, 1997.

Q: WHEN DO YOU EXPECT THE CONVERSION TO A REAL ESTATE INVESTMENT TRUST TO BE COMPLETED?

A: We intend to complete the conversion as soon as possible, but cannot tell you a specific date that it will be completed.

Q:   HOW DO I REVOKE MY PROXY IF I DECIDE TO DO SO?

A: You have the unconditional right to revoke your proxy at any time before your FFP units are voted. You can revoke the proxy either by appearing in person and notifying the officials at the special meeting that you wish to revoke your proxy or by notifying FFP Partners in writing addressed to:
     2801 Glenda Avenue, Fort Worth, Texas 76117-4391, Attention: Steven B. Hawkins, Secretary. Your revocation will not be effective unless it has been received by the Secretary of FFP's general partner before the day of the special meeting of unitholders or by the officials in charge of the special meeting of unitholders before the FFP units are voted.

Q:   SHOULD I SEND IN MY FFP UNIT CERTIFICATES NOW?

A: No. After the restructuring is completed, we will send you written instructions for receiving your Marketing Company shares. If the conversion is completed under the merger alternative, we will send you written instructions for receiving your REIT shares. If the conversion is completed under the exchange alternative, you will keep your FFP unit certificates until you choose to exchange your FFP units for REIT shares or cash.

                            ADDITIONAL INFORMATION

     FFP Partners files annual, quarterly and special reports, proxy statements and other information with the SEC. After the conversion, FFP Partners will no longer file such reports, statements or information with the SEC, but the REIT and the Marketing Company will be required to do so. You may read and copy any reports, statements or other information FFP Partners has filed or the REIT or the Marketing Company will file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at http://www.sec.gov.

     Both the REIT and the Marketing Company have filed a Registration Statement on Form S-4 to register with the SEC the REIT shares and the Marketing Company shares to be issued pursuant to the restructuring. This Proxy Statement is a part of the Registration Statements and constitutes a prospectus on the REIT and the Marketing Company in addition to being a proxy statement of FFP Partners for the special meeting. As permitted by the SEC rules, this Proxy Statement does not contain all of the information you can find in the Registration Statements or their exhibits.

         STRUCTURE OF FFP PARTNERS, THE REIT AND THE MARKETING COMPANY

The diagram below shows the current structure of FFP Partners and the structure of FFP Partners, the REIT and the Marketing Company after the restructuring.

  Structure of FFP Partners
  before the restructuring
                                                  ---------------------
                           --------         1%         FFP Partners
                           Harvison        G.P.        Management
    ---------------         Family      Interest       Company, Inc.
    FFP Unitholders        --------               ---------------------
    ---------------             39%
           60%                L.P. Interest                    1%
        L.P. Interest                                     G.P. Interest

                        ------------------        ---------------------
                        FFP Partners, L.P.             FFP Operating
                        ------------------             Partners, L.P.
                                           99%    ---------------------
                                           L.P.   ---------------------
                                        Interest  Real Estate and Fuel
                                                  and Merchandise
                                                  Marketing Operations
                                                  ---------------------


  Structure of FFP Partners and the
  REIT after restructuring

              --------
              Harvison
               Family
              --------
                 100% (1)
                              97% (2)
             ----------------
             FFP Real Estate          ---------------
             Investment Trust         FFP Unitholders
                ("REIT")              ---------------
             ----------------    98%
                              L.P. Interest (2)
                 2% G.P.
                 Interest     -------------
                              FFP Partners,
                                 L.P.
                              -------------
                                               --------
                               60%             Harvison
                              G.P. Interest     Family
                                               --------
                              -------------     40%
                              FFP Properties,  L.P. Interest
                                   L.P.
                              -------------

                              -------------
                               Real Estate
                              -------------


  Structure of the Marketing Company
  after the restructuring

                     --------------------
                       FFP Unitholders        --------
                     --------------------     Harvison
                                               Family
                                     59%      --------

                                                   41%
                     --------------------
                         FFP Marketing
                         Company,Inc.
                     --------------------

                     --------------------
                     Fuel and Merchandise
                     Marketing Operations
                     --------------------

------------------

(1) After the conversion under the merger alternative, the Harvison Family will own 3% of the REIT. After the conversion under the exchange alternative, the Harvison Family's ownership of the REIT will be reduced as FFP unitholders redeem their FFP units for REIT shares and as REIT shares are sold in the public market.

(2) After the conversion under the exchange alternative, you will be able only to have your FFP units redeemed for either REIT shares, which will be able to be sold in the public market, or cash, at the option of the REIT (in its capacity as general partner of FFP Partners).

                         SUMMARY OF PRO FORMA FINANCIAL
                        INFORMATION OF FFP PARTNERS AND
                             THE MARKETING COMPANY

     The following table sets forth certain historical financial information for FFP Partners and certain pro forma financial information for FFP Partners and the Marketing Company as of and for each of the periods indicated. The pro forma balance sheet data below is presented as though the restructuring had occurred on September 28, 1997. The pro forma revenue and income/loss data is presented as though the restructuring had occurred at the beginning of the respective fiscal periods presented. This information is not necessarily indicative of the financial position or results of operations that actually would have been achieved if the restructuring had in fact occurred on such dates nor of the financial position or results of operations that may be achieved in the future. The following information should be read in conjunction with the historical consolidated financial statements of FFP Partners appearing elsewhere in this Proxy Statement.


                                                      FFP       Marketing    FFP
                                                    Partners    Company    Partners
                                                  as reported   pro forma  pro forma
                                                  -----------   ---------  ---------
                                              (in thousands except per share/unit data)
AS OF SEPTEMBER 28, 1997
     Total assets...................................    $ 84,299   $ 65,573   $18,726
     Total debt (including capital leases)..........      19,153      3,126    16,677
     Partners'/Stockholders' equity.................      22,841     21,521     1,229
     Book value per share/unit......................    $   6.11   $   5.69   $  0.54

FOR THE YEAR ENDED DECEMBER 29, 1996
     Total revenues.................................    $390,152   $390,152   $ 2,430
     Income/(loss) before income taxes..............       2,487      2,502       (15)
     Net income/(loss)..............................        (159)     1,456        (9)
     Net income/(loss) per unit/share...............    $  (0.04)  $   0.39   $  0.00
     Cash distributions per Class A and Class B         $
      unit..........................................    $  0.415

FOR THE NINE MONTHS ENDED SEPTEMBER 28, 1997
     Total revenues.................................    $288,073   $288,073   $ 1,823
     Income/(loss) before income taxes..............        (894)    (1,111)      217
     Net income/(loss)..............................      (1,297)      (762)      130
     Net income/(loss) per unit/share...............    $  (0.35)  $  (0.20)  $  0.06
     Cash distributions per Class A and Class B
      unit..........................................    $   0.00

                                 RISK FACTORS

     You should carefully consider, in addition to the other information presented in this Proxy Statement, the risk factors described below in determining how to vote on the restructuring.

 RISKS RELATING TO THE RESTRUCTURING

     POTENTIAL CONFLICTS OF INTEREST. FFP's general partner makes all decisions relating to the management of FFP Partners. Companies owned, directly or indirectly, by certain officers and directors (principally members of the Harvison Family) of FFP's general partner are the sole shareholders of FFP's general partner. As a result of FFP Partners' relationship with FFP's general partner and its affiliates, the restructuring and the recommendation of the restructuring by the Board of Directors of FFP's general partner could involve conflicts of interest between FFP Partners and FFP's general partner and its affiliates. Under employment agreements with Messrs. Harvison, Byrnes, Hawkins and St. Clair, FFP Partners must pay each officer severance payments in an amount equal to twice his then current annual salary plus a continuation of certain benefits provided by FFP Partners for a period of two years if the officer's employment is terminated under certain circumstances. After the restructuring, these agreements will remain in place for Messrs. Harvison and Hawkins. In addition, the Marketing Company intends to enter into substantially similar employment agreements with all four of these individuals after the restructuring.

     The relationships between FFP Partners or the REIT and the Marketing Company following the restructuring may cause the interests of such companies to conflict. Potential sources of such conflict include the Marketing Company's leasing of a substantial portion of its properties from affiliates of FFP Partners. In addition, Mr. John H. Harvison will serve as Chairman of the Board and Chief Executive Officer of both the REIT, which will be FFP's general partner, and the Marketing Company. Mr. Steven B. Hawkins will serve as Chief Financial Officer and Vice President - Finance and Administration of both the REIT and the Marketing Company. All of Messrs. Harvison's and Hawkins' compensation will be paid by the Marketing Company, and FFP Partners will reimburse the Marketing Company for the amount of time Messrs. Harvison and Hawkins devote to the REIT or to FFP Partners. In addition, the other current directors and officers of FFP Partners will own shares and have options to purchase shares of both FFP Partners, and after the conversion, the REIT, and the Marketing Company following the restructuring. See "Conflicts of Interest."

     ABSENCE OF DISSENTERS' APPRAISAL RIGHTS. You have no right to dissent from the restructuring and receive an appraised value for your FFP units. Consequently, you will be bound by the vote of FFP unitholders owning a majority of the outstanding FFP units. If you do not wish to own FFP units or Marketing Company shares, you must either sell your FFP units before we complete the restructuring or sell your Marketing Company shares after the restructuring is completed. See "The Restructuring--No Dissenters' Appraisal Rights."

     UNCERTAINTY OF THE CONVERSION. We cannot assure you that the conversion will occur. The conversion will occur through the merger alternative only if we obtain a ruling from the Internal Revenue Service that the merger will be tax-free to FFP unitholders. The Internal Revenue Service may decline to give such a favorable ruling. The conversion through the exchange alternative is subject to the sole discretion of the Board of Trust Managers of the REIT, which will be the general partner of FFP Partners following the restructuring. Therefore, we may not realize the anticipated benefits of a real estate investment trust.

     UNCERTAIN MARKET PRICE OF FFP UNITS, REIT SHARES AND MARKETING COMPANY SHARES. We cannot assure you that the combined market price of the FFP units, or after the conversion the REIT shares, and the Marketing Company shares will
equal or exceed the market price of your FFP units.   As a result, the aggregate
value of your investment in FFP Partners, or after the conversion the REIT, and the Marketing Company following the restructuring could be lower than the value of your investment in FFP Partners before the restructuring.

     CONTROL BY THE HARVISON FAMILY. When the restructuring is completed, the Harvison Family will control all of the REIT shares and approximately 41% of the outstanding Marketing Company shares, which is comparable to the 41% of the FFP equity interests it now holds (including Class A and Class B units, interests in FFP Partners' general partner, and the general partner's interest in FFP Partners' subsidiary partnerships).

     In addition, the Harvison Family will hold all of the limited partner interests in FFP Properties, constituting 40% of the economic interests in FFP Properties. Because the Harvison Family will own all of the limited partner interests, the Harvison Family will be able to remove FFP Partners as the general partner of FFP Properties at any time. If the Harvison Family removes FFP Partners as general partner of FFP Properties, then FFP Partners will have no control over its assets, all of which are held through FFP Properties, but will continue as a limited partner of and retain its economic interest in FFP Properties.

     Upon completion of the conversion under the merger alternative, the Harvison Family will control approximately 3% of the outstanding REIT shares and it will also hold a 40% interest in FFP Properties, giving it a 42% interest in the assets of the REIT. Upon completion of the conversion under the exchange alternative, the Harvison Family will continue to own all the REIT shares, but its ownership will be reduced as FFP unitholders exchange their FFP units for REIT shares. In the exchange alternative, if the REIT chooses to redeem FFP units for cash rather than REIT shares, the percentage ownership of the Harvison Family would increase, reducing the percentage ownership of the remaining holders of REIT shares and the potential percentage ownership of the remaining holders of the FFP units.

     As a result of such ownership, the Harvison Family initially will be able effectively to control all matters requiring approval by the holders of REIT shares or Marketing Company shares, including the amendment of the REIT's Declaration of Trust or the Marketing Company's Articles of Incorporation, the approval of mergers or similar transactions of the REIT or the Marketing Company and the election of all trust managers of the REIT and directors of the Marketing Company. See "Security Ownership of Management and Certain Beneficial Owners."

 RISKS RELATING TO THE REIT AND FFP PARTNERS AFTER THE CONVERSION

     EFFECT OF CERTAIN ANTI-TAKEOVER PROVISIONS. Certain provisions of the REIT's Declaration of Trust may discourage a third party from making an acquisition proposal for the REIT, and may inhibit a change in control of the REIT under circumstances that could give you the opportunity to realize a premium over the then-prevailing market prices. Furthermore, your ability to change the management of the REIT could be substantially impeded by these anti-takeover provisions. For the REIT to maintain its qualification as a real estate investment trust for federal income tax purposes, no more than 50% in value of its outstanding shares may be owned, directly or indirectly, by five or fewer persons. See "Description of Securities," "Certain Anti-Takeover Provisions of Delaware and Texas Law and of the Organizational Documents of the REIT and the Marketing Company" and "Federal Income Tax Considerations."

     RESTRICTIONS ON TRANSFER. The REIT's Declaration of Trust may restrict the transfer of REIT shares. For example, if any purported transfer of REIT shares would (i) result in any person owning, directly or indirectly, in excess of 4.9% of the outstanding REIT shares of any class; (ii) result in the REIT shares being owned by fewer than 100 persons; (iii) result in the REIT being "closely held," as defined in the Code; or (iv) cause the REIT to own, directly or constructively, 10% or more of the ownership interests in a tenant of the REIT's real property, the REIT shares will be designated as "Excess Shares" and transferred automatically to a trust effective on the day before the purported transfer of such REIT shares. See "Description of Securities--The REIT-- Restrictions on Transfer."

     FFP Partners' Partnership Agreement will be amended to restrict the transfer of FFP units if such transfer would result in any person owning, directly or indirectly, in excess of 4.9% of the outstanding FFP units. This amendment will be effective immediately upon the restructuring. See "Description of Securities--FFP Partners--Restrictions on Transfer."

     ADVERSE EFFECTS OF REAL ESTATE INVESTMENT TRUST MINIMUM DISTRIBUTION REQUIREMENTS. To obtain the favorable tax treatment accorded to real estate investment trusts under the Code, after the conversion the REIT generally will be required each year to distribute to its shareholders at least 95% of its real estate investment trust taxable income. Differences in timing between the actual receipt of income and the actual payment of deductible expenses in arriving at taxable income, the creation of reserves and required debt amortization payments could require the REIT to borrow funds to meet the 95% distribution requirement even if management believes that the then prevailing market conditions generally are not favorable for the borrowings or that the borrowings are not advisable in the absence of such tax considerations. See "Federal Income Tax Considerations--Tax Consequences of the REIT's Qualification and Operation as a Real Estate Investment Trust--Annual Distributions to Shareholders."

     ADVERSE EFFECT OF INCREASES IN INTEREST RATES. One of the factors that may influence the market price of the REIT shares is the annual yield from REIT dividends as compared to yields on other financial instruments. Therefore, a general increase in market interest rates could result in higher yields on certain financial instruments which could adversely affect the market price of the REIT shares, since alternative investment vehicles may be more attractive.

     POSSIBLE ENVIRONMENTAL LIABILITIES AND REGULATIONS. The Marketing Company and the other tenants of the REIT's properties will be primarily responsible for environmental liabilities related to operations on the properties. In addition, the REIT intends to enter into leases with its tenants that provide that the tenant will indemnify the REIT for environmental liabilities. However, the REIT's operating costs may be affected by any obligation to pay for the cost of complying with existing environmental laws if a tenant fails to indemnify the REIT, as well as the cost of compliance with future legislation. Under current environmental laws, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The costs of defending against claims of liability or remediating contaminated property and the cost of complying with environmental laws could materially adversely affect the REIT's results of operations and financial condition.

     INVESTMENT CONCENTRATION IN SINGLE INDUSTRY AND RELIANCE ON SINGLE TENANT. FFP Partners' real estate interests will initially consist entirely of convenience store and retail motor fuel outlet properties leased to a single tenant, the Marketing Company. As a result, a downturn in the convenience store or retail motor fuel industries or the failure of the Marketing Company to make its rental payments could have a material adverse effect on FFP Partners' total rental revenues and amounts available for distribution. These risks should be mitigated as FFP Partners diversifies its portfolio through its acquisition strategy and enters into leases with additional parties, although FFP Partners presently has no commitments to acquire additional properties (other than the E-Z Serve Acquisition discussed below) or to lease property to any company other than the Marketing Company. The REIT will be subject to these same risks unless the rental portfolio has been diversified prior to the conversion. See "Business--The REIT and FFP Partners--Business Strategy."

 RISKS RELATING TO THE MARKETING COMPANY

     EFFECT OF CERTAIN ANTI-TAKEOVER PROVISIONS. Certain provisions of the Articles of Incorporation may discourage a third party from making an acquisition proposal for the Marketing Company, and may inhibit a change in control of the Marketing Company under circumstances that could give you the opportunity to realize a premium over the then-prevailing market prices. Furthermore, your ability to change the management of the Marketing Company could be substantially impeded by these anti-takeover provisions. See "Description of Securities," "Certain Anti-Takeover Provisions of Delaware and Texas Law and of the Organizational Documents of the REIT and the Marketing Company" and "Federal Income Tax Considerations."

     VOLATILITY OF FUEL MARGINS. The Marketing Company's earnings and cash flow from operations will depend to a significant degree upon the sale of motor fuel at margins sufficient to cover fixed and variable expenses. The Marketing Company will have no crude oil reserves. The Marketing Company will purchase fuel for its branded retail outlets and branded wholesale customers from the oil company that branded the outlet and for its unbranded outlets from large integrated oil companies and independent refineries. The feedstocks for its processing plant will be purchased from refiners and pipeline operators.

     Historically, petroleum prices have been subject to extreme volatility and products have been subject to periodic shortages followed by periods of oversupply. A large, rapid increase in prices paid by the Marketing Company for petroleum products would adversely affect the Marketing Company's profitability if the Marketing Company's sales prices were not similarly increased or if retail consumption of gasoline were to decline significantly.

     POSSIBLE CHANGES IN SUPPLY OF AND DEMAND FOR PETROLEUM PRODUCTS. During recent years, FFP Partners has not had any difficulties in obtaining sufficient quantities of motor fuel to satisfy retail sales requirements. However, unanticipated national or international events could result in a curtailment of motor fuel supplies to the Marketing Company. Management believes a significant portion of its merchandise sales are to customers who also purchase motor fuel. Accordingly, reduced availability of motor fuel could negatively impact other facets of the Marketing Company's operations as well. However, based on its experience during times of shortage, management believes the

Marketing Company would be able to acquire petroleum products on competitive terms due in part to the large volume of its historical purchases. Retail customers use petroleum primarily as a motor fuel, and the Marketing Company's sales will therefore depend in part on the level of motor fuel consumption. The Marketing Company is not able to predict the effect that future conservation measures, technological advances in transportation or the use of alternative fuels might have on the Marketing Company's operations.

     POSSIBLE ENVIRONMENTAL LIABILITIES AND REGULATIONS. The Marketing Company will be subject to various federal, state, and local environmental, health and safety laws and regulations. In particular, to comply with federal regulations regarding underground storage tanks and related equipment, the Marketing Company estimates that it will spend approximately $2,000,000 over the next thirteen months.

     We believe that FFP Partners complies in all material respects with existing environmental laws and regulations. We are not currently aware of any material capital expenditures, other than as discussed above, that will be required to comply with such existing laws and regulations. However, new laws and regulations could be adopted which could require the Marketing Company to incur significant additional costs.

     NO OPERATING HISTORY AS AN INDEPENDENT COMPANY. The Marketing Company does not have an operating history as an independent company, and there is no assurance that it will be profitable as a stand-alone company. The business of the Marketing Company has historically relied on FFP Partners for various financial and administrative services. After the restructuring, the Marketing Company will maintain its own lines of credit, banking relationships and administrative functions.

     GOVERNMENT REGULATION OF ALCOHOLIC BEVERAGE SALES. FFP Partners' retail outlets sell alcoholic beverages in areas where such sales are legally permitted. The sale of alcoholic beverages is generally regulated by state and local laws which grant to various agencies the authority to approve, revoke, or suspend permits and licenses relating to the sale of such beverages. In most states, such agencies have wide-ranging discretion to determine if a licensee or applicant is qualified to be licensed. The State of Texas requires that licenses for the sale of alcoholic beverages be held, directly or indirectly, only by individual residents of Texas or by companies controlled by such persons. Therefore, FFP Partners has an agreement with a corporation controlled by John H. Harvison, the Chairman of the Board and Chief Executive Officer of FFP's general partner, which permits that corporation to sell alcoholic beverages in FFP Partners' Texas outlets where such sales are legal. The Marketing Company will succeed to this agreement upon consummation of the restructuring. The Marketing Company's loss of its ability to maintain a required permit or license in a particular state could have a material adverse impact on sales and profits from stores located in such state or jurisdiction.

     In many states, sellers of alcoholic beverages have been held responsible for damages caused by persons who purchased alcoholic beverages from them and who were at the time of the purchase, or subsequently became, intoxicated. Although we have adopted procedures which are designed to minimize such liability, the potential exposure to the Marketing Company as a seller of alcoholic beverages is substantial. Our present liability insurance, which will be assumed by the Marketing Company upon consummation of the restructuring, provides coverage, within its limits and subject to its deductibles, for this type of liability. See "Business--The Marketing Company--Government Regulation
- Environmental Regulation."

                               THE RESTRUCTURING

 BACKGROUND OF THE RESTRUCTURING

     We have been aware since the passage by Congress of the Omnibus Budget Reconciliation Act of 1987 that FFP Partners could not continue its current operations and be treated as a partnership for federal income tax purposes after December 31, 1997, unless circumstances were to change. One alternative that we were aware of from that time was to divide FFP Partners' activities into separate real estate and marketing entities. With the relatively recent market interest in real estate investment trusts, utilizing this type of entity for the real estate activities became more attractive.

     From time to time after FFP Partners' initial public offering, the executive officers and Board of Directors of FFP's general partner have explicitly discussed what action, if any, should be taken to address the changing tax status of FFP Partners. For the past few years, we believed there was a likelihood that the Code would be revised to "grandfather" or permit existing publicly traded partnerships such as FFP Partners to continue to be taxed as partnerships for federal income tax purposes. During that period, representatives of FFP Partners attended meetings of the Coalition of Publicly Traded Partnerships, which advocated that this change be made. Various bills that would implement such a revision to the Code were introduced in Congress. Therefore, we were optimistic that no change in the structure of FFP Partners would be required. However, different forms of grandfathering provisions were included in the various bills that became the Taxpayer Relief Act of 1997.

     Because of our expectation that the Code would be revised to grandfather FFP Partners and permit continued tax treatment as a partnership, the Board of Directors did not believe it was necessary to consider specifically other alternatives until 1997. At its regular meeting in March 1997, the Board of Directors discussed with the executive officers what alternatives were available if FFP Partners were not grandfathered. The executive officers informed the Board that they believed the most advantageous alternative structure for FFP Partners would be to place the real estate into a real estate investment trust and the marketing activities into a corporation, each of which would be publicly traded. The Board of Directors did not formally resolve to take any action at that time, but the members of the Board concurred with the executive officers that such a structure appeared to be advisable and should be pursued in the absence of the passage of a grandfathering provision.

     Beginning in March 1997, the executive officers, particularly John H. Harvison and Steven B. Hawkins, began discussions with representatives of various investment banks and others concerning a possible restructuring of FFP Partners. The executive officers did not engage any of these persons to act on their behalf or to provide any advice, but were merely attempting to explore whether a restructuring could be done, the possible effect of a restructuring on the market for the resulting entities' securities and the ability of those entities to obtain future debt and equity financing. Through these meetings, the executive officers concluded that the resulting entities would likely be able to obtain suitable financing and that the market for the entities' securities would likely be at least as active as that for FFP's units. However, the executive officers did not seek or receive any commitments from anyone to provide financing or to facilitate a market in the securities.

     In May 1997, the executive officers discussed in greater detail how a restructuring of FFP Partners could be accomplished and timing of the necessary actions. In this and subsequent meetings, the various alternatives discussed below under "--Analysis of Alternatives Considered" were considered. In particular, in June 1997 the executive officers contacted an unrelated third party about the possibility of FFP Partners and the Harvison Family selling a significant portion of the real estate underlying FFP Partners' convenience store and other locations to the third party for cash and leasing that property from the third party. Under this possible structure, after the sale and leaseback of the properties, FFP Partners would have converted to a corporation and continued to conduct its convenience store, truck stop, self-service gasoline outlet and other operations. A contribution by the Harvison Family to the REIT of the real estate owned by the Harvison Family that is used in FFP Partners' business was also considered.

     The executive officers again discussed all the alternatives with the Board of Directors at its regular meeting in July 1997. The officers then advised the Board that, although there were a number of uncertainties and several alternatives remained, in the absence of the passage of a grandfathering provision, the most favorable structure continued to appear to be the separation of FFP Partners into a marketing company and a real estate company with a goal of qualifying the real estate company as a real estate investment trust. Again, although no formal vote was taken, the consensus of the Board was that the executive officers should continue to pursue the restructuring.

     At its meeting in December 1997, the Board of Directors reached several conclusions. First, after passage and review of the Taxpayer Relief Act of 1997 as finally enacted in August 1997, the Board concluded that if we were to continue as a publicly-traded partnership we would have to pay an excise tax of 3.5% of our "gross business income." Based on our historical results of operations during the last three fiscal years, our tax obligations under this alternative would have been equivalent to income taxes at a 33% to 54% rate. Therefore, the Board of Directors determined that it would not be as desirable for FFP Partners to operate under the grandfathering provisions of the Taxpayer Relief Act of 1997 as it would be for FFP Partners to undertake a restructuring. Second, after further discussions with the third party, the third party indicated that the price it would be willing to pay for 22 properties owned by FFP Partners would be significantly less than $6,000,000, with no specific offer or indication of a specific price it would be willing to pay. The Board concluded that further discussions with this third party would not likely be advantageous to FFP Partners because the Board of Directors did not believe, based on their business experience, that the third party would be willing to pay an adequate price for the 22 properties. The Board did not determine a specific price for these properties that they believed to be adequate. Third, the Board of Directors concluded that, because the alternative of the Harvison Family contributing its real estate to the real estate entity involved a transaction with affiliates of FFP Partners, it would likely require extensive consideration by the independent members of the Board of Directors, which may not have been possible to have completed before December 31, 1997. Therefore, the Board of Directors decided not to consider this alternative further until after completion of the restructuring. Last, for the reasons described in "--Reasons for the Restructuring," the Board of Directors determined that the alternative of completing the restructuring as described in this Proxy Statement would likely be the most advantageous course of action for the unitholders. The Board of Directors adopted the plan of restructuring and recommended that the FFP unitholders approve the restructuring.

 REASONS FOR THE RESTRUCTURING

     We are recommending that you approve the restructuring because we believe the restructuring will result in the following benefits to you: (i) we will maintain "pass-through" status for federal income tax purposes for our real estate activities beyond 1997; (ii) you will continue your ownership of the real estate and the marketing assets through publicly traded entities; and (iii) if the conversion occurs, you will be able to trade your interest in the real estate activities as a real estate investment trust. Because we believe many investors view investment in a real estate investment trust as more attractive than investment in a limited partnership, we also believe that the restructuring will position FFP Partners to acquire additional properties and will afford it, after the conversion, access to additional capital that is not currently available to it. These factors, each of which is more fully described below, are closely inter-related, and relative weights were not assigned to them. We believe it is less likely that these advantages can be realized to the same extent by FFP Partners as it now exists or under the various other alternatives considered by FFP Partners. See "--Analysis of Alternatives Considered."

     "Pass-Through" Tax Status. FFP Partners currently operates as a "pass-through" entity for federal income tax purposes. Under the Omnibus Budget Reconciliation Act of 1987, this pass-through status for FFP Partners terminates at December 31, 1997 if FFP Partners continues to hold substantial non-real estate assets. The restructuring will enable FFP Partners' real estate activities to maintain "pass-through" status for federal income tax purposes. (The other operations of FFP Partners will, upon consummation of the restructuring, be subject to corporate tax.)

     Continuation of Public Ownership in a Tax-Free Transaction. FFP Partners has been a public company and traded on the American Stock Exchange since 1987. We believe the public market is important to our unitholders and, therefore, have planned the restructuring to maintain the public market for both the FFP units and the Marketing Company shares. The value of the public market might be outweighed, however, by the payment of federal income taxes if the restructuring was a taxable transaction. Therefore, we have also planned the restructuring to be non-taxable to the typical FFP unitholder. We determined that the most desirable way to accomplish both of these objectives was to provide that you will retain your ownership of your FFP units, which will remain listed for trading on the American Stock Exchange until the conversion. If the conversion is completed through the merger alternative, the exchange of your FFP units for REIT shares will be a non-taxable event. If the conversion is completed through the exchange alternative, your FFP units will no longer be transferable. If you wish to sell your FFP units, you can have the REIT (in its capacity as FFP's general partner) redeem them, at its option, either for a cash amount equal to the market value of the REIT shares or for REIT shares that you can then sell. You will be required to recognize taxable gain or loss upon the redemption of your FFP units for either cash or REIT shares.

     Ownership of REIT Shares. We believe that many investors currently consider investments in real estate investment trusts preferable to ownership of partnerships. After the conversion, this may affect the market for REIT shares compared to the market for FFP units. Additionally, the separation of FFP Partners' business into two distinct entities should enable the investment community to analyze more effectively the individual investment characteristics, performance and future prospects of the real estate business of FFP Partners, and after the conversion the REIT, and the retail and wholesale operations of the Marketing Company. We believe these facts will enhance the likelihood that the FFP units, and after the conversion the REIT shares, and the Marketing Company shares may achieve increased investor interest compared to the FFP units before the restructuring. Widespread investor and analyst interest in real estate investment trusts is generally focused on entities that are much larger than FFP Partners will be after the restructuring, however. Management intends to expand FFP Partners, and after the conversion the REIT, aggressively, but cannot assure that FFP Partners or the REIT will successfully grow or that a market for the REIT shares will develop.

     You should consider the benefits of the restructuring in light of the risks associated with the restructuring described in this document under "Risk Factors."

 AMENDMENTS TO THE FFP PARTNERSHIP AGREEMENT

     To effect the restructuring, certain amendments to the FFP Partnership Agreement are proposed to be made. Certain of the proposed amendments to the FFP Partnership Agreement will take effect immediately and others will take effect only upon the conversion under the exchange alternative. If the conversion is effected under the merger alternative, FFP Partners will merge with the REIT and cease to exist as a separate entity. A vote in favor of the restructuring will also be a vote approving each of the amendments to the FFP Partnership Agreement described below. The FFP Partnership Agreement requires the holders of a majority of FFP units to approve the amendments to the FFP Partnership Agreement. A copy of the proposed amendments to the FFP Partnership Agreement is attached as Appendix B.

     Amendments Effective Immediately. Immediately upon the restructuring, the FFP Partnership Agreement will be revised to reflect that the REIT will be the general partner and that the sole business of the REIT will be to serve as general partner of FFP Partners and activities required by that status.

     Article III of the FFP Partnership Agreement, which sets forth the purpose of the partnership and the types of businesses it can engage in, will be amended in its entirety to reflect the new purpose and business of FFP Partners.
Article III will be amended to provide that the partnership's purpose and business shall be limited to investing in, acquiring, owning, holding a leasehold interest in, managing, maintaining, operating, leasing, subleasing, improving, financing, reconstructing, selling, exchanging, franchising and otherwise disposing of real property and activities ancillary thereto.

     A new Section 4.11 will be added to Article IV of the FFP Partnership Agreement to provide that additional FFP units may not be issued to the REIT unless either (i)(a) the additional FFP units are issued in connection with the grant, award or issuance of REIT shares that have designations, preferences and other rights such that the economic interests attributable to such REIT shares are substantially similar to the designations, preferences and other rights of the additional FFP units issued to the REIT and (b) the REIT shall make a capital contribution to FFP Partners in an amount equal to the proceeds, if any, raised in connection with the issuance of such REIT shares, or (ii) the additional FFP units are issued to all partners in proportion to their respective percentage interests in FFP Partners.

     Similarly, the REIT may not grant, award or issue additional shares of capital stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase such shares of capital stock (collectively "New REIT Securities"), other than to all holders of such shares of capital stock unless (i) FFP's general partner shall cause FFP Partners to issue to the REIT FFP units or rights, options, warrants or convertible or exchangeable securities of FFP Partners having designations, preferences and other rights, all such that the economic interests are substantially the same as those of the New REIT Securities, and (ii) the REIT makes a capital contribution to FFP Partners of the proceeds from the grant, award or issuance of such New REIT Securities and from the exercise of the rights contained in such New REIT Securities.

     Article V of the FFP Partnership will be amended to eliminate references to the subordination of Class B units, which concept is no longer applicable under the terms of the existing FFP Partnership Agreement.

     In addition, upon the conversion, Article V will be amended to eliminate the requirement that FFP Partners distribute for each year a minimum amount equal to the estimated tax liability of the limited partners. We believe this provision is unnecessary once the conversion occurs because of the extensive requirements regarding distributions imposed on real estate investment trusts by the Code.

     Immediately upon the restructuring, Section 6.14 of the FFP Partnership Agreement, which requires the general partner to maintain a minimum net worth consisting of assets other than the interest in FFP Partners, will be deleted. Because the sole business and assets of the REIT will be to serve as a partner of FFP Partners, this requirement will no longer be able to be met.

     New sections will also be added to the FFP Partnership Agreement that are intended to enable FFP Partners to continue to be taxed as a partnership for federal income tax purposes. Under the Code, if any person owns (directly or indirectly) both 5% or more of FFP Partners and 10% or more of any tenant, FFP Partners' revenue from that tenant is not qualified income. If more than 10% of FFP Partners' gross income is not qualified income, FFP Partners may become taxable as a corporation. See "Federal Income Tax Considerations--D. Tax Consequences of the Operations of FFP Partners" for a more detailed discussion of these issues. To prevent this result, the new sections prohibit any person from acquiring 4.9% or more of any class of FFP units. For a more complete discussion of these provisions, see "Description of Securities--FFP Partners-- Restrictions on Transfer."

     Amendments Effective Upon the Conversion Under the Exchange Alternative. The amendments that will be effective upon the conversion under the exchange alternative are intended to implement the trading of the REIT shares in lieu of the FFP units. The amendments will (i) prohibit the transfer of FFP units to third parties other than the general partner; and (ii) provide a mechanism to permit FFP unitholders to request a redemption of their FFP units for, in the discretion of FFP's general partner, either cash or REIT shares.

     A new Section 11.9 will be added to the FFP Partnership Agreement to permit the exchange of interests in FFP Partners for REIT shares based on the exchange ratio provided therein. The FFP Amended Partnership Agreement will permit such exchange to occur at any time. The FFP Amended Partnership Agreement will prohibit the transfer of FFP units to third parties other than the general partner. The exchange ratio initially will be one FFP unit for one REIT share. The exchange ratio is subject to adjustment, however, upon the occurrence of certain events such as the declaration of a dividend by the REIT in REIT shares, the subdivision of the outstanding REIT shares or the combination of outstanding REIT shares into a smaller number of shares. The exchange may only be effected with respect to a minimum of 100 FFP units or, if the holder holds fewer than 100 FFP units, all such FFP units. If a unitholder owns 100 or more FFP units, he must submit at least 100 units for exchange, in return for which he will receive the same number of REIT shares. If the unitholder owns fewer than 100 FFP units, the unitholder must submit all of the FFP units he holds for exchange if he wishes to exchange any of his FFP units. Unitholders will not receive any fractional shares under any circumstances. In addition, the exchange right may not be exercised if issuing the REIT shares in the exchange would be prohibited under the REIT's Declaration of Trust. See "Description of Securities --FFP Partners --Restrictions on Transfer."

 THE CONTRIBUTION AND DISTRIBUTION

     The restructuring will be accomplished by separating FFP Partners' real estate activities from its fuel and merchandise marketing activities in a series of steps. First, the Operating Partnership will distribute substantially all the real estate it owns directly to its partners proportionately. Therefore, FFP Partners will receive directly 99% of the real estate and FFP Partners Management Company, Inc. will receive 1% of the real estate. FFP Partners and FFP Partners Management Company, Inc. will then contribute the real estate to FFP Properties in exchange for the same proportionate interest in FFP Properties. FFP Partners Management Company, Inc., will then transfer its 1% general partner interest in FFP Partners to the REIT in exchange for 37,416 REIT shares.

     Second, FFP Partners and FFP's general partner (in its capacity as the general partner of the Operating Partnership) will contribute their interests in the Operating Partnership to the Marketing Company in exchange for all of the outstanding stock of the Marketing Company. FFP Partners, the 99% limited partner of the Operating Partnership, will receive 3,741,621 (99%) of the Marketing Company shares and FFP Partners Management Company, Inc., the 1% general partner of the Operating Partnership, will receive 37,794 (1%) of the Marketing Company shares. FFP Partners will then distribute all of the Marketing Company shares that it owns to its partners pro rata. The number of Marketing Company shares to be distributed was determined solely by reference to the equivalent number of FFP units and general partner interests. Each current FFP unitholder will own the same number of Marketing Company shares as the number of FFP units the FFP unitholder now owns. We anticipate that the record date for the distribution of the Marketing Company shares will be December 28, 1997.

     Lastly, in redemption of its interest in FFP Partners, the Harvison Family will surrender to FFP Partners its 1,469,943 FFP units, which represent 39% of the limited partner interests in FFP Partners, in exchange for 1,469,943 units in FFP Properties, which will represent 39% of the limited partner interests in FFP Properties. We cannot estimate the value of the FFP units the Harvison Family will contribute to FFP Properties because the contribution will occur after the real estate assets have been separated from FFP Partners' fuel and merchandise marketing and other assets. Therefore, the value of the FFP units contributed will be different than it is now.

     When the restructuring is completed, each current FFP unitholder will continue to own the same number of FFP units, which will remain listed for trading on the American Stock Exchange (except the Harvison Family which will own an equivalent number of units of FFP Properties). The conversion will occur (if at all) under the merger alternative upon the receipt of a satisfactory ruling from the Internal Revenue Service as to the tax-free nature of the merger, or under the exchange alternative when FFP's general partner determines that a market in the REIT shares would be viable. If the conversion occurs under the merger alternative, your FFP units will automatically be replaced with the same number of REIT shares. If the conversion occurs under the exchange alternative, you will continue to own all of your FFP units, but your FFP units will be nontransferable. Instead, your FFP units will be redeemable for either REIT shares or cash, at the REIT's discretion, in a fully taxable transaction. Your FFP units will be exchangeable for an equivalent number of REIT shares (or cash at their fair market value).

 ANALYSIS OF ALTERNATIVES CONSIDERED

     Continuation of FFP Partners. In reaching our decision to recommend the restructuring to you, we considered the alternative of continuing FFP Partners in its current form as a publicly traded limited partnership. Until the enactment of the Taxpayer Relief Act of 1997 in August, 1997, we were optimistic that a "grandfather" provision would be passed by Congress which would have allowed FFP Partners to continue in its present partnership structure and be taxed as a partnership in the same way it has been since its formation. After the expected grandfathering provision was not passed, we considered taking no action, which would have resulted in FFP Partners being treated as a corporation for federal income tax purposes beginning in 1998, as a result of the Omnibus Budget Reconciliation Act of 1987. FFP Partners would pay taxes at corporate rates and any distributions made to you would be treated as corporate dividends. We also considered causing FFP Partners to elect, under provisions of the Taxpayer Relief Act of 1997, to pay an excise tax of 3.5% of its "gross business income." Based on FFP Partners' historical results of operations during its last three fiscal years, the taxes due under this alternative would have been equivalent to income taxes at a 33% to 54% rate. We determined, however, that for the reasons discussed under "--Reasons for the Restructuring--Ownership of REIT Shares," the separation of the business into a real estate company (and ultimately a real estate investment trust) and a marketing company would likely be more beneficial to you than either of these alternatives of continuing FFP Partners in its existing form.

     Incorporation. We considered the alternative of converting FFP Partners from a limited partnership to a corporation. As a corporation, FFP Partners would be governed by corporate laws rather than partnership laws and would be taxed as a corporation rather than as a partnership. Again, we determined that for the reasons discussed under "--Reasons for the Restructuring--Pass-Through Tax Status" and "--Ownership of REIT Shares," the separation of the business into a real estate and a marketing company would be more beneficial to you than the alternative of converting FFP Partners to corporate form.

     Sale of Real Estate Assets. We considered as an alternative the sale of a significant portion of the real estate assets of FFP Partners. Our discussions with an unrelated third party about such a sale did not result in an offer to purchase the properties but rather yielded only an indication of some interest at a price significantly less than approximately $6,000,000 for 22 properties owned by FFP Partners. The Board concluded that further discussions with this third party would not likely be advantageous to FFP Partners because the Board of Directors did not believe, based on their business experience, that the third party would be willing to pay an adequate price for the 22 properties. The Board did not determine a specific price for these properties that they believed to be adequate. We believe the possibility of achieving a greater value outweighs the risks discussed under the caption "Risk Factors--Risks Relating to the Restructuring." However, we did not determine a specific value that might be received in the future, but based on the experience of management in the convenience store and related industries, we believe the amount offered is less than is likely to be realized in the future through a real estate investment trust. Of course, there is no assurance that a higher value will actually be realized.

     Immediate Election of Real Estate Investment Trust Status. We also considered completing the restructuring as described in this Proxy Statement, but immediately effecting the conversion, with the result that your FFP units would immediately be nontransferable and the REIT shares would be publicly traded instead. We determined, however, that this alternative was not desirable because it was uncertain whether the REIT shares could be listed for trading on any securities exchange or the Nasdaq Stock Market and that, even if the REIT shares could be listed, it was uncertain whether a viable market in the REIT shares could develop before a significant number of the FFP unitholders elected to have their FFP units redeemed. Furthermore, this alternative created a number of complex issues relating to the qualification of the REIT as a real estate investment trust under the Code. Therefore, we determined that this alternative was not as attractive as the restructuring.

     Liquidation. We did not consider the alternative of liquidating FFP Partners because we believe the continued conduct of the businesses now engaged in by FFP Partners provides the prospect for growth and because investors who wish to participate in other investment vehicles are able to sell their FFP units on the American Stock Exchange and reinvest the proceeds.

 ALLOCATION OF REIT SHARES AND MARKETING COMPANY SHARES AMONG FFP UNITHOLDERS

     We determined that each of you should receive in the restructuring one Marketing Company share for each FFP unit held by you immediately prior to the restructuring. Therefore, 3,704,205 Marketing Company shares will be distributed on account of the limited partners' interest in FFP Partners. Because FFP's general partner is entitled to an aggregate of 2% of all items of income, loss and distributions in FFP Partners and certain of its subsidiaries, we concluded that FFP's current general partner should receive 75,210 (2%) of the Marketing Company shares and 37,416 of the REIT shares (which represents 2% of the number of REIT shares that would be issued if all current FFP unitholders were to be issued REIT shares at this time on the basis of one REIT share for each FFP unit).

     After the conversion under the merger alternative each of you will receive one REIT share for each FFP unit you own. Under the exchange alternative, each of you generally will be entitled to have your FFP units redeemed for one REIT share (or the value of one REIT share in cash) for each FFP unit you own. The REIT will have the right to decide whether you receive cash or REIT shares.

 NO DISSENTERS' APPRAISAL RIGHTS

     If you object to the restructuring, you will have no dissenters' appraisal rights (i.e., the right to seek a judicial determination of the "fair value" of your FFP units and to compel FFP Partners to purchase your FFP units for cash in that amount) under state law or the FFP Partnership Agreement, nor will such rights be voluntarily accorded to you by FFP Partners. Thus, approval of the restructuring by the holders of a majority of all FFP units outstanding on the Record Date will bind all FFP unitholders, and objecting FFP unitholders will have no alternative to amendment of the FFP Partnership Agreement and all the transactions in the restructuring other than selling their FFP units in the market before completion of the restructuring. The FFP units are currently listed on the American Stock Exchange under the symbol "FFP." The Marketing Company shares are expected to be listed on the American Stock Exchange effective at the time the restructuring is consummated.

 COSTS OF THE RESTRUCTURING

     We estimate the total cost and expense of the restructuring will be approximately $550,000, whether or not completed. These costs and expenses include registration fees, legal and accounting fees and expenses, recording and filing expenses and printing fees and expenses. The costs of the restructuring, whether or not successfully completed, will be paid by FFP Partners. Therefore, FFP's general partner and the FFP unitholders will ultimately absorb the costs of the proposal to effect the restructuring, whether or not the restructuring is approved or completed. The following is a statement of certain estimated fees and expenses incurred in connection with the restructuring:

        SEC filing fees...............................  $  7,000
        American Stock Exchange listing fee...........    25,000
        Legal fees and expenses.......................   300,000
        Accounting fees and expenses..................   100,000
        Printing, engraving and mailing expenses         100,000
        Miscellaneous (including solicitation costs)..    18,000
                                                       ---------

             TOTAL....................................  $550,000

 CONSEQUENCES IF RESTRUCTURING IS NOT APPROVED

     If the restructuring is not approved by the FFP unitholders, or if the restructuring is not completed for any other reason, it is expected that FFP Partners will continue in its current partnership form and will be treated as a corporation for federal income tax purposes. No other transaction is currently being considered by FFP Partners as an alternative to the restructuring.

 ACCOUNTING TREATMENT

     For financial accounting purposes, assets and liabilities will be transferred under the restructuring to the respective entities using historical carrying values.


                              THE SPECIAL MEETING


     The special meeting of FFP unitholders will be held on Friday, December 26, 1997, at 10:00 a.m. (local time), at Holiday Inn - North, 2540 Meacham Boulevard, Fort Worth, Texas.

FFP UNITS ELIGIBLE TO VOTE ON THE RESTRUCTURING

     We have established the close of business on December 5, 1997, as the Record Date for determining FFP unitholders entitled to notice of, and to vote at, the special meeting of FFP unitholders and at any adjournment thereof. On that date, FFP Partners had issued and outstanding 3,529,205 Class A units and 175,000 Class B units. The holders of Class A and Class B units vote together as a single class. No matters other than the restructuring and certain procedural matters may be discussed or voted upon at the special meeting of FFP unitholders.

     The presence, in person or by proxy, of FFP unitholders holding more than 50% of the total number of outstanding FFP units will constitute a quorum at the special meeting of FFP unitholders.

     If you beneficially own FFP units issued to a broker or other nominee holder, you must instruct such broker or nominee holder how to vote the FFP units that you beneficially own. If you do not give such instructions, the broker or other nominee holder will not vote your FFP units. Failure to vote any FFP units on whether to approve the restructuring will have the same effect as voting against the proposal because its approval requires a majority of the outstanding eligible FFP units to vote in its favor. As of the Record Date, there were 3,704,205 FFP units held by FFP unitholders that were eligible to vote at the special meeting.

REQUIRED LEGAL OPINION

     As required under the FFP Partnership Agreement, FFP Partners has obtained an opinion from its legal counsel Jenkens & Gilchrist, a Professional Corporation, that the proposed amendments to the FFP Partnership Agreement would not cause: (i) the loss of limited liability of FFP Partners under the FFP Partnership Agreement or of the FFP unitholders under the existing FFP Partnership Agreement, or (ii) FFP Partners to be treated as an association taxable as a corporation for federal income tax purposes.

REQUIRED VOTE

     We have proposed the approval of the restructuring and approved it in writing. For the restructuring to take effect, more than 50% of the total number of outstanding FFP units eligible to be voted must vote in favor of the restructuring at the special meeting.

     Only record holders are entitled to vote. If you are only the beneficial owner of FFP units and you do not hold the FFP units of record, you must instruct the record holder of your FFP units how to vote your FFP units. You will have one vote for each FFP unit you hold. If you vote against the restructuring, you will not possess any appraisal rights with respect to your FFP units. See "The Restructuring--No Dissenters' Appraisal Rights."

BROKER NON-VOTES AND ABSTENTIONS

     Under the rules of the American Stock Exchange, brokers holding FFP units on behalf of their clients may not vote the respective FFP units on whether to approve the restructuring without their clients' authorization. A broker therefore will not vote any FFP units on whether to approve the restructuring without receiving instructions on how to vote from such broker's client. Accordingly, there will be no broker non-votes to consider at the special meeting.

     With respect to the restructuring, abstentions will have the same effect as a vote against approval because more than 50% of the total number of outstanding eligible FFP units must approve the restructuring, rather than just a majority of those eligible FFP units present at the special meeting.

PROXIES

     Proxyholders will vote the eligible FFP units represented by valid proxies at the special meeting in accordance with the directions given on the Proxy Card concerning whether to approve the restructuring. Moreover, the proxyholders intend to vote such FFP units on any procedural matters coming before the special meeting in accordance with their best judgment. Unless indicated to the contrary thereon, the directions you give on a Proxy Card will be for all of your eligible FFP units.

     IF YOU SIGN AND RETURN A PROXY CARD WITHOUT GIVING ANY DIRECTIONS ON HOW TO VOTE ON THE RESTRUCTURING, THE PROXYHOLDER WILL VOTE YOUR ELIGIBLE FFP UNITS FOR THE APPROVAL OF THE RESTRUCTURING.

REVOCATION OF PROXIES

     You may revoke your proxy at any time prior to the proxyholder's voting of the FFP units to which such proxy applies by: (i) submitting a later dated proxy to FFP Partners or someone else who attends the special meeting; (ii) attending the special meeting and delivering a written notice of revocation of the proxy to the representatives of FFP Partners present at the special meeting; or (iii) delivering a written notice of revocation of the proxy to FFP Partners at 2801 Glenda Avenue, Fort Worth, Texas 76117-4391, Attention: Steven
B. Hawkins, Secretary, which the Secretary receives before the date of the special meeting.

SOLICITATIONS BY FFP'S GENERAL PARTNER

     The directors, officers and employees of FFP's general partner and of FFP Partners may solicit proxies in favor of the restructuring by mail, personal interview, telephone, facsimile transmission or other means. They will receive no additional compensation therefor, but will be reimbursed for any expenses incurred in connection therewith.

                         SELECTED HISTORICAL FINANCIAL
                  INFORMATION AND OTHER DATA OF FFP PARTNERS


     The summary selected historical financial information presented in the table below has been derived from the audited consolidated financial statements of FFP Partners for each of the five fiscal years preceding December 29, 1996 and the unaudited interim results of FFP Partners for the nine months ended September 28, 1997, and September 29, 1996. The summary historical financial data is qualified in its entirety by and should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations, FFP Partners' Consolidated Financial Statements and the Pro Forma Financial Statements of each of FFP Partners and the Marketing Company, giving effect to the restructuring.

                                   AS OF AND FOR THE
                                   NINE MONTHS ENDED                         AS OF AND FOR THE FISCAL YEAR ENDED
                               -------------------------  -------------------------------------------------------------------------
                                 SEPT. 28,    SEPT. 29,    DECEMBER 29,   DECEMBER 31,   DECEMBER 25,   DECEMBER 26,   DECEMBER 27,
                                   1997          1996          1996           1995           1994           1993           1992
                               -----------  ------------  -------------  -------------  -------------  -------------  -------------
FINANCIAL DATA (IN THOUSANDS
 EXCEPT PER UNIT DATA):
Revenues and Margins
 Motor fuel sales..............  $238,257      $241,685       $321,814       $296,887       $275,278       $246,023       $217,248
 Motor fuel margins............    15,571        16,286         20,672         22,813         22,332         21,650         16,963
 Merchandise sales.............    45,114        46,207         60,579         65,512         72,827         74,921         56,946
 Merchandise margins...........    13,395        13,493         17,821         19,187         20,169         20,320         19,884
 Miscellaneous revenues........     4,702         6,101          7,759          7,646          7,408          5,706          5,086
 Total revenues................   288,073       293,993        390,152        370,045        355,513        326,650        279,280
 Total margin..................    33,668        35,880         46,252         49,646         49,909         47,676         41,933
Direct store expenses..........    20,567        20,343         27,062         28,496         29,553         28,794         24,771
General and administrative
expenses.......................     8,901         8,987         11,506         11,795         11,056         10,527          9,415
Depreciation and amortization..     3,986         2,755          3,951          3,769          4,352          5,681          5,435
Total operating expenses.......    33,454        32,085         42,519         44,060         44,961         45,002         39,621
Operating income...............       214         3,795          3,733          5,586          4,948          2,674          2,312
Interest expense...............     1,108           968          1,246          1,176          1,173          1,565          1,724
Income/(loss) before income
taxes/other items..............      (894)        2,827          2,487          4,410          3,775          1,109            588
 Deferred income taxes.........       403           402          2,646            500            244             94              0
 Gain on extinguishment of
 debt..........................         0             0              0              0            200              0              0
 Change in accounting for
 income taxes..................         0             0              0              0              0           (297)             0
Net income/(loss)..............  $ (1,297)     $  2,425       $   (159)      $  3,910       $  3,731       $    718       $    588
Income/(loss) per unit
 Before income taxes/other
 items.........................  $  (0.24)     $   0.76       $   0.67       $   1.20       $   1.04       $   0.31       $   0.16
 Net income/(loss).............     (0.35)         0.65          (0.04)          1.07           1.03           0.20           0.16
Cash distributions declared
per Class A and Class B Unit...  $  0.000      $  0.415       $  0.415       $  0.870       $  0.370       $  0.000       $  0.000
Total assets...................  $ 84,299      $ 75,259       $ 78,599       $ 69,332       $ 67,978       $ 70,277       $ 68,116
Long-term obligations..........    17,249         8,993          9,418          7,100          9,527         10,755         17,164
Book value per unit............  $   6.11      $   7.15       $   6.45       $   6.93       $   6.82       $   6.18       $   5.98
OPERATING DATA:
Gallons of motor fuel sold
(in thousands)
 Retail........................   149,517       148,059        197,687        193,233        196,246        187,267        170,410
 Wholesale.....................    63,916        70,160         90,704         95,473         81,289         57,718         39,590
Fuel margin per gallon (in
cents)
 Retail........................       9.2           9.8            9.3           10.9           10.1           10.0            9.2
 Wholesale.....................       2.5           1.9            1.9            1.7            1.8            1.7            1.0
Average weekly merchandise
sales
 Convenience stores............  $  9,852      $  9,587       $  9,454       $  9,560       $  9,901       $ 10,289       $  8,370
 Truck stops...................    18,115        17,282         17,192         17,506         18,160         17,798         15,709
Merchandise margin.............      29.7%         29.2%          29.4%          29.3%          27.7%          27.1%          34.9%
Number of locations at
  period end
 Convenience stores............       115           116            117            127            127            145            137
 Truck stops...................        11            10             10             10             10             10              9
 Self-service fuel outlets.....       208           207            206            194            185            169            171

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
       OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF FFP PARTNERS

GENERAL

     This discussion should be read in conjunction with the selected financial and operating data, the description of FFP Partners' business operations, and the financial statements and related notes and schedules included elsewhere in this Proxy Statement.

     FFP Partners reports its results of operations using a fiscal year which ends on the last Sunday in December. Most fiscal years have 52 weeks but some consist of 53 weeks. Fiscal 1995 was a 53-week year, while fiscal 1996, 1994, 1993, and 1992 were 52-week years. This variation in time periods most affects revenues (and related costs of sales) and salary costs as other expenses (such as rent and utilities) are usually recorded on a "monthly" basis. However, differences in the number of weeks in a fiscal year should be considered in reviewing financial data.

NINE MONTHS ENDED SEPTEMBER 28, 1997 COMPARED WITH NINE MONTHS ENDED SEPTEMBER 29, 1996

     For the first nine months of 1997, retail fuel sales volume (in gallons) was up 1.0% as compared to 1996 and the wholesale volume was down 8.9%. The decline in wholesale volume resulted from a 13.6% decline in such sales in the first quarter of 1997 due to the absence of a large volume of lower margin sales to a customer that purchases fuel from FFP Partners infrequently. The average weekly sales (in gallons) of fuel at FFP Partners' convenience stores and the independently operated stores at which it has the fuel concession were flat (up less than 1.0%) in 1997 but sales at its truck stops increased 5.4% over the prior year period. The flat sales volumes at the convenience stores are reflective of FFP Partners' attempt to maintain as high a margin per gallon as possible on these sales, without foregoing any of its market share, in the face of intense competitive retail pricing of motor fuel that has been occurring in the last twelve to eighteen months. The increased truck stop sales resulted from a lessening of the competitive pressures in this submarket of the retail fuel business. Because of the reduced wholesale fuel volumes, FFP Partners' motor fuel revenues declined $3,428,000 (1.4%) in the first nine months of 1997.

     FFP Partners' gross profit on fuel was $715,000 (4.4%) less in 1997 than in the prior year, partially due to the smaller volume of wholesale sales and partly due to the decline in the retail margin per gallon to 9.2 cents in 1997 as compared to 9.8 cents in 1996. FFP Partners' wholesale margin per gallon increased to 2.5 cents from 1.9 cents, in part because of the absence of the low margin wholesale sales referred to above. However, wholesale margins were also positively influenced by sales of fuel processed at FFP Partners' terminal, which began operating in June 1997.

     Merchandise sales declined $1,093,000 (2.4%) in the 1997 nine-month period reflecting the 5.1% decline in the average number of convenience stores and truck stops operated by FFP Partners offset by an increase of 3.3% in the average weekly sales per outlet. Because of the reduced sales, merchandise gross profit declined $98,000 (0.7%), although FFP Partners' merchandise margin increased 0.5% in the 1997 period to 29.7%. The increase in average weekly merchandise sales and merchandise margin are the result of management's efforts to improve these key components of profitability.

     The $1,399,000 (22.9%) drop in miscellaneous revenues in 1997 is due to the decline in the sale of the merchandise operations at company-operated convenience stores to independent operators. In the first nine months of 1996, FFP Partners sold the merchandise operations at two stores compared to sixteen such sales in the first nine months of 1997.

     The increase in direct store expenses of $224,000 (1.1%) is due to increased wage costs in the convenience stores and truck stops, offset by reductions in cash over and short expense, and increased commissions on gasoline sales paid to the operators of outlets at which FFP Partners has the fuel concession. The increased wage costs are related to the increase in the federally mandated minimum wage which took effect on September 1, 1997, while the increased commissions on motor fuel sales are the result of operating an average of 8.2 (4.1%) more such outlets.

     A decline in bad debt expense, advertising and promotion, and professional fees partially offset by increases in payroll costs resulted in the $86,000 (1.0%) decrease in general and administrative costs.

     The $1,231,000 (44.7%) increase in depreciation and amortization expense for the first nine months of 1997 was primarily the result of the start of operations at FFP Partners' fuel terminal in June 1997 along with increased charges related to the upgrading of FFP Partners' underground storage tanks to meet 1998 environmental regulatory requirements.

     The increase of $140,000 (14.5%) in interest expense during the 1997 period is attributable to the generally higher level of interest rates during the 1997 period as compared to 1996 and to higher debt levels. The increased borrowings were used to fund FFP Partners' investment in its fuel terminal and purchases of equipment to upgrade its underground storage tanks.

     The decline in revenues attributable to the sale of merchandise operations at convenience stores and the increased depreciation and amortization expenses are the primary cause for the loss of $1,297,000 for the first nine months of 1997 as compared to FFP Partners' income of $2,425,000 for the comparable period in 1996.

FISCAL 1996 COMPARED WITH FISCAL 1995

     FFP Partners' total revenues increased $20,107,000 (5.4%) in 1996 over 1995. This increase was the result of a $24,927,000 (8.4%) increase in motor fuel sales offset by a $4,933,000 (7.5%) decline in merchandise sales. Miscellaneous revenues were essentially flat between the two years.

     The increased fuel revenues resulted from increased prices and an increase of 4,454,000 gallons (2.3%) of fuel sold at retail offset by a 4,769,000 gallon (5.0%) decline in wholesale gallons sold. The increase in retail fuel gallons sold parallels the 2.4% increase in the average number of locations selling fuel in 1996 as compared to 1995. The decrease in wholesale fuel gallons resulted from the absence of large spot sales to certain customers in 1996. The majority of FFP Partners' wholesale sales are to smaller independent retailers, many of which are contractually committed to purchase from FFP Partners. However, FFP Partners also markets to operators of larger convenience store chains and other retail outlets but such customers are primarily motivated by price. Due to increases in wholesale fuel prices in 1996, FFP Partners was not able to be as aggressive in its pricing to these customers as in prior years.

     Although fuel sales increased, fuel margin declined significantly, $2,141,000 (9.4%), from the prior year. This decline was caused by substantially reduced retail fuel margins in 1996 as compared to 1995. The 1996 retail fuel margin was 9.3 cents per gallon, a drop of 14.7% from the 10.9 cents per gallon realized in 1995. The reduced margin resulted from increases in wholesale prices that could not be fully passed on to retail customers due to competitive pressures from non-traditional fuel retailers in FFP Partners' market areas, such as grocery stores that have installed fuel islands. The reduced retail margin was experienced by FFP Partners throughout 1996 with the exception of its second fiscal quarter. Although the volumes of fuel sold on a wholesale basis declined, the wholesale margin per gallon increased by 11.8%, from 1.7 cents in 1995 to 1.9 cents in 1996.

     The $4,933,000 decline in merchandise sales primarily relates to the decline in the average number of convenience stores and truck stop restaurants operated during the year. FFP Partners continued its program of selling the merchandise operations of selected convenience stores to independent operators, with 18 such sales in 1996. Under this program, begun in mid-1994, FFP Partners sells the merchandise operations of outlets that it believes will contribute more to its earnings if operated by independent operators than by FFP Partners. The independent operators, because of their different overhead structure, are able to operate the stores less expensively than can FFP Partners. These sales are structured such that FFP Partners retains the real estate or leasehold interest in the property and leases or subleases the land, building, and equipment to the operator. FFP Partners also retains the motor fuel concession at these outlets, which become self-service fuel outlets for FFP Partners. The sales of these stores, offset to some extent by the conversion of certain gas only outlets to convenience stores, reduced the average number of convenience stores operated during the year by 5.0%. In addition, FFP Partners leased the restaurant facilities at two of its truck stops to independent operators in early 1996.

     Total merchandise gross profit also declined due to the sales declines; however, the margin on merchandise sales increased slightly in 1996, to 29.4% from 29.3%. Shortly after year end 1996, FFP Partners reorganized its retail operations placing convenience stores and truck stops, and their related food service operations, under the supervision of one executive. Management believes this supervisory structure will increase the focus on improving merchandise margins and sales levels in its outlets.

     Although miscellaneous revenues in total were relatively unchanged between 1996 and 1995, the composition of the revenues shifted. Gains on the sales of merchandise operations at convenience stores increased to $1,778,000 from $791,000 (124.8%) while check cashing fees, food stamp commissions, and other revenues related to check cashing booths declined $497,000 due to closing eight such outlets. In addition, FFP Partners recognized a one-time gain of $353,000 from the sale of a fleet fueling franchise in 1995. Other items included in miscellaneous revenue, such as lottery commissions and money order fees, were relatively unchanged between the periods.

     Direct store expenses consist of those costs directly attributable to the operation of FFP Partners' retail outlets, such as salaries and other personnel costs, supplies, utilities, repairs and maintenance, and commissions paid to the operators of the self-service motor fuel outlets. These costs declined $1,434,000 (5.0%) in 1996 from 1995. This decline was due to the reduction in the average number of convenience stores operated during 1996 and to the closure of the eight check cashing outlets, both discussed above, offset by increased fuel commissions paid to operators of FFP Partners' self-service fuel outlets due to an increase in the number of this type of outlet. FFP Partners leases the land or land and buildings at 167 of its retail locations from affiliates of FFP's general partner. As is customary in these types of agreements, these leases provide for adjustments in the monthly rent based on the change in the consumer price index. The adjustments are made every five years with the next adjustment to be effective beginning in May 2002. The index on which adjustments are currently based provides for increases of rents paid for these locations by approximately $225,000 annually.

     General and administrative expenses declined $289,000 (2.5%) in 1996 as compared to the prior year principally due to declines in salaries and bad debts although all categories of costs except legal and professional fees declined slightly or were flat compared to 1995.

     The modest increase in depreciation and amortization expense relates to the increases in FFP Partners' fixed assets over the last few years. Because of the significant asset additions during the current year, principally related to environmental upgrades at FFP Partners' retail locations and to improvements at the fuel terminal acquired in early 1996, which began operating in June 1997, it is expected that depreciation and amortization in future years will increase from the current level.

     Interest expense was relatively unchanged in 1996 from the prior year, increasing $70,000 (6.0%). Although FFP Partners' total debt (long- and short-term and capital leases) increased by a total of $5,935,000, interest rates were somewhat lower in 1996 than 1995, much of the additional indebtedness was incurred late in the year, and a significant portion of the debt was incurred to finance renovation of the fuel terminal and the interest expense related thereto was capitalized. FFP Partners expects that its interest expense will increase in 1997 over 1996 due to the rise in its debt levels; and the debt incurred to finance renovation of the fuel terminal, which began operating in June 1997, will begin to be expensed. If general interest rate increases occur, such increases will, of course, increase FFP Partners' interest expense as much of FFP Partners' debt carries a floating rate.

     FFP Partners adopted Financial Accounting Standards Board Statement No. 109 "Accounting for Income Taxes" ("SFAS 109") at the beginning of fiscal 1993. As a result of adopting this accounting principle, FFP Partners is required to record deferred income tax expense attributable to changes arising in the current period in the temporary differences between financial and tax reporting which are expected to reverse after 1997, when FFP Partners will become taxable as a corporation, if the restructuring is not approved. These differences are due primarily to temporary differences between the financial reporting amounts and tax bases of FFP Partners' property and equipment.

     In 1996, FFP Partners recorded deferred income taxes of $2,646,000, an increase of $2,146,000 (429.2%) over the previous year. Of the total for the current year, $2,089,000 was related to a change in the lives used by FFP Partners to depreciate certain buildings for income tax reporting purposes. In August 1996, Congress passed legislation clarifying that certain buildings used in connection with the retail sale of motor fuel qualified for a substantially shorter depreciable life for tax purposes than was being utilized by FFP Partners. Substantially all of the buildings owned by FFP Partners qualified for this shorter life. In January 1997, the Internal Revenue Service issued a notice explaining how the tax deduction related to the change in the depreciable lives on these assets should be determined. As a result, FFP Partners will take a 1996 tax deduction for the difference between the tax depreciation previously recorded and the depreciation available using the shorter life. However, it must record deferred taxes on this timing difference. If FFP Partners were a taxable entity, the deferred tax charge would have been offset by a current tax credit of an equal amount with no impact on FFP Partners' reported net income.
However, since FFP Partners is a partnership and does not report any current income tax expense or credit, the current tax benefit of this deduction will be allocated to FFP Partners' unitholders but the deferred tax expense associated with the acceleration of this depreciation deduction for tax purposes was reflected on the FFP Partners income statement since it was contemplated that in the absence of the restructuring, FFP Partners would have to pay these taxes because it would become taxable as a corporation after 1997.

     The 1996 deferred tax expense not related to the above described clarification in the tax law, was $557,000, an increase of $57,000 (11.4%) over the expense reported in 1995 and is principally due to additions to fixed assets which are depreciated differently for financial reporting and tax purposes. The deferred tax expense is expected to grow in 1997 as the date at which FFP Partners will become taxable as a corporation grows closer since fewer of the differences between tax and financial reporting will reverse prior to such date and because of the significantly increased tax deduction available for the deprecation of many of FFP Partners' buildings. However, the $2,089,000 expense related to the "catch-up" in depreciation discussed above will not recur.

     FFP Partners reported a net loss of $159,000 in 1996, as compared to net income of $3,910,000 in 1995 primarily due to significant impact of reduced retail fuel margins and to the non-recurring deferred tax provision related to the change in the depreciable lives of certain buildings for tax purposes.

FISCAL 1995 COMPARED WITH FISCAL 1994

     FFP Partners' motor fuel revenues for 1995 increased over the 1994 period by $21,609,000 (7.8%) due to increased wholesale fuel sales. Wholesale fuel sales increased 14,184,000 gallons (17.4%) over 1994. This increase resulted from a full year of sales from a marketing arrangement begun in mid-1994 that emphasizes sales to contractors and other commercial users of fuel as well as from growth in these sales. However, the increase in wholesale fuel sales was offset by a decline in retail fuel sales. Motor fuel sales at FFP Partners' retail outlets declined by 3,013,000 gallons (1.5%) as a result of lower sales volumes at FFP Partners' truck stops due to increased competition from new outlets in several of FFP Partners' markets. The margin on fuel sales increased $481,000 (2.2%) in 1995 over 1994. This increase resulted from improved retail fuel margins (10.9 cents in 1995 compared with 10.1 cents in 1994) and the additional margin from the increased wholesale activity.

     Merchandise sales in 1995 declined by $7,315,000 (10.0%) from the previous year due principally to the sale of the merchandise operations at ten convenience stores under FFP Partners' program of selling these operations to independent operators. The merchandise sales decline was also affected by the absence of a full year's sales at the 15 outlets whose merchandise operations were sold in the third and fourth quarters of 1994.

     FFP Partners also experienced a decline in its average weekly per store sales for convenience stores of $341 (3.4%) in 1995 as compared to 1994 and a decline of 3.6% in sales at the truck stops (combined with their associated restaurants). These declines are attributable to FFP Partners' efforts to increase the margin on merchandise sales at all of its outlets. Total merchandise margin declined by $982,000 due to the reduced merchandise sales but the gross profit percentage on merchandise sales increased to 29.3% from 27.7% reflecting FFP Partners' program of selectively increasing prices on less price sensitive items.

     Miscellaneous revenues were up $238,000 (3.2%) in 1995 over 1994. This increase resulted primarily from increases in excise tax handling fees (due to increased fuel volumes) and money order fees (due to increased numbers of items sold and an increase in the per item fee) and a gain recognized from the sale of FFP Partners' fleet fuel franchise offset by declines in food stamp commissions (due to the adoption in Texas of a "debit" card for this activity) and in commissions on the wholesale sale of cigarettes (due to a more competitive market).

     Direct store expenses in 1995 declined $1,057,000 (3.6%) from the prior year. This reduction was due to the elimination of payroll (and related costs), utilities, and other operating expenses at the convenience stores whose merchandise operations were sold to independent operators offset by increases in the fuel commissions paid to the operators of those stores, and increases in wage and other personnel costs at the stores operated by FFP Partners.

     General and administrative expenses increased $739,000 (6.7%) in 1995 over 1994. This increase was caused by increased professional fees, principally attributable to the cost of consultants assisting in reorganizing certain of FFP Partners' back office processes, increased rental expense, associated with FFP Partners' increased use of leases to provide vehicles and to finance certain equipment, increased insurance costs, and increases in bank charges, associated with the trial use of a deposit pick up service at FFP Partners' convenience stores and truck stops. These increases were offset by a reduction in bad debt expense due to better monitoring of receivables.

     The $583,000 (13.4%) decline in depreciation and amortization expense is due to the continued full depreciation of assets acquired upon FFP Partners' formation in 1987 and the somewhat limited additions to property and equipment over the past few years.

     Even though FFP Partners' long-term bank debt declined by $3,580,000 from 1994 to 1995, interest expense was flat between the two years due to increased use of capital leases, which carry a somewhat higher but fixed interest rate, to fund capital expenditures.

     The increase in the deferred tax expense in 1995 as compared to 1994 is principally due to additions to fixed assets which are depreciated differently for financial reporting and tax purposes.

     The $263,000 (0.5%) decline in FFP Partners' total margin in 1995 as compared to 1994 was offset by significant reductions in operating expenses and depreciation and amortization such that income before income taxes and other items increased $635,000 (16.8%). However, due to the increase in deferred income taxes, discussed above, and the occurrence in 1994 of a $200,000 gain from the early extinguishment of debt in connection with the refinancing of FFP Partners' bank debt in early 1994, net income increased by $179,000 (4.8%) between the two years.

LIQUIDITY AND CAPITAL RESOURCES

     On November 3, 1997, FFP Partners completed a refinancing of its bank debt with another lender. The new loan agreement provides FFP Partners with a revolving credit line of up to $15,000,000 (the amount available is related to a borrowing base comprised of FFP Partners' trade receivables and inventories) and a term loan of $8,000,000. Both loans mature on November 1, 2000, and the term loan requires monthly principal payments of $95,000. Both of the loans bear interest, payable monthly, at the lending institution's prime rate but provide options to fix the interest rate on all or a portion of the loans at rates of LIBOR plus 2.25% for periods of three or six months or in the case of the term loan at a rate tied to United State Treasury securities plus 2.50%. The loans are secured by FFP Partners' accounts receivable and inventory, equipment, and a negative pledge of other fixed assets.

     Because of the restructuring of this debt, FFP Partners' working capital position improved from a negative $7,410,000 at year end 1996 to a negative $1,127,000 at September 28, 1997. Due to the availability of funds under FFP Partners' revolving credit line which is used to fund working capital needs, the availability of funds under its lease lines of credit which fund a significant portion of routine capital expenditures, its traditional use of customary trade credit, and the fact that most of FFP Partners' sales are for cash, management believes that FFP Partners' operations can be conducted in a customary manner while operating in a negative working capital position.

     The loan agreement contains various requirements and restrictive covenants, including a pledge of FFP Partners' accounts receivable and inventories, a negative pledge of its fixed assets, limits on capital expenditures, and limits on cash distributions, and the requirement to maintain certain financial ratios.

     During the six months ended June 30, 1996, FFP Partners made aggregate cash distributions to the FFP unitholders of $762,000 ($0.205 per FFP unit). During the full year of 1996, FFP Partners made aggregate cash distributions to the FFP unitholders of $1,545,000 ($0.415 per FFP unit). However, the distributions were not made at regular, periodic intervals nor at fixed amounts. Because of the losses incurred through the first six months of 1997 and the large tax loss which was reported in 1996, FFP Partners currently anticipates that it will not make cash distributions to FFP unitholders in the remainder of 1997. Beginning in 1998, FFP Partners will become taxable as a corporation if the restructuring is not approved. Accordingly, funds available for distribution will be reduced by any income taxes that may be incurred by FFP Partners.

     FFP Partners' cash flows from operating activities were $485,000 less in 1996 than in 1995. This decline was due principally to the $4,069,000 decline in net income offset by the significant increase in deferred taxes related to the change in depreciable lives for certain buildings for tax purposes and the increased gain on the sales of the merchandise operations of certain convenience stores. Cash used to purchase property and equipment increased $4,755,000 in 1996 due to expenditures to acquire and renovate the fuel terminal acquired by FFP Partners in early 1996 and to continued environmental upgrades at FFP Partners' retail outlets. Expenditures for environmental upgrading at the retail outlets should continue at about the same pace in 1997 and 1998 as in 1996 but should decline significantly thereafter as all environmental upgrading must be completed by year end 1998. FFP Partners has contracted with a firm to install the necessary equipment and/or to modify existing installations to meet current environmental requirements by the December 1998 deadline. The cost of this upgrading is expected to be between $1,837,000 to $2,245,000 and will be incurred during 1997 and 1998. FFP Partners will pay for some of its expected capital expenditures from operating cash flow and expects to finance a portion of the expenditures by utilizing lease lines of credit, as it has in the past.

     FFP Partners' financing activities provided $4,331,000 of cash in 1996. This amount represents a change of $7,183,000 from 1995 levels due to a net increase of $5,528,000 in aggregate debt (balances due on FFP Partners' revolving credit line, its long-term debt, and its capital lease obligations) and a reduction of $1,659,000 in the amount of distributions paid to FFP unitholders. The reduced distributions to FFP unitholders resulted from the decline in FFP Partners' earnings in 1996.

     FFP Partners is party to commodity futures contracts and forward contracts to buy and sell fuel, both of which are used principally to satisfy balances owed on exchange agreements. Both of these types of contracts have off-balance sheet risk as they involve the risk of dealing with others and their ability to meet the terms of the contracts and the risk associated with unmatched positions and market fluctuations. The open positions under these contracts were not significant at year end 1996. See Note 11 to the Consolidated Financial Statements.

INFLATION AND SEASONALITY

     We believe inflation has not had a material effect on operating results in recent years except for the upward pressure placed on wages, primarily store wages, by the federal minimum wage increase which took effect in 1996. The additional increase in the minimum wage scheduled for October 1997 will again place pressure on the level of store wages. However, we expect that operating margins will be adversely affected for only a limited time as we believe that prices can be increased fairly quickly in order to pass along this increased cost to customers. We do not believe we will be at a competitive disadvantage as we believe our wage structure is in line with that of other convenience store operators. Apart from the impact of the minimum wage increase and the scheduled rent increases discussed earlier, operations for the foreseeable future are also not expected to be significantly impacted by inflation. Generally, increased costs of in-store merchandise can be quickly reflected in higher prices to customers. The price of motor fuel, adjusted for inflation, has declined over recent years. However, significant increases in the retail price of motor fuels could reduce fuel demand and FFP Partners' gross profit on fuel sales.

     FFP Partners' businesses are subject to seasonal influences, with higher sales being experienced in the second and third quarters of the year as customers tend to purchase more motor fuel and convenience items, such as soft drinks, other beverages, and snack items, during the warmer months.

NEW ACCOUNTING PRONOUNCEMENTS

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (SFAS") No. 128, "Earnings Per Share," which is effective for interim or annual periods ending after December 15, 1997. SFAS No. 128 will change how FFP Partners calculates its earnings per FFP unit and will require earnings per FFP unit amounts for all prior periods to be restated to conform with the new presentation. Management does not believe that the adoption of SFAS No. 128 will have a material effect on FFP Partners' earnings per FFP unit amounts.

                        PRO FORMA FINANCIAL INFORMATION
                   OF FFP PARTNERS AND THE MARKETING COMPANY

     The unaudited pro forma consolidated financial statements of FFP Partners and the Marketing Company that follow are based on the historical consolidated financial statements of FFP Partners with adjustments to reflect the restructuring. Explanations of the pro forma adjustments follow the financial statements. The pro forma balance sheet data below is presented as though the restructuring had occurred on September 28, 1997. The pro forma revenue and income/loss data is presented as though the restructuring had occurred at the beginning of the respective fiscal periods presented. The unaudited pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations that actually would have been obtained if the restructuring had occurred on the dates indicated or of the results of operations in the future. These pro forma financial statements should be read in conjunction with the historical consolidated financial statements of FFP Partners appearing elsewhere in this Proxy Statement. The unaudited pro forma consolidated financial statements do not contain all the disclosures required by generally accepted accounting principles.

              FFP MARKETING COMPANY, INC. AND FFP PARTNERS, L.P.

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                              SEPTEMBER 28, 1997


                                                                  FFP                    Marketing     FFP
                                                               Partners     Pro Forma     Company    Partners
                                                             as reported   Adjustments   pro forma   pro forma
                                                             -----------   -----------   ---------   ---------
                                                                                (in thousands)
                                    ASSETS
Current Assets
   Cash and cash equivalents................................     $ 7,254                   $ 7,254     $     0
   Trade receivables, net...................................      14,127                    14,127           0
   Notes receivable.........................................         821                       821           0
   Receivables from affiliated company......................         408                       408           0
   Inventories..............................................      12,818                    12,818           0
   Prepaid expenses and other current assets................         799                       799           0
                                                             -----------                 ---------   ---------
      Total current assets..................................      36,227                    36,227           0
                                                             -----------                 ---------   ---------
Property and equipment, net
   Land and improvements....................................       6,614                     1,214       5,400
   Buildings................................................      12,191                        65      12,126
   Leasehold improvements...................................       3,456                     3,456           0
   Fixtures and equipment...................................      19,283                    19,283           0
                                                             -----------                 ---------   ---------
      Total property and equipment..........................      41,544                    24,018      17,526
                                                             -----------                 ---------   ---------
Noncurrent notes receivable, excluding current portion......       1,544                     1,544           0
Claims for reimbursement of environmental remediation
 costs......................................................       1,040                     1,040           0
Other assets, net...........................................       3,944                     2,744       1,200
                                                             -----------                 ---------   ---------
      Total Assets..........................................     $84,299       $     0     $65,573     $18,726
                                                             ===========   ===========   =========   =========

                            LIABILITIES AND EQUITY
Current Liabilities
   Amount due under revolving credit line...................     $     0                   $     0     $     0
   Current installments of long-term debt...................       1,157                         0       1,157
   Current installments of obligations under capital leases.         747                       747           0
   Accounts payable.........................................      13,566           650 {d}  13,566         650
   Money orders payable.....................................      10,584                    10,584           0
   Accrued expenses.........................................      11,300                    11,300           0
                                                             -----------   -----------   ---------   ---------
      Total current liabilities.............................      37,354           650      36,197       1,807
Long-term debt, excluding current installments..............      14,870                         0      14,870
Obligations under capital leases, excluding current
 installments...............................................       2,379                     2,379           0
Deferred income taxes.......................................       4,185        (1,379){a}   2,806           0
Other liabilities...........................................       2,670                     2,670           0
Minority interest in subsidiary.............................                       820 {e}                 820
                                                             -----------   -----------   ---------   ---------
      Total Liabilities.....................................      61,458            91      44,052      17,497
                                                             -----------   -----------   ---------   ---------
Commitments and contingencies...............................
Partners'/Stockholders' Equity..............................      22,841           (91)     21,521       1,229
                                                             -----------   -----------   ---------   ---------
      Total Liabilities and Partners'/Stockholders' Equity..     $84,299       $     0     $65,573     $18,726
                                                             ===========   ===========   =========   =========

 See accompanying explanation of pro forma adjustments to unaudited pro forma consolidated financial statements.

              FFP MARKETING COMPANY, INC. AND FFP PARTNERS, L.P.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                         YEAR ENDED DECEMBER 29, 1996


                                                                  FFP                     Marketing     FFP
                                                               Partners     Pro Forma      Company    Partners
                                                             as reported   Adjustments    pro forma   pro forma
                                                             -----------   -----------    ---------   ---------
                                                             (in thousands, except per unit/share information)
Revenues
   Motor fuel...............................................  $  321,814                  $ 321,814
   Merchandise..............................................      60,579                     60,579
   Miscellaneous............................................       7,759         2,430 {b}    7,759       2,430
                                                             -----------   -----------    ---------   ---------
      Total Revenues........................................     390,152         2,430      390,152       2,430
                                                             -----------   -----------    ---------   ---------
Costs and Expenses
   Cost of motor fuel.......................................     301,142                    301,142
   Cost of merchandise......................................      42,758                     42,758
   Direct store expenses....................................      27,062         2,430 {b}   29,492
   General and administrative expenses......................      11,506               {c}   11,306         200
   Depreciation and amortization............................       3,951                      2,657       1,294
                                                             -----------   -----------    ---------   ---------
      Total Costs and Expenses..............................     386,419         2,430      387,355       1,494
                                                             -----------   -----------    ---------   ---------

Operating Income............................................       3,733                      2,797         936
   Interest Expense.........................................       1,246                        295         951
                                                             -----------   -----------    ---------   ---------

Income/(loss) before income taxes...........................       2,487                      2,502         (15)
Minority interest in earnings of subsidiary.................                        (6){e}                   (6)
Income tax expense..........................................       2,646        (1,600){a}    1,046

                                                             -----------   -----------    ---------   ---------

Net Income/(Loss)...........................................  $     (159)    $   1,606    $   1,456   $      (9)
                                                             ===========   ===========    =========   =========

Income/(loss) per limited partner Unit or
   Common Share.............................................  $    (0.04)                 $    0.39   $    0.00
                                                             ===========                  =========   =========

Distributions declared per unit.............................  $    0.415

Weighted average number of Units
   or Common Shares outstanding.............................   3,684,525                  3,759,538   2,251,801

 See accompanying explanation of pro forma adjustments to unaudited pro forma consolidated financial statements.

              FFP MARKETING COMPANY, INC. AND FFP PARTNERS, L.P.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 28, 1997

                                                                  FFP                     Marketing     FFP
                                                               Partners     Pro Forma      Company    Partners
                                                             as reported   Adjustments    pro forma   pro forma
                                                             -----------   -----------    ---------   ---------
                                                             (in thousands, except per unit/share information)
Revenues
   Motor fuel..............................................     $238,257                   $238,257
   Merchandise.............................................       45,114                     45,114
   Miscellaneous...........................................        4,702         1,823 {b}    4,702       1,823
                                                             -----------   -----------    ---------   ---------
      Total Revenues.......................................      288,073         1,823      288,073       1,823
                                                             -----------   -----------    ---------   ---------
Costs and Expenses
   Cost of motor fuel......................................      222,686                    222,686
   Cost of merchandise.....................................       31,719                     31,719
   Direct store expenses...................................       20,567         1,823 {b}   22,390
   General and administrative expenses.....................        8,901               {c}    8,751         150
   Depreciation and amortization...........................        3,986                      3,206         780
                                                             -----------   -----------    ---------   ---------
      Total Costs and Expenses.............................      287,859         1,823      288,752         930
                                                             -----------   -----------    ---------   ---------

Operating Income...........................................          214             0         (679)        893
   Interest Expense........................................        1,108                        432         676
                                                             -----------   -----------    ---------   ---------

Income/(loss) before income taxes..........................         (894)            0       (1,111)        217
Minority interest in earnings of subsidiary................                         87 {e}                   87
Income tax expense.........................................          403          (752){a}     (349)
                                                             -----------   -----------    ---------   ---------

Net Income/(Loss)..........................................     $ (1,297)   $      665    $    (762)  $     130
                                                             ===========   ===========    =========   =========

Income/(loss) per limited partner Unit or
   Common Share............................................     $  (0.35)                 $   (0.20)  $    0.06
                                                             ===========                  =========   =========

Distributions declared per unit............................     $  0.000

Weighted average number of Units
   or Common Shares outstanding............................    3,704,205                  3,779,415   2,271,678



 See accompanying explanation of pro forma adjustments to unaudited pro forma consolidated financial statements.

              FFP MARKETING COMPANY, INC. AND FFP PARTNERS, L.P.

   EXPLANATION OF PRO FORMA ADJUSTMENTS TO UNAUDITED PRO FORMA CONSOLIDATED
                             FINANCIAL STATEMENTS



     {a} Elimination of deferred taxes attributable to the change for tax purposes in depreciable lives of certain buildings that are being transferred to FFP Partners. See Note 10 to the Consolidated Financial Statements of FFP Partners, L.P., appearing elsewhere in this Proxy Statement. FFP Partners will be a publicly-traded partnership with "qualifying" income under the Code and, accordingly, does not expect to pay income taxes. Consequently it will not make any provision for income taxes in its financial statements. Also includes the current and deferred tax implications of the restructuring.

     {b} Represents rent to be paid by the Marketing Company to FFP Partners for the properties being transferred to FFP Partners.

     {c} FFP Partners and the Marketing Company expect to enter into a services agreement under which FFP Partners will reimburse the Marketing Company for general and administrative expenses, principally compensation of the officers of the general partner, associated with managing FFP Partners. This reimbursement is estimated to be approximately $200,000 per year. FFP Partners will also pay directly expenses specifically attributable to its operations. We expect that the actual aggregate general and administrative expenses of FFP Partners and the Marketing Company following the restructuring will increase by approximately $100,000 due to the additional costs (such as legal and annual audit expenses and stock exchange listing fees) associated with operating two separate entities.

     {d} Reflect estimated costs of the restructuring. The actual costs of the restructuring will be reflected in the statement of operations of FFP Partners in the period of the restructuring.

     {e}  Reflect Harvison Family's 40% interest in FFP Properties.

                                   BUSINESS

GENERAL

     FFP Partners, through its subsidiaries, currently owns and operates convenience stores, truck stops, and self-service motor fuel outlets over an eleven state area. It also operates a money order company, selling money orders through its own outlets as well as through agents, sells motor fuel on a wholesale basis, primarily in Texas, and owns and operates a fuel processing facility and bulk storage terminal in Euless, Texas. The principal executive offices of FFP Partners are located at 2801 Glenda Avenue, Fort Worth, Texas 76117-4391. The telephone number is (817) 838-4700.

     After the restructuring is completed, FFP Partners will continue to indirectly own the real estate it now owns through its subsidiaries that is used in its retail operations. FFP Partners will lease the real estate it indirectly owns to the Marketing Company for rents that management believes are at fair market value. The Marketing Company will own all of the other assets now owned by FFP Partners and will conduct all the businesses now conducted by FFP Partners other than the ownership of real estate. FFP Partners, and after the conversion , the REIT, and the Marketing Company will be separate, publicly-traded entities that will deal with each other on an arm's-length basis in the future.

RECENT DEVELOPMENTS

     FFP Partners signed an agreement to purchase 104 convenience stores from E-Z Serve Convenience Stores, Inc. on November 12, 1997 (the "E-Z Serve Acquisition"). The outlets being acquired are in eight states, all of which FFP Partners currently operates in, with about 80% of them located in Texas. FFP Partners expects to complete the closing of the E-Z Serve Acquisition on a store-by-store basis by year end. Field supervisory personnel will be added to oversee these outlets, but we expect that the purchasing and accounting for these stores will be handled with minimal additional administrative staff. Because these outlets are currently operating, the E-Z Serve Acquisition should have an immediate positive impact on FFP Partners' earnings and cash flow. FFP Partners expects to sell ten of these convenience stores to an unrelated party concurrently with the closing of the E-Z Serve Acquisition. The purchase price for the stores acquired is determined in part by the wholesale value of the merchandise and fuel at the locations at the time the operations of each of the locations is actually taken over by FFP Partners and is payable in cash at that time. We estimate that the total purchase price will be approximately $12 million.

THE MARKETING COMPANY

     The Marketing Company is a newly-formed Texas corporation that was organized to succeed to the non-real estate operations of FFP Partners pursuant to the restructuring. Prior to the restructuring, the Marketing Company will have no substantial assets or operations. The Marketing Company has not engaged in any activities other than in connection with its organization and the restructuring. Upon consummation of the restructuring, the Marketing Company will hold all of the non-real estate assets previously held by FFP Partners and conduct the businesses previously conducted by FFP Partners other than the ownership of real estate. The principal executive offices of the Marketing Company are located at 2801 Glenda Avenue, Fort Worth, Texas 76117-4391. The telephone number is (817) 838-4700.

     Convenience Stores. The Marketing Company will operate 115 convenience stores, a decrease of three stores from the number operated by FFP Partners at fiscal year end 1996. This decrease is due to FFP Partners' sale of the merchandise operations of outlets to independent operators during the first six months of 1997. See "--Store Development." The Marketing Company's stores will be open seven days a week, will offer extended hours (eleven of FFP Partners' stores are currently open 24 hours a day, the remainder generally are open from 6:00 a.m. to midnight), and will emphasize convenience to the customer through location, merchandise selection, and service. FFP Partners' convenience stores sell groceries, tobacco products, take-out foods and beverages (including alcoholic beverages where local laws permit), dairy products, and non-food merchandise such as health and beauty aids and magazines and, at all except two of the stores, motor fuel. Food service in the convenience stores varies from pre-packaged sandwiches and fountain drinks to full food-service delicatessens (at 41 stores), some with limited in-store seating. During late 1993, FFP Partners began operating small "express" franchises of Kentucky Fried Chicken(R) and Subway Sandwiches(R) in selected convenience stores and at the end of 1996 five of FFP Partners' convenience stores had these or other branded food outlets in them. See "--Store Development; Products, Store Design and Operation." The convenience stores operate under several different trade names, all of which were used by FFP Partners' predecessor companies. The principal trade names are "Kwik Pantry," "Nu-Way," and "Economy Drive-Ins."

     For the fiscal year 1996, the convenience stores had average weekly per store merchandise sales of $9,454 and motor fuel sales of 11,901 gallons. In fiscal 1995, average weekly sales were $9,560 of merchandise and 12,093 gallons of fuel.

     Truck Stops. The Marketing Company will initially operate eleven truck stops, an increase of one from the number operated by FFP Partners at fiscal year end 1996. The truck stops, which principally operate under the trade name of "Drivers," are located on interstate and other highways and are similar in their operations to the convenience stores, although the merchandise mix is directed towards truck drivers and the traveling public. Five of the truck stops have full service restaurants; the Marketing Company will operate two of the restaurants and the other three will be operated by independent operators. The other five outlets offer prepared-to-order food service, including two outlets which have a combination Kentucky Fried Chicken/Taco Bell "express" franchise and one which has a Pizza Hut franchise within the store. In 1996, the truck stops had average weekly per outlet merchandise sales (including food service sales) of $17,192 ($17,506 in 1995) and fuel sales of 66,973 gallons (68,274 gallons in 1995).

     Self-Service Gasoline Outlets. The Marketing Company will initially operate 208 self-service gasoline outlets, the number operated by FFP Partners immediately prior to the restructuring. The Marketing Company's self-service gasoline outlets will consist of fuel pumps and related storage equipment located at independently operated convenience stores. These outlets are operated pursuant to contracts that generally obligate the Marketing Company to provide motor fuel inventory, fuel storage and dispensing equipment, and maintenance of the fuel equipment while the store operator agrees to collection and remittance procedures. The store operators are compensated by commissions based on profits and/or the volume of fuel sold. In addition, the contracts generally grant the Marketing Company the right of first refusal to purchase the operator's convenience store should it be offered for sale. Many of the contracts have renewal options and, based on past experience, management believes that a significant number of those contracts which do not have renewal options will be renegotiated and renewed upon expiration. In addition to the contractual arrangement between the store operator and the Marketing Company, 123 of these operators also will sublease the store building and land from the Marketing Company.

     During fiscal 1996, the self-service gasoline outlets had average weekly per outlet fuel sales of 8,584 gallons as compared to 7,794 gallons in fiscal 1995.

     Properties. The following table summarizes the status of the retail outlets that will be leased by the Marketing Company upon completion of the restructuring:

                                                  LEASED FROM     LEASED FROM
                                 LEASED FROM   AFFILIATES OF THE   UNRELATED
                                 FFP PARTNERS   HARVISON FAMILY     PARTIES     TOTAL
                                 ------------  -----------------  -----------  --------
                                                  NUMBER OF LOCATIONS
Convenience Stores
 Land                                  41/(1)/            52         22/(2)/    115/(3)/
 Buildings                             92/(1)/             4         19/(2)/    115/(3)/
Truck Stops
 Land                                   2                  8          1          11
 Buildings                              7                  3          1          11
Self-Service Gasoline Outlets
 Land                                  16                107         85         208
 Buildings                             64                 59         85         208
Other/Not Active
 Land                                   5                  4          5          14
 Buildings                              6                  3          5          14
Total
 Land                                  64/(1)/           171        113/(2)/    348/(3)/
 Buildings                            169/(1)/            69        110/(2)/    348/(3)/

--------------------
/(1)/ Upon the closing of the E-Z Serve Acquisition, FFP Partners will own 1 additional convenience store location, which it will lease to the Marketing Company.
/(2)/ Upon the closing of the E-Z Serve Acquisition, the Marketing Company will lease 103 additional convenience store locations from unrelated third parties.
/(3)/ Upon the closing of the E-Z Serve Acquisition, the Marketing Company will lease a total of 104 additional convenience stores.

     The properties owned by FFP Partners will be leased to the Marketing Company under leases that generally will expire on December 31, 2002, with two five-year renewal periods, with renewal at the sole option of the Marketing Company. The monthly rent upon each renewal will be adjusted by the increase in the consumer price index since the leases were entered into. The Marketing Company will determine the amount of rent it will pay for the properties leased from FFP Partners based on its knowledge of the properties, the operations that will be conducted by the Marketing Company and the general experience of its management in acting as lessor and lessee for similar properties and operating the types of locations that will be operated by the Marketing Company. Management believes the terms and conditions of the leases with FFP Partners will be comparable to leases that could be entered into with third parties. Management did not engage any third party advisors or refer to any third party surveys or analyses of rental rates in making this determination.

     The properties owned by affiliates of the Harvison Family will be covered by the leases in place on such properties prior to the restructuring. Such leases will be assigned to the Marketing Company concurrently with the restructuring. These leases generally expire on May 31, 2002, and all but 29 of them have one five-year renewal option with renewal at the sole option of the Marketing Company. If the Marketing Company elects to exercise its renewal option, the monthly rent will be adjusted by the increase in the consumer price index since the leases were entered into. Eleven of the properties are currently leased on a month-to-month basis. We believe the terms and conditions of the leases with affiliates of the Harvison Family are more favorable than could be obtained from unrelated third parties. Management did not engage any third party advisors or refer to any third party surveys or analyses of rental rates in making this determination.

     Wholesale Fuel Sales. FFP Partners has sold motor fuel on a wholesale basis to smaller independent and regional chains of fuel retailers since it commenced operations. The wholesale fuel operation was expanded in later years to include sales to commercial end-users of motor fuels, such as local governmental units, operators of vehicle fleets, and public utilities.

     During 1996, FFP Partners did not have facilities for the bulk storage of motor fuel. Accordingly, purchases were made to fill specific customer orders.

     In March 1996, FFP Partners completed the purchase of a non-operating fuel processing facility and bulk storage terminal located in Euless, Texas. The facility has been undergoing renovation and began operating in June 1997. This facility gives the Marketing Company the ability to provide terminaling services (storage and delivery services) for other wholesalers of motor fuel and to separate commingled refined products into their component parts for sale to retailers and end users. The facility has total storage for 235,000 barrels (9,879,000 gallons) of motor fuel and the capacity to process approximately 1,500 barrels per day of commingled product. The motor fuel obtained by separating commingled products will be used by the Marketing Company to satisfy a portion of the fuel supply needs for its retail outlets and wholesale customers. At the time it acquired the facility, FFP Partners conducted an environmental assessment of the property, which did not reveal any material environmental liabilities existing with respect to the property.

     FFP Partners has been designated a "jobber" for Citgo, Chevron, Fina, Conoco, Texaco, Coastal, Diamond Shamrock, Sinclair, and Phillips 66. This designation will continue with the Marketing Company and will enable the Marketing Company to work with independent fuel retailers to qualify the retailers to operate as a branded outlet for the large oil company. The Marketing Company will then supply motor fuel to such retailers on a wholesale basis under contracts ranging from five to ten years.

     Management believes the Marketing Company's fuel wholesale activities will enhance its relationships with its fuel vendors by increasing the volume of purchases from such vendors. In addition, the wholesale activities will permit the Marketing Company to develop relationships with smaller fuel retailers that may, at some future time, be interested in entering into a self-service gasoline marketing arrangement with the Marketing Company. See "--Self-Service Gasoline Outlets."

     Business Strategy. The Marketing Company intends to seek to operate additional locations, particularly self-service gasoline outlets where the associated convenience store is operated by a third party. The Marketing Company expects that any agreements it reaches for a self-service gasoline outlet will be for a term of at least ten years with renewal at the option of the Marketing Company and will be similar in other respects to the agreements it currently has with such operators. Although the Marketing Company expects to emphasize the addition of self-service gasoline outlets, it will also endeavor to expand its convenience store base. Management expects that any additional convenience stores it operates will be leased from a third party or will be purchased by FFP Partners, or, upon the conversion , the REIT, and leased to the Marketing

Company at a fair value rent under leases that are similar to those it will have with FFP Partners following the restructuring, and with the REIT upon the conversion.

     Market Strategy. The Marketing Company's market strategy will emphasize the operation and development of existing stores and retail outlets in small communities rather than metropolitan markets. In general, the Marketing Company believes stores in communities with populations of 50,000 or less experience a more favorable operating environment, primarily due to less competition from larger national or regional chains and access to a higher quality and more stable labor force. In addition, costs of land, reflected in both new store development costs and acquisition prices for existing stores and retail outlets, are generally lower in small communities. As a result of these factors, management believes this market strategy enables it to achieve a higher average return on investment than would be achieved by operating primarily in metropolitan markets.

     Store Development. In early 1994 in its continuing endeavor to increase the productivity and operating efficiency of its existing store base, FFP Partners identified outlets that it believed would contribute more to its earnings if operated by independent operators rather than by FFP Partners and undertook a program to sell the merchandise operations of these outlets to independent operators. In 1996, 1995, and 1994 FFP Partners sold the merchandise operations at 18, 10, and 15 of these outlets, respectively. Because of their different overhead structure, independent operators are often able to operate the stores less expensively than can FFP Partners. These sales were structured such that FFP Partners retained the real estate or leasehold interest and leased or subleased the land and building to the operator for a five year period with a five year renewal option. FFP Partners also entered into a self-service gasoline agreement covering the fuel sales at these locations. We believe that the sales of these stores and the resulting combination of rents, fuel profits, and other income enhance the profitability of these outlets. In the restructuring, the real estate owned by FFP Partners at these locations will be retained by it, and the self-service gasoline agreements will be assumed by the Marketing Company.

     In addition to the sales of the merchandise operations at certain convenience stores, discussed above, we are seeking other ways to increase the productivity of the present base of convenience store and truck stop outlets. A part of this effort involves the installation of limited-menu "express" outlets of national food franchises in the Marketing Company's outlets. In 1994 and 1995, FFP Partners commenced operating combination Kentucky Fried Chicken/Taco Bell outlets in two truck stops, a Pizza Hut outlet in one truck stop, Kentucky Fried Chicken outlets in two convenience stores, and a Subway Sandwich franchise in one convenience store. Our experience with this type of food service operation indicates that it increases store traffic, especially in the truck stops, as it offers the advantage of national name-brand recognition and advertising. In addition, the training and operational programs of these franchisors provide a consistent and high-quality product to customers. We are evaluating the existing operations to determine if it would be appropriate to install additional outlets of this type in other locations. We are also evaluating the relative merits of the various types of franchises.

     Opportunities to expand self-service gasoline outlets are limited by competitive factors, including the existence of established facilities at most independent convenience stores. However, the Marketing Company intends to continue to pursue the acquisition of this type of outlet principally through the development of relationships through its fuel wholesaling operations.

     Products, Store Design and Operation. The number and type of merchandise items stocked in the convenience stores vary from one store to another depending upon the size and location of the store and the type of products desired by the customer base served by the store. However, the stores generally carry national or regional brand name merchandise of the type customarily carried by competing convenience stores. Substantially all the convenience stores and truck stops offer ready-to-eat foods such as hot dogs, pre-packaged sandwiches and other foods, and fountain drinks. Forty-one of the convenience stores have facilities for daily preparation of fresh food catering to local tastes, including fried chicken and catfish, tacos, french fries, and made-to-order sandwiches. Also, as discussed above, five convenience stores and three truck stops have "express" outlets of national fast-food franchises or other branded food service.

     As FFP Partners currently does, the Marketing Company intends to utilize a team approach to its marketing function rather than having a specific person who is responsible for that activity. Senior operations executives and other management personnel continually review and evaluate products and services for possible inclusion in the retail outlets. Special emphasis is given to those goods or services that carry a higher gross profit margin than the overall average, will increase customer traffic within the stores, or complement other items already carried by the stores. The marketing teams, which include the regional managers, in conjunction with the Marketing Company's vendors, will develop and implement promotional programs and incentives on selected items, such as fountain drinks and fast food items. In addition, new products and services will be reviewed on a periodic basis to ensure a competitive product selection. Due to the geographic distribution of the Marketing Company's stores and the variety of trade names under which they are operated, the use of advertising will be limited to location signage, point-of-sale promotional materials, advertisements in local newspapers, and locally distributed flyers.

     Over the last several years, FFP Partners has increased the number of its "branded" outlets, those which are affiliated with a large oil company. In March 1997, FFP Partners had 221 (209 in 1996) retail outlets which were branded, as compared to 65 such outlets in 1990. FFP Partners has outlets that are branded Citgo, Chevron, Fina, Conoco, Diamond Shamrock, Texaco, and Coastal. Branded locations generally have higher fuel sales volumes (in gallons) than non-branded outlets due to the advertising and promotional activities of the respective major oil company and the acceptance of such oil company's proprietary credit cards. The increased customer traffic associated with higher fuel sales tends to increase merchandise sales volumes, as well. The Marketing Company will continue to evaluate the desirability of branding additional outlets. In addition to its own convenience stores, truck stops, and self-service fuel outlets that are branded, the Marketing Company will serve as a wholesale distributor to approximately 160 branded retail outlets.

     Merchandise Supply. Based on competitive bids, FFP Partners has selected a single company as the primary grocery and merchandise supplier to its convenience stores and truck stops, which the Marketing Company will continue. However, some merchandise items, such as bakery goods, dairy products, salty snacks, soft drinks, beer, and other perishable products, are generally purchased from local vendors and/or wholesale route salespeople. The Marketing Company believes it could replace any of its merchandise suppliers, including its primary merchandise supplier, with no significant adverse effect on its operations.

     Motor Fuel Supply. FFP Partners purchases and the Marketing Company will continue to purchase fuel for its branded retail outlets and branded wholesale customers from the respective oil company which branded the outlet and for its unbranded outlets from large integrated oil companies and independent refineries. We purchase fuel from approximately 50 vendors, with 41% of our purchases in 1996 being made from or through Citgo Petroleum Corporation, 12% from Koch Refining Company, L.P., 11% from Conoco, Inc., and 10% from Chevron U.S.A., Inc. Although our purchases are concentrated from a few vendors, largely due to the volume of our branded outlets, we believe that the competitiveness for retail outlets among oil companies is such that we could find alternative sources of supply if the need to do so arose.

     During recent years, FFP Partners has not experienced any difficulties in obtaining sufficient quantities of motor fuel to satisfy retail and wholesale sales requirements. However, unanticipated national or international events could result in a curtailment of motor fuel supplies to the Marketing Company, thereby adversely affecting motor fuel sales. In addition, management believes a significant portion of its merchandise sales are to customers who also purchase motor fuel. Accordingly, reduced availability of motor fuel could negatively impact other facets of the Marketing Company's operations, as well.

     Competition. The convenience store industry is highly competitive. Most convenience stores and an increasing number of traditional grocery stores in the Marketing Company's market areas sell motor fuel. Additionally, merchandise similar or identical to that sold by the Marketing Company's stores is generally available to competitors. The Marketing Company will compete with local and national chains of supermarkets, drug stores, fast-food operations, and motor fuel retailers. It will also compete with independently operated convenience stores and national chains of convenience stores such as "7-Eleven" and "Circle K." Major oil companies are also becoming a significant factor in the convenience store industry as they convert outlets that previously sold only motor fuel to convenience stores. However, major oil company stores generally carry a more limited selection of merchandise than that carried by the Marketing Company's outlets and operate principally in metropolitan areas, where the Marketing Company has few outlets. Some of the Marketing Company's competitors have large sales volumes, benefit from national or regional advertising, and have greater financial resources than the Marketing Company.

     Management believes each of the Marketing Company's retail outlets competes with other retailers in its immediately surrounding area, generally within a radius of one to two miles. Management believes the Marketing Company's outlets compete based on location, accessibility, the variety of products and services offered, extended hours of operation, price, and prompt check-out service.

     The Marketing Company's wholesale fuel operation is also subject to competition. Management believes this business is highly price sensitive, although the ability to compete is also dependent upon providing quality products and reliable delivery schedules. The Marketing Company's wholesale fuel operation will compete for customers with large integrated oil companies and smaller, independent refiners, and fuel jobbers, some of which have greater financial resources than the Marketing Company. Management believes it can compete effectively in this business because of the Marketing Company's purchasing economies, numerous supply sources, and the reluctance of many larger suppliers to sell to smaller customers.

     Employees.  The Marketing Company will initially employ approximately 1,175
people (including part-time employees).   There are no collective bargaining
agreements between FFP Partners and any of its employees. Management believes the relationship with employees of the Marketing Company is good.

     Trademarks and Trade Names. FFP Partners' convenience stores and truck stops are operated under a variety of trade names, including "Kwik Pantry," "Nu-Way," "Economy," "Dynamic Minute Mart," "Drivers," and "Drivers Diner." The Marketing Company will sell money orders in its outlets, and through agents, under the service mark "Financial Express Money Order Company." The money orders are produced using a computer controlled laser printing system developed by FFP Partners. The rights to this system will be owned by the Marketing Company.

     Eight of the Marketing Company's truck stops will operate under the trade name of "Drivers"; the two other truck stops will use the same trade name as the Marketing Company's convenience stores in the areas in which they are located.

     The names "FFP Partners," "Kwik Pantry," "Drivers," "Drivers Diner," "Financial Express Money Order Company," and "Lazer Wizard" are registered as service marks or trademarks under federal law, and will be owned by the Marketing Company.

     Insurance. FFP Partners carries and the Marketing Company will carry workers' compensation insurance in all states in which it operates, and liability coverages for its vehicles which meet or exceed state requirements but FFP Partners does not and the Marketing Company will not carry automobile physical damage insurance. Insurance covering physical damage to assets owned by the Marketing Company will generally be carried only for selected locations. The Marketing Company will maintain property damage coverage on leased properties as required by the terms of the leases thereon. The Marketing Company does not expect that it will carry physical damage insurance on properties that will be leased from FFP Partners. However, the Marketing Company will be responsible for repairing any damage that occurs at a location leased from FFP Partners, and for compensating it for the fair value of any buildings or improvements owned by it should they be destroyed, while the facilities are under lease to the Marketing Company.

     The Marketing Company will maintain general liability insurance with limits and deductibles management believes prudent in light of the exposure of the Marketing Company to loss and the cost of the insurance. The Marketing Company will not maintain any insurance covering losses due to environmental contamination. See "Government Regulation--Environmental."

     The Marketing Company will monitor the insurance markets and will obtain such additional insurance coverages as it believes appropriate at such time as they might become available at costs management believes reasonable.

     Government Regulation - Alcoholic Beverage Licenses. FFP Partners' retail outlets sell and the Marketing Company's retail outlets will sell alcoholic beverages in areas where such sales are legally permitted. The sale of alcoholic beverages is generally regulated by state and local laws which grant to various agencies the authority to approve, revoke, or suspend permits and licenses relating to the sale of such beverages. In most states, such agencies have wide-ranging discretion to determine if a licensee or applicant is qualified to be licensed. The State of Texas requires that licenses for the sale of alcoholic beverages be held, directly or indirectly, only by individual residents of Texas or by companies controlled by such persons. Therefore, FFP Partners has, and the Marketing Company will succeed to, an agreement with a corporation controlled by John H. Harvison, the Chairman of the Board and Chief Executive Officer of FFP's general partner and the Marketing Company, which permits that corporation to sell alcoholic beverages in FFP Partners' Texas outlets where such sales are legal.

     In many states, sellers of alcoholic beverages have been held responsible for damages caused by persons who purchased alcoholic beverages from them and who were at the time of the purchase, or subsequently became, intoxicated. Although the retail operations have adopted procedures which are designed to minimize such liability, the potential exposure to the Marketing Company as a seller of alcoholic beverages is substantial. FFP Partners' present liability insurance, which will be assumed by the Marketing Company upon consummation of the restructuring, provides coverage, within its limits and subject to its deductibles, for this type of liability.

     Government Regulation - Environmental Regulation. FFP Partners is and the Marketing Company will be subject to various federal, state, and local environmental, health, and safety laws and regulations. In particular, federal regulations issued in late 1988 regarding underground storage tanks established requirements for, among other things, underground storage tank leak detection systems, upgrading of underground tanks with respect to corrosion resistance, corrective actions in the event of leaks, and the demonstration of financial responsibility to undertake corrective actions and compensate third parties for damages in the event of leaks. Certain of these requirements were effective immediately and others are being phased in over a ten year period. However, all underground storage tanks must comply with all requirements by December 1998. FFP Partners has implemented a plan, which the Marketing Company will continue, to bring all of its existing underground storage tanks and related equipment into compliance with these laws and regulations and currently estimates the costs to do so will total approximately $2,000,000 over the next thirteen months.

     All states in which the Marketing Company will initially have underground storage tanks have established trust funds for the sharing, recovering, and reimbursing of certain cleanup costs and liabilities incurred as a result of leaks in such tanks. These trust funds, which essentially provide insurance coverage for the cleanup of environmental damages caused by an underground storage tank leak, are funded by a tax on underground storage tanks or the levy of a "loading fee" or other tax on the wholesale purchase of motor fuels within each respective state. The coverages afforded by each state vary but generally provide up to $1,000,000 for the cleanup of environmental contamination and most provide coverage for third-party liability, as well. Some of the funds require FFP Partners, and will require the Marketing Company, to pay deductibles up to $25,000 per occurrence.

     Management believes FFP Partners complies in all material respects with existing environmental laws and regulations and is not currently aware of any material capital expenditures, other than as discussed above, that will be required to further comply with such existing laws and regulations. However, new laws and regulations could be adopted which could require the Marketing Company to incur significant additional costs.

 THE REIT AND FFP PARTNERS

     The REIT is a newly-formed real estate investment trust under the Texas Real Estate Investment Trust Act (the "TRA"). After the restructuring and until the conversion, the REIT will act only as the general partner of FFP Partners. After the conversion, the REIT will succeed to the real estate holdings of FFP
Partners pursuant to the restructuring.   Prior to the restructuring, the REIT
will have no substantial assets or operations. The REIT has not engaged in any activities other than in connection with its organization and the restructuring. Upon consummation of the restructuring, the REIT will be the general partner of FFP Partners. The REIT's only business will be the management of the assets and business of FFP Partners. After the restructuring, FFP Partners' only assets will be the general partner interest in FFP Properties which will own certain real estate on which the convenience store, truck stop and self-service gasoline outlet businesses of the Marketing Company will be conducted. The principal executive offices of the REIT are located at 2801 Glenda Avenue, Fort Worth, Texas 76117-4391. The telephone number is (817) 838-4700. For purposes of this discussion, references to the REIT include FFP Partners and FFP Properties.

     Properties. Upon completion of the restructuring, the REIT will own the land and buildings at 64 locations (65 upon the closing of the E-Z Serve Acquisition), all of which will be leased to the Marketing Company for use in its retail operations. These leases generally will expire on December 31, 2002, with two five-year renewal periods at the sole option of the Marketing Company. In addition, the REIT will own 102 buildings located on land owned by the Harvison Family. For these locations, the Marketing Company will lease the land from the Harvison Family and will lease the buildings from the REIT. The REIT will determine the amount of rent that it will accept for the leased buildings based on its knowledge of the properties, the operations that will be conducted by the Marketing Company and the general experience of its management in acting as lessor and lessee for similar properties and operating the types of locations that will be leased by the Marketing Company. Management believes that the rental payments that will be paid by the Marketing Company will be a fair rental value. Management did not engage any third party advisors or refer to any third party surveys or analyses of rental rates in making this determination. Substantially all the leases of both the land and the buildings terminate in May 2002 with the option to renew, at the discretion of the Marketing Company, for another five years. If the leases are renewed, the monthly rent will be adjusted by the change in the consumer price index since the leases were entered into. See also "--The Marketing Company--Properties."

     Business Strategy. The REIT intends to acquire additional convenience store, truck stop and similar types of properties, such as locations that may be used for restaurants or other retail purposes. Properties may be acquired for cash, debt or other consideration and through FFP Partners for FFP units. In particular, after the restructuring is completed, the REIT intends to negotiate with the Harvison Family concerning the acquisition by the REIT of the properties owned by the Harvison Family that are now leased to and operated by FFP Partners and that after the restructuring will be leased to the Marketing Company. We contemplate that any such acquisition would be accomplished primarily in exchange for additional limited partner interests in FFP Properties being issued to the Harvison Family. However, we have no agreement or understanding with the Harvison Family concerning the acquisition of their additional properties and there can be no assurance that any such acquisition will occur or of the terms on which it may be accomplished if it does occur.
The determination whether and on what terms to acquire the additional properties will be made by the independent members of the Board of Trust Managers of the REIT. If the REIT acquires the additional properties, they will remain subject to the existing leases to the Marketing Company, many of which we believe provide for rental payments that are less than what could be received for new leases under current market conditions.

     As a real estate investment trust, the REIT will not operate any of the locations it acquires, but will lease the locations to third parties. The Marketing Company may lease and operate additional convenience store and truck stop properties acquired by the REIT, but the REIT may also lease these and other types of locations to persons other than the Marketing Company. If the Marketing Company agrees to operate additional locations on property acquired by the REIT, the leases between the Marketing Company and the REIT will be on an arms-length basis and will likely be similar to the leases existing between the Marketing Company and the REIT at the time of the restructuring.

     Competition. Numerous entities and individuals, many of which have greater financial resources than will the REIT, will compete with the REIT to acquire real estate used by convenience stores, motor fuel retailers and other retail operations. These entities and individuals may be able to accept more risk than the REIT is willing to undertake. Competition generally may reduce the number of suitable investment opportunities available to the REIT and may increase the bargaining power of property owners seeking to sell.

     Employees. The REIT will initially employ two executive officers, both of whom will hold similar positions with the Marketing Company, but will have no other employees. The REIT will utilize employees of the Marketing Company for administrative and other needs. The REIT will enter into a reimbursement agreement with the Marketing Company pursuant to which the REIT will reimburse the Marketing Company for all of its direct and indirect costs allocable to the REIT.

     Government Regulation - Environmental Regulation. As the owner and operator of the tanks and under the leases between the REIT and the Marketing Company, the Marketing Company will be responsible for compliance with all environmental regulations. However, if for any reason the Marketing Company is unable or unwilling to take all actions that may be required, the REIT may be responsible for compliance. See "--The Marketing Company--Government Regulation--Environmental Regulation."

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     FFP Partners. As a limited partnership, FFP Partners does not and will not have directors and officers. Instead, the directors and officers of FFP's general partner manage all operations of FFP Partners. Upon consummation of the restructuring, FFP's general partner will be the REIT.

     The REIT. Upon consummation of the restructuring, the REIT will be managed by members of the REIT's Board of Trust Managers initially comprised of John H. Harvison, Robert E. Garrison, II, Joseph F. Leonardo, J.D. St. Clair, and Randall W. Harvison. The Board will be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring in each year. The trust managers will be responsible for electing the REIT's executive officers, who will serve at the discretion of the REIT's Board. Set forth below are the names, ages and positions of persons who will be trust managers and executive officers of the REIT following consummation of the restructuring:

            NAME              AGE                   POSITION
----------------------------  ---  ---------------------------------------------

John H. Harvison               63  Chairman of the Board of Trust Managers,
                                   President and Chief Executive Officer

Steven B. Hawkins              50  Vice President-Finance and Administration,
                                   Secretary, Treasurer and
                                   Chief Financial Officer

Robert E. Garrison, II (1)     55  Trust Manager

Joseph F. Leonardo (1)         51  Trust Manager

J.D. St. Clair                 62  Trust Manager

Randall W. Harvison            40  Trust Manager

__________________________
(1)    Member of Audit Committee

     The Marketing Company. Upon consummation of the restructuring, the Marketing Company will be managed by members of the Marketing Company's Board of Directors initially comprised of all the members of the Board of Directors of FFP's current general partner, except Mr. Garrison. The Marketing Company's Board of Directors will be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring in each year. The directors will be responsible for electing the Marketing Company's executive officers, who will serve at the discretion of the Marketing Company's Board. After the restructuring, certain members of the current management of FFP Partners will serve as executive officers of the Marketing Company. Set forth below are the names, ages and positions of persons who will be directors and executive officers of the Marketing Company following consummation of the restructuring:

          NAME            AGE                    POSITION
------------------------  ---  -------------------------------------------------

John H. Harvison (1)       63  Chairman of the Board and Chief Executive
                               Officer

Robert J. Byrnes (1)       56  President, Chief Operating Officer and Director

Steven B. Hawkins          50  Vice President - Finance and Administration,
                               Secretary, Treasurer, and Chief Financial Officer

J. D. St. Clair            62  Vice President - Fuel Supply and Distribution
                               and Director

Michael Triantafellou      43  Vice President - Retail Operations and Director

John W. Hughes (1)(2)      55  Director

Garland R. McDonald        59  Director

John D. Harvison           40  Director

E. Michael Gregory (2)     45  Director

__________________________
(1)  Member of Compensation Committee
(2)  Member of Audit Committee

BUSINESS EXPERIENCE OF DIRECTORS AND EXECUTIVE OFFICERS

     John H. Harvison has been Chairman of the Board and Chief Executive Officer of FFP's general partner since the commencement of FFP Partners' operations in May 1987. Mr. Harvison is a founder and an executive officer of each of the companies from which FFP Partners acquired its initial base of retail outlets, and has been active in the retail gasoline business since 1958 and in the convenience store business since 1973. In addition, he has been involved in oil and gas exploration and production, the ownership and management of an oil refinery and other personal investments. In January 1995, Mr. Harvison consented to the entry of a cease and desist order by the United States Office of Thrift Supervision that, among other things, prohibits him from participating in any manner in the conduct of the affairs of federally insured depository institutions. This Order was issued in connection with Mr. Harvison's ownership in a federal savings bank and transactions between him (and companies in which he had an ownership interest) and that institution. In consenting to the issuance of the Order, Mr. Harvison did not admit any of the allegations against him and consented to the issuance of the Order solely to avoid the cost and distraction that would be caused by prolonged litigation to contest the positions taken by the Office of Thrift Supervision. Mr. Harvison is the father of John D. Harvison and Randall W. Harvison.

     Robert J. Byrnes has been the President of FFP's general partner since April 1989 and has been a director of FFP's general partner since May 1987.
From May 1987 to April 1989, Mr. Byrnes served as Vice President - Truck Stop Operations for FFP Partners. Mr. Byrnes has been, since 1985, the President of Swifty Distributors, Inc., one of the companies from which FFP Partners acquired its initial retail outlets. From 1975 through 1984, Mr. Byrnes was President of Independent Enterprises, Inc., which owned and operated convenience stores and a truck stop. During that period, he was also President of Enterprise Distributing, Inc., a wholesaler of motor fuels. Prior to 1975, Mr. Byrnes was President of Foremost Petroleum Corporation (which is now a subsidiary of Citgo Petroleum Corporation) and was a distribution manager for ARCO Oil & Gas Company. He is currently a director of Plaid Pantries, Inc., an operator of convenience stores headquartered in Beaverton, Oregon.

     Steven B. Hawkins has been Vice President - Finance and Administration, Secretary and Treasurer of FFP's general partner since May 1987. From April 1980 through December 1987, Mr. Hawkins was employed as Secretary/Treasurer, Controller and Chief Financial Officer by various companies affiliated with FFP's general partner. Prior to joining such affiliates, Mr. Hawkins was employed for nine years by Arthur Andersen & Co., an international public accounting firm. He is a member of both the American Institute of Certified Public Accountants and the Texas Society of CPAs.

     J. D. St. Clair has been Vice President - Fuel Supply and Distribution and a director of FFP's general partner since May 1987. Mr. St. Clair is a founder and an executive officer of several of the companies from which FFP Partners acquired its initial retail outlets. He has been involved in the retail gasoline marketing and convenience store business since 1971. Mr. St. Clair performed operations research and system analysis for Bell Helicopter, Inc., from 1967 to 1971; for the National Aeronautics and Space Administration from 1962 to 1967; and for Western Electric Company from 1957 to 1962.

     Michael Triantafellou was elected Vice President - Retail Operations and a director of FFP's general partner in February 1997. He had served as Director of Truck Stops and Food Service Operations for FFP Partners since January 1994. Mr. Triantafellou has been engaged in the truck stop and food service industries since 1976, having held various middle and upper management positions in the truck stop businesses of Truckstops of America (from 1975 to 1980), Bar-B Management (from 1980 to 1985), Greyhound-Dial Corp. (from 1985 to 1993), and Knox Oil of Texas (from 1993 to 1994). Mr. Triantafellou is a 1975 graduate of the Wharton School of the University of Pennsylvania.

     Robert E. Garrison, II has been a director of FFP's general partner since May 1987. Mr. Garrison is a managing partner of Harris, Webb & Garrison, a regional merchant and investment bank, and is also Chairman and Chief Executive Officer of Pinnacle Management & Trust Co., a state chartered independent trust company. From October 1992 through February 1994, Mr. Garrison was Chairman of Healthcare Capital Group, Inc., a regional investment bank focusing on the health care industry. From April 1991 through October 1992, Mr. Garrison was Chairman and Chief Executive Officer of Med Center Bank & Trust, one of the leading independent banks in Houston, Texas. Mr. Garrison served as President of Iroquois Brands, Ltd. ("IBL"), a manufacturer of material handling and construction equipment, pharmaceutical and personal care products, and operator of convenience stores and retail fuel outlets in the United Kingdom from 1989 until September 1990. From 1982 through March 1989, Mr. Garrison served as Executive Vice President and director of Lovett Mitchell Webb & Garrison, Inc. ("LMW&G"), one of the representatives of the underwriters in the initial public offering of FFP Partners in May 1987, where he managed the Investment Research and Investment Banking Division, and Boettcher &

Company, Inc., which acquired LMW&G in September 1987. From 1971 to 1982, Mr. Garrison was First Vice President and Director of Institutional Research at Underwood Neuhaus & Co. From 1969 to 1971, Mr. Garrison was Vice President of BDSI, a venture capital subsidiary of General Electric.

     John W. Hughes has been a director of FFP's general partner since May 1987. Mr. Hughes is an attorney with the law firm of Garrison & Hughes, L.L.P., in Fort Worth, Texas. From 1991 to 1995 he was an attorney with the firm of Simon, Anisman, Doby & Wilson, P.C., in Fort Worth, Texas. Since 1963, Mr. Hughes has been a partner of Hughes Enterprises, which invests in venture capital opportunities, real estate, and oil and gas.

     Garland R. McDonald is employed by FFP Partners to oversee and direct a variety of special projects. He was elected to the Board of FFP's general partner in January 1990. He had previously served as a director of FFP's general partner from May 1987 through May 1989 and served as a Vice President of FFP's general partner from May 1987 to October 1987. Mr. McDonald is a founder and the Chief Executive Officer of Hi-Lo Distributors, Inc. and Gas-Go, Inc., two of the companies from which FFP Partners initially acquired its retail outlets. He has been actively involved in the convenience store and retail gasoline businesses since 1967.

     John D. Harvison was elected a director of FFP's general partner in April 1995. Mr. Harvison has been Vice President of Dynamic Production, Inc. ("Dynamic"), an independent oil and gas exploration and production company, since 1977. He previously served as Operations Manager for Dynamic from 1977 to 1987. He also serves as an officer of various other companies that are affiliated with Dynamic that are involved in real estate and various other investment activities. Mr. Harvison is the son of John H. Harvison and the brother of Randall W. Harvison.

     E. Michael Gregory was elected to the Board of FFP's general partner in September 1995. Mr. Gregory is the founder and President of Gregory Consulting, Inc., an engineering and consulting firm involved in the development of products related to the distribution and storage of petroleum products and computer software for a variety of purposes including work on such products and software for FFP Partners. Prior to founding Gregory Consulting, Inc., in 1988, Mr. Gregory was the Chief Electronic Engineer for Tidel Systems (a division of The Southland Corporation) where he was responsible for new product concept development and was involved in projects involving the monitoring of fuel levels in underground storage tanks. He is a Registered Professional Engineer in Texas.

     Joseph F. Leonardo was elected to the Board of Trust Managers of the REIT in December 1997. Since August 1992, Mr. Leonardo has been President and Chief Executive Officer of Leonardo Management Corporation, which provides strategic planning, market positioning, and other sales and marketing consulting. Mr. Leonardo also operates Convenience Directions which publishes Info Marketing, a convenience store industry newsletter. Prior to forming Leonardo Management, Mr. Leonardo served in various executive positions with several convenience store operators.

     Randall W. Harvison is an attorney and has been engaged in a solo practice in Fort Worth, Texas, since 1994. Since 1987, Mr. Harvison has also been an employee of a subsidiary of FFP Partners and of various companies controlled by the Harvison Family that are engaged in real estate investment and management and other investment activities. Randall W. Harvison is the son of John H. Harvison and the brother of John D. Harvison.

EXECUTIVE COMPENSATION

     The REIT and the Marketing Company will not begin paying any cash compensation to their executive officers and directors until the consummation of the restructuring, which is expected to be on or about December 28, 1997. Management anticipates that the compensation to be paid by the REIT to its trust managers and by the Marketing Company to its executive officers and directors will be commensurate with that paid by FFP Partners, which is described below. Executive officers of the REIT who are also executive officers of the Marketing Company will receive a salary from the Marketing Company and not from the REIT.

     The REIT and the Marketing Company intend to enter into a reimbursement agreement pursuant to which the REIT will reimburse the Marketing Company for all of its direct and indirect costs (principally officers' compensation and other general and administrative costs) allocable to the REIT. The reimbursement for officers' compensation costs incurred by the Marketing Company in connection with the REIT's activities will be determined by the amount of time management and other personnel spend conducting the activities of the REIT compared to the amount of time they spend conducting the activities of the Marketing Company. Since the REIT's only activity after the restructuring will be serving as the general partner of FFP Partners, all of the REIT's costs and expenses will be borne by FFP Partners. We estimate that the costs to be reimbursed to the Marketing Company by FFP Partners under the reimbursement agreement would be approximately $200,000 for fiscal year 1998.

     Each director who is not an officer or employee of FFP's general partner or FFP Partners receives an annual retainer of $4,000 plus $1,000 for each board meeting, or committee meeting not held in conjunction with a board meeting, which he attends and $500 for each telephone meeting in which he participates. Each director is also reimbursed for expenses related to attendance at board meetings. The REIT and the Marketing Company intend to follow this practice.

     In addition, upon their election to the Board, non-employee directors are generally granted options to acquire 25,000 Class A Units at the fair market value of the underlying units on the date of grant. The options become exercisable with respect to one-third of the units covered thereby on each of the anniversary dates following the grant and expire ten years after the date of the grant. In the event of a change in control of FFP Partners, any unexercisable portion of the options will become immediately exercisable. Upon exercise, the option price may be paid, in whole or in part, in Class A Units owned by the director. It has not yet been determined whether non-employee directors of the REIT and the Marketing Company will be granted options on a similar basis.

     Directors who are officers or employees of FFP's general partner or FFP Partners receive no additional compensation for attendance at board or committee meetings. The REIT and the Marketing Company intend to follow this practice.

     FFP's general partner has employment agreements with Messrs. Harvison, Byrnes, Hawkins and St. Clair which provide that if the employment of any such officer is terminated for any reason other than the commission of an act of fraud or dishonesty with respect to FFP Partners or for the intentional neglect or nonperformance of his duties, such officer is to receive an amount equal to twice his then current annual salary plus a continuation of certain benefits provided by FFP Partners for a period of two years. Any cost incurred under these agreements is to be borne by FFP Partners. The Marketing Company intends to enter into substantially similar employment agreements with these individuals after the restructuring.

     The following table provides information regarding compensation paid during each of FFP Partners' last three fiscal years to FFP Partners' Chief Executive Officer and to each of FFP Partners' other executive officers who earned salary and bonus of more than $100,000 in the latest fiscal year:

                          SUMMARY COMPENSATION TABLE

                                                  ANNUAL COMPENSATION
                                                -----------------------
                                                          OTHER ANNUAL
              NAME AND                           SALARY   COMPENSATION
         PRINCIPAL POSITION               YEAR    ($)         ($)
----------------------------------------  ----  --------  -------------
John H. Harvison                          1996  137,597 (1)          -
Chairman and Chief Executive Officer      1995  135,000              -
                                          1994  135,000              -


Robert J. Byrnes                          1996  137,597 (1)          -
President, Chief Operating Officer and    1995  135,000              -
 Director                                 1994  135,000              -

Avry Davidovich (2)                       1996  127,404 (1)          -
Executive Vice President - Convenience    1995  125,000              -
 Stores and Director                      1994  125,000              -

___________________________

(1) The annual salaries did not change from 1995 to 1996. FFP Partners pays its employees on a weekly basis and there were 53 pay periods in 1996 versus 52 pay periods in 1995.

(2) Mr. Davidovich resigned as an officer and director in February 1997.

There were no long-term compensation awards or payouts during any of the last three years.

     Class A Unit Options Exercised during Fiscal 1996 and Fiscal Year End Option Values. The following table provides information about options exercised during FFP Partners' last fiscal year and the value of unexercised options held at the end of the fiscal year by the named executive officers:

                                                                                 VALUE OF
                                                              NUMBER OF         UNEXERCISED
                                       UNITS                 UNEXERCISED       IN-THE-MONEY
                                      ACQUIRED               OPTIONS/SARS      OPTIONS/SARS
                                        ON        VALUE     AT 1996 FISCAL    AT 1996 FISCAL
             NAME AND                 EXERCISE   REALIZED      YEAR END         YEAR END
        PRINCIPAL POSITION              (#)        ($)           (#)             ($) (1)
------------------------------------  --------   --------   --------------    --------------
                                                             EXERCISABLE/      EXERCISABLE/
                                                             UNEXERCISABLE     UNEXERCISABLE
John H. Harvison
Chairman and Chief Executive               -0-        -0-         40,000/0    $  65,000/$0
 Officer

Robert J. Byrnes
President, Chief Operating Officer
 and Director                              -0-        -0-         35,000/0    $  56,875/$0

Avry Davidovich (2)
Executive Vice President -
 Convenience Stores and Director           -0-        -0-              0/0    $       0/$0

_______________________________

(1) The closing price for FFP Partners' Class A Units as reported by the American Stock Exchange on December 29, 1996, was $5.375. The value shown is calculated by multiplying the difference between this closing price and the option exercise price times the number of units underlying the option.

(2) Mr. Davidovich resigned as an officer and director in February 1997.

    Upon completion of the restructuring, existing options will be divided into separate options to purchase FFP units and Marketing Company shares. Each current option to purchase one FFP unit will be separated into an option to purchase one FFP unit and an option to purchase one Marketing Company share.
The exercise price of the existing FFP unit option will also be divided between the two new options in proportion to the average of the closing market price of the FFP units and the Marketing Company shares during the first month of trading after completion of the restructuring.


        SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    The following table and the notes thereto set forth certain information regarding the beneficial ownership of FFP units as of the Record Date, by (i) each current director of FFP's general partner; (ii) each officer of FFP's general partner who received at least $100,000 in salary and bonus in fiscal 1996; (iii) all present executive officers and directors of FFP's general partner as a group and (iv) each other person known to FFP Partners to own beneficially more than five percent of the presently outstanding FFP units; and the number of FFP units and Marketing Company shares that will be held immediately after the restructuring by (i) each of the foregoing persons; (ii) each director or trust manager of the REIT and the Marketing Company; (iii) each officer of the REIT and the Marketing Company who is expected to receive at least $100,000 in salary and bonus in fiscal 1998; (iv) all executive officers and directors or trust managers of the REIT and the Marketing Company as a group and (v) each other person known to FFP Partners, the REIT or the Marketing Company who will own beneficially more than five percent of the FFP units or the Marketing Shares based on their ownership on the Record Date.

                                        BEFORE THE RESTRUCTURING
                              -------------------------------------------
     NAME AND ADDRESS         NUMBER OF FFP
      OF BENEFICIAL            UNITS OWNED                PERCENT OWNED
         OWNER(1)             BENEFICIALLY               BENEFICIALLY(2)
---------------------------  ---------------             ----------------
John H. Harvison                   1,509,943        (3)             40.3%
Robert J. Byrnes                      51,833        (4)              1.4%
Steven B. Hawkins                     26,300        (5)              0.7%
J.D. St. Clair                       118,417        (6)              3.2%
Michael Triantafellou                  6,666        (7)              0.2%
Robert E. Garrison, II                86,805        (8)              2.3%
John W. Hughes                             0                         0.0%
Garland R. McDonald                  257,667        (9)              6.9%
John D. Harvison                   1,486,610       (10)             40.0%
E. Michael Gregory                    16,667       (11)              0.4%
Joseph F. Leonardo                         0                         0.0%
Randall W. Harvison                1,469,943       (12)             39.7%
Edmund & Mary Shea
   Real Property Trust               126,700                         3.4%
7HBF, Ltd                            699,333       (13)             18.9%
HBF Financial, Ltd.                  738,443       (14)             19.9%

All directors and
 executive officers, as a
 group, of --                      1,796,548       (15)             48.5%
    FFP's general partner
    (10 persons before and
    6 persons after the
     restructuring)
    The Marketing Company
        (9 persons after
         the restructuring)



                                                              AFTER THE RESTRUCTURING
                              ------------------------------------------------------------------------------------
                                                                          NUMBER OF
     NAME AND ADDRESS         NUMBER OF FFP                               MARKETING CO.
      OF BENEFICIAL            UNITS OWNED              PERCENT OWNED     SHARES OWNED              PERCENT OWNED
         OWNER(1)             BENEFICIALLY             BENEFICIALLY(2)    BENEFICIALLY             BENEFICIALLY(2)
---------------------------  ---------------          ----------------    ------------            ----------------
John H. Harvison                      40,000   (16)               1.8%        1,585,153    (3)               41.5%
Robert J. Byrnes                      35,000   (16)               1.5%          127,043    (4)                3.3%
Steven B. Hawkins                     26,300    (5)               1.2%           26,300    (5)                0.7%
J.D. St. Clair                        35,000   (17)               1.6%          193,627    (6)                5.1%
Michael Triantafellou                  6,666    (7)               0.3%            6,666    (7)                0.2%
Robert E. Garrison, II                86,805    (8)               3.9%           86,805    (8)                2.3%
John W. Hughes                             0                      0.0%                0                       0.0%
Garland R. McDonald                   63,500   (18)               2.8%          332,877    (9)                8.8%
John D. Harvison                      16,667   (16)               0.7%        1,561,820   (10)               41.1%
E. Michael Gregory                    16,667   (11)               0.7%           16,667   (11)                0.4%
Joseph F. Leonardo                         0                      0.0%                0                       0.0%
Randall W. Harvison                        0                      0.0%        1,469,943   (12)               38.9%
Edmund & Mary Shea
   Real Property Trust               126,700                      5.7%          126,700                       3.4%
7HBF, Ltd                                  0                      0.0%          736,749   (13)               19.5%
HBF Financial, Ltd.                        0                      0.0%          738,443   (14)               19.5%

All directors and
 executive officers, as a
 group, of --                        188,105                      8.4%
    FFP's general partner
    (10 persons before and
    6 persons after the
     restructuring)
    The Marketing Company                                                     1,784,953   (15)               47.2%
        (9 persons after
         the restructuring)

______________________________

 (1) All of the directors and officers of FFP's general partner and principal unitholders of FFP Partners may be contacted at FFP Partners' offices, 2801 Glenda Avenue, Fort Worth, Texas 76117-4391.
 (2) Based on 3,704,205 issued and outstanding FFP units at the Record Date, 2,234,262 FFP units outstanding after the restructuring and 3,779,415 Marketing Company shares outstanding after the restructuring. FFP units and Marketing Company shares that an individual has the right to acquire within 60 days pursuant to the exercise of options are deemed to be outstanding for the purpose of computing the percentage ownership of such individual but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group shown in the table. Class A Units and Class B Units have been combined for purposes of calculating the percent beneficially owned because each class has identical voting and economic rights.

 (3) Includes options to acquire 40,000 Class A Units and 40,000 Marketing Company shares. Also includes 524,333 Class A Units, 175,000 Class B Units and 699,333 Marketing Company shares beneficially owned by 7HBF, Ltd. (a Texas limited partnership of which John H. Harvison and members of his family are partners); 738,443 Class A Units and 738,443 Marketing Company shares beneficially owned by HBF Financial, Ltd. (a Texas limited liability company which is 98%-owned by trusts for the benefit of the children of John H. Harvison); and 32,167 Class A Units and 32,167 Marketing Company shares owned by a company of which John H. Harvison is an officer and director and one-third of which is owned by trusts for the benefit of his children; and 75,210 Marketing Company shares owned by a company of which John H. Harvison is an officer and director. 7HBF, Ltd., may be deemed to share beneficial ownership of 144,417 Units and 144,417 Marketing Company shares with Garland R. McDonald, 49,750 Units and 49,750 Marketing Company shares with Garland R. McDonald and Barbara J. Smith (John H. Harvison's sister), 83,417 Units and 83,417 Marketing Company shares with J. D. St. Clair, and 16,833 Units and 16,833 Marketing Company shares with Robert J. Byrnes. The beneficial ownership of the 175,000 Class B Units is in dispute based on the prior ownership of Economy Oil Company, the record holder of the units. The dispute is being resolved in the State District Court of Texas .

 (4) Includes options to acquire 35,000 Class A Units and 35,000 Marketing Company shares; also includes 16,833 Class A Units and 16,833 Marketing Company shares held by a company of which Mr. Byrnes is a director, executive officer, and 50% owner. Mr. Byrnes may be deemed to share beneficial ownership of the 16,833 Class A Units and 16833 Marketing Company shares with 7HBF Financial, Ltd.

 (5) Includes options to acquire 25,000 Class A Units and 25,000 Marketing Company shares and 1,300 Class A Units and 1,300 Marketing Company shares held by an Individual Retirement Account for the benefit of Mr. Hawkins.

 (6) Includes options to acquire 30,000 Class A Units and 30,000 Marketing Company shares and 5,000 Class A Units and 5,000 Marketing Company shares held directly; also includes 83,417 Class A Units and 83,417 Marketing Company shares held by a company of which Mr. St. Clair is a director, executive officer, and a one-third owner. Mr. St. Clair may be deemed to share beneficial ownership of the 83,417 Class A Units and 83,417 Marketing Company shares with 7HBF Financial, Ltd.

 (7) Consists of options to acquire 6,666 Class A Units and 6,666 Marketing Company shares.

 (8) Includes 79,751 Class A Units and 79,751 Marketing Company shares held directly and 7,054 Class A Units and 7,054 Marketing Company shares held by an Individual Retirement Account for the benefit of Mr. Garrison.

 (9) Includes options to acquire 25,000 Class A Units and 25,000 Marketing Company shares; also includes 194,167 Class A Units and 194,167 Marketing Company shares held by two companies of which Mr. McDonald is a director, executive officer, and a 50% owner; also includes 38,500 Class A Units and 38,500 Marketing Company shares held by an Individual Retirement Account for the benefit of Mr. McDonald. Mr. McDonald may be deemed to share beneficial ownership of 144,417 Class A Units and 144,417 Marketing Company shares with 7HBF, Ltd., and of 49,750 Units and 49,750 Marketing Company shares with 7HBF, Ltd., and Barbara J. Smith (John H. Harvison's sister.)
(10) Includes options to acquire 16,667 Class A Units and 16,667 Marketing Company shares; also includes 524,333 Class A Units, 175,000 Class B Units and 699,333 Marketing Company shares beneficially owned by 7HBF, Ltd. (a Texas limited partnership of which John D. Harvison and members of his family are partners); and 738,443 Class A Units and 738,443 Marketing Company shares beneficially owned by HBF Financial, Ltd. (a Texas limited liability company which is 98%-owned by trusts for the benefit of the siblings of John D. Harvison); and 32,167 Class A Units and 32,167 Marketing Company shares owned by a company one-third of which is owned by trusts for the benefit of John D. Harvison and his siblings; and 75,210 Marketing Company shares owned by a company of which John D. Harvison is a director. 7HBF, Ltd., may be deemed to share beneficial ownership of 144,417 Units and 144,417 Marketing Company shares with Garland R. McDonald, 49,750 Units and 49,750 Marketing Company shares with Garland R. McDonald and Barbara J. Smith (John H. Harvison's sister), 83,417 Units and 83,417 Marketing Company shares with J. D. St. Clair, and 16,833 Units and 16,833 Marketing Company shares with Robert J. Byrnes. The beneficial ownership of the 175,000 Class B Units is in dispute based on the prior ownership of Economy Oil Company, the record holder of the units. The dispute is being resolved in the State District Court of Texas.


(11) Consists of options to acquire 16,667 Class A Units and 16,667 Marketing Company shares.
(12) Includes 524,333 Class A Units, 175,000 Class B Units and 699,333 Marketing Company shares beneficially owned by 7HBF, Ltd. (a Texas limited partnership of which Randall W. Harvison and members of his family are partners); and 738,443 Class A Units and 738,443 Marketing Company shares beneficially owned by HBF Financial, Ltd. (a Texas limited liability company which is 98%-owned by trusts for the benefit of the siblings of Randall W. Harvison); and 32,167 Class A Units and 32,167 Marketing Company shares owned by a company one-third of which is owned by trusts for the benefit of Randall W. Harvison and his siblings. 7HBF, Ltd., may be deemed to share beneficial ownership of 144,417 Units and 144,417 Marketing Company shares with Garland R. McDonald, 49,750 Units and 49,750 Marketing Company shares with Garland R. McDonald and Barbara J. Smith (John H. Harvison's sister), 83,417 Units and 83,417 Marketing Company shares with
     J. D. St. Clair, and 16,833 Units and 16,833 Marketing Company shares with Robert J. Byrnes. The beneficial ownership of the 175,000 Class B Units is in dispute based on the prior ownership of Economy Oil Company, the record holder of the units. The dispute is being resolved in the State District Court of Texas.

(13) Includes 524,333 Class A Units, 175,000 Class B Units and 699,333 Marketing Company shares owned by eight companies which are owned or controlled by 7HBF, Ltd., a limited partnership owned by John H. Harvison and members of his immediate family. 7HBF, Ltd., may be deemed to share beneficial ownership of 144,417 Units and 144,417 Marketing Company shares with Garland R. McDonald, 49,750 Units and 49,750 Marketing Company shares with Garland R. McDonald and Barbara J. Smith (John H. Harvison's sister), 83,417 Units and 83,417 Marketing Company shares with J.D. St. Clair, and 16,833 Units and 16,833 Marketing Company shares with Robert J. Byrnes.
(14) Includes 738,443 Class A Units and 738,443 Marketing Company shares owned by a company which is owned by HBF Financial, Ltd., a limited liability company 98% owned by trusts for the benefit of the children of John H. Harvison and 2% owned by one of his sisters. In addition, HBF Financial, Ltd., owns 31% of the general partner of 7HBF, Ltd.
(15) Includes the Units and Marketing Company shares discussed in notes 13 and 14.

(16) Consists of options to acquire Class A Units of FFP Partners, L.P.
(17) Consists of 5,000 Class A Units held directly and options to acquire 30,000 Class A Units.

(18) Consists of options to acquire 25,000 Class A Units of FFP Partners and 38,500 Class A Units held by an Individual Retirement Account for the benefit of Mr. McDonald.

                             CONFLICTS OF INTEREST

GENERAL

    The restructuring and the recommendation by FFP's general partner to approve the restructuring, as well as the planned operations of FFP Partners, the REIT and the Marketing Company after the restructuring, involve potential conflicts of interest. The duties of the FFP Partners' current general partner, a Delaware corporation, the Board of Trust Managers of the REIT, a Texas real estate investment trust, and the Board of Directors of the Marketing Company, a Texas company, are determined by the law of the state where each of them is organized. See "Summary Comparison of FFP Units, REIT Shares and Marketing Company Shares." Under the law of each of these states, in resolving these conflicts of interest, the general partner and the Board of Directors of the Marketing Company must act in accordance with their fiduciary duties to the FFP unitholders, the holders of REIT shares and the holders of Marketing Company shares, which are described in "Summary Comparison of FFP Units, REIT Shares and Marketing Company Shares--Fiduciary Duties." In resolving specific conflicts of interest, the Board of Directors of the Marketing Company and the Board of Trust Managers of the REIT intend generally to obtain a vote of disinterested directors or trust managers. However, other methods of resolving the conflicts may also be used from time to time depending on the circumstances. We cannot predict whether or when any such alternative methods of resolving conflicts will be used, or whether any such conflicts will be resolved in a manner favorable to the FFP unitholders or shareholders of the Marketing Company.

    The REIT and the Marketing Company intend to enter into a reimbursement agreement pursuant to which the REIT will reimburse the Marketing Company for all of its direct and indirect costs (principally officers' compensation and other general and administrative costs) allocable to the REIT. The reimbursement for officers' compensation costs incurred by the Marketing Company in connection with the REIT's activities will be determined by the amount of time management and other personnel spend conducting the activities of the REIT compared to the amount of time they spend conducting the activities of the Marketing Company. Since the REIT's only activity after the restructuring will be serving as the general partner of FFP Partners, all of the REIT's costs and expenses will be borne by FFP Partners.

    Under employment agreements with Messrs. Harvison, Byrnes, Hawkins and St. Clair, if the employment of the officer is terminated for any reason other than the commission of an act of fraud or dishonesty with respect to FFP Partners or for the intentional neglect or nonperformance of his duties, the officer is to receive an amount equal to twice his then current annual salary plus a continuation of certain benefits provided by FFP Partners for a period of two years. After the restructuring, FFP Partners will terminate the agreements with Messrs. Byrnes and St. Clair and will modify the agreements with Messrs. Harvison and Hawkins to provide that their severance payments will be based on the amount of their compensation allocated to FFP Partners or the REIT. The Marketing Company will then enter into substantially similar employment agreements with all four individuals, which for Messrs. Harvison and Hawkins will provide that their severance payments for the Marketing Company will be based on the amount of their compensation allocated to the Marketing Company.

THE RESTRUCTURING

    FFP's general partner will receive no cash or other property in connection with the restructuring other than the distribution of 1% of the Operating Partnership's real property, which it will contribute to FFP Properties in exchange for interests in FFP Properties, 37,416 REIT shares which it will receive in exchange for its 1% general partner interest in FFP Partners and certain subsidiary partnerships of FFP Partners and 2% of the Marketing Company shares, which it will receive for its 1% general partner interest in FFP Partners and its 1% interest in certain of FFP Partners' current operating subsidiaries. In the restructuring, the Harvison Family will exchange the FFP units it owns for economically equivalent limited partner interests in FFP Properties. The limited partner interests in FFP Properties that the Harvison Family will receive in the restructuring will not provide that they are redeemable for REIT shares or cash after the conversion, unlike the FFP units which generally will be redeemable.

    To avoid potential conflicts of interest arising because of the Harvison Family's control of FFP's general partner, the decision to recommend the restructuring was approved by the members of the Board of Directors of FFP's general partner who are not otherwise affiliated with FFP Partners and are not members of the Harvison Family.

OPERATIONS OF FFP PARTNERS, THE REIT AND THE MARKETING COMPANY

    We lease and the Marketing Company will lease land or land and buildings for some of its retail outlets and some administrative and executive office facilities from various entities directly or indirectly owned by the Harvison Family and

Messrs. Byrnes, St. Clair, and McDonald. During fiscal 1996, FFP Partners paid $847,000 to such entities with respect to these leases. We believe the leases with these affiliates are on terms that are more favorable to FFP Partners than terms that could have been obtained from unaffiliated third parties for similar properties.

    The rental payments to be paid by the Marketing Company to FFP Properties upon consummation of the restructuring have been established based on what we believe the fair market value of the properties to be. We have not obtained an independent appraisal of the properties.

    Determinations are made by FFP's general partner with respect to costs incurred by FFP's general partner (whether directly or indirectly through its affiliates) that will be reimbursed by FFP Partners. FFP Partners reimburses FFP's general partner and any of its affiliates for direct and indirect general and administrative costs, principally officers' compensation and associated expenses, related to the business of FFP Partners. The reimbursement is based on the time devoted by employees to FFP Partners' business or upon such other reasonable basis as may be determined by FFP's general partner. In fiscal 1996, FFP Partners reimbursed FFP's general partner and its affiliates $745,000 for such expenses.

    As described in "Management," employees of the Marketing Company initially will conduct all operations of FFP Partners and the REIT under the management and supervision of the Board of Trust Managers of the REIT, pursuant to a management agreement between the Marketing Company, the REIT and FFP Partners. The Marketing Company is not prohibited from engaging in any business or arrangement that may be in competition with FFP Partners or the REIT or from acquiring or holding real property interests of any kind, including real property interests of the same type to be held by FFP Partners. The Marketing Company has no current plans to acquire real property interests, however, and the Board of Directors of FFP's general partner does not anticipate that this will have an adverse effect on FFP Partners' operations. Similarly, the Board of Directors of FFP's general partner does not anticipate that there will be any effect on the employees' loyalty and care in connection with the day-to-day operations of the Marketing Company.

CERTAIN OTHER RELATIONSHIPS AND TRANSACTIONS

    John H. Harvison, Chairman of FFP's general partner, owns 50% of Product Supply Services, Inc. ("Product Supply"), which provides consulting services and acts as an agent for FFP Partners in connection with the procurement of motor fuel for sale by FFP Partners. Product Supply provides such services to FFP Partners pursuant to an agreement providing that FFP Partners will pay Product Supply $5,000 per month, supply it with office space and support services, such as telephone and clerical assistance, and pay its reasonable out-of-pocket costs in providing such services. The agreement may be canceled either by FFP Partners or Product Supply upon sixty days' written notice. During fiscal year 1996, FFP Partners paid $68,000 to Product Supply under this agreement.

    E. Michael Gregory, a Director of FFP's general partner, is the owner and president of Gregory Consulting, Inc., which provides engineering, consulting, and other similar services to FFP Partners. During fiscal year 1996, FFP Partners paid Gregory Consulting, Inc. $246,000 for such services.

    Under Texas law, FFP Partners is not permitted to hold licenses to sell alcoholic beverages in Texas. Consequently, FFP Partners has entered into agreements with Nu-Way Beverage Company ("Nu-Way Beverage"), a company wholly owned by John H. Harvison, under which Nu-Way Beverage sells alcoholic beverages at FFP Partners' Texas outlets. Under this agreement, FFP Partners receives rent and a management fee relative to the sale of alcoholic beverages and it loans funds to Nu-Way Beverage to pay for alcoholic beverage purchases. FFP Partners receives interest on such funds at 1/2% above the prime rate charged by a major commercial bank and the loan is secured by the alcoholic beverage inventory located in FFP Partners' Texas outlets. During 1996, the highest balance due under this loan was $433,000 and the balance at the end of the year was $420,000. During 1996, Nu-Way Beverage sold $8,240,000 of alcoholic beverages at FFP Partners' Texas outlets. After deducting cost of sales and other expenses related to these sales, including $1,265,000 of rent, management fees, and interest paid to FFP Partners, Nu-Way Beverage had earnings of $82,000 from sales of alcoholic beverages at FFP Partners' outlets.

    In June 1994, FFP Partners concluded the settlement of a lawsuit which it had filed against Nu-Way Oil Company and Nu-Way Distributing Company (the "Nu-Way Companies"), both of which are now controlled by the Harvison Family, and a related suit which the Nu-Way Companies had filed against FFP Partners. In the initial public offering of FFP Partners' units, FFP Partners acquired certain convenience store and related businesses of the Nu-Way Companies. After the offering, in order to maintain necessary relationships with a supplier, FFP Partners paid certain obligations of the Nu-Way Companies to that supplier relating to the businesses acquired by FFP Partners, and withheld distributions attributable to the Nu-Way Companies' interest in FFP Partners. At that time the Nu-Way Companies were owned jointly by the

Harvison Family and a third party and the third party controlled the operations of the Nu-Way Companies. FFP Partners filed its suit to seek recovery under the terms of an indemnity agreement executed by the companies from which it had acquired the businesses, of the amounts it had paid to the supplier and for legal fees it had expended in connection with a lawsuit filed by an unrelated third party against another company from which FFP Partners had acquired its convenience store businesses, which company's ownership was the same as that of the Nu-Way Companies. The Nu-Way Companies then filed suit claiming damages for the withholding of distributions.

    FFP Partners' claim approximated $1,000,000, plus interest. Under the settlement, all claims in both of the lawsuits were dismissed and FFP Partners received cash, a promissory note from Nu-Way Oil Company (secured by first and second liens on real estate), and title to a convenience store which was being leased by FFP Partners from Nu-Way Oil Company. FFP Partners estimated the assets it received had an aggregate value of $485,000. Nu-Way Oil Company received approximately $65,000 in cash held in the registry of the court as a result of the distributions on the units owned by the Nu-Way Companies and 30,000 Class B FFP units owned by Nu-Way Oil Company that were being held by an escrow agent. This agreement was approved by the disinterested directors of FFP's general partner. The note which FFP Partners received in connection with this settlement is to be repaid over five years, with interest at 9.5%; the highest balance outstanding during 1996 under the note was $89,000, and the balance outstanding at year end 1996 was $69,000.

    In 1980 and 1982, certain affiliated companies of FFP Partners granted to E-Z Serve, Inc. ("E-Z Serve"), the right to sell motor fuel at retail for a period of ten years at self-serve gasoline stations owned or leased by the affiliated companies or their affiliates. All rights to commissions under these agreements and the right to sell motor fuel at wholesale to E-Z Serve at such locations were assigned to FFP Partners on May 21, 1987, in connection with the acquisition of its initial base of retail operations. In December 1990, in connection with the expiration or termination of the agreements with E-Z Serve, FFP Partners entered into agreements with Thrift Financial Co., a company owned and controlled by the Harvison Family, which grant to FFP Partners the exclusive right to sell motor fuel at certain retail locations. The terms of these agreements are comparable to agreements that FFP Partners has with other unrelated parties. During fiscal 1996, FFP Partners paid Thrift Financial Co. $276,000 under these agreements.


                           DESCRIPTION OF SECURITIES

 FFP PARTNERS

    The summary of the terms of FFP Partners' limited partner interests set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the FFP Amended Partnership Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this Proxy Statement constitutes a part, and the Delaware RULPA. See "Additional Information." You should also review "Summary Comparison of FFP Units, REIT Shares and Marketing Company Shares."

    FFP Units. The FFP units represent limited partnership interests in FFP Partners. There is no limitation on the total number of limited partnership interests that may be issued by FFP Partners. Immediately upon completion of the restructuring, 2,234,262 FFP units will be issued and outstanding. Holders of FFP units are entitled to participate in such distributions of partnership funds as may be properly made from time to time in the sole discretion of FFP's general partner and, in the event of any liquidation or winding up of FFP Partners, to receive any assets of FFP Partners remaining after satisfaction of FFP Partners' liabilities and capital account requirements. Except to the extent a limited partner takes part in the control of the business of FFP Partners, the FFP units are fully paid and FFP unitholders will not be required to make additional contributions to FFP Partners.

    The percentage interest in FFP Partners ("Percentage Interest") represented by an FFP unit is equal to the ratio that it bears at the time of such determination of the total number of FFP units outstanding, multiplied by 99%, which is the aggregate Percentage Interest represented by all of the FFP units (98% after the restructuring). Each FFP unit evidences entitlement to participate in a percentage of FFP Partners' income, gains, losses, deductions, credits, and distributions generally equal to the Percentage Interest represented thereby. The Percentage Interest evidenced by each FFP unit will be subject to dilution in the event that FFP Partners issues more FFP units or issues other securities ranking senior or junior to the FFP units. In this regard, FFP's general partner has the authority under the FFP Amended Partnership Agreement to cause FFP Partners to issue additional FFP units or classes or series of limited partners' interest that may rank senior to the FFP units as to distributions, allocations of profit and loss, liquidation, and voting rights. FFP Partners may not issue additional limited partner interests to the general partner, however, unless (i) (a) the additional limited partner interests are issued in connection with an issuance of REIT shares or other interests in the REIT that have substantially the same economic rights as the additional limited partnership interests and (b) the general partner makes a capital contribution to FFP Partners equal to the amount the REIT receives from the sale of the REIT shares or other interests in the REIT; or (ii) the additional limited partner interests are issued to all partners of FFP Partners in proportion to their respective Percentage Interests.

    The authority of the general partner is limited in certain respects. The general partner is prohibited, without the prior approval of holders of more than 50% of the total Percentage Interest in FFP Partners, from, among other things, selling or exchanging all or substantially all of FFP Partners' assets in a single transaction, a series of related transactions, or causing FFP Partners to merge with or into another entity. Generally, any amendment to a provision of FFP's Amended Partnership Agreement that would adversely affect the interests of the FFP unitholders in any material respect will require the approval of the holders of at least 50% of the total Percentage Interest in FFP Partners.

    Unitholders will have only limited voting rights on matters affecting FFP Partners' business. Matters that require the prior approval of a majority of the total Percentage Interest in FFP Partners include a sale or exchange of all or substantially all of FFP Partners' assets, a plan of liquidation, a merger of FFP Partners, and most amendments to the FFP Amended Partnership Agreement other than amendments that would not adversely affect the interests of FFP unitholders in any material respect. Approval of such matters may be proposed solely by, or otherwise require the consent of, FFP's general partner. The Class A and Class B units have equal voting rights and will vote as a single class on all matters voted upon by the limited partners.

    FFP unitholders will have no right to elect FFP's general partner on an annual or other ongoing basis. If FFP's general partner resigns or is removed, however, its successor may be elected by a majority of the total Percentage Interests in FFP Partners. In addition, the FFP unitholders have no rights to elect the Board of Directors of FFP's general partner.

    FFP Rights Units.   In August 1989, FFP Partners entered into a Rights
Agreement and distributed to the FFP unitholders rights to purchase FFP rights units (substantially equivalent to a Class A unit) under certain circumstances. Due to the announcement in August 1994 by a group of FFP unitholders that held approximately 25% of the then outstanding Class A units that they would vote their FFP units together as a block, the rights became exercisable in October 1994, and certificates evidencing the rights were distributed to the FFP unitholders.

    The rights currently represent the right to purchase an FFP rights unit (which is substantially equivalent to a Class A unit) of FFP Partners at a price of $20.00 per unit. However, the Rights Agreement provides, among other things, that if any person acquires 30% or more of the Class A units or of all classes of outstanding FFP units then each holder of a right, other than an acquiring person, will have the right to receive, upon exercise, FFP rights units (or in certain circumstances, other property) having a value of $40.00 per unit. The rights will expire on August 13, 1999, and do not have any voting rights or rights to cash distributions.

    Exchange Rights. After the date of the conversion under the exchange alternative, each limited partner will have the right to require the REIT to acquire all or a portion of the FFP units held by such limited partner in exchange for, in the REIT's discretion, either cash at their current market value or REIT shares based on the exchange ratio provided in the FFP Amended Partnership Agreement, which initially will be one FFP unit for one REIT share. The exchange ratio will be subject to adjustment, however, upon the occurrence of certain events such as the declaration of a dividend by the REIT in REIT shares, the subdivision of the outstanding REIT shares or the combination of outstanding REIT shares into a smaller number of shares. The exchange may only be effected with respect to a minimum of 100 FFP units or, if the holder holds fewer than 100 FFP units, all such FFP units. The FFP Amended Partnership Agreement will permit such exchange to occur at any time. However, the exchange right may not be exercised if issuing the REIT shares in the exchange would be prohibited under the REIT's Declaration of Trust.

    Restrictions on Transfer. For FFP Partners to maintain its partnership status for federal income tax purposes after the restructuring, the FFP Amended Partnership Agreement will provide that no unitholder (with certain limited exceptions) may own, directly or indirectly, in excess of 4.9% of the units of FFP Partners. Any transfer of FFP units after the restructuring that would (i) result in any person owning, directly or indirectly, FFP units in excess of 4.9% of the outstanding FFP units or (ii) cause FFP Partners to own, directly or indirectly, an interest in a tenant the rents received or accrued from whom would not qualify as rents from real property under Section 7704(d)(3) of the Code and would cause FFP Partners to fail to satisfy any of the gross income requirements of Section 7704(c) of the Code, shall be null and void ab initio, and the intended transferee will acquire no rights in such FFP units. Such FFP units will be designated "Excess Units" and transferred automatically to a trust effective on the day before the purported transfer of such FFP units. The record holder of the FFP units that are designated as Excess Units will be required to submit such number of units to FFP Partners for registration in the name of the trust. The trustee of the trust will be FFP Partners.

    Excess Units will remain issued and outstanding units of FFP Partners. Excess Units shall not be entitled to distributions, except as otherwise provided in the FFP Amended Partnership Agreement. Holders of Excess Units shall not be entitled to vote on any matters. The prohibited owner generally may designate a permitted transferee of the Excess Units, provided that (i) the permitted transferee acquires such Excess Units without such acquisition resulting in the redesignation of such FFP units as Excess Units and (ii) the prohibited owner does not receive a price for designating such beneficiary in excess of the price he paid in the purported transfer (or, in the case of a gift or devise, the Market Price of the units on the date of the purported transfer).

    The prohibited owner with respect to Excess Units will be required to repay the Partnership the amount of any distributions received by the prohibited owner prior to the discovery by the Partnership that the Units had been exchanged for Excess Units.

    The Excess Units will be deemed to have been offered for sale to FFP Partners, or its designee, at a price per unit equal to the lesser of (i) the price per unit in the transaction that created such Excess Units (or, in the case of a gift or devise, the Market Price per unit on the date of such transfer) or (ii) the Market Price per unit on the date that FFP Partners, or its designee, accepts such offer. FFP Partners will have the right to accept such offer for a period of 90 days after the later of (i) the date of the purported transfer which resulted in such Excess Units and (ii) the date FFP Partners determines in good faith that a transfer resulting in such Excess Units occurred.

    "Market Price" means the average of the Closing Prices for the ten (10) consecutive Trading Days immediately preceding the relevant date. "Closing Price" on any day means the last sale price, regular way on such day, or, if no such sale takes place on that day, the average of the closing bid and asked prices, regular way, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange, or if the affected class or series of capital stock is not so listed or admitted to trading, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange (including the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System) on which the affected class or series of capital stock is listed or admitted to trading or, if the affected class or series of capital stock is not so listed or admitted to trading, the last quoted price or, if not quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal automated quotation system then in use or, if the affected class or series of capital stock is not so quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker selected by FFP's general partner making a market in the affected class or series of capital stock, or, if there is no such market maker or such closing prices otherwise are not available, the fair market value of the affected class or series of capital stock as of such day, as determined by FFP's general partner in its discretion. Any person who acquires or attempts to acquire FFP units in violation of the foregoing restrictions, or any person who owned FFP units that were transferred to a trust, will be required (i) to give immediate written notice to FFP Partners of such event and (ii) to provide to FFP Partners such other information as FFP Partners may request in order to determine the effect, if any, of such transfer on FFP Partners' status as a partnership for federal income tax purposes.

    After the date of the conversion under the exchange alternative, the FFP units may not be sold, pledged, hypothecated or otherwise transferred to any third party (other than an immediate family member), except in accordance with the exchange rights described above.

    Harvison Family Ownership of FFP Properties. The Harvison Family will own directly and indirectly all of the limited partner interests in FFP Properties, constituting 40% of the economic interests in FFP Properties. Because the Harvison Family will own all of the limited partner interests, the Harvison Family will be able to remove FFP Partners as the general partner of FFP Properties at any time. If the Harvison Family removes FFP Partners as general partner of FFP Properties, then FFP Partners will have no control over its assets, all of which are held through FFP Properties, but will continue as a limited partner of and retain its economic interest in FFP Properties.

    In addition, the Harvison Family generally will have the right under the Partnership Agreement of FFP Properties to offer their Partnership Interests in FFP Properties for sale to the REIT for either cash or REIT Shares. The Board of Trust Managers may, in its sole and absolute discretion, accept or reject the offer to sell a Partnership Interest in FFP Properties to the REIT. In addition, the Harvison Family may not offer to sell a Partnership Interest in FFP Properties to the REIT if the delivery of REIT shares by the REIT in exchange for such offered Partnership Interest would cause a violation of any restriction set forth in either the Declaration of Trust of the REIT or the Partnership Agreement of FFP Partners.

 THE REIT

    The summary of the terms of the REIT's capital stock set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration of Trust and the REIT's Bylaws, copies of which have been filed as exhibits to the Registration Statement of which this Proxy Statement constitutes a part, and the TRA. See "Additional Information." You should also review "Summary Comparison of FFP Units, REIT Shares and Marketing Company Shares."

    General. The authorized capital stock of the REIT consists of 50 million REIT common shares, par value $0.01 per share, 5 million REIT preferred shares, par value $0.01 per share, and 55 million REIT excess shares, par value $0.01 per share. Upon completion of the restructuring and until the conversion, 37,416 REIT common shares will be issued and outstanding, all of which will be held by the Harvison Family.

    Common Shares. All REIT common shares offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of the holders of REIT preferred shares and any other shares or series of stock hereinafter designated by the REIT's Board of Trust Managers, holders of REIT common shares will be entitled to receive dividends on the stock if, as and when authorized and declared by the REIT's Board out of assets legally available therefor and to share ratably in the assets of the REIT legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for payment of, all known debts and liabilities of the REIT.

    Each outstanding REIT common share will entitle the holder thereof to one vote on all matters submitted to a vote of shareholders, including the election of trust managers and, except as otherwise required by law or except as provided with respect to any other class or series of stock, the holders of REIT common shares will possess the exclusive voting power. Matters submitted for shareholder approval will generally require a majority vote of the shares present and voting thereon. There is no cumulative voting in the election of trust managers, which means that the holders of a majority of the outstanding REIT common shares will be able to elect all of the trust managers then standing for election and the holders of the remaining shares will not be able to elect any trust managers. Holders of REIT common shares will have no subscription, redemption, conversion or preemptive rights. Holders of REIT common shares will have equal dividend, distribution, liquidation and other rights and will have no preference or exchange rights.

    Preferred Shares. REIT preferred shares may be issued from time to time, in one or more series, as authorized by the REIT's Board of Trust Managers. Prior to issuance of shares of each series, the REIT's Board is required by the TRA and the Declaration of Trust to fix for each such series the number of shares to be included in each series, and the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by the TRA. The REIT's Board could authorize the issuance of REIT preferred shares with terms and conditions that could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority of, REIT common shares might receive a premium for their REIT common shares over the then-prevailing market price of REIT common shares. No REIT preferred shares are outstanding and the REIT has no present plans to issue any REIT preferred shares.

    Restrictions on Transfer. For the REIT to qualify as a real estate investment trust under the Code, it must meet certain requirements concerning the ownership of its outstanding shares of capital stock. Specifically, not more than 50% in value of the issued and outstanding shares of capital stock of the REIT may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and the REIT must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

    Because the REIT's Board of Trust Managers believes it will be essential for the REIT to qualify as a real estate investment trust after the conversion, the Declaration of Trust, subject to certain exceptions described below, provides that no person (other than the Harvison Family) may own, or be deemed to own by virtue of the attribution provisions of the Code, more than (i) 4.9% of the outstanding REIT common shares (the "REIT Common Stock Limitation"), or (ii) 4.9% of the outstanding REIT preferred shares of any series of REIT preferred shares (the "REIT Preferred Stock Limitation") (together, the "Ownership Limitation"). The Declaration of Trust further provides that the Harvison Family, after the conversion (i) shall not initially own more than 30% of the outstanding REIT common shares, or such lesser percentage of the outstanding REIT common shares as the REIT's Board may establish from time to time pursuant to the authority expressly vested in the REIT's Board by the Declaration of Trust (the "Existing Holder Limitation"), and (ii) shall not own REIT preferred shares in excess of the REIT Preferred Stock Limitation. For purposes of the Existing Holder Limitation, the Existing Holder shall be deemed to own the sum of (i) the REIT common shares beneficially or constructively owned by the Existing Holder and (ii) the REIT common shares the Existing Holder would beneficially or constructively own upon exercise of any conversion right, option or other right (without regard to any temporal restrictions on the exercise thereof) to directly or indirectly acquire beneficial or constructive ownership of such REIT common shares.

    Any transfer of REIT common shares or REIT preferred shares after the conversion that would (i) result in any person (other than the Harvison Family) owning, directly or indirectly, REIT common shares in excess of the REIT Common Stock Limitation, (ii) result in any person owning, directly or indirectly, REIT preferred shares in excess of the REIT Preferred Stock Limitation, (iii) result in the Harvison Family owning, directly or indirectly, REIT common shares in excess of the Existing Holder Limitation, (iv) result in the REIT common shares and REIT preferred shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), (v) result in the REIT being "closely held" within the meaning of Section 856(h) of the Code, or (vi) cause the REIT to own, directly or constructively, 10% or more of the ownership interests in a tenant of the REIT's real property, within the meaning of Section 856(d)(2)(B) of the Code, shall be null and void ab initio, and the intended transferee will acquire no rights in such REIT common shares or REIT preferred shares. Such REIT common shares or REIT preferred shares will be designated as "Excess Shares" and transferred automatically to a trust effective on the day before the purported transfer of such REIT common shares or REIT preferred shares. The record holder of the shares of REIT common shares or REIT preferred shares that are designated as Excess Shares will be required to submit such number of shares of REIT common shares or REIT preferred shares to the REIT for registration in the name of the trust. The trustee of the trust will be the REIT.

    Excess Shares will remain issued and outstanding shares of REIT common shares or REIT preferred shares. Excess Shares shall not be entitled to any dividends or distributions, except as otherwise provided in the Declaration of Trust. Excess Shares shall not be entitled to vote on any matters. The prohibited owner generally may designate a permitted transferee of the Excess Shares, provided that (i) the prohibited owner does not receive a price for designating such beneficiary in excess of the price he paid in the purported transfer (or, in the case of a gift or devise, the Market Price of the Units on the date of the purported transfer) and (ii) the permitted transferee acquires such Excess Shares without such acquisition resulting in the redesignation of such REIT shares as Excess Shares.

    The prohibited owner with respect to Excess Shares will be required to repay the trust the amount of any dividends or distributions received by the prohibited owner prior to the discovery by the REIT that the REIT shares had been exchanged for Excess Shares.

    The Excess Shares will be deemed to have been offered for sale to the REIT, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Shares (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) or (ii) the Market Price per share on the date that the REIT, or its designee, accepts such offer. The REIT will have the right to accept such offer for a period of 90 days after the later of (i) the date of the purported transfer which resulted in such Excess Shares and (ii) the date the REIT determines in good faith that a transfer resulting in such Excess Shares occurred.

    "Market Price" means the average of the Closing Prices for the ten (10) consecutive Trading Days immediately preceding the relevant date. "Closing Price" on any day means the last sale price, regular way on such day, or, if no such sale takes place on that day, the average of the closing bid and asked prices, regular way, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange, or if the affected class or series of capital stock is not so listed or admitted to trading, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange (including the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System) on which the affected class or series of capital stock is listed or admitted to trading or, if the affected class or series of capital stock is not so listed or admitted to trading, the last quoted price or, if not quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal automated quotation system then in use or, if the affected class or series of capital stock is not so quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker selected by the REIT's Board making a market in the affected class or series of capital stock, or, if there is no such market maker or such closing prices otherwise are not available, the fair market value of the affected class or series of capital
stock as of such day, as determined by the REIT's Board in its discretion.   Any
person who acquires or attempts to acquire REIT common shares or REIT preferred shares in violation of the foregoing restrictions, or any person who owned REIT common shares or REIT preferred shares that were transferred to a trust, will be required (i) to give immediate written notice to the REIT of such event and (ii) to provide to the REIT such other information as the REIT may request in order to determine the effect, if any, of such transfer on the REIT's status as a real estate investment trust.

    The Declaration of Trust requires all persons who own, directly or indirectly, more than 4.9% (or such lower percentages as required pursuant to regulations under the Code or as may be requested by the REIT's Board, in its sole discretion) of the outstanding REIT common shares and REIT preferred shares, no later than January 31 of each calendar year, to provide to the REIT a written statement or affidavit stating the name and address of such direct or indirect owner, the number of REIT common shares and REIT preferred shares owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect shareholder shall provide to the REIT such additional information as the REIT may request in order to determine the effect, if any, of such ownership on the REIT's status as a real estate investment trust and to ensure compliance with the Ownership Limitation and the Existing Holder Limitation.

    The Ownership Limitation generally will not apply to the acquisition of REIT common shares or REIT preferred shares by an underwriter that participates in a public offering of such shares. In addition, the REIT's Board, upon receipt of a ruling from the IRS or an opinion of counsel and upon such other conditions as the REIT's Board may direct, may exempt a person from the Ownership Limitation under certain circumstances. However, the REIT's Board may not grant an exemption from the Ownership Limitation to any proposed transferee whose ownership, direct or indirect, of shares of beneficial interest of the REIT in excess of the Ownership Limitation would result in the termination of the REIT's status as a real estate investment trust. The foregoing restrictions will continue to apply until the REIT's Board determines that it is no longer in the best interests of the REIT to attempt to qualify, or to continue to qualify, as a real estate investment trust.

    All certificates representing REIT common shares or REIT preferred shares will bear a legend referring to the restrictions described above.

    The Ownership Limitation could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of REIT shares might receive a premium for their shares over the then-prevailing market price or which these holders might believe to be otherwise in their best interest.

 THE MARKETING COMPANY

    The summary of the terms of the Marketing Company's capital stock set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Articles of Incorporation and the Marketing Company's Bylaws, copies of which have been filed as exhibits to the Registration Statement of which this Proxy Statement constitutes a part, and the TBCA. See "Additional Information." You should also review "Summary Comparison of FFP Units, REIT Shares and Marketing Company Shares."

    General. The authorized capital stock of the Marketing Company consists of 9 million Marketing Company common shares, par value $0.01 per share, and 1 million Marketing Company preferred shares, par value $0.01 per share. Upon completion of the restructuring, 3,779,415 Marketing Company common shares will be issued and outstanding.

    Common Shares. All of the Marketing Company common shares offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of the holders of Marketing Company preferred shares and any other shares or series of stock hereinafter designated by the Marketing Company's Board of Directors, holders of Marketing Company common shares will be entitled to receive dividends on the stock as may be declared by the Marketing Company's Board out of funds legally available therefor. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Marketing Company, holders of Marketing Company common shares will be entitled to a distribution, either in cash or in kind, of their pro rata share of the properties and assets of the Marketing Company remaining after the Marketing Company has paid, satisfied or discharged all its debts, liabilities and obligations, or made adequate provision for payment, satisfaction or discharge thereof.

    Each outstanding Marketing Company common share will entitle the holder thereof to one vote on all matters submitted to shareholders, including the election of directors and, except as otherwise required by law or except as provided with respect to any other class or series of stock, the holders of Marketing Company common shares will possess the exclusive voting power on all matters. Matters submitted for shareholder approval will generally require a majority vote of the shares present and voting thereon. Holders of Marketing Company common shares will not have cumulative votes in the election of directors, which means that the holders of a majority of the outstanding Marketing Company shares will be able to elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors. Holders of Marketing Company common shares will have no subscription, redemption, conversion or preemptive rights. Holders of Marketing Company common shares will have equal dividend, distribution, liquidation and other rights and will have no preference or exchange rights.

    The transfer agent and registrar for the Marketing Company common shares is ChaseMellon Shareholder Services, L.L.C.

    Preferred Shares. Marketing Company preferred shares may be issued from time to time, in one or more series, as authorized by the Marketing Company's Board. Prior to issuance of shares of each series, the Marketing Company's Board is required by the TBCA and the Articles of Incorporation to fix for each such series the number of shares to be included in each series, and the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by the TBCA. The Marketing Company's Board could authorize the issuance of Marketing Company preferred shares with terms and conditions that could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority of, Marketing Company common shares might receive a premium for their Marketing Company common shares over the then-prevailing market price of those shares. No Marketing Company preferred shares are outstanding and the Marketing Company has no present plans to issue any Marketing Company preferred shares.


           CERTAIN ANTI-TAKEOVER PROVISIONS OF DELAWARE AND TEXAS LAW
                     AND OF THE ORGANIZATIONAL DOCUMENTS OF
                       THE REIT AND THE MARKETING COMPANY

    The Declaration of Trust, the Bylaws of the REIT, the Articles of Incorporation, and the Bylaws of the Marketing Company contain certain provisions that may inhibit or impede the acquisition or attempted acquisition of control of the REIT and the Marketing Company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the REIT or the Marketing Company to negotiate first with the boards of these entities. Management believes that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and increase the likelihood of negotiations, which might outweigh the potential disadvantages of discouraging such proposals because, among other things, negotiation of such proposals might result in improvement of terms. The description set forth below is only a summary of certain provisions of the Declaration of Trust, the REIT's Bylaws, the TRA, the Marketing Company's Articles of Incorporation and Bylaws and the Texas Business Corporation Act. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust, the REIT Bylaws and the Marketing Company's Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to this Proxy Statement or the Registration Statements of which this Proxy Statement constitutes a part. See "Additional Information."

FFP UNITHOLDERS HAVE NO ABILITY TO ELECT THE BOARD OF FFP'S GENERAL PARTNER

    The general partner of FFP Partners is currently FFP Partners Management Company, Inc. FFP Partners Management Company, Inc. is owned and controlled by the Harvison Family, which elects all of the members of the Board of Directors. After the restructuring, the REIT will be the general partner of FFP Partners. Until the conversion, the REIT will be owned and controlled by the Harvison Family, which will be able to elect all of the members of the Board of Trust Managers. FFP unitholders will have no right to nominate or elect members of the Board of Trust Managers of FFP's general partner. After the conversion, the REIT will have other shareholders and the REIT shares will be traded in a public market. At that time the holders of the REIT shares will be able to participate in the election of the members of the Board of Trust Managers, but FFP unitholders will have no such right unless their FFP units are redeemed for REIT shares.

STAGGERED BOARD OF TRUST MANAGERS AND DIRECTORS

    The Declaration of Trust and the REIT's Bylaws provide for a classified board of trust managers of the REIT, and the Articles of Incorporation and the Marketing Company's Bylaws provide for a classified board of directors of the Marketing Company. At such time as the Board of the REIT or the Marketing Company shall consist of three or more trust managers or directors, as the case may be, the REIT's Board or the Marketing Company's Board, as the case may be, will be divided into three classes of trust managers or directors, each class constituting approximately one-third of the total number of trust managers or directors, with the classes serving staggered three-year terms. The classification of the REIT's Board and the Marketing Company's Board will have the effect of making it more difficult for shareholders to change the composition of the respective boards because only a minority of the trust managers or directors are up for election, and may be replaced by a vote of the shareholders, at any one time. Management believes, however, that the longer terms associated with the classified boards will help to ensure continuity and stability of the management and policies of the REIT and the Marketing Company.

    The classification provisions also could have the effect of discouraging a third party from accumulating a large block of the capital shares of the REIT or the Marketing Company or attempting to obtain control of such entities, even though such an attempt might be beneficial to such entities and some, or a majority, of their shareholders. Accordingly, under certain circumstances shareholders could be deprived of opportunities to sell their REIT shares or Marketing Company shares at a higher price than might otherwise be available.

NUMBER OF TRUST MANAGERS AND DIRECTORS; REMOVAL; FILLING VACANCIES

    Subject to any rights of holders of REIT preferred shares or Marketing Company preferred shares to elect additional trust managers or directors under specified circumstances ("Preferred Holders' Rights"), the Declaration of Trust and the Articles of Incorporation, respectively, provide that the number of trust managers or directors will be fixed by, or in the manner provided in, the REIT's Bylaws or the Marketing Company's Bylaws, respectively, but must not be more than 25 nor less than one. In addition, the REIT's Bylaws and the Marketing Company's Bylaws provide that, subject to any Preferred Holders' Rights, the number of trust managers or directors will be fixed by the REIT's Board or the Marketing Company's Board, as applicable, but must not be more than 25 or less than one. In addition, the Bylaws of the REIT and the Marketing Company provide that, subject to any Preferred Holders' Rights, and unless the REIT's Board or the Marketing Company's Board, as applicable, otherwise determine, any vacancies (other than vacancies created by an increase in the total number of trust managers or directors or by removal of a trust manager or director) will be filled by the affirmative vote of a majority of the remaining trust managers or directors, although less than a quorum, and any vacancies created by an increase in the total number of trust managers or directors may be filled by a majority of the entire REIT's Board or the entire Marketing Company's Board, as applicable. Accordingly, the Boards of the REIT and the Marketing Company could temporarily prevent any shareholder from enlarging the respective Boards of the REIT and the Marketing Company and then filling the new positions with such shareholder's own nominees.

    The REIT's Declaration of Trust and Bylaws and the Marketing Company's Articles of Incorporation and Bylaws provide that, subject to any Preferred Holders' Rights, trust managers and directors may be removed only for cause upon the affirmative vote of holders of at least 80% of the entire voting power of all the then-outstanding shares entitled to vote in the election of trust managers or directors, voting together as a single class.

RELEVANT FACTORS TO BE CONSIDERED BY THE BOARD OF TRUST MANAGERS AND THE BOARD OF DIRECTORS

    The Declaration of Trust provides that, in determining what is in the best interest of the REIT in evaluating a "business combination," "change in control" or other transaction, a trust manager of the REIT shall consider all of the relevant factors, which may include (i) the immediate and long-term effects of the transaction on the REIT's shareholders, including shareholders, if any, who do not participate in the transaction; (ii) the social and economic effects of the transaction on the REIT's employees, suppliers, creditors and customers and others dealing with the REIT and on the communities in which the REIT operates and is located; (iii) whether the transaction is acceptable, based on the historical and current operating results and financial condition of the REIT;
(iv) whether a more favorable price may be obtained for the REIT's stock or other securities in the future; (v) the reputation and business practices of the other party or parties to the proposed transaction, including its or their management and affiliates, as they would affect employees of the REIT; (vi) the expected future value of the REIT's securities; (vii) any legal or regulatory issues raised by the transaction; and (viii) the business and financial condition and earnings prospects of the other party or parties to the proposed transaction including, without limitation, debt service and other existing financial obligations, financial obligations to be incurred in connection with the transaction, and other foreseeable financial obligations of such other party or parties. The Articles of Incorporation provide that, in determining what is in the best interest of the Marketing Company in evaluating a "business combination," "change in control" or other transaction, a director of the Marketing Company shall consider all of the relevant factors, which may include each of the factors listed in (i) through (viii) above. Pursuant to these provisions, the REIT's Board and the Marketing Company's Board may consider subjective factors affecting a proposal, including certain nonfinancial matters, and, on the basis of these considerations, may oppose a business combination or other transaction which, evaluated only in terms of its financial merits, might be attractive to some, or a majority, of the REIT's or the Marketing Company's shareholders.

ADVANCE NOTICE PROVISIONS FOR SHAREHOLDER NOMINATIONS AND SHAREHOLDER PROPOSALS

    The Bylaws of the REIT and the Marketing Company provide for an advance notice procedure for shareholders to make nominations of candidates for trust manager or director, respectively, or to bring other business before an annual meeting of shareholders of the REIT or the Marketing Company (the "Shareholder Notice Procedure").

    Pursuant to the Shareholder Notice Procedure (i) only persons who are nominated by, or at the direction of, the respective Boards of the REIT and the Marketing Company, or by a shareholder who has given timely written notice containing specified information to the Secretary of the REIT or the Marketing Company prior to the meeting at which trust managers or directors are to be elected, will be eligible for election as trust managers of the REIT or directors of the Marketing Company and (ii) at an annual meeting, only such business may be conducted as has been brought before the meeting by, or at the direction of the REIT's Board or the Marketing Company's Board or by a shareholder who has given timely written notice to the Secretary of the REIT or the Secretary of the Marketing Company, as applicable, of such shareholder's intention to bring such business before such meeting. In general, for notice of shareholder nominations or proposed business to be conducted at an annual meeting to be timely, such notice must be received by the REIT or the Marketing Company not less than 70 days nor more than 90 days prior to the first anniversary of the previous year's annual meeting.

    The purpose of requiring shareholders to give the REIT and the Marketing Company advance notice of nominations and other business is to afford the respective Boards a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business and, to the extent deemed necessary or desirable by the respective Board, to inform shareholders and make recommendations about such nominees or business, as well as to ensure an orderly procedure for conducting meetings of shareholders. Although the Bylaws of the REIT and the Marketing Company do not give the REIT's Board or the Marketing Company's Board power to block shareholder nominations for the election of trust managers or directors or proposals for action, they may have the effect of discouraging a shareholder from proposing nominees or business, precluding a contest for the election of trust managers or directors or the consideration of shareholder proposals if procedural requirements are not met, and deterring third parties from soliciting proxies for a non-management proposal or slate of trust managers or directors, without regard to the merits of such proposal or slate.

PREFERRED SHARES

    The Declaration of Trust and the Articles of Incorporation authorize the REIT's Board and the Marketing Company's Board to establish one or more series of REIT preferred shares and Marketing Company preferred shares, respectively, and to determine, with respect to any series of REIT preferred shares or Marketing Company preferred shares, the preferences, rights and other terms of such series. See "Description of Securities--The REIT--Preferred Shares" and "- -The Marketing Company-- Preferred Shares." The REIT and the Marketing Company believe that their ability to issue one or more series of REIT preferred shares and Marketing Company preferred shares, respectively, will provide the REIT and the Marketing Company with increased flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs. The authorized REIT preferred shares and the authorized Marketing Company preferred shares are available for issuance without further action by the REIT's shareholders and the Marketing Company's shareholders, respectively, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the REIT's or the Marketing Company's securities may be listed or traded. Although the REIT's Board and the Marketing Company's Board have no present intention to do so, they could, in the future, issue a series of REIT preferred shares and Marketing Company preferred shares, respectively, which, due to their terms, could impede a merger, tender offer or other transaction that some, or a majority, of the REIT's shareholders or the Marketing Company's shareholders might believe to be in their best interests or in which shareholders might receive a premium over then prevailing market prices for their REIT common shares or their Marketing Company common shares.

AMENDMENT OF THE DECLARATION OF TRUST AND ARTICLES OF INCORPORATION

    The Declaration of Trust and the Articles of Incorporation provide that they may be amended only by the affirmative vote of the holders of not less than a majority of the votes entitled to be cast, except that the provisions of the Declaration of Trust and the Articles of Incorporation relating to "business combinations" (as described below under "--Business Combinations") may be amended only by the affirmative vote of 80% of the votes entitled to be cast, voting together as a single class.

RIGHTS TO PURCHASE SECURITIES AND OTHER PROPERTY

    The Declaration of Trust authorizes the REIT's Board, subject to any rights of holders of any series of REIT preferred shares, to create and issue rights entitling the holders thereof to purchase from the REIT shares of beneficial interest or other securities or property. The times at which and terms upon which such rights are to be issued are within the discretion of the REIT's Board. This provision is intended to confirm the authority of the REIT's Board to issue share purchase rights which could have terms that would impede a merger, tender offer or other takeover attempt, or other rights to purchase securities of the REIT or any other entity.

BUSINESS COMBINATIONS

    The Declaration of Trust and the Articles of Incorporation establish special requirements with respect to "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between the REIT or the Marketing Company and any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the REIT shares or the Marketing Company shares, respectively (an "Interested Shareholder"), subject to certain exemptions. The Harvison Family is not treated as an Interested Shareholder for these purposes. In general, the Declaration of Trust and the Articles of Incorporation provide that an Interested Shareholder or any affiliate thereof may not engage in a "business combination" with the REIT or the Marketing Company for a period of five years following the date he becomes an Interested Shareholder. Thereafter, such transactions must be recommended by the REIT's Board or the Marketing Company's Board and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of shares entitled to vote generally in the election of trust managers or directors, voting together as a single group, and (ii) two-thirds of the votes entitled to be cast by holders of shares entitled to vote generally in the election of trust managers or directors other than such shares held by an Interested Shareholder who will be a party to the business combination or by an affiliate of the Interested Shareholder, voting together as a single group, unless, among other things, the holders of REIT common shares or Marketing Company common shares receive a minimum price (as defined in the Declaration of Trust and the Articles of Incorporation) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for his shares. These provisions of the Declaration of Trust and the Articles of Incorporation do not apply, however, to business combinations that are approved or exempted by the REIT's Board or the Marketing Company's Board prior to the time that the Interested Shareholder becomes an Interested Shareholder or, for the REIT, prior to the conversion.

    For the Marketing Company, the TBCA imposes a special voting requirement for the approval of certain business combinations and related party transactions between public corporations and affiliated shareholders unless the transaction or the acquisition of shares by the affiliated shareholder is approved by the board of directors of the corporation prior to the affiliated shareholder becoming an affiliated shareholder. The TBCA prohibits certain mergers, sales of assets, reclassifications and other transactions (defined as business combinations) between shareholders beneficially owning 20% or more of the outstanding stock of a Texas public corporation and (ii) shareholders that, within the preceding three-year period, were the beneficial owners of 20% or more of the corporation's voting power (such shareholders being defined as an affiliated shareholder), unless two-thirds of the unaffiliated shareholders approve the transaction at a meeting held no earlier than six months after the shareholder acquires that ownership. The provisions requiring such a vote of shareholders does not apply to any transaction with an affiliated shareholder if the transaction or the purchase of shares by the affiliated shareholder is approved by the board of directors before the affiliated shareholder acquires beneficial ownership of 20% of the shares.

OWNERSHIP LIMIT

    The limitation on ownership of REIT shares set forth in the Declaration of Trust, as well as the provisions of the TRA, could have the effect of discouraging offers to acquire the REIT and of increasing the difficulty of consummating any such offer. See "Description of Securities--The REIT-- Restrictions on Transfer."


                        SUMMARY COMPARISON OF FFP UNITS,
                    REIT SHARES AND MARKETING COMPANY SHARES

    FFP Partners is organized as a Delaware limited partnership and is subject to the Delaware RULPA and the FFP Partnership Agreement. After the restructuring, FFP Partners will be subject to the FFP Amended Partnership Agreement. The REIT is organized as a Texas real estate investment trust and is subject to the TRA, the Declaration of Trust and the REIT's Bylaws. FFP unitholders will be able to become holders of REIT shares after the conversion. The Marketing Company is organized as a Texas corporation and is subject to the TBCA, the Articles of Incorporation, and the Marketing Company's Bylaws. There are a number of differences between the attributes of the FFP units and the REIT shares and the Marketing Company shares, as well as the rights and privileges of the holders of each of them. The following summary compares the principal differences.

    The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Delaware RULPA, the TRA, the TBCA and also to the FFP Partnership Agreement, the FFP Amended Partnership Agreement, the Declaration of Trust, the REIT's Bylaws, the Articles of Incorporation and the Marketing Company's Bylaws.


        FFP Units                                    REIT Shares                                Marketing Company Shares
        ---------                                    -----------                                ------------------------

                                                      Management
The FFP Partnership Agreement              Pursuant to the TRA, the business and           Pursuant to the TBCA, the business
provides that, with certain limited        affairs of a real estate investment             and affairs of a Texas corporation
exceptions, FFP's general partner          trust are managed by or under the               are managed by or under the direction
has exclusive discretion to manage         direction of its board of trust                 of its board of directors.  In
and control the business and               managers.  In accordance                        accordance with the TBCA,
affairs of FFP Partners. FFP's general     with the TRA, the Declaration of Trust          the Articles of Incorporation provide
partner may be removed only upon           provides for three classes of trust managers    for three classes of directors, as
the affirmative vote of owners of at       as nearly equal in number as possible           nearly equal in number as possible
least 75% of the total number of all       (not to exceed 25) at such time as              (not to exceed 25) at such time as the
outstanding FFP units, exclusive of        the REIT's Board shall consist of               Marketing Company's Board consists of
any FFP units held by FFP's general        three or more trust managers.  Under            three or more directors. Under the
partner or any affiliate thereof.          the Declaration of Trust, a trust               Bylaws, a director may be removed at
                                           manager may be removed at any time,             any time, but only for cause and only
                                           but only for cause and only by the              by the affirmative vote of the
                                           affirmative vote of the holders of              holders of at least 80% of the
                                           80% of the outstanding REIT shares              outstanding Market Company Shares
                                           entitled to vote generally in the               entitled to vote generally in the
                                           election of trust managers, voting              election of directors, voting
                                           together as a single class. Any                 together as a single class.  Any
                                           vacancy relating to a then-existing             vacancy relating to a then-existing
                                           Board position may be filled by the             Board position may be filled by the
                                           affirmative vote of a majority of               affirmative vote of a majority of the
                                           the remaining trust managers, though            remaining directors, though less than
                                           less than a quorum, and newly                   a quorum, and newly created
                                           created trust\managerships shall be             directorships resulting from an
                                           filled by the affirmative vote of a             increase in the authorized number of
                                           majority of the whole Board.                    directors shall be filled by the
                                           Vacancies on the Board due to the               affirmative vote of a majority of the
                                           removal of a trust manager may be               whole Board.  Vacancies on the Board
                                           filled by the shareholders at an                due to the removal of a director may
                                           annual or special meeting called for            be filled by the shareholders at an
                                           that purpose.                                   annual or special meeting called for
                                                                                           that purpose.


           FFP Units                                 REIT Shares                                Marketing Company Shares
           ---------                                 -----------                                ------------------------

                                             Voting Rights and Rights to Submit Proposals
Under the FFP Partnership Agreement,           The Declaration of Trust provides that,        The Articles of Incorporation provide
FFP unitholders have only limited voting       subject to the express terms of any series of  that, subject to the express terms of
rights on matters affecting FFP Partners'      REIT preferred shares, the holders of REIT     any series of Marketing Company
business.  FFP unitholders have no right to    common shares will have the exclusive          preferred shares, the holders of
elect the general partner of FFP Partners on   right to vote on all matters as to which       Marketing Company common shares will
an annual or other ongoing basis.  FFP         a common shareholder shall be entitled to      have the exclusive right to vote on
unitholders have voting rights with respect    vote pursuant to applicable law at all         all matters as to which a common
to (i) the removal and replacement of FFP's    meetings of the REIT shareholders.  Each       shareholder shall be entitled to vote
general partner; (ii) the merger of FFP        REIT share entitles a shareholder to cast      pursuant to applicable law at all
Partners; (iii) the sale of substantially all  one vote on all matters presented to the       meetings of the Marketing Company
of FFP Partners' assets; (iv) the dissolution  shareholders. There will be no cumulative      shareholders. Each Marketing Company
of FFP Partners; and (v) material amendments   voting rights in the election of trust         share entitles a shareholder to cast
to the FFP Partnership Agreement.  Each        managers.  Generally, under the TRA, matters   one vote on all matters presented to
FFP unit entitles the FFP unitholder to cast   submitted to the shareholders, other than the  the shareholders. The Articles of
one vote on all matters presented to the       election of trust managers, require the        Incorporation expressly prohibit
FFP unitholders. Class A and Class B units     affirmative vote of the holders of a           cumulative voting rights in the
have equal voting rights and vote as a         majority of the outstanding REIT shares        election of directors. Generally,
single class on all matters voted upon by      present in person or by proxy entitled         under the TBCA, matters submitted
limited partners.  Generally, approval of      to vote thereon at a meeting of shareholders   to the shareholders, other than the
matters submitted to the FFP unitholders       at which a quorum is present. The TRA          election of directors, require the
requires the affirmative vote of FFP           provides that trust managers shall be          affirmative vote of the holders of a
unitholders owning more than 50% of the        elected by two-thirds of the votes cast        majority of the outstanding shares
FFP units then outstanding.  Certain           by holders of shares entitled to vote in the   entitled to vote on the matter and
limited matters require the approval of a      election of trust managers at a meeting of     represented in person or by proxy
specified super-majority of the FFP units      shareholders at which a quorum is present,     at a meeting of shareholders at
then outstanding.                              unless otherwise provided in the declaration   which a quorum is present. Pursuant
                                               of trust or bylaws.  The Declaration of        to the TBCA, directors shall be
Record holders of FFP units on the record      Trust provides that trust managers shall       elected by a plurality of the votes
date will be entitled to notice of, and to     be elected by a plurality of the votes cast    cast by the holders of shares
vote at, meetings of limited partners and to   by the holders of shares entitled to vote in   entitled to vote in the election of
act with respect to matters as to which        the election of trust managers at a meeting    directors at a meeting of
written consents may be solicited.             of shareholders at which a quorum is present.  shareholders at which a quorum
                                               Pursuant to the Declaration of Trust, action   is present. The TBCA permits
                                               may not be                                     shareholders to take action without
                                               taken by written consent of the                a meeting, without prior notice
                                               shareholders as provided under Texas law.      and without a vote, if a written
                                                                                              consent is signed by the holders
                                                                                              of all shares entitled to vote.
                                                                                              The Marketing Company Bylaws require
                                                                                              notice at least 70 days and not more
                                                                                              than 90 days before the anniversary
                                               The REIT Bylaws require notice at least 70     of  the prior annual meeting of
                                               days and not more than 90 days before          shareholders in order for a
                                               the anniversary of the prior annual            shareholder (a) to nominate a
                                               meeting  of shareholders in order for a        director or (b) to propose
                                               shareholder (a) to nominate a trust manager    new business other than pursuant to
                                               or (b) to propose new business other than      notice of the meeting.  The
                                               pursuant to notice of the meeting.  The        Marketing Company Bylaws contain a
                                               REIT Bylaws contain a similar notice           similar notice requirement in
                                               requirement in connection with the             connection with the nomination of
                                               nomination of trust managers at a              directors at a special meeting of
                                               special meeting of shareholders called for     shareholders called for the purpose
                                               the purpose of electing one or more trust      of electing one or more directors.
                                               managers.  Accordingly, failure to act in      Accordingly, failure to act in
                                               compliance with the notice provisions          compliance with the notice provisions
                                               will make shareholders unable to nominate      will make shareholders unable to
                                               trust managers or propose new business.        nominate directors or propose new
                                                                                              business.



        FFP Units                                          REIT Shares                             Marketing Company Shares
        ---------                                          -----------                             ------------------------
                                                           Special Meetings
Special meetings of FFP unitholders            Subject to the rights, if any, of the          Subject to the rights, if any, of the
may be called by FFP's general partner         holders of any series of REIT preferred        holders of any series of Marketing
or by FFP unitholders owning at least          shares to elect additional trust managers      Company preferred shares to elect
20% of the outstanding FFP units.              under specified circumstances, special         additional directors under specified
                                               meetings of the shareholders of the REIT       circumstances, special meetings of
                                               may be called only by the Chairman of the      the shareholders of the Marketing
                                               Board, the Vice Chairman of the Board, the     Company may be called only by the
                                               Chief Executive Officer, the President,        Chairman of the Board, the Vice
                                               or the Board of Trust Managers pursuant        Chairman of the Board, the Chief
                                               to a resolution adopted by a majority of       Executive Officer, the President,
                                               all trust managers or by the Secretary of      or the Board of Directors pursuant
                                               the REIT upon the written request of the       to a resolution adopted by a majority
                                               holders of 50% or more of all shares then      of all directors or by the Secretary
                                               outstanding and entitled to vote at such       of the Marketing Company upon the
                                               meeting.                                       written request of the holders of
                                                                                              50% or more of all shares then
                                                                                              outstanding and entitled to vote
                                                                                              at such meeting.
                                                           Amendments
Amendments to the FFP Partnership Agreement    Under the TRA and the Declaration of Trust,    Under the TBCA, the Articles of
may be proposed by FFP's general partner or    the Declaration of Trust may be amended upon   Incorporation may be amended upon
by limited partners owning at least 10% of     the recommendation of the Board of Trust       the recommendation of the Board
the FFP units owned by limitedpartners.        Managers and theaffirmative vote of at least   and the affirmative vote of at
FFP's general partner is not required to       a majority of the outstanding shares           least two-thirds of the outstanding
submit any proposed amendment to the FFP       entitled to vote on the proposed amendment     shares entitled to vote on the
unitholders for consideration if FFP's         present in person or by proxy at a duly        proposed amendment present in
general partner has received written           convened meeting of shareholders. The          person or by proxy at a duly
consent to such amendment from limited         Declaration of Trust provides that any         convened meeting of shareholders,
partners holding the requisite percentage      amendment or repeal of the provisions          unless the Articles of Incorporation
interest required to approve the proposed      relating to the limitation of liability        provide for some other specified
amendment. Proposed amendments (other          of trust managers, indemnification or          portion of shareholder approval.
than those described below) must be            amendment of the Declaration of Trust may not  The Marketing Company's Articles
approved by limited partners owning more       adversely affect any right or protection       of Incorporation provide that the
than 50% of the FFP units then outstanding.    existing under the Declaration of Trust        Articles may be amended upon
                                               immediately prior to such amendment or         recommendation of the Board and
FFP's general partner may make amendments      repeal. Article XI, which relates to           the affirmative vote of at least
to the FFP Partnership                         special voting requirements in connection      a majority of the outstanding
Agreement without the approval of the          vote of the holders of 80% of all shares       with business combinations, may be
                                                                                              shares entitled to vote on the
limited partners if, among other things,       entitled to be voted on the matter,            amended only upon the affirmative
                                                                                              proposed amendment. The Articles
such amendments do not adversely affect        voting together as a single class.             of Incorporation provide that any
such persons in any material respect;                                                         amendment or repeal of the
                                                                                              provisions
are necessary or desirable to satisfy                                                         relating to the limitation of
any requirement, condition or guideline                                                       liability of directors,
contained in any opinion, directive,                                                          indemnification or amendment of
order, ruling or regulation of any
federal or state agency or judicial
authority or contained in any federal
or state statute; are necessary or
desirable to implement certain                                                                the Articles of Incorporation may not
tax-related provisions to the FFP                                                             adversely affect any right or
Partnership Agreement; are necessary                                                          protection existing under the
or desirable to facilitate the trading                                                        Articles of Incorporation immediately
of the FFP units or to comply with any                                                        prior to such amendment or repeal.
rule, regulation, guideline or requirement                                                    The Articles of Incorporation provide
of any securities exchange on which the                                                       that any Article dealing with voting
FFP units are or will be listed                                                               rights may be amended only upon the
for trading, compliance with any of                                                           affirmative vote of 80% of the votes
which FFP's general partner deems to                                                          entitled to be cast by outstanding
be in the best interests of FFP                                                               voting shares of Marketing Company,
Partners and the FFP unitholders;                                                             voting together as a single class.
or are required or contemplated by
the FFP Partnership Agreement.














            FFP Units                                       REIT Shares                             Marketing Company Shares
            ---------                                       -----------                             ------------------------
                                                       Limited Liability
Pursuant to the Delaware RULPA, FFP            In accordance with the TRA, the                Pursuant to the TBCA, a shareholder
unitholders are not liable for the             Declaration of Trust limits the                shall be under no obligation to the
obligations of FFP Partners unless             liability of a holder of REIT shares           Marketing Company or to its obligees
they are also a general partner or, in         to his obligation to pay to the REIT           with respect to Marketing Company
addition to the exercise of rights and         the full amount of the consideration for       shares, other than the obligation to
powers as an FFP unitholder, they              which the REIT shares were issued.             pay to the Marketing Company the full
participate in the control of FFP              A holder of REIT shares is not under an        amount of the consideration for which
Partners. However, if an FFP unitholder        obligation and shall have no liability         such shares were issued. A holder of
does participate in the control of FFP         to the REIT or its obligees for any            Marketing Company shares is not under
Partners, he is liable only to persons who     contractual obligation of the REIT             an obligation and shall have no
transact business with FFP Partners            on the basis of an alter ego theory,           liability to the REIT or its obligees
reasonably believing, based upon the FFP       actual fraud, constructive fraud or            for any contractual obligation of the
unitholder's conduct, that the FFP             the failure to observe any formality.          Marketing Company on the basis of
unitholder is a general partner.                                                              an alter ego theory, actual fraud,
                                                                                              constructive fraud or the failure
                                                                                              to observe any formality.

                                               Dissolution and Termination of REIT Status
Under the terms of the FFP Partnership         Under the TRA and the Declaration of Trust,    Under the TBCA, the Marketing Company
Agreement, the FFP unitholders may compel      the REIT may voluntarily dissolve upon the     may voluntarily dissolve upon the
the dissolution of FFP Partners prior to       affirmative vote of the holders of at          affirmative vote of the holders of
the expiration of its term on December         least a majority of the outstanding REIT       at least two-thirds of the outstanding
31, 2037 by the affirmative vote of more       shares entitled to vote on the dissolution.    Marketing Company shares entitled to
than fifty percent (50%) of the total          Under the Declaration of Trust, the            vote on dissolution, unless the
number of all outstanding FFP units held       affirmative vote of the holders of a majority  Articles of Incorporation provide for
by all FFP unitholders of record.              of the outstanding                             some other specified portion of
FFP Partners is subject to dissolution                                                        shareholder approval. Under the
upon a sale of all or substantially all                                                       Marketing Company's Articles of
of FFP Partners' properties, which sale                                                       Incorporation, the affirmative vote of
may be made with the approval of FFP's                                                        the holders of a majority of the
general partner and a majority in                                                             outstanding Marketing Company
interest of the FFP unitholders.                REIT                                          shares entitled to vote and the
                                                shares entitled to vote and the approval     approval of the Board of Directors is
                                                of the Board of Trust Managers is required   required to voluntarily dissolve the
                                                to terminate voluntarily the REIT's status    Marketing Company.
                                                as a real estate investment trust.
                                                        Liquidation Rights
In the event of liquidation, dissolution       In the event of liquidation, dissolution       In the event of liquidation,
or winding up of FFP Partners, holders         or winding up of the REIT, the holders         dissolution or winding up of the
of all FFP units and FFP's general             of REIT common shares will be entitled         Marketing Company, the holders of
partner would be entitled to share             to a distribution, either in cash or in        Marketing Company common shares
ratably, in accordance with their              kind, of their pro rata share of the           will be entitled to a distribution,
percentage interests, in any assets            properties and assets of the REIT remaining    either in cash or in kind, of their
remaining after the satisfaction of            after the REIT has paid, satisfied or          pro rata share of the properties and
obligations to creditors.                      discharged all its debts, liabilities and      assets of the Marketing Company
                                               obligations, or making adequate                remaining after the Marketing
                                               provision for payment, satisfaction or         Company has paid, satisfied or
                                               discharge thereof.                             discharged all its debts, liabilities
                                                                                              and obligations, or making adequate
                                                                                              provision for payment, satisfaction
                                                                                              or discharge thereof.





          FFP Units                                        REIT Shares                            Marketing Company Shares
          ---------                                        -----------                            ------------------------


                                                Limitations of Liability of Management
The FFP Partnership Agreement                  The Declaration of Trust eliminates            The Articles of Incorporation provide
provides that FFP's general partner,           the personal liability of a trust              that a director of the Marketing
its affiliates and all officers,               manager for any act, omission, loss,           Company shall not be personally
directors, employees, shareholders             damage or expense arising from the             liable to the Marketing Company or
and agents of FFP's general partner            performance of his duties as a trust           its shareholders for monetary damages
and its affiliates shall not be                manager except for liability for (i)           for breach of fiduciary duty except
liable to FFP Partners or the FFP              willful malfeasance or (ii) gross              for liability (i) for any breach of
unitholders for losses sustained or            negligence.  The Declaration of Trust          the director's duty of loyalty, (ii)
liabilities incurred as a result of            contains a provision eliminating the           for acts or omissions not in good
any errors in judgement or for any             personal liability of trust manager            faith or which involve intentional
acts or omissions taken in good                to the a REIT or its shareholders              misconduct or knowing violation of
faith.                                         for monetary damages to the fullest            the law, or (iii) for any transaction
                                               extent  permitted under the laws of            from which the director derived an
                                               the State of Texas, as the same exist          improper personal benefit.  The
                                               or by Texas statutory or decisional law,       Articles of Incorporation provide
                                               as amended or interpreted (but, in the         that the liability of a director of
                                               case of any such amendment or                  the Marketing Company shall be
                                               interpretation, only to the extent that        eliminated or limited to the fullest
                                               such amendment or interpretation permits       extent permitted by the TBCA, as
                                               broader elimination or limitation of           amended from time to time.
                                               liability of a trust manager than
                                               said law permitted prior to such
                                               amendment or interpretation).

                                                          Indemnification
The FFP Partnership Agreement provides         The Declaration of Trust provides that         The Articles of Incorporation provide
that FFP Partners shall indemnify and          the REIT shall indemnify and hold              that the Marketing Company shall
hold harmless FFP's general partner,           harmless all its officers and trust            indemnify and hold harmless all of
its affiliates and all officers, directors,    managers and may indemnify its                 its officers and directors and may
employees and agents of FFP's general          employees and agents to the fullest            indemnify its employees and agents
partner and its affiliates to the maximum      extent permitted by law, and shall pay         to the fullest extent permitted by
extent permitted by law provided that          on such person's behalf or reimburse           law and shall pay on such person's
the indemnitee's conduct did not               such person for reasonable expenses in         behalf or reimburse such person for
constitute gross negligence or                 advance of final disposition of a              reasonable expenses in advance of
willful or wanton misconduct and provided      proceeding, to the full extent permitted       final disposition of a proceeding,
further that the indemnitee acted in good      by law.                                        to the fullest extent permitted by
faith and in a manner it believed to be                                                       law.
in, or not opposed to, the best interests
of FFP Partners, and, with respect to any
criminal proceeding, had no reasonable
cause to believe its conduct was unlawful.



                                                         Derivative Actions

In accordance with the Delaware RULPA,         The TRA does not provide for derivative        Under the TBCA, a shareholder may
an FFP unitholder may institute                actions by shareholders. However,              bring an action on behalf of the
legal action on behalf of FFP Partners         because analogous provisions of the            Marketing Company to recover a
(a derivative action) to recover               TBCA apply to Texas real estate                judgment in its favor (a derivative
damages from a third party or from a           investment trusts on issues not                action) where a proper written
general partner where the general              provided for in the TRA, shareholders of       demand setting forth the claim
partner has failed to institute the            the REIT should be able to bring an            has been filed with the corporation
action or where an effort to cause the         action on behalf of the REIT pursuant          and where 90 days have expired from
general partner to bring the action            to the derivative action provisions            the date the demand was made or the
is not likely to succeed. In addition,         of the TBCA.                                   corporation has rejected the demand
an FFP unitholder may institute legal                                                         or irreparable injury to the
action on behalf of himself and other                                                         corporation would result by waiting
similarly situated FFP unitholders (a                                                         for the expiration of the 90-day
class action) to recover damages from                                                         period.
FFP's general partner for violations
of its fiduciary duties to the FFP
unitholders. FFP unitholders may
also have rights to bring actions in
federal court to enforce federal rights.





         FFP Units                                          REIT Shares                             Marketing Company Shares
         ---------                                          -----------                             ------------------------


                                                    Inspection of Books and Records
Upon twenty (20) days prior written            Under the TRA, upon written demand             Under the TBCA, upon written demand
notice, at his own expense and for a           stating the purpose thereof, any               stating the purpose thereof, any
valid business purpose related to              person who has been a shareholder of           person who has been a shareholder of
the conduct of FFP Partners'                   record of the REIT for at least six            record of the Marketing Company for
business, an FFP unitholder may have           months immediately preceding his               at least six months immediately
access to non-confidential,                    demand, or who is the holder of                preceding his demand, or who is the
non-proprietary information                    record of at least 5% of all the               holder of record of at least 5% of
regarding FFP Partners, including              outstanding REIT shares will be                all the outstanding Marketing Company
tax returns, a current list of the             granted the right to examine and               shares will be granted the right to
name and last known business,                  copy, at any reasonable time, for any          examine and copy, at any reasonable
residence or mailing address of each           proper purpose, the REIT's books and           time, for any proper purpose, the
partner, a copy of FFP Partners'               records of account, minutes and                Marketing Company's books and records
governing instruments, and certain             records of shareholders.                       of account, minutes and records
other information regarding                                                                   of shareholders.
the affairs of FFP Partners.  The
foregoing is subject to FFP's
general partner's right to keep
confidential from FFP unitholders,
for such period of time as  FFP's
general partner deems reasonable,
any information which FFP's general
partner reasonably believes to be in
the nature of trade secrets or other
information the disclosure of which
FFP's general partner in good faith
believes is not in the best
interests of FFP Partners or could
damage FFP Partners or its business.


                                                    Distributions and Dividends
Under the FFP Partnership Agreement,           Under the TRA, the REIT may make a             Under the TBCA, the Marketing Company
distributions on the FFP units may be          distribution, unless, after giving             may make a distribution, unless, after
paid from time to time in the sole             effect thereto, the REIT would be              giving effect thereto, the Marketing
discretion of FFP's general partner.           insolvent or the distribution exceeds          Company would be insolvent or the
To the extent of available resources,          the surplus of the REIT. The term              distribution exceeds the surplus
FFP's general partner is currently             "surplus," under the TRA, means the            of the Marketing Company. The term
required to make distributions on              excess of the net assets of the real           "surplus," under the TBCA, means the
the Class A units in an amount equal           estate investment trust over its               excess of the net assets of the
to the aggregate average taxable income        stated capital. The Declaration of             corporation over its stated capital.
allocable to the Class A units as              Trust and Bylaws permit the trust              The Bylaws provide that the Board of
estimated by FFP's general partner.            managers to declare dividends or make          Directors may declare and the
This requirement will be eliminated in         other distributions on the REIT shares         Marketing Company may pay dividends
the restructuring.                             in their discretion. The Declaration           on its outstanding shares in cash,
                                               of Trust                                       property or its
                                               provides that the holders of such              own shares pursuant to applicable law
                                               dividends as may be declared by the trust      and the Articles of Incorporation.
                                               managers out of funds legally available
                                               therefor.




     FFP Units                                           REIT Shares                                Marketing Company Shares
     ---------                                           -----------                                ------------------------

                                      Special Vote Required for Certain Business Combinations



Neither the Delaware RULPA nor the             The Declaration of Trust establishes           The TBCA imposes a special voting
FFP Partnership Agreement contain              special requirements with respect to           requirement for the approval of
any special voting provisions                  "business combinations" (including a           certain business combinations and
applicable to combinations or other            merger, consolidation, share                   related party transactions between
transactions with persons who have             exchange, or, in certain                       public corporations and affiliated
acquired a significant percentage of           circumstances, an asset transfer or            shareholders unless the transaction
FFP units.                                     issuance or reclassification of                or the acquisition of shares by the
                                               equity securities) between the REIT            affiliated shareholder is approved
                                               and any person who beneficially owns,          by the board of directors of the
                                               directly or indirectly, 10% or more            corporation prior to the affiliated
                                               of the voting power of the REIT                shareholder becoming an affiliated
                                               shares (an "Interested Shareholder"),          shareholder.  The TBCA prohibits
                                               subject to certain exemptions.  In             certain mergers, sales of assets,
                                               general, the Declaration of Trust              reclassifications and other
                                               provides that an Interested                    transactions (defined as business
                                               Shareholder or any affiliate thereof           combinations) between shareholders
                                               may not engage in a "business                  beneficially owning 20% or more of
                                               combination" with the REIT for a               the outstanding stock of a Texas
                                               period of five years following the             public corporation (such
                                               date he becomes an Interested                  shareholders being defined as an
                                               Shareholder.  Thereafter, such                 affiliated shareholder) for a period
                                               transactions must be recommended by            of three years following the
                                               the REIT's Board and approved by the           shareholder acquiring shares
                                               affirmative vote of at least:  (i)             representing 20% or more of the
                                               80% of the votes entitled to be cast           corporation's voting power unless
                                               by holders of shares entitled to vote          two-thirds of the unaffiliated
                                               generally in the election of trust             shareholders approve the transaction
                                               managers, voting together as a single          at a meeting held no earlier than
                                               group, and (ii) two-thirds of the              six months after the shareholder
                                               votes entitled to be cast by holders           acquires that ownership.  The
                                               of shares entitled to vote generally           provisions requiring such a vote of
                                               in the election of trust managers              shareholders does not apply to any
                                               other than such shares held by an              transaction with an affiliated
                                               Interested Shareholder who will be a           shareholder if the transaction or
                                               party to the business combination or           the purchase of shares by the
                                               by an affiliate of the Interested              affiliated shareholder is approved
                                               Shareholder, voting together as a              by the board of directors before the
                                               single group, unless,  among other             affiliated shareholder
                                               things, the holders of REIT common             acquires beneficial ownership of 20%
                                               shares receive a minimum price (as             of the shares.
                                               defined in the Declaration of Trust)
                                               for their shares and the                       The Articles of Incorporation
                                               consideration is received in cash or           establish special requirements with
                                               in the same form as previously paid            respect to "business combinations"
                                               by the Interested Shareholder for his          (including a merger, consolidation,
                                               shares.  This provision of the                 share exchange, or, in certain
                                               Declaration of Trust does not apply,           circumstances, an asset transfer or
                                               however, to business combinations              issuance or reclassification of
                                               that are approved or exempted by the           equity securities) between the
                                               REIT's Board prior to the time that            Marketing Company and any person who
                                               the Interested Shareholder becomes an          beneficially owns, directly or
                                               Interested Shareholder, or prior to            indirectly, 10% or more of the
                                               the conversion.                                voting power of the Marketing
                                                                                              Company shares (an "Interested
                                                                                              Shareholder"), subject to certain
                                                                                              exemptions.  In general, the
                                                                                              Articles of Incorporation provide
                                                                                              that an Interested Shareholder or
                                                                                              any affiliate thereof may not engage
                                                                                              in a "business combination" with the
                                                                                              Marketing Company for a period of
                                                                                              five years following the date he
                                                                                              becomes an Interested Shareholder.
                                                                                              Thereafter, such
                                                                                              transactions must be recommended
                                                                                              by the Marketing Company's Board
                                                                                              and approved by the affirmative
                                                                                              vote of at least:  (i) 80% of
                                                                                              the votes entitled to be cast
                                                                                              by holders of shares entitled to
                                                                                              vote generally in the election of
                                                                                              directors voting together as a
                                                                                              single group, and (ii) two-thirds of
                                                                                              the votes entitled to be cast by
                                                                                              holders of shares entitled to vote
                                                                                              generally in the election of
                                                                                              directors other than such shares
                                                                                              held by an Interested Shareholder
                                                                                              who will be a  party to the business
                                                                                              combination or by an affiliate of
                                                                                              the Interested Shareholder, voting
                                                                                              together as a single group, unless,
                                                                                              among other things, the holders of
                                                                                              Marketing Company common shares
                                                                                              receive a minimum price (as defined
                                                                                              in the Articles of Incorporation)
                                                                                              for their shares and the
                                                                                              consideration is received in cash or
                                                                                              in the same form as previously paid
                                                                                              by the Interested Shareholder for
                                                                                              his shares.  This provision of the
                                                                                              Articles of Incorporation does not
                                                                                              apply, however, to business
                                                                                              combinations that are approved or
                                                                                              exempted by the Marketing Company's
                                                                                              Board prior to the time that the
                                                                                              Interested Shareholder becomes an
                                                                                              Interested Shareholder.



    FFP Units                                            REIT Shares                              Marketing Company Shares
    ---------                                           -----------                               ------------------------

                                                         Transferability
The FFP Partnership Agreement permits          For the REIT to qualify as a real              The Marketing Company shares are
the transfer of FFP units in                   estate investment trust under the              transferable on the Marketing
accordance with applicable law,                Code, it must meet certain                     Company's books, pursuant to
provided that the transferee                   requirements concerning the ownership          applicable law and any rules as the
executes and delivers a satisfactory           of its outstanding shares of capital           Board may prescribe from time to time.
transfer application to FFP                    stock.  Specifically, not more than
Partners' transfer agent.                      50% in value of the issued and
                                               outstanding shares of capital stock
Immediately after the restructuring,           of the REIT may be owned, directly or
the FFP Amended Partnership                    indirectly, by five or fewer
Agreement will prohibit the transfer           individuals (as defined in the Code
of FFP units if such transfer would            to include certain entities) during
result in any person owning,                   the last half of a taxable year, and
directly or indirectly, FFP units in           the REIT must be beneficially owned
excess of 4.9% of the outstanding              by 100 or more persons during at
FFP units.  This restriction is                least 335 days of a taxable year of
necessary so that FFP Partners may             12 months or during a
maintain its partnership status for            proportionate part of a shorter
federal income tax purposes after              taxable year.  Because the REIT's
the restructuring.                             Board of Trust Managers believes it
                                               will be essential for the REIT to
After the conversion through the               continue to qualify as a real estate
exchange alternative, the FFP                  investment trust after the
Amended Partnership Agreement will             conversion, the Declaration of Trust
not permit the transfer of FFP                 restricts the transfer of REIT
units. However, at that time the FFP           shares.  See "Description of
units generally may be redeemed for            Securities--The REIT--Restrictions
either cash or REIT shares, at the             on Transfer" for a discussion of the
discretion of FFP's general partner.           restrictions on transfer of the REIT
                                               shares.


                                                          Appraisal Rights
The Delaware RULPA provides that a             Under the TRA, a holder of REIT                Under the TBCA, a holder of Marketing
partnership agreement may provide              shares who does not vote in favor of           Company shares who does not vote in
contractual appraisal rights with              a merger or consolidation of the REIT          favor of a merger or consolidation
respect to a partnership interest,             may, upon compliance with certain              of the Marketing Company may, upon
however, the FFP Partnership                   procedures, be entitled to receive             compliance with certain procedures,
Agreement does not provide any such            the fair value of the REIT shares in           be entitled to receive the fair
contractual appraisal rights to FFP            lieu of the consideration that would           value of the Marketing Company
unitholders.                                   otherwise be received in the merger            shares in lieu of the consideration
                                               or consolidation. Appraisal rights             that would otherwise be received in
                                               are not available in certain mergers,          the merger or consolidation.
                                               including (a) mergers in which the             Appraisal rights are not available
                                               REIT is the surviving corporation and          in certain mergers, including (a)
                                               in which no vote of its shareholders           mergers in which the Marketing
                                               was required and (b) mergers when the          Company is the surviving corporation
                                               shares were then listed on a national          and in which no vote of its
                                               securities exchange or held of record          shareholders was required and (b)
                                               by more than 2,000 holders and the             mergers when the shares were then
                                               holders of shares are not required to          listed on a national securities
                                               accept in exchange for their shares            exchange or held of record by more
                                               anything other than shares of stock            than 2,000 holders and the holders
                                               of the surviving corporation that, on          of shares are not required to accept
                                               the effective date of the merger,              in exchange for their shares
                                               would be listed on a national                  anything other than shares of stock
                                               securities exchange or held of record          of the surviving corporation that,
                                               by more than 2,000 holders, cash in            on the effective date of the
                                               lieu of fractional shares, or any              merger, would be listed on a
                                               combination thereof.                           national securities exchange or held
                                                                                              of record by more than 2,000
                                                                                              holders, cash in lieu of fractional
                                                                                              shares, or any combination thereof.


          FFP Units                                        REIT Shares                              Marketing Company Shares
          ---------                                        -----------                              ------------------------
                                                          Fiduciary Duties
Under Delaware law, FFP's general partner         Under Texas law, the trust managers         Under Texas law, the directors of the
has fiduciary duties of good faith, loyalty       of the REIT will have fiduciary duties      Marketing Company will have fiduciary
and fair dealing to the limited partners          of good faith, loyalty and fair             duties of good faith, loyalty and fair
in the management of FFP Partners' affairs.       dealing to the shareholders of the          dealing to the shareholders of the
The duty of good faith requires FFP's general     REIT in the management of the REIT's        Marketing Company in the management
partner to deal fairly and with candor with       affairs. These duties are generally         of the Marketing Company's affairs.
the limited partners. The duty of loyalty         the same as the duties owed by              Texas courts have generally described
requires that, without the limited partners'      directors of a Texas corporation to         these duties in the same way as the
consent, FFP's general partner may not have       the corporation's shareholders.             duties of a general partner are
any improper business or other interests that                                                 described under Delaware law.
are adverse to the interests of FFP
Partners. The duty of fair dealing
requires that all transactions between
FFP's general partner and FFP Partners be
fair both in the manner by which they are
effected and in amount of the consideration
received by FFP Partners.


                                                   Right to Acquire Units or Shares
Section 17.1 of the FFP Partnership               Neither Texas law nor the REIT's            Neither Texas law nor the Marketing
Agreement provides that in the event              Declaration of Trust or Bylaws has any      Company's Articles of Incorporation
less than 10% of the total number of              provision similar to Section 17.1 of        or Bylaws has any provision similar to
units then outstanding is held by                 the FFP Partnership Agreement.              Section 17.1 of the FFP Partnership
persons other than the general                                                                Agreement.
partner and its affiliates, the
general partner will have the right,
which it may assign and transfer to
any of its
affiliates (other than FFP Partners),
on a date to be selected by the general
partner on at least 10 but not more than
60 days' notice, to purchase all, but
not less than all, of the
outstanding units held by such
non-affiliated persons.  The
purchase price per unit in the event
of such purchase shall be the
greater of (a) the highest price
paid by the general partner or its
affiliates for any units of that
class purchased within 90 days
preceding the date on which the
general partner first mails to
unitholders written notice of its
election to call outstanding units
of that class or (b)(i) the average
of the market prices of the units of
that class for the 30 trading days
preceding the date on which such
notice is first mailed or (ii) if
the units of that class are not
listed for trading on an exchange or
quoted by NASDAQ, an amount equal to
the fair market value of such units
on the date such notice is first
mailed, as determined by the general
partner using any reasonable method
of evaluation.

                       FEDERAL INCOME TAX CONSIDERATIONS

    The following represents the opinion of Jenkens & Gilchrist, a Professional Corporation, tax counsel to FFP Partners ("Tax Counsel"), of the material federal income tax considerations affecting the FFP unitholders as a result of the restructuring. However, Tax Counsel has specifically not opined on the following: (i) the federal income tax consequences of the merger alternative, which will be the subject of a private letter ruling from the Internal Revenue Service; and (ii) whether the REIT will be able to qualify as a real estate investment trust for federal income tax purposes at the time of any Election, regardless of whether such Election is made in connection with the merger alternative or the exchange alternative. The opinion is based upon existing law and factual representations made by FFP Partners and FFP's general partner and assumes the facts described in this Proxy Statement are correct. It does not give a detailed discussion of state, local or foreign tax considerations. It is directed principally at FFP unitholders who are United States citizens or residents or domestic corporations, and does not address in all material respects considerations that affect the treatment of FFP unitholders who are subject to special treatment under the tax laws (such as insurance companies, cooperatives, financial institutions, broker-dealers, tax exempt organizations or foreign investors). It is based on existing provisions of the Code, existing and proposed Treasury Regulations, existing court decisions and existing rulings and other administrative interpretations. There can be no assurance that future Code provisions or other legal authorities will not alter significantly the tax consequences described below. Except for the tax ruling requested in connection with the merger alternative as described herein, no rulings have been, or will be, obtained from the IRS concerning any of the matters discussed in this section. The following is qualified in its entirety by the applicable provisions of the Code and Treasury Regulations, court decisions and IRS rulings and other IRS pronouncements. Unlike a tax ruling (which will not be sought, except as otherwise described herein), an opinion of counsel, which is based on counsel's review and analysis of existing law, is not binding on the IRS. Accordingly, no assurance can be given that the IRS will not successfully challenge the opinions set forth herein.

    YOU ARE STRONGLY URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE OWNERSHIP OF FFP UNITS, MARKETING COMPANY SHARES, THE ACQUISITION, OWNERSHIP AND SALE OF REIT SHARES AND THE ELECTION OF THE REIT TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

A.  THE RESTRUCTURING

    1.    DISTRIBUTION OF REAL ESTATE ASSETS TO FFP PARTNERS

    All of the real estate assets of the Operating Partnership will be distributed pro rata to FFP Partners and FFP's general partner (in its capacity as the general partner of the Operating Partnership). In connection with the distribution, FFP Partners will assume certain liabilities of the Operating
Partnership.   These transactions will be nontaxable to the Operating
Partnership, FFP Partners and the FFP unitholders. FFP Partners' basis in the real estate assets will equal the lesser of the Operating Partnership's basis in such assets or FFP Partners' basis in its interest in the Operating Partnership.

    2. CONTRIBUTION OF OPERATING PARTNERSHIP INTERESTS TO THE MARKETING COMPANY AND DISTRIBUTION OF MARKETING COMPANY SHARES

    Immediately following the foregoing transactions, FFP Partners and FFP's general partner (in its capacity as the general partner of the Operating Partnership) will contribute their interests in the Operating Partnership to the Marketing Company in exchange for all of the outstanding stock of the Marketing Company (the "Contribution"). As a result of the Contribution, the Operating Partnership will terminate for federal income tax purposes. Accordingly, following the Contribution, all of the assets and liabilities formerly owned by the Operating Partnership (excluding the real estate assets and liabilities described above) will be owned by the Marketing Company. Following the Contribution, FFP Partners will distribute its Marketing Company stock to the FFP unitholders (the "Distribution"). Pursuant to the Distribution, each FFP unitholder will receive one Marketing Company share for each FFP unit held.

    It is the opinion of Tax Counsel that the Contribution and the Distribution will be nontaxable to the Marketing Company, the Operating Partnership, FFP Partners and the FFP unitholders. If the Contribution fails to qualify as a non-taxable transaction, FFP Partners will recognize taxable gain or loss. Any such gain or loss recognized will be allocated among the FFP unitholders and FFP's General Partner. The remaining discussion assumes that the Contribution and the Distribution will be non-taxable transactions.

    Tax Basis and Holding Period of FFP Unitholders. The FFP unitholders' basis in the Marketing Company shares will equal the lesser of FFP Partners' basis in such Marketing Company shares or the basis in their FFP units. The FFP unitholders' basis in their FFP units following the Distribution will be their pre-Distribution basis in their FFP units reduced

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


by the basis allocable to their Marketing Company shares. The FFP unitholders' holding period for the Marketing Company shares will include FFP Partners' holding period for such shares for purposes of determining the character of gain from the sale of such stock. FFP Partners' holding period in each of its Marketing Company shares will be divided into two parts. Generally, one part will be the portion of the value of the stock that is attributable to any ordinary income assets of the Operating Partnership transferred by FFP Partners to the Marketing Company pursuant to the Contribution; the holding period for this portion of the stock will begin on the day following the Contribution. The remaining part will be the portion of the value of the stock that is attributable to capital assets or Section 1231 property (generally property used in a trade or business which has been held for more than one year and is subject to an allowance for depreciation or is real property, other than inventory or property held primarily for sale to customers in the ordinary course of the taxpayer's trade or business) transferred by FFP Partners to the Marketing Company pursuant to the Contribution; such part will have a holding period which will include the holding period of FFP Partners in its Operating Partnership interests. As a result, a sale or disposition of any such stock by an FFP unitholder within one year of the date of the Contribution generally will generate both long-term and short-term capital gain or loss, as the case may be, to the FFP unitholder.

    Tax Basis and Holding Period of Marketing Company in Operating Partnership Assets. The Marketing Company's aggregate tax basis in its assets following the Contribution generally will equal FFP Partners' and FFP's general partner's aggregate tax bases in their partnership interests in the Operating Partnership on the date of the Contribution. The Marketing Company's holding period in the assets will include the Operating Partnership's holding period in such assets.

    3.    CONTRIBUTION OF REAL ESTATE ASSETS TO FFP PROPERTIES

    FFP Partners and FFP's general partner will contribute all of the real estate assets (that were received by FFP Partners and FFP's general partner from the Operating Partnership pursuant to the distribution discussed in (1) above) to FFP Properties, a newly formed partnership in exchange for units of FFP Properties. Pursuant to this exchange, FFP Partners will receive a general partnership interest in FFP Properties. In connection with the contribution of assets, FFP Properties will assume approximately $16,000,000 of FFP Partners'
indebtedness.   The contribution of the real estate assets by FFP Partners and
FFP's general partner to FFP Properties and the assumption of FFP Partners' indebtedness by FFP Properties will be nontaxable to FFP Partners and the FFP unitholders. At the time of the formation of FFP Properties, FFP Partners will distribute units of FFP Properties to the Harvison Family in complete redemption of its FFP units. In addition, the Harvison Family will also receive units of FFP Properties in exchange for the contribution of certain properties to FFP Properties. Following this step of the restructuring, FFP Partners will be the general partner of FFP Properties and the Harvison Family will be the limited partner of FFP Properties.

    4.    REIT ACQUIRES GENERAL PARTNER INTEREST IN FFP PARTNERS

    The REIT will acquire the general partner interest in FFP Partners from FFP's general partner and will be admitted as the new general partner of FFP Partners. No gain or loss will be recognized by FFP Partners or the FFP unitholders as a result of the REIT's acquisition of a general partner interest in FFP Partners or the admission of the REIT as the general partner of FFP Partners.

B. CONVERSION TO REAL ESTATE INVESTMENT TRUST FORM: THE MERGER ALTERNATIVE OR THE EXCHANGE ALTERNATIVE

    Following the restructuring, the REIT will be FFP's general partner. While the REIT will be a real estate investment trust under state law, it will not be treated as a real estate investment trust for federal income tax purposes until it qualifies as a real estate investment trust for federal income tax purposes and it makes an affirmative election with the IRS to that effect. If the conversion of FFP Partners' to a real estate investment trust form occurs, it will take place pursuant to either the merger alternative or the exchange alternative and only at such time as the REIT is able to satisfy the applicable federal income tax requirements of a real estate investment trust.

    1.    THE MERGER ALTERNATIVE

          Under the merger alternative, FFP Partners will be converted into a real estate investment trust form for federal income tax purposes through the merger of FFP Partners with the REIT, with the REIT being the surviving entity. Pursuant to the merger, an FFP unitholder will receive one REIT share for each FFP unit owned. Tax Counsel has not opined on the federal income tax consequences of the merger alternative.

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

    (A) QUALIFICATION AS NONRECOGNITION TRANSACTION

    It is a condition precedent to the consummation of the merger that FFP's general partner shall have received a favorable ruling from the IRS to the effect that the merger will be treated as part of a "tax-free" transaction described in Section 351 of the Code (the "Ruling"). Section 351 (a) of the Code sets forth the general rule that no gain or loss will be recognized by one or more persons transferring assets to a corporation solely in exchange for the corporation's stock if, immediately after the exchange, the transferors are "in control" of the transferee corporation. "Control" is defined as the ownership of stock possessing at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of all other classes of stock of the corporation. For purposes of the Ruling request, FFP Partners generally will be required to make representations to the IRS that not more than 20% of the REIT shares transferred to the FFP unitholders and FFP's general partner pursuant to the merger will subsequently be sold pursuant to plans or arrangements entered into prior to the merger. Neither FFP Partners nor FFP's general partner is aware of any plans or arrangements that have been or will be entered into prior to the merger which would make this assumption incorrect.

    There are two alternative approaches by which the IRS may rule that the merger qualifies as a transaction described in Section 351 of the Code. Tax Counsel cannot opine as to which alternative approach the IRS might select. Nevertheless, the tax consequences of the two alternatives, while similar, are not exactly the same. Under one alternative construction (the "Transfer of Partnership Interests Approach"), the IRS would treat the merger as if each of the FFP unitholders had transferred FFP units to the REIT in exchange for REIT shares. Under the second alternative (the "Transfer of Assets Approach"), the merger will be treated as if FFP Partners transferred its assets and liabilities to the REIT in exchange for REIT shares followed by a distribution of the REIT shares by FFP Partners to the FFP unitholders and FFP's general partner in liquidation of FFP Partners. The IRS has taken the position in a revenue ruling that the distribution by a partnership of the stock received in a Section 351 exchange to its partners in liquidation of the partnership will not violate the control requirement.

    Even in the case of a transaction described in Section 351 of the Code, gain will be recognized by the transferor if and to the extent that the amount of the liabilities assumed and taken subject to by the transferee exceeds the aggregate adjusted basis of the property transferred in the exchange. Gain recognized, if any, must be reported as ordinary income, long-term capital gain, or short-term capital gain according to the nature and the holding period of the transferred property.

    Section 351(a) does not apply to transfers of property to an investment company. A real estate investment trust is an investment company if the transfer results, directly or indirectly, in "diversification" of the transferors' interests. The purpose of this restriction is to prevent the tax-free pooling of investment assets by more than one transferor. Accordingly, as part of the Ruling request, it may be necessary to establish that at the time of the merger there will not be an existing plan or arrangement (i) to achieve diversification of FFP Partners' (or the FFP unitholders') interests in one or more additional nonrecognition transactions, (ii) to issue additional REIT shares except pursuant to the REIT's dividend reinvestment plan, if any, and pursuant to compensatory stock options that may be granted by the REIT to key service providers, or (iii) to acquire any additional specific property.

    If Section 351 of the Code did not apply to the merger, FFP Partners would recognize taxable gain or loss in an amount equal to the difference between the total value of the consideration received (the amount of liabilities assumed and taken subject to by the REIT in the merger plus the fair market value of the REIT shares received in the exchange) and the adjusted basis in the assets transferred to the REIT. See "--The Merger Alternative--Tax Consequences to the FFP Unitholders--Potential Gain Recognition." Neither FFP Partners nor the FFP unitholders will recognize gain or loss upon the distribution of the REIT shares under the Transfer of Assets Approach.

    (B) TAX CONSEQUENCES TO FFP PARTNERS

    Nonrecognition and Termination.   If the merger is treated as a
nonrecognition transaction under Section 351 of the Code, (a) FFP Partners will not recognize gain under the Transfer of Partnership Interests Approach and (b) FFP Partners will not recognize gain under the Transfer of Assets Approach except to the extent (if any) that the liabilities to which the transferred property is subject plus the liabilities assumed by the REIT in connection with the Merger exceed the total adjusted basis of the property transferred. FFP's general partner believes that FFP Partners' aggregate adjusted basis in its assets will exceed the sum of such liabilities at the time of the merger.

    For federal income tax purposes, under the Transfer of Assets Approach, FFP Partners will be deemed to have received the REIT shares and distributed them to the FFP unitholders pursuant to a liquidation of FFP Partners. FFP Partners will not recognize gain or loss pursuant to such liquidation and will terminate upon the distribution of the REIT shares.

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

    Tax Termination of FFP Partners. As a result of the merger, FFP Partners will terminate for tax purposes under Section 708(b)(1)(A) of the Code. FFP Partners' taxable year will end on the date of the termination. As a result of the closing of FFP Partners' taxable year, an FFP unitholder who has a taxable year other than a calendar year may be required to report more than 12 months of FFP Partners' income or loss in the taxable year in which the termination occurs.

    (C) TAX CONSEQUENCES TO THE FFP UNITHOLDERS

    General Rule - Nonrecognition. It is a condition precedent to consummation of the merger that the IRS issue a favorable ruling as to treatment of the merger as part of a transaction described in Section 351 of the Code. As a result of the treatment of the merger as a nonrecognition transaction under
Section 351, the merger generally will be tax-free to the FFP unitholders except as described below. See "--Tax Consequences to the FFP Unitholders--Potential Gain Recognition." The FFP unitholders will not recognize gain or loss upon the receipt of REIT shares in the merger.

    Potential Gain Recognition. Notwithstanding the fact that the merger qualifies under Section 351 of the Code, certain FFP unitholders may recognize gain on the Merger as follows:

    (a) Under the Transfer of Partnership Interests Approach, if an FFP unitholder's allocable share of FFP Partners' liabilities exceeds the adjusted basis of his interest in FFP Partners, such FFP unitholder will recognize gain to the extent of the excess. FFP's general partner believes that this result is unlikely for most FFP unitholders.

    (b) Under the Transfer of Assets Approach, if the sum of the amount of liabilities assumed by the REIT and the amount of liabilities to which the assets transferred to the REIT are subject exceeds FFP's adjusted basis in the transferred assets, FFP will recognize gain to the extent of the excess. Such gain recognized would be allocated among the FFP unitholders and FFP's General Partner. FFP's general partner believes that this result is unlikely.

    If for any reason the merger does not qualify for nonrecognition treatment under Section 351, (a) under the Transfer of Partnership Interests Approach, the FFP unitholders and FFP's general partner will recognize gain or loss as if they had sold their FFP units to the REIT for an amount equal to the value of the REIT shares received by the FFP unitholders and FFP's general partner in the merger plus their share of FFP Partners' liabilities; and (b) under the Transfer of Assets Approach, FFP Partners will recognize gain or loss on the transfer of its assets to the REIT as if FFP Partners had sold the assets for an amount equal to the value of the REIT shares received by the FFP unitholders and FFP's general partner in the merger plus the amount of liabilities assumed or taken subject to by the REIT in the merger. Such gain recognized under the Transfer of Assets Approach will be allocated among the FFP unitholders and FFP's general partner. In such a case, each FFP unitholder's basis in the REIT shares received will be increased (or decreased) by the gain (or loss) recognized and each FFP unitholder's holding period in the REIT shares received will begin on the day after the merger.

    Suspended Deductions.   Any loss previously allocated to an FFP unitholder
in prior years or during the tax year of the merger that has not been used because of the at-risk or basis limitations can be used only to the extent of any income or gain recognized on the merger. Generally, FFP unitholders subject to the passive activity loss limitations will be able to utilize suspended passive losses from FFP Partners to offset gain that they might be required to recognize on the merger. Any passive losses not so used may not be available until the FFP unitholder disposes of his entire interest in the REIT.

    Tax Basis in REIT Shares.   An FFP unitholder's aggregate tax basis in the
REIT shares received in the merger will equal his aggregate basis in his FFP units and any gain or loss recognized on the merger, but in any case not less than zero. This basis will be allocated pro rata among all of the REIT shares received by the FFP unitholder pursuant to the merger.

    Holding Period in REIT Shares.   For holding period purposes, each REIT
share will be divided into two parts. Generally, one part will be the portion of the value of the REIT share that is attributable to any ordinary income assets transferred by FFP Partners pursuant to the merger; its holding period will begin on the day following the merger. The remaining part will be the portion of the value of the REIT share that is attributable to capital assets or Section 1231 property (generally property used in a trade or business which has been held for more than one year and is subject to an allowance for depreciation or is real property, other than inventory or property held primarily for sale to customers in the ordinary course of the taxpayer's trade or business) transferred by FFP Partners pursuant to the merger; such part will have a holding period which will include (a) under the Transfer of Partnership Interests Approach, the holding period of the FFP unitholder in his FFP units and (b) under the Transfer of Assets Approach, the holding period of FFP Partners in the REIT shares

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

distributed. FFP Partners's holding period in the REIT shares will include the period the assets transferred were held by FFP Partners, provided the assets were capital assets or Section 1231 property on the date of the exchange. Thus, a portion of each REIT Share distributed to an FFP unitholder will have a holding period in the hands of the FFP unitholder which will include the holding period of FFP Partners in certain assets transferred to the REIT, while another portion of each such REIT Share in the hands of the FFP unitholder will have a holding period which will commence with the date following the Merger. As a result, a sale or disposition of any such REIT Share by an FFP unitholder within one year of the date of Merger will generate both long-term and short-term capital gain or loss, as the case may be, to the FFP unitholder.

    (D)   TAX CONSEQUENCES TO THE REIT

    Nonrecognition. The REIT will not recognize gain or loss on its exchange of REIT shares for either FFP Partner's assets (as transferred to the REIT by FFP Partners under the Transfer of Assets Approach) or interests in FFP Partners (as transferred by the FFP unitholders and FFP's General Partner under the Transfer of Partnership Interests Approach). Following the Merger, substantially all the assets and liabilities formerly owned by FFP Partners will be owned by the REIT.


    Tax Basis and Holding Period in Assets.   The aggregate tax basis of the
REIT in its assets following the merger will equal (a) under the Transfer of Partnership Interests Approach, the FFP unitholders' and FFP's general partner's aggregate tax bases in their interests in FFP Partners on the date of the merger (increased by any gain recognized by them pursuant to the merger); or (b) under the Transfer of Assets Approach, FFP Partners' aggregate tax basis in its assets on the date of the merger (increased by any gain recognized by FFP Partners pursuant to the merger). The REIT's holding period in the assets will include FFP Partners' holding period.

    Tax Termination of FFP Properties. Section 708(b)(1)(B) of the Code provides that if 50% or more of the capital and profits interests in a partnership are sold or exchanged within a single twelve-month period, the partnership will be deemed to terminate for tax purposes. Such a termination is referred to as a "constructive termination." As a result of the merger, there will be a constructive termination of FFP Properties. When the constructive termination occurs, FFP Properties will be treated as transferring all of its assets and liabilities to a new partnership ("New Partnership") in exchange for an interest in New Partnership and, immediately thereafter, FFP Properties will be treated as distributing its interest in New Partnership to its partners in liquidation of FFP Properties. As a result of the constructive termination, (a) there will be a closing of FFP Properties' taxable year for all its partners,
(b) the New Partnership will be treated as newly acquiring the depreciable assets of FFP Properties and will be required to restart the depreciable lives of such assets, and (c) the New Partnership will be required to make new elections for federal income tax purposes (including the Section 754 election) in order to enjoy the benefit of such elections.

    Reporting Requirements. Pursuant to Section 1.351-3(a) of the Regulations, either (a) each FFP unitholder under the Transfer of Partnership Interests Approach or (b) FFP Partners under the Transfer of Assets Approach will be required to file with its income tax return for the tax year of the merger, a statement which includes a description of (i) the assets transferred, (ii) the REIT shares received in the exchange, and (iii) any liabilities (or share of liabilities) of FFP Partners assumed by the REIT pursuant to the merger. To the extent that the FFP unitholders are required to file such a statement, FFP Partners will provide the FFP unitholders with the information necessary to complete such statement.

    2.    THE EXCHANGE ALTERNATIVE

    Under the exchange alternative, FFP Partners will be converted into a real estate investment trust form for federal income tax purposes by implementing amendments to the Partnership Agreement of FFP Partners. Pursuant to such amendments, FFP units generally will not be transferable. Instead, an FFP unitholder who wished to sell his FFP units will be required to tender his FFP units for redemption to FFP Partners. In exchange for his FFP units, such FFP unitholder will receive either REIT shares or cash, at the discretion of the REIT (in its capacity as the general partner of FFP Partners) in a transaction which will be fully taxable. See "--Tax Consequences of the Operations of FFP Partners."

C. TAX CONSEQUENCES OF THE REIT'S QUALIFICATION AND OPERATION AS A REAL ESTATE INVESTMENT TRUST


    The REIT will make an election to be taxed as a real estate investment trust under Sections 856 through 860 of the Code (the "Election") at such time as the Board of Trust Managers determines that such election is appropriate. However, it is unlikely that the Board of Trust Managers will elect real estate investment trust status for the REIT at any time prior to the conversion. The REIT believes that, commencing with the taxable year of the Election, it will be organized and will operate in such a manner as to qualify for taxation as a real estate investment trust under the Code, and the REIT intends to continue to operate in such a manner, but no assurance can be given that the REIT will operate in a manner so as to qualify

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

or remain qualified as a real estate investment trust. Following the Election, the REIT's qualification and taxation as a real estate investment trust will depend upon the REIT's ability to meet on a continuing basis, through actual annual operating results, distribution levels, and share ownership, the various qualification tests imposed under the Code and discussed below. No assurance can be given that the actual results of the REIT's operations, actual distribution levels and actual share ownership for any particular taxable year will satisfy such requirements. For a discussion of tax consequences of failure to qualify as a real estate investment trust, see "--Failure to Qualify as a Real Estate Investment Trust." Tax Counsel has not opined whether the REIT will be able to qualify as a real estate investment trust for federal income tax purposes at the time of any Election, regardless of whether such Election is made in connection with the merger alternative or the exchange alternative. With respect to the exchange alternative, it is unlikely that the REIT could qualify as a real estate investment trust for federal income tax purposes unless the Election is made in connection with an initial public offering of REIT shares or the conversion of substantially all FFP units into REIT shares.

    The following is a summary of the material federal income tax considerations that, following the Election, will affect the REIT as a real estate investment trust and the shareholders of the REIT, including FFP unitholders who convert their FFP units into REIT shares:

    Real Estate Investment Trust Taxation and Qualification. If the REIT makes the Election and qualifies for taxation as a real estate investment trust, it generally will not be subject to corporate income tax to the extent the REIT currently distributes its taxable income to its shareholders. This treatment effectively eliminates the "double taxation" (i.e., taxation at both the corporate and shareholder levels) that generally results from an investment in a corporation. The REIT will be subject to federal income tax in the following circumstances: (i) the REIT will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains;
(ii) under certain circumstances, the REIT may be subject to the alternative minimum tax on its items of tax preference; (iii) if the REIT has net taxable income from the sale or other disposition of foreclosure property that is held primarily for sale to customers in the ordinary course of business or other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income; (iv) if the REIT has net income from prohibited transactions, such income will be subject to a 100% tax; (v) if the REIT fails to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and nonetheless has maintained its qualification as a real estate investment trust because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the REIT fails the 75% or 95% gross income test; (vi) if the REIT fails to distribute during each calendar year at least the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, the REIT will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed; and (vii) if the REIT acquires any asset from a C corporation in a transaction in which the basis of the asset in the REIT's hands is determined by reference to the basis of the asset in the hands of the C corporation and the REIT recognizes gain on the disposition of such asset during the 10 year period beginning on the date on which such asset was acquired by the REIT, then to the extent of such asset's "built-in gain" (the excess of the fair market value of such property at the time of acquisition by the REIT over the adjusted basis of such property at such time), such gain will be subject to tax at the highest corporate rate applicable (as provided in Treasury Regulations that have not yet been promulgated).

    General Qualification Requirements. The Code defines a real estate investment trust as a corporation, trust or association (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code; (iv) that is neither a financial institution nor an insurance company; (v) the beneficial ownership of which is held by 100 or more persons; (vi) not more than 50% in value of the outstanding shares of which is owned, directly or indirectly (applying certain constructive ownership rules), by five or fewer shareholders during the last half of each taxable year (the "5/50 Rule"); (vii) that makes an election to be taxed as a real estate investment trust and satisfies all relevant filing and other administrative requirements established by the IRS that must be met in order to elect and maintain real estate investment trust status; and (viii) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) through (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months. Conditions (v) and (vi) will not apply during the first taxable year for which an election is made by the REIT to be taxed as a real estate investment trust. The REIT anticipates issuing sufficient REIT stock with sufficient diversity of ownership to allow it to satisfy conditions (v) and (vi) at all times necessary for it to qualify as a real estate investment trust for the taxable year of the Election and all subsequent taxable years.

    In addition, an entity may not elect to be taxed as a real estate investment trust unless its taxable year is a calendar year. The REIT's taxable year will be the calendar year.

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

    Share Ownership; Recordkeeping. The REIT believes that, at all times necessary for it to qualify as a real estate investment trust for the taxable year of the Election and all subsequent taxable years, the REIT shares will be owned by a sufficient number of investors and in appropriate proportions to permit the REIT to satisfy conditions (v) and (vi) discussed above under "-- General Qualification Requirements." To protect against violations of these requirements, the Declaration of Trust will provide that no person is permitted to own (applying certain constructive ownership tests) more than 4.9% of the outstanding REIT common shares (except for the Harvison Family, which can initially own up to 30% of the outstanding REIT common shares, subject to reduction under certain circumstances) 4.9% of the outstanding REIT preferred shares. In addition, the Declaration of Trust will contain restrictions on transfers of capital stock, as well as provisions that automatically convert shares of stock into nonvoting, non-dividend paying Excess Shares to the extent that the ownership otherwise might jeopardize the REIT's tax status. Special rules for determining share ownership apply to certain qualified pension and profit sharing trusts. The Revenue Reconciliation Act of 1993 modified the rules for tax exempt employees' pension and profit sharing trusts which qualify under Section 401(a) of the Code and are exempt from tax under Section 501(a) of the Code ("qualified trusts") for tax years beginning after December 31, 1993. Under the new rules, in determining the number of shareholders a real estate investment trust has for purposes of the "5/50 Rule," any stock held by a qualified trust generally will be treated as held directly by its beneficiaries in proportion to their actuarial interests in such trust and will not be treated as held by such trust. (This general rule will not apply if certain persons related to the qualified trust ("disqualified persons") hold in the aggregate more than 5% of the value of the REIT and the REIT has accumulated earnings and profits attributable to any period for which it did not qualify as a real estate investment trust; this exception is not expected to apply to the REIT).

    Pursuant to Treasury Regulations (the "Recordkeeping Regulations"), the REIT will maintain records disclosing the actual ownership of the REIT's stock following the Election. For taxable years prior to the effective date of the Taxpayer Relief Act of 1997, a failure to comply with the Recordkeeping Regulations would result in the disqualification of a real estate investment trust. The Taxpayer Relief Act of 1997, however, eliminates the rule that a failure to comply with the Recordkeeping Regulations will result in a loss of real estate investment trust status. Instead, a failure to comply with the Recordkeeping Regulations will result in a penalty. In order to maintain its records, the REIT must demand written statements each year from the record holders of certain percentages of shares in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the REIT dividends). A list of those persons failing or refusing to comply with this demand must be maintained as part of the REIT's records. Shareholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of the shares and certain other information.

    Sources of Gross Income. In order to qualify and to maintain its qualification as a real estate investment trust, the REIT generally must satisfy three requirements relating to the REIT's gross income on an annual basis for the taxable year of the Election and all subsequent taxable years. These tests are designed to ensure that a real estate investment trust derives its income principally from passive real estate investments. In the case of a real estate investment trust that is a partner in a partnership, the Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to receive its proportionate share of the gross income of the partnership. In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT that it had in the hands of the partnership. Furthermore, the Code allows the REIT to own and operate a number of its properties through wholly-owned subsidiaries which are "qualified REIT subsidiaries." The Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and such items of the REIT.

    75% Gross Income Test. At least 75% of a real estate investment trust's gross income (excluding gross income from prohibited transactions) generally must consist of (i) rents from real property; (ii) interest on loans secured by mortgages or real property; (iii) gain from the sale of real property or loans secured by real property (excluding gain from the sale of property held primarily for sale to customers in the ordinary course of the real estate investment trust's trade or business, referred to below as "dealer property");
(iv) income from the operation and gain from the sale of certain property acquired in connection with the foreclosure of a mortgage securing that property ("foreclosure property"); (v) distributions on, or gain from the sale of, shares of other real estate investment trusts; (vi) abatements and refunds of real property taxes; (vii) certain fees; (viii) gain from the sale of certain other real property; and (ix) "qualified temporary investment income" (described below).

    For the taxable year of the Election and all subsequent taxable years, the REIT expects that substantially all of its operating gross income will be considered rent from real property. Rent from real property generally includes:
(i) rent from interests in real property; (ii) charges for services customarily furnished or rendered to tenants in connection with the rental of real property; and (iii) rent attributable to personal property which is leased together with the real property, but only if

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such personal property rent does not exceed 15% of the total rent. Rents received by a real estate investment trust will qualify as "rents from real property" only if several conditions are met. First, rent from real property does not include rent based, in whole or in part, on the net income or profits of any person. The REIT does not intend to lease property and receive rentals, directly or indirectly, based on any person's net income or profit. However, rent based on a percentage of sales or receipts is permitted as rent from real property and the REIT may have leases where rent is based on a percentage of sales or receipts. Second, rent received from a tenant will not qualify as "rents from real property" if the REIT (or any direct or indirect owner of 10% or more of the REIT) directly or indirectly (through the application of certain constructive ownership rules) owns a 10% or greater interest in such tenant (a "Related Party Tenant"). At this time, the REIT does not anticipate receiving any rent from a Related Party Tenant. If any portion of rent received under a lease does not qualify as "rents from real property" because (i) the rent is based on the income or profits of any person; or (ii) the tenant is a Related Party Tenant, none of the rent received by the REIT under such lease will qualify as "rents from real property." Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." At this time, the REIT does not anticipate deriving rent attributable to personal property leased in connection with real property that exceeds 15% of the total rent under such lease. Finally, the REIT generally may provide services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered rendered primarily for the convenience of the tenant. The REIT generally must not furnish noncustomary services to the tenants or manage or operate the property, other than through an "independent contractor" who is adequately compensated and from whom the REIT does not derive any income. If any portion of rent does not qualify as "rents from real property" because the REIT furnishes or renders noncustomary services with respect to the property (other than through a qualified independent contractor), none of the rent received by the REIT with respect to such property generally will qualify as "rents from real property." However, the Taxpayer Relief Act of 1997 provides a de minimis rule for noncustomary services which is effective for taxable years beginning after August 5, 1997. If the value of the non-customary services income with respect to a property (valued at no less than 150% of the REIT's direct costs of performing such services) is 1% or less of the total income derived from the property, then all rental income except the noncustomary service income will qualify as "rents from real property."

    The REIT will, in most instances, directly operate and manage its assets without using an "independent contractor." The REIT believes that, for the taxable year of the Election and all subsequent taxable years, all services (if any) to be provided by the REIT to tenants will be those usually or customarily rendered in connection with the rental of space for occupancy only. In the case of any services that are not "usual or customary" under the foregoing rules, the REIT intends to employ qualifying independent contractors to provide such services. Consequently, for the taxable year of the Election and all subsequent taxable years, the REIT believes that substantially all of its rental income will be qualifying income under the 75% income test, and that the REIT's provision of services will not cause the rental income to fail to be included under that test.

    95% Gross Income Test. At least 95% of the REIT's gross income (excluding income from prohibited transactions) must be derived from the following sources:
(i) sources that satisfy the 75% gross income test; (ii) dividends; (iii) interest; and (iv) gains from the sale or other disposition of stock or other securities. This test permits a real estate investment trust to earn a significant portion of its income from traditional "passive" investment sources that are not necessarily real estate related. The term "interest" (under both the 75% and 95% tests) does not include amounts that are based on the income or profits of any person, unless the computation is based only on a fixed percentage of receipts or sales.

    Failing the 75% or 95% Tests; Reasonable Cause.   As a result of the 95%
test, real estate investment trusts generally are not permitted to earn more than 5% of their gross income from active sources. For the taxable year of the Election and all subsequent taxable years, nonqualifying income is expected to be at all times less than 5% of the REIT's annual gross income. However, if nonqualifying income exceeds 5% of the REIT's gross income, the REIT could lose its status as a real estate investment trust.

    For the taxable year of the Election and all subsequent taxable years, if the REIT fails to meet either the 75% or 95% income tests during a taxable year, it may still qualify as a real estate investment trust for that year if (i) it reports the source and nature of each item of its gross income in its federal income tax return for that year; (ii) the inclusion of any incorrect information in its return is not due to fraud with intent to evade tax; and (iii) the failure to meet the tests is due to reasonable cause and not to willful neglect. However, in that case the REIT will be subject to a 100% tax based on the greater of the amount by which it fails either the 75% or 95% income tests for such year. See "--Real Estate Investment Trust Taxation and Qualification."


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

    Character of Assets Owned. For the taxable year of the Election and all subsequent taxable years, on the last day of each calendar quarter, the REIT must meet two tests concerning the nature of its assets. First, at least 75% of the value of the total assets of the REIT generally must consist of real estate assets, cash, cash items (including receivables) and government securities. For this purpose, "real estate assets" include interests in real property, interests in loans secured by mortgages on real property or by certain interests in real property, shares in other real estate investment trusts and any property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument and only for the one year period beginning on the date that the REIT receives such capital). Second, while the balance of the REIT's assets generally may be invested without restriction, the REIT will not be permitted to own (i) securities of any one issuer that represent more than 5% of the value of the REIT's total assets or (ii) more than 10% of the outstanding voting securities of any single issuer. A real estate investment trust, however, may own 100% of the stock of a qualified real estate investment trust subsidiary, in which case the assets, liabilities and items of income, deduction and credit of the subsidiary are treated as those of the real estate investment trust. In evaluating a real estate investment trust's assets, if the real estate investment trust invests in a partnership, it is deemed to own its proportionate share of the assets of the partnership.

    For the taxable year of the Election and all subsequent taxable years, the REIT anticipates that it will comply with these asset tests.

    Annual Distributions to Shareholders.   In order to maintain real estate
investment trust status for the taxable year of the Election and all subsequent taxable years, the REIT generally must distribute with respect to each taxable year dividends (other than capital gain dividends) to its shareholders in an aggregate amount at least equal to (i) the sum of (a) 95% of its "REIT Taxable Income" (computed without regard to the dividends paid deduction and any net capital gain) and (b) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) any excess noncash income (as defined in Section 857(e) of the Code). REIT Taxable Income generally is defined as the taxable income of the REIT, computed as if it were an ordinary corporation, with certain modifications.

    A real estate investment trust may satisfy the 95% distribution test with dividends paid during the taxable year and with certain dividends paid after the end of the taxable year. Dividends paid in January that are declared during the last calendar quarter of the prior year and are payable to shareholders of record on a date during the last calendar quarter of that prior year are treated as paid on December 31 of the prior year (for both the real estate investment trust and its shareholders). Other dividends declared before the due date of the real estate investment trust tax return for the taxable year (including extensions) also will be treated as paid in the prior year for the real estate investment trust if they are paid (i) within 12 months of the end of such taxable year and (ii) no later than the real estate investment trust next regular distribution payment. Dividends that are paid after the close of a taxable year and that do not qualify under the rule governing payments made in January (described above) will be taxable to the shareholders in the year paid, even though they may be taken into account by the REIT for a prior year.

    To the extent that the REIT does not distribute all of its net capital gain or distributes at least 95%, but less than 100% of its REIT Taxable Income, it will be subject to tax thereon at regular ordinary and capital gain corporate rates. Furthermore, a nondeductible excise tax equal to 4% will be imposed on the excess (if any) of the "required distribution" for the calendar year over the amount actually distributed during such year. For purposes of this rule, the "required distribution" equals the sum of (a) 85% of the REIT's "ordinary income" for such year, (b) 95% of the REIT's capital gain net income for such year, and (c) any undistributed taxable income from prior years. The REIT intends to make timely distributions sufficient to satisfy the annual distribution requirements. However, under certain circumstances, the REIT may not have sufficient cash or other liquid assets to meet the distribution requirements. This could arise because of competing demands for the REIT's funds, or due to timing differences between tax reporting and cash receipts and disbursements (i.e., income may have to be reported before cash is received, or expenses may have to be paid before a deduction is allowed). Although the REIT does not anticipate any difficulty in meeting these requirements, no assurance can be given that the necessary funds will be available.

    If the REIT fails to meet this distribution requirement because of an adjustment to the REIT's taxable income by the IRS or a court of competent jurisdiction, the REIT may be able to cure the failure retroactively by paying a "deficiency dividend" (as well as applicable interest) within a specified period.

    Failure to Qualify as a Real Estate Investment Trust. If the REIT fails to qualify for taxation as a real estate investment trust in any taxable year, the REIT will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the REIT fails to qualify as a real estate investment trust will not be deductible by the REIT and distributions will no longer be required to be made. In such a case, all distributions to shareholders will be taxable as ordinary income to the extent of current and accumulated

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

earnings and profits and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Any corporate level taxes generally will reduce the amount of cash available to the REIT for distribution to its shareholders and, because the shareholders will continue to be taxed on the distributions they receive, the net after tax yield to the shareholders from their investment in the REIT likely would be reduced substantially. As a result, the REIT's failure to qualify as a real estate investment trust during any taxable year could have a material adverse effect upon the REIT and its shareholders. If the REIT loses its real estate investment trust status, unless certain relief provisions apply, the REIT will be disqualified from taxation as a real estate investment trust for the four taxable years following the year during which qualification was lost.

    Taxation of U.S. Shareholders. For the taxable year of the Election and all subsequent taxable years, distributions made to the U.S. Shareholders (and not designated as a capital gain dividend) generally will be taxable to the Shareholders as ordinary income to the extent of the REIT's earnings and profits and will not be eligible for the dividends received deduction generally available to corporations. As used herein, the term "U.S. Shareholder" means a holder of REIT common shares that for U.S. federal income tax purposes is (i) a citizen or resident of U.S.; (ii) a corporation, partnership or other entity created or organized in or under the laws of the U.S., or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless
of its source.   Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of such shareholder's REIT shares, but rather, will reduce the adjusted basis of such shares. To the extent distributions exceed current and accumulated earnings and profits and the shareholder's adjusted basis in his REIT shares, such excess distributions will be treated as gain from the sale or exchange of the REIT shares, assuming the REIT shares are capital assets in the hands of such shareholder. Any dividends declared by the REIT during the last quarter of a calendar year and payable to a shareholder of record on a specified date in such quarter shall be treated as both paid by the REIT and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by the REIT during January of the immediately following calendar year. Distributions paid to shareholders will not constitute passive activity income, and as a result generally cannot be offset by losses from passive activities of a shareholder who is subject to the passive activity rules. Distributions designated by the REIT as capital gains dividends generally will be taxed as long term capital gains to shareholders to the extent that the distributions do not exceed the REIT's actual net capital gain for the taxable year, without regard to the period for which the shareholder has held its stock. However, corporate shareholders may be required to treat up to 20% of any such capital gains dividends as ordinary income. The Taxpayer Relief Act of 1997 provides that, for taxable years of a real estate investment trust beginning after August 5, 1997, a real estate investment trust may elect to retain and pay income tax on any net long term capital gain. In such a case, shareholders of the REIT will include in their income as long term capital gain their proportionate share of such net long term capital gain and each shareholder will also receive a refundable tax credit for such shareholder's proportionate share of the tax paid by the REIT on such retained capital gains as well as an increase in its basis in the stock of the REIT in an amount equal to the difference between such shareholder's share of the undistributed long term capital gains and the amount of tax paid by the REIT. Shareholders are not permitted to deduct net operating losses or capital losses of the REIT on their individual tax returns.

    Generally, gain or loss realized by a shareholder upon the sale of REIT common shares will be reportable as capital gain or loss. If a shareholder receives a long-term capital gain dividend from the REIT and has held the shares of stock for six months or less, any loss incurred on the sale or exchange of the shares is treated as a long-term capital loss, to the extent of the corresponding long-term capital gain dividend received. Capital losses not offset by capital gains may be deducted against an individual's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward.

    Backup Withholding. For the taxable year of the Election and all subsequent taxable years, the REIT will report to its U.S. Shareholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any. If a shareholder is subject to backup withholding, the REIT will be required to deduct and withhold from any dividends payable to that shareholder a tax of 31%. These rules may apply (i) when a shareholder fails to supply a correct taxpayer identification number, (ii) when the IRS notifies the REIT that the shareholder is subject to the backup withholding rules or has furnished an incorrect taxpayer identification number, or (iii) in the case of a shareholder that is a corporation or comes within certain other exempt categories, when such shareholder fails to demonstrate that fact when required. A shareholder that does not provide a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount withheld as backup withholding may be credited against the shareholder's federal income tax liability. The REIT also may be required to withhold a portion of capital gain distributions made to shareholders who fail to certify their non-foreign status to the REIT.

    Taxation of Tax Exempt Entities. Tax exempt entities, including qualified employee pension and profit sharing plans, generally are exempt from federal income taxation. However, tax exempt entities are subject to tax on their unrelated

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business taxable income ("UBTI"). The IRS has ruled that amounts distributed as dividends by a real estate investment trust to a tax exempt entity generally do not constitute UBTI. Based on such ruling, amounts distributed by a real estate investment trust to a tax exempt entity will not constitute UBTI (subject to certain exceptions described below) provided that such tax exempt entity has not held its shares as "debt financed property" within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the tax exempt entity. Similarly, gain from the sale of shares will not constitute UBTI (subject to certain exceptions described below) unless the tax exempt entity has held such shares as a dealer or as "debt financed property" within the meaning of the Code.

    Notwithstanding the above, a qualified trust owning more than 10% of a real estate investment trust generally must treat a percentage of dividends from the real estate investment trust as UBTI (the "UBTI Percentage"). The UBTI Percentage is the gross income derived by the real estate investment trust from an unrelated trade or business divided by all gross income for the year in which the dividends are paid. The UBTI rule applies to a qualified trusts holding more than 10% of a real estate investment trust's stock only if (i) the UBTI Percentage is at least 5%; (ii) the real estate investment trust qualifies by reason of the modification of the 5/50 Rule discussed above; and (iii) the real estate investment trust is "predominantly held" by qualified trusts. A real estate investment trust is predominantly held by qualified trusts if at least one pension trust owns more than 25% of the value of the real estate investment trust or a group of pension trusts individually holding more than 10% of the value of the real estate investment trust collectively owns more than 50% of the value of the real estate investment trust.

    Social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from the REIT as UBTI. These prospective investors in the REIT will need to consult their own tax advisors concerning the "set aside" and reserve requirements.

    Taxation of Foreign Investors. The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex and no attempt will be made herein to provide more than a summary of such rules.

    PROSPECTIVE NON-U.S. SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN THE REIT SHARES, INCLUDING ANY REPORTING REQUIREMENTS.

    For the taxable year of the Election and all subsequent taxable years, dividends that are not attributable to gain from sales or exchanges by the REIT of United States real property interests and not designated by the REIT as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the REIT. Such dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the REIT common shares is treated as effectively connected with the Non-U.S. Shareholder's conduct of a United States trade or business, the Non-U.S. Shareholder generally will be subject to a tax at graduated rates, in the same manner as U.S. Shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a shareholder that is a foreign corporation). The REIT expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such dividends paid to a Non-U.S. Shareholder unless (i) the Non-U.S. Shareholder files an IRS Form 1001 claiming that a lower treaty rate applies or (ii) the Non-U.S. Shareholder files an IRS Form 4224 with the REIT claiming that the dividend is effectively connected income. Dividends in excess of current and accumulated earnings and profits of the REIT will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that such dividends exceed the adjusted basis of a Non-U.S. Shareholder's shares of stock, they will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described below. If it cannot be determined at the time a distribution is paid whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding as a dividend. After the Election, the REIT does not presently intend to make quarterly estimates of that portion of the dividends that are in excess of earnings and profits and, as a result, all dividends will be subject to withholding.

    For any year in which the REIT qualifies as a real estate investment trust, distributions that are attributable to gain from sales or exchanges by the REIT of United States real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, those distributions are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a United States business. Non-U.S.

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Shareholders will thus be taxed at the normal capital gain rates applicable to
U.S. Shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax in the hands of a foreign corporate shareholder. The REIT is required by the Code and applicable Treasury Regulations to withhold 35% of any distribution that is designated by the REIT as a capital gain dividend. This amount is creditable against the Non-U.S. Shareholder's FIRPTA tax liability.

    Gain recognized by a Non-U.S. Shareholder upon a sale of REIT shares generally will not be taxed under FIRPTA if the REIT is a "domestically controlled real estate investment trust," defined generally as a real estate investment trust in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that the REIT will be a "domestically controlled real estate investment trust" and, therefore, the sale of shares will not be subject to taxation under FIRPTA. Because the REIT shares will be publicly traded, however, no assurance can be given that the REIT will remain a "domestically controlled real estate investment trust." Furthermore, gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (i) investment in the REIT common shares is effectively connected with the Non-U.S. Shareholder's U.S. trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. Shareholders with respect to such gain, or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the Non-U.S. Shareholder will be subject to the same treatment as U.S. Shareholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of a shareholder
that is a foreign corporation).   Upon the death of a foreign individual
shareholder, the investor's shares will be treated as part of the investor's U.S. estate for purposes of the U.S. estate tax, except as may be otherwise provided in an applicable tax treaty.

    State and Local Taxes.   The REIT and its shareholders may be subject to
state or local taxation in various state or local jurisdictions, including those in which it or they own property, transact business or reside.

    The State of Texas imposes a franchise tax upon corporations and limited liability companies that do business in Texas, including real estate investment trusts that are organized as corporations. Because the REIT will be organized as a Texas real estate investment trust, and not as a corporation or a limited liability company, the REIT will not be subject to Texas franchise tax. Similarly, neither FFP Partners nor FFP Properties will be subject to the Texas franchise tax. However, there is no assurance that the Texas legislature will not expand the scope of the Texas franchise tax in the future to apply to trusts such as the REIT or partnerships such as FFP Partners and FFP Properties.

    The Marketing Company will be organized as a corporation and will conduct business in Texas. Accordingly, the Marketing Company will be subject to the Texas franchise tax. The Texas franchise tax imposed on a corporation doing business in Texas generally is equal to the greater of (i) 0.25% of its "taxable capital" (generally, its financial accounting net worth with certain adjustments) apportioned to Texas; or (ii) 4.5% of its "taxable earned surplus" (generally, its federal taxable income with certain adjustments) apportioned to Texas. A corporation's taxable capital and taxable earned surplus are apportioned to Texas based upon a fraction, the numerator of which is the corporation's gross receipts from business transacted in Texas and the denominator of which is the corporation's gross receipts from all sources.

D.  TAX CONSEQUENCES OF THE OPERATIONS OF FFP PARTNERS

    Pursuant to the restructuring, (i) the FFP unitholders will retain their units in FFP Partners; (ii) the FFP Partnership Agreement will be amended; and
(iii) the REIT will acquire the general partner interest in FFP Partners from FFP's general partner and will be admitted as the new general partner of FFP Partners. No gain or loss will be recognized by FFP Partners or the FFP unitholders as a result of the amendments to FFP's Partnership Agreement and the admission of the REIT as a general partner in FFP Partners. Under the exchange alternative, and following the conversion, if an FFP unitholder exchanges his FFP units for REIT shares pursuant to the redemption right, the exchange will be a taxable event. See "--Tax Consequences of the Operations of FFP Partners-- Disposition of FFP Units." Prior to such exchange, FFP unitholders generally will continue to be taxed in the same manner as they were taxed preceding the admission of the REIT as a general partner of FFP Partners and the amendment of FFP's Partnership Agreement, summarized as follows:

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

    1.    PARTNERSHIP STATUS

    The applicability of the federal income tax consequences described herein depends on the treatment of FFP Partners as a partnership for federal income tax purposes and not as an association taxable as a corporation. For federal income tax purposes, a partnership is not a taxable entity but rather a conduit through which all items of partnership income, gain, loss, deduction and credit are passed to its partners. Thus, income and deductions resulting from partnership operations are allocated to the partners and are taken into account by the partners on their individual federal income tax returns. In addition, a distribution of money (or marketable securities) from a partnership to a partner generally is not taxable to the partner unless the amount of the distribution exceeds the partner's tax basis in his interest in the partnership. If an organization formed as a partnership were classified for federal income tax purposes as an association taxable as a corporation, the organization would be a separate taxable entity. In such a case, the organization, rather than its members, would be taxed on the income and gains and would be entitled to claim the losses and deductions resulting from its operations. A distribution from the organization to a member would be taxable to the member in the same manner as a distribution from a corporation to a shareholder (i.e., as ordinary income to the extent of the current and accumulated earnings and profits of the organization, then as a nontaxable reduction of basis to the extent of the member's tax basis in his interest in the organization and finally as gain from the sale or exchange of the member's interest in the organization).

    An entity generally will be classified as a partnership rather than as a corporation for federal income tax purposes if the entity (i) is treated as a partnership under Treasury Regulations, effective for periods after December 31, 1996, relating to entity classification (the "Check-the-Box Regulations") and
(ii) is not a "publicly traded partnership" under Section 7704 of the Code. In general, under the Check-the-Box Regulations, an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. The federal income tax classification of an entity that was in existence prior to January 1, 1997, such as FFP Partners, will be respected for all periods prior to January 1, 1997 if (i) the entity had a reasonable basis for its claimed classification; (ii) the entity and all members of the entity recognized the federal tax consequences of any changes in the entity's classification within the 60 months prior to January 1, 1997; and (iii) neither the entity nor any of its members were notified in writing on or before May 8, 1996 that the classification of the entity was under examination (the "Pre-1997 Classification Requirements"). For periods after January 1, 1997, an entity that was in existence prior to January 1, 1997 generally will have the same classification (e.g., partnership or corporation) that the entity claimed for such prior period unless it elects otherwise.

    To be taxed as a partnership for federal income tax purposes, a partnership, in addition to qualifying as a partnership under the Check-the-Box Regulations, must not be taxed as a corporation under Section 7704 of the Code dealing with publicly traded partnerships. A publicly traded partnership is taxed as a corporation unless it either has the requisite amount of passive income or is subject to special transition rules applicable to partnerships that existed on December 31, 1987. The special transition rule for existing partnerships will expire on December 31, 1997. However, the Taxpayer Relief Act of 1997 provides that an existing partnership may elect to pay a tax equal to 3.5% of its gross income from the active conduct of trades and businesses by the partnership. If a gross income tax election is made, the electing partnership generally will not be taxed as a corporation under the publicly traded partnership rules.

    Under the passive income requirement, a publicly traded partnership will not be taxed as a corporation after December 31, 1997 only if 90% or more of its gross income for every taxable year consists of "qualifying income" (the "Gross Income Test"). Qualifying income includes real property rental income and gain from the sale or other disposition of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income.

    Prior to the restructuring, FFP Partners engages in activities that give rise to substantial amounts of non-qualifying income. After the restructuring, however, based upon representations of the General Partner, substantially all of FFP Partners' income will consist of qualifying income.

    FFP's general partner has represented that FFP Partners is an existing partnership subject to the special transition rules referenced above. However, as noted, the transition rule applicable to "existing partnerships" expires on December 31, 1997. To maintain its status as a partnership for federal income tax purposes after its 1997 taxable year end, FFP Partners must either (i) complete the restructuring (allowing it to satisfy the passive income requirements referenced above and more completely discussed below) or (ii) make the election provided under the Taxpayer Relief Act of 1997 and pay the 3.5% gross income tax.

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

    If (a) a publicly traded partnership fails to meet the Gross Income Test for any taxable year, (b) such failure is inadvertent, as determined by the IRS and
(c) the partnership takes steps within a reasonable time to once again meet the Gross Income Test and agrees to make such adjustments and pay such amounts (including the amount of tax liability that would be imposed on the partnership if it were treated as a corporation during the period of inadvertent failure) as are required by the IRS, such failure will not cause the partnership to be taxed as a corporation. The REIT, as the general partner of FFP Partners, will use its best efforts to assure that FFP Partners will meet the Gross Income Test for each taxable year and has represented that FFP Partners will satisfy the test. If FFP Partners fails to satisfy the Gross Income Test with respect to any taxable year, the REIT, as the general partner of FFP Partners, will use its best efforts to assure that FFP Partners will qualify under the inadvertent failure exception discussed above

    Tax Counsel is of the opinion that under existing law, based upon certain factual representations made by FFP Partners and FFP's general partner as well as certain factual assumptions, FFP Partners will be treated as a partnership for federal income tax purposes and not as a corporation or an association taxable as a corporation.

    If FFP Partners fails to meet the Gross Income Test (and fails to qualify for the inadvertent failure exception described above), FFP Partners will be treated as if it had transferred all of its assets (subject to liabilities) to a newly-formed corporation (on the first day of the year in which it fails to meet the Gross Income Test) in return for stock in such corporation, and then distributed such stock to the FFP unitholders in liquidation of their interest in FFP Partners.

    If FFP Partners were taxable as a corporation or treated as an association taxable as a corporation in any taxable year, its income, gains, losses, deductions and credits would be reflected only on its tax return rather than being passed through to its partners and its taxable income would be taxed at corporate rates. In addition, its distributions to each of its partners would be treated as either dividend income (to the extent of its current or accumulated earnings and profits), and, in the absence of earnings and profits, as a nontaxable return of capital (to the extent of such partner's tax basis in his interest therein) or taxable capital gain (after such partner's tax basis in his interest therein is reduced to zero). Furthermore, losses realized by FFP Partners would not flow through to the FFP unitholders. Accordingly, the treatment of FFP Partners as a corporation for federal income tax purposes would probably result in a material reduction in an FFP unitholder's cash flow and after-tax return.

    2.    TAX CONSEQUENCES OF UNIT OWNERSHIP

    The discussion below is based on the assumption that FFP Partners will be classified as a partnership for federal income tax purposes. If that assumption proves to be erroneous, most, if not all, of the tax consequences described below will not be applicable to the FFP unitholders.

    Flow-Through of Taxable Income.   For each taxable year, each FFP unitholder
is required to take into account on his individual federal income tax return his distributive share of FFP Partners' income, gains, losses and deductions for such taxable year. Each FFP unitholder is required to take such distributive share into account in computing his federal income tax liability regardless of whether he has received or will receive any cash distributions from FFP Partners. Therefore, he may be required to report and pay tax on income that FFP Partners recognizes during the taxable year without receiving any cash distribution from FFP Partners.

    Treatment of Partnership Distributions. A distribution of cash (and, in certain circumstances, distributions of marketable securities) to an FFP unitholder generally is not taxable to such FFP unitholder unless the amount of such distribution exceeds the FFP unitholder's basis in his FFP units. Any such excess will be taxable as capital gain, assuming such FFP units are held as a capital asset. If, however, any portion of such distribution is considered to be in exchange for the FFP unitholder's interest in ordinary income items (as defined in Section 751 of the Code), such portion will be taxed as ordinary income even if the amount of the distribution did not exceed the FFP unitholder's tax basis in his FFP units. In addition, an FFP unitholder could recognize income if cash distributions made to him cause his at-risk amount to be reduced below zero.

    If FFP Partners has any nonrecourse liabilities (i.e., liabilities for which no partner, including FFP's general partner, is personally liable) outstanding at any time, each FFP unitholder, for purposes of computing his tax basis in his FFP units, will be allocated a share of such nonrecourse liabilities (generally based on his proportionate interest in FFP Partners' profits). See "--Tax Consequences of the Operations of FFP Partners" and "--Tax Consequences of Unit Ownership." Any subsequent decrease in an FFP unitholder's share of such nonrecourse liabilities will be treated as a distribution of cash to the FFP unitholder. A decrease in an FFP unitholder's proportionate share of FFP Partners' profits resulting from an issuance of additional FFP units by FFP Partners will result in such a decrease in such FFP unitholder's share of nonrecourse

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

liabilities and, thus, a deemed distribution to such FFP unitholder. Such deemed distribution may result in ordinary income to the FFP unitholder to the extent that he is considered to have exchanged for the deemed distribution a portion of his interest in FFP Partners' ordinary income items (as described above).

    Tax Basis of Units. In general, an FFP unitholder's tax basis for his FFP units initially will be equal to the price of such FFP units to him. An FFP unitholder's tax basis will generally be increased by his share of nonrecourse liabilities, if any. Generally, an FFP unitholder's tax basis in his interest will be decreased (but not below zero) by (a) his share of partnership distributions, (b) his share of decreases in nonrecourse liabilities of the partnership, and (c) his share of losses of the partnership. An FFP unitholder's share of nonrecourse liabilities will generally be based on his share of the partnership's profits. It should be noted that an FFP unitholder's tax basis in his FFP units will be decreased by his share of FFP Partners' losses even though those losses may not be currently deductible by him because of the at-risk or passive loss limitation.

    Limitations on Deduction of Losses. The ability of an FFP unitholder to deduct his share of FFP Partners' losses or deductions during any particular year is subject to the basis limitation, the at-risk limitation, the passive loss limitation and the limitation on the deduction of investment interest.

    (a) Basis Limitation. An FFP unitholder may not deduct from his taxable income any amount attributable to his share of FFP Partners' losses or deductions that is in excess of the tax basis of his FFP units at the end of FFP Partners' taxable year in which the losses or deductions occur. For a discussion of the computation of an FFP unitholder's tax basis in his FFP units, see "--Tax Consequences of the Operations of FFP Partners," "--Tax Consequences of Unit Ownership," and "--Tax Basis of Units." Any losses or deductions that are disallowed by reason of the basis limitation may be carried forward and deducted in later taxable years to the extent that the FFP unitholder's tax basis in his FFP units is increased in such later years (subject to application of the other limitations discussed below).

    (b) At-Risk Limitation. An FFP unitholder (other than corporations that are neither S corporations nor certain closely-held corporations) may not deduct from their taxable income any amount attributable to their share of FFP Partners' losses or deductions that is in excess of the amount for which he is considered to be at-risk with respect to FFP Partners' activities at the end of FFP Partners' taxable year in which the losses or deductions occur. An FFP unitholder generally will have an initial at-risk amount with respect to FFP Partners' activities equal to the purchase price of his FFP units. This initial at-risk amount will be increased by the FFP unitholder's share of FFP Partners' income and gains and decreased by the FFP unitholder's share of FFP Partners' losses and deductions and the amount of cash distributions made to the FFP unitholder. Liabilities of FFP Partners, whether recourse or nonrecourse, generally will not increase an FFP unitholder's amount at-risk with respect to FFP Partners.

    Any losses or deductions that may not be deducted by reason of the at-risk limitation may be carried forward and deducted in later taxable years to the extent that the FFP unitholder's at-risk amount is increased in such later years (subject to application of the other limitations). Upon the taxable disposition of an FFP unit, any gain recognized by an FFP unitholder generally can be offset by losses that have been suspended by the at-risk limitation. Any excess loss (above such gain) previously suspended by the at-risk limitation is no longer utilizable.

    If the amount for which an FFP unitholder is considered to be at risk with respect to the activities of FFP Partners is reduced below zero (e.g., by distributions), the FFP unitholder will be required to recognize ordinary income to the extent that his at-risk amount is reduced below zero. The amount of ordinary income so recognized, however, cannot exceed the excess of the amount of FFP Partners' losses and deductions previously claimed by the FFP unitholder over any amounts of ordinary income previously recognized pursuant to this rule.


    (c) Passive Loss Limitation. Even if the deductibility of an FFP unitholder's share of FFP Partners' losses is not limited by such FFP unitholder's adjusted basis or at-risk amount, such losses will be subject to the passive loss rules if the FFP unitholder is an individual, estate, trust, closely held corporation or personal service corporation. Generally, a taxpayer's passive losses are deductible only to the extent of the taxpayer's passive income; such losses cannot be deducted against the taxpayer's salary, portfolio income, or active business income. An FFP unitholder's investment in FFP units is considered to be a passive investment, and therefore, the losses and income attributable to such FFP units are considered to be passive losses and passive income.

    Generally, passive losses arising from an investment may be used to offset passive income arising from any passive investment. Similarly, passive income arising from an investment generally may be offset by passive losses from any passive investment. However, the passive loss limitations are applied separately with respect to each publicly traded partnership.

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

Accordingly, assuming that FFP Partners is classified as a publicly traded partnership, (i) passive losses arising from an investment in FFP units must be suspended, carried forward and used to offset the passive income, if any, that arises from such investment in FFP units in subsequent taxable years; such losses may not be used to offset the income arising from any other passive investment, and (ii) passive income arising from an investment in FFP units may be offset by passive losses only if such losses arise from an investment in FFP units; to the extent that the passive income arising from an investment in FFP units exceeds the losses arising therefrom, such income may not be offset with passive losses from other passive investments.

    When an FFP unitholder sells all his FFP units in a fully taxable transaction to someone other than a related party, any losses arising from FFP Partners that have been suspended by reason of the passive loss limitation become fully deductible. If the FFP unitholder sells only part of his FFP units, such suspended passive losses do not become fully deductible at that time and any gain recognized on such partial sale is treated as passive income.

    FFP Partners' income that may be offset by FFP Partners' losses does not include FFP Partners' portfolio income. Portfolio income includes interest, dividends, royalties and gains from the sale of assets that generate portfolio income. Portfolio income is not treated as passive income, but instead must be accounted for separately. Consequently, FFP Partners' portfolio income will retain its character as portfolio income in the hands of the FFP unitholders and will not be available to offset passive losses.

    (d) Nonbusiness Interest Limitation. Generally, a non-corporate taxpayer's "investment interest" may be deducted only to the extent of the taxpayer's "net investment income." Any investment interest that is not deductible solely by reason of this limitation may be carried forward to later taxable years and treated as investment interest in such later years. In general, investment interest is any interest paid or accrued on debt incurred or continued to purchase or carry property held for investment, and net investment income includes gross income and certain net gain from property held for investment, reduced by expenses that are directly connected with the production of such income and gains. Under Treasury Regulations which the IRS has announced that it will issue, a partner's net passive income from a publicly traded partnership (such as FFP Partners) will be treated as investment income.

    The effect of the investment interest limitation on you will depend on your personal tax situation. Accordingly, you should consult with your tax advisor.

    Allocation of Partnership Income, Gain, Loss and Deduction. The FFP Partnership Agreement requires that a capital account be maintained for each partner in accordance with the tax accounting principles set forth in applicable Treasury Regulations under Section 704 of the Code. Distributions upon liquidation of FFP Partners are to be made in accordance with positive capital account balances.

    (a) General. As noted above, each FFP unitholder will be required to take into account in determining his federal income tax liability his distributive share of each item of FFP Partners income, gain, loss, deduction or credit for the taxable year of FFP Partners ending with or within his taxable year, regardless of whether such FFP unitholder has received or will receive any distributions of cash or other property from FFP Partners. Under Section 704(b) of the Code, the allocations in a partnership agreement control the tax allocation of partnership income, gains, losses, deductions and credits, unless such allocations do not have "substantial economic effect" independent of tax consequences. If the allocations provided in a partnership agreement do not have "substantial economic effect," a partner's distributive share will be determined in accordance with his interest in the partnership, determined by taking into account all facts and circumstances.

    An allocation to a partner will be considered to have "economic effect" only if the partner to whom the allocation is made will receive the economic benefit or bear the economic burden corresponding to such allocation. Generally, an allocation will have economic effect if under the partnership agreement (i) the partners' capital accounts are determined and maintained throughout the full term of the partnership in accordance with specific accounting rules; (ii) liquidation proceeds are required to be distributed in accordance with the partners' capital account balances; and (iii) the partners are liable to the partnership to restore any deficit in their capital accounts upon liquidation of the partnership. If the first two of these requirements are met but the partner to whom an allocation is made is not obligated to restore the full amount of any deficit balance in his capital account, the allocation still will be considered to have "economic effect" to the extent the allocation does not cause or increase a deficit balance in the partner's capital account (determined after reducing that account for certain "expected" adjustments, allocations and distributions specified by the Treasury Regulations), but only if the partnership agreement contains a "qualified income offset" provision. A qualified income offset provision requires that in the event of any unexpected distribution or specified adjustments or allocations to a partner that causes or increases a deficit balance in

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

such partner's capital account, there must be an allocation of income or gain to that partner that eliminates the resulting capital account deficit as quickly as possible.

    The economic effect of an allocation will be deemed "substantial" if there is a reasonable possibility that the allocation will affect substantially the dollar amounts to be received by the partners from the partnership, independent of tax consequences. The economic effect of an allocation, however, is not substantial if it appears at the time the allocation is included in the partnership agreement that the inclusion of that particular allocation may cause the after-tax economic consequences of at least one partner to be enhanced, in present value terms, and there is a strong likelihood that the inclusion of such allocation will not diminish substantially the after-tax consequences of any partner, in present value terms.

    If a partnership allocation fails to meet the substantial economic effect test, the allocation nevertheless will be valid if, taking into account all the facts and circumstances, the allocation is in accordance with the partners' interests in the partnership. The partners' interests in the partnership are to be determined based on the manner in which the partners have agreed to share the economic benefit or burden with respect to the income, gain, loss, deduction or credit that is allocated. In making such determination, relevant factors include the partners' relative contributions to the partnership, their interests in economic profits and losses, cash flow and other nonliquidating distributions and the rights to distributions of capital and other property upon liquidation.

    (b) Section 704(c) Allocations. Section 704(c) of the Code requires, in general, that items of income, gain, loss and deduction attributable to property that is contributed to a partnership must be allocated in such a way as to take into account the variation between a partnership's adjusted tax basis in such property and the fair market value of such property at the time of contribution. These same concepts apply generally in the case of any revaluations of the assets of a partnership, including revaluations upon the admission of a new partner.

    The Treasury Regulations under Section 704(c) of the Code provide that any allocation intended to take into account the variation between the fair market value of contributed property and its adjusted tax basis must be made using a reasonable method that is consistent with the purpose of Section 704(c) of the Code. The purpose of Section 704(c) of the Code is to ensure that when a partner contributes property to a partnership, with such property having a variation between its adjusted basis and fair market value at the time of contribution, such partner receives the tax burdens and benefits of any such built-in gain or loss. The Treasury Regulations under Section 704(c) describe three allocation methods: the "traditional method, " the "traditional method with curative allocations," and the "remedial allocation method." Other methods are permissible; however, any method, including one of the three specifically enunciated methods, must be a reasonable method under the circumstances. The Treasury Regulations under Section 704(c) address certain instances (generally referred to as the "ceiling limitations") attributable to contributed property that permit reasonable curative or remedial allocations to eliminate disparities between book and tax items. The Treasury Regulations under Section 704(c) provide in general that Section 704(c) of the Code applies on a property-by-property basis and that aggregation of built-in gains and built-in losses on items of contributed property is not permitted. A number of operating rules are set forth in the Treasury Regulations under Section 704(c) as prerequisites for the use of either curative or remedial allocations. The FFP Partnership Agreement provides that, for federal income tax purposes, items with respect to properties contributed to FFP Partners will be allocated among the FFP unitholders in a manner consistent with Section 704(c) of the Code so as to take into account the differences between FFP Partners' adjusted tax basis in each contributed property and the fair market value of such property at the time of its contribution.

    Upon a revaluation of partnership property under Treasury Regulation Section 1.704-1(b)(2)(iv)(f), including a revaluation upon the admission of a new partner, FFP Partners may increase or decrease partners' capital accounts by their allocable share of the difference between the book value and fair market value ("Pre-Revaluation Appreciation or Depreciation") of the pre-revaluation assets of FFP Partners on the date of the revaluation. Upon the admission of new partners to FFP Partners, FFP's General Partner intends to administer the FFP Partnership Agreement so that Pre-Revaluation Appreciation or Depreciation (the functional equivalent, respectively, of built-in gain or loss) attributable to properties acquired by FFP Partners prior to the revaluation event will be allocated among the FFP unitholders in accordance with the principles of Section 704(c) of the Code and the regulations thereunder.

    3.    TAX TREATMENT OF OPERATIONS

    Income and Deductions in General. No federal income tax will be paid by FFP Partners. Instead, each FFP unitholder will be required to report on his income tax return his allocable share of income, gains, losses and deductions of FFP Partners. Such items must be included on the FFP unitholder's federal income tax return without regard to whether FFP Partners makes a distribution of cash to the FFP unitholder.


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

    Depreciation Method. FFP Partners elected to use the straight-line depreciation method with respect to its real property assets. Property subsequently acquired or constructed by FFP Partners may be depreciated using accelerated depreciation methods permitted by Section 168 of the Code. Upon the disposition of an asset, all amounts previously claimed as depreciation deductions must be recaptured by treating the gain, if any, recognized on such disposition as ordinary income to the extent of such amounts.

    4.    SALE OF PARTNERSHIP PROPERTY

    If FFP Partners sells any of its property, gain will be recognized to the extent that the amount realized on such sale exceeds the tax basis of such property or loss will be recognized to the extent that the tax basis exceeds the amount realized. The amount realized will include any money plus the fair market value of any other property received. If the purchaser assumes a liability in connection with such purchase or takes the property subject to a liability, the amount realized also will include the amount of such liability.

    If gain is recognized on such sale, the portion of the gain that is treated as recapture of depreciation deductions will be treated as ordinary income. The remainder of such gain generally will constitute "Section 1231 gain." If loss is recognized on such sale, such loss generally will constitute "Section 1231 loss."

    Each FFP unitholder must take into account his share of the portion of the gain that constitutes recapture income as ordinary income and must also take into account his share of the Section 1231 gains and losses along with his
Section 1231 gains and losses from other sources, subject to the passive loss limitations. The characterization of the FFP unitholder's share of the Section 1231 gains and Section 1231 losses attributable to FFP Partners' properties as either ordinary or capital will depend upon the total amount of the FFP unitholder's Section 1231 gains and Section 1231 losses from all sources for the taxable year. Generally, if the total amount of the gains exceeds the total amount of the losses, all such gains and losses will be treated as capital gains and losses and if the total amount of the losses exceeds the total amount of the gains, all such gains and losses will be treated as ordinary income and losses. Notwithstanding the above, however, an FFP unitholder's net Section 1231 gains will be treated as ordinary income to the extent of such FFP unitholder's net
Section 1231 losses during the immediately preceding five years reduced by any amount of net Section 1231 losses that have previously been "recaptured" pursuant to this rule.

    5.    DISPOSITION OF FFP UNITS

    Gain or Loss in General. Upon the sale, exchange or other disposition of an FFP unit (including a redemption of the FFP units by FFP Partners for either cash or REIT shares), an FFP unitholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and his tax basis in such FFP unit. Upon the disposition of FFP units, an FFP unitholder's "amount realized" will be measured by the sum of the cash and fair market value of other property received (e.g., REIT shares) plus the portion of FFP Partners' nonrecourse liabilities allocated to the FFP units sold. To the extent that the amount of cash or property received plus the allocable share of FFP Partners' nonrecourse liabilities exceeds the FFP unitholder's tax basis for the FFP units disposed of, the FFP unitholder will recognize gain. The tax liability resulting from such gain could exceed the amount of cash received upon the disposition of such FFP units. For example, if an FFP unitholder exchanges his FFP units for REIT shares, such FFP unitholder may have taxable gain and no cash with which to satisfy the resulting tax liability.

    To the extent that the portion of the amount realized that is attributable to FFP Partners' ordinary income items exceeds the portion of the tax basis allocable to such items (which will generally be zero), the gain will be treated as ordinary income. So long as the FFP unitholder holds the FFP unit as a capital asset (generally, an asset held as an investment), the remainder of the gain will be treated as capital gain and any loss recognized on the sale will be treated as capital loss, subject to the passive loss rules.

    Net capital gains of individual taxpayers currently are taxed at a maximum statutory rate which is less than the maximum statutory rate applicable to other income (39.6%). Net capital gain means the excess of net long-term capital gain over net short-term capital loss.

    It should be noted that certain limitations are applicable to the deductibility of capital losses. Therefore, capital gains that result from the sale of FFP units can be offset by capital losses from other sources, but capital losses that result from the sale of FFP units can be deducted only to the extent of the FFP unitholder's capital gains from other sources plus, in the case of an individual, up to $3,000 of taxable income. Any capital losses that cannot be deducted in a particular year because of the $3,000 limitation can be carried forward and deducted as capital losses in subsequent years (subject to the same limitations and any other limitations on the deductibility of losses).

    Allocation of Basis in FFP Units. The IRS has ruled that a partner must maintain an aggregate tax basis in a single partnership interest (consisting of all interests acquired in separate transactions) and, upon a sale of a portion of such aggregate interest, must allocate his aggregate tax basis between the interest sold and the interest retained using some equitable apportionment method (e.g., on the basis of relative fair market values). If this ruling was applied to FFP unitholders with respect to their FFP units, an FFP unitholder will effectively be prohibited from controlling the timing of a recognition of the inherent gain or loss in his FFP units by choosing which FFP units to sell. It is not clear whether such ruling applies to publicly traded partnerships, such as FFP Partners, the interests in which are evidenced by separate registered certificates, providing a verifiable means of identifying each separate interest and tracing the purchase price of such interest. The ruling does not address whether the aggregation concept, if applicable, results in the tacking of the holding period of FFP units onto the holding period of more recently acquired FFP units. You should consult your own tax advisor as to the possible consequences of the ruling.

    6.    STATE AND OTHER TAXES

    FFP Partners may conduct business or own properties (or acquire future properties) in states that have state income taxes applicable to individuals. As a result, you may be required to file state income tax returns and to pay state income taxes in some or all of these states and may be subject to penalties for failure to comply with such requirements.

E.  TAX CONSEQUENCES OF THE OPERATIONS OF THE MARKETING COMPANY

    The Marketing Company will be taxable as a corporation for federal income tax purposes. As a result, the Marketing Company's income, gains, losses, deductions and credits will be reflected only on its own tax return rather than being passed through to its shareholders and its taxable income will be taxed at corporate rates. In addition, the Marketing Company's distributions to its shareholders will be treated as ordinary dividend income to the extent of its current or accumulated earnings and profits. To the extent such distributions exceed the corporation's earnings and profits, such excess will be treated as a nontaxable return of capital to the extent of a shareholder's tax basis in his stock. Finally, to the extent a distribution exceeds both the corporation's earnings and profits and the shareholder's tax basis in his stock, such excess distribution will be treated as gain from the sale or exchange of the shareholder's stock. Furthermore, losses realized by the Marketing Company will not flow through to its shareholders.

ERISA CONSIDERATIONS

    The following is a summary of material considerations arising under the Employee Retirement Income Security Act ("ERISA") and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to an FFP unitholder (including, with respect to the discussion contained in "--Status of the REIT under ERISA," to an FFP unitholder that is not an employee benefit plan, another tax-qualified retirement plan, or an individual retirement account ("IRA")). This discussion does not purport to deal with all aspects of ERISA or Section 4975 of the Code or, to the extent not preempted, state law that may be relevant to particular employee benefit plan shareholders (including plans subject to Title I of ERISA, other retirement plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Code and governmental plans or church plans that are exempt from ERISA and Section 4975 of the Code but that may be subject to state law requirements) in light of their particular circumstances.

    A FIDUCIARY MAKING THE DECISION TO INVEST IN THE REIT SHARES ON BEHALF OF AN FFP UNITHOLDER WHICH IS AN ERISA PLAN, A TAX-QUALIFIED RETIREMENT PLAN OR AN IRA OR OTHER EMPLOYEE BENEFIT PLAN IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE CODE AND (TO THE EXTENT NOT PREEMPTED) STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP OR SALE OF THE COMMON STOCK BY SUCH PLAN OR IRA.

    Employee Benefit Plans, Tax-Qualified Retirement Plans and IRAs. Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of ERISA (an "ERISA Plan") should carefully consider whether an investment in the REIT shares is consistent with his fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Title I of ERISA require that an ERISA Plan's investments be (i) prudent and in the best interests of the ERISA Plan, its participants and beneficiaries, (ii) diversified in order to reduce the risk of large losses, unless it is clearly prudent not to do so, and (iii) authorized under the terms of the governing documents of the ERISA Plan. In determining whether any investment in the REIT shares is prudent for purposes of ERISA, the appropriate fiduciary of an ERISA Plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the ERISA Plan's portfolio for which the fiduciary has investment responsibility, to meet the objectives of the ERISA Plan, taking into consideration the risk of loss and opportunity for gain (or other return) from the investment, the diversification, cash flow and funding requirements of the ERISA Plan, and the liquidity and current return of the ERISA Plan's portfolio. A fiduciary should also take into account the nature of the business of the REIT and other matters described under "Risk Factors."

    Fiduciaries of ERISA Plans, as well as fiduciaries of IRAs, retirement plans for self-employed individuals ("Keogh Plans") and other plans subject to Section 4975 of the Code (IRAs, Keogh Plans and such other plans are referred to herein as "IC Plans") should also consider the application of the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code in making their investment decision. A "party in interest" or "disqualified person" with respect to an ERISA Plan or IC Plan is subject to (i) an initial 10% excise tax on the amount involved in any prohibited transaction involving the assets of the plan and (ii) an excise tax equal to 100% of the amount involved if any prohibited transaction is not corrected. If the disqualified person who engages in the transaction is the individual on behalf of whom an IRA is maintained (or his beneficiary), the IRA may lose its tax-exempt status and its assets may be deemed to have been distributed to such individual in a taxable distribution on account of the prohibited transaction. In addition, a fiduciary who permits an ERISA Plan to engage in a transaction that the fiduciary knows or should know is a prohibited transaction may be liable to the ERISA Plan for any loss the ERISA Plan incurs as a result of the transaction and for any profits earned by the fiduciary in the transactions.

    In addition to liability for ERISA Plan losses, ERISA imposes a civil penalty against fiduciaries of ERISA Plans who breach the prudence and other fiduciary standards of ERISA, and against non-fiduciaries who knowingly participate in the transaction giving rise to the breach. A prohibited transaction by an ERISA Plan fiduciary generally would constitute a breach of the ERISA fiduciary standards. The civil penalty is equal to 20% of the amount recovered from a fiduciary or non-fiduciary with respect to such breach or knowing participation pursuant to a settlement agreement with the United States Secretary of Labor or a court order resulting from a proceeding instituted by the Secretary. The penalty may be waived and, in any event, would be offset to the extent of the responsible party's liability for excise tax under the Code.

    Status of the REIT under ERISA. In determining whether the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code apply to an entity's operations because one or more investors in the entity's equity interest is an ERISA Plan or an IC Plan, it is necessary to determine whether the underlying assets of such entity are considered "plan assets" for purposes of ERISA and the Code. The U.S. Department of Labor has issued regulations defining "plan assets" for this purpose (the "DOL Regulation"). An ERISA Plan fiduciary should also consider the relevance of these principles to ERISA's prohibition on improper delegation of responsibility for the management of plan assets, and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, permits (by action or inaction) the occurrence of, or fails to remedy, a known breach by another fiduciary. In general, the DOL Regulation provides that if an ERISA Plan or IC Plan acquires "publicly offered securities" of an entity, which are sold pursuant to an effective registration statement under the Securities Act and subsequently registered under Section 12(b) or 12(g) of the Exchange Act, which are "widely held" (i.e., held by at least 100 holders independent of the issuer and each other), and freely transferable, the assets of such entity will not be considered "plan assets" solely by reason of such plan's investment in the entity.


                                 LEGAL MATTERS

    The validity of the issuance of the REIT shares and the Marketing Company shares being offered hereby will be passed upon for the REIT and the Marketing Company, respectively, by Jenkens & Gilchrist, a Professional Corporation, Dallas, Texas.


                                    EXPERTS

    The consolidated balance sheets of FFP Partners, L.P. as of December 29, 1996 and December 31, 1995, the related consolidated statements of operations, partners' capital, cash flows and the financial statement schedule for each of the years in the three-year period ended December 29, 1996, included in this Proxy Statement, have been audited by KPMG Peat Marwick LLP, independent auditors, as stated in their report which is included herein, and has been so included in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                       AND FINANCIAL STATEMENT SCHEDULE

                                                                                                                 Page
                                                                                                                Number
                                                                                                              -----------
FFP PARTNERS, L.P.

Independent Auditors Report for FFP Partners, L.P.........................................................        F-2

Consolidated Balance Sheets as of December 29, 1996 and December 31, 1995.................................        F-3

Consolidated Statements of Operations for the Years Ended December 29, 1996,
   December 31, 1995 and December 25, 1994................................................................        F-4

Consolidated Statements of Partners' Capital for the Years Ended December 29, 1996,
   December 31, 1995 and December 25, 1994................................................................        F-5

Consolidated Statements of Cash Flows for the Years Ended December 29, 1996,
   December 31, 1995 and December 25, 1994................................................................        F-6

Notes to Consolidated Financial Statements................................................................        F-8

Schedule II - Valuation and Qualifying Accounts...........................................................       F-22

Consolidated Balance Sheets as of September 28, 1997 and
   December 29, 1996 (unaudited)..........................................................................       F-23

Consolidated Statements of Operations for the Nine Months Ended September 28, 1997
   and September 29, 1996 (unaudited).....................................................................       F-24

Condensed Consolidated Statements of Cash Flows for the Nine Months Ended
   September 28, 1997 and September 29, 1996 (unaudited)..................................................       F-25

Notes to Condensed Consolidated Financial Statements (unaudited)..........................................       F-26

FFP MARKETING COMPANY, INC.

Audited financial statements for FFP Marketing Company, Inc. are not provided because this entity has no assets or liabilities at the date of this Proxy Statement and will be initially capitalized in connection with the restructuring described in this Proxy Statement.

FFP REAL ESTATE TRUST

Audited financial statements for FFP Real Estate Trust are not provided because this entity has no assets or liabilities at the date of this Proxy Statement and will be initially capitalized in connection with the restructuring described in this Proxy Statement.

FFP MARKETING COMPANY, INC. AND FFP PARTNERS, L.P.

Unaudited Pro Forma Consolidated Balance Sheets as of September 28, 1997..................................    see page 22

Unaudited Pro Forma Consolidated Statements of Operations for the Year Ended
  December 29, 1996.......................................................................................    see page 23

Unaudited Pro Forma Consolidated Statements of Operations for the Nine Months
  Ended September 28, 1997................................................................................    see page 24

Explanation of Pro Forma Adjustments to Unaudited Pro Forma Consolidated
  Financial Statements....................................................................................    see page 25

                         INDEPENDENT  AUDITORS' REPORT



The Partners of
FFP Partners, L.P.:


We have audited the accompanying consolidated balance sheets of FFP Partners, L.P. (a Delaware Limited Partnership) and subsidiaries as of December 29, 1996, and December 31, 1995 and the related consolidated statements of operations, partners' capital and cash flows for each of the years in the three-year period ended December 29, 1996. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule as listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and the financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FFP Partners, L.P. and subsidiaries as of December 29, 1996 and December 31, 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 29, 1996, in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


                                    KPMG Peat Marwick LLP



Fort Worth, Texas
March 14, 1997

                      FFP PARTNERS, L.P. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                    DECEMBER 29, 1996 AND DECEMBER 31, 1995

                                                                      1996       1995
                                                                    ---------  ---------
                              ASSETS                                   (in thousands)
Current Assets:
   Cash and cash equivalents........................................ $  8,244    $ 8,106
   Trade receivables, less allowance for doubtful
     accounts of $883 and $1,045 in 1996 and 1995, respectively.....   10,303      9,440
   Notes receivable.................................................      778        453
   Receivables from affiliated company..............................      420        436
   Inventories......................................................   12,489     11,260
   Prepaid expenses and other current assets........................      625        615
                                                                     --------    -------
     Total current assets...........................................   32,859     30,310

Property and equipment, net.........................................   38,024     31,872
Noncurrent notes receivable, excluding current portion..............    2,069      1,156
Claims for reimbursement of environmental remediation costs.........    1,038      1,255
Other assets, net...................................................    4,609      4,739
                                                                     --------    -------
     Total Assets................................................... $ 78,599    $69,332
                                                                     ========    =======

                      LIABILITIES AND PARTNERS' CAPITAL
Current Liabilities:
  Amount due under revolving credit line............................ $  6,823    $ 4,003
  Current installments of long-term debt............................    1,587      1,028
  Current installments of obligations under capital leases..........    1,122        884
  Accounts payable..................................................   14,150     13,030
  Money orders payable..............................................    7,809      5,918
  Accrued expenses..................................................    8,778      9,894
                                                                     --------    -------
  Total current liabilities.........................................   40,269     34,757

Long-term debt, excluding current installments......................    7,765      6,157
Obligations under capital leases, excluding current installments....    1,653        943
Deferred income taxes...............................................    3,781      1,135
Other liabilities...................................................      993        639
                                                                     --------    -------
  Total Liabilities.................................................   54,461     43,631
                                                                     --------    -------
Commitments and contingencies

Partners' Capital:
  Limited partners' equity..........................................   24,165     25,713
  General partners' equity..........................................      242        257
  Treasury units....................................................     (269)      (269)
                                                                     --------    -------
    Total Partners' Capital.........................................   24,138     25,701
                                                                     --------    -------
    Total Liabilities and Partners' Capital......................... $ 78,599    $69,332
                                                                     ========    =======

See accompanying notes to consolidated financial statements.

                      FFP PARTNERS, L.P. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
    YEARS ENDED DECEMBER 29, 1996, DECEMBER 31, 1995 AND DECEMBER 25, 1994

                                                1996         1995        1994
                                            ------------  ----------  ----------
Revenues:                                        (in thousands, except unit
                                                        information)
   ......................................
  Motor fuel.............................    $  321,814   $  296,887  $  275,278
  Merchandise............................        60,579       65,512      72,827
  Miscellaneous..........................         7,759        7,646       7,408
                                          --------------------------------------
  Total revenues.........................       390,152      370,045     355,513
                                          --------------------------------------

Costs and expenses:
  Cost of motor fuel.....................       301,142      274,074     252,946
  Cost of merchandise....................        42,758       46,325      52,658
  Direct store expenses..................        27,062       28,496      29,553
  General and administrative expenses....        11,506       11,795      11,056
  Depreciation and amortization..........         3,951        3,769       4,352
                                          --------------------------------------
  Total costs and expenses...............       386,419      364,459     350,565
                                          --------------------------------------

Operating income.........................         3,733        5,586       4,948
  Interest Expense.......................         1,246        1,176       1,173
                                          --------------------------------------
Income before income taxes and
  extraordinary item.....................         2,487        4,410       3,775
Deferred income tax expense arising from
  Change in tax lives of certain
  buildings..............................         2,089            0           0
  Other items............................           557          500         244
                                          --------------------------------------

Income/(loss) before extraordinary item..          (159)       3,910       3,531
  Extraordinary item - gain on
    extinguishment of debt...............             0            0         200
                                          --------------------------------------
Net Income/(loss)........................    $     (159)  $    3,910  $    3,731
                                          ======================================

Net income/(loss) allocated to
  Limited partners.......................    $     (157)  $    3,871  $    3,694
  General partner........................            (2)          39          37

Income/(loss) per limited partner unit
  Before extraordinary item..............    $    (0.04)  $     1.07  $     0.97
  Gain on extinguishment of debt.........          0.00         0.00        0.06
                                          --------------------------------------
  Net income/(loss)......................    $    (0.04)  $     1.07  $     1.03
                                          ======================================

Distributions declared per unit..........    $    0.415   $    0.870  $    0.370

Weighted average number of Class A
  and Class B Units outstanding..........     3,684,525    3,632,221   3,589,337

         See accompanying notes to consolidated financial statements.

                      FFP PARTNERS, L.P. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL
    YEARS ENDED DECEMBER 29, 1996, DECEMBER 31, 1995 AND DECEMBER 25, 1994

                                 Limited Partners
                                -----------------  General  Treasury
                                Class A   Class B  Partner    Units    Total
                                -------   -------  -------  --------  -------

                               (in thousands, except unit formation)
Balance, December 26, 1993..... $15,813   $ 6,634  $   225    $ (269) $22,403

Exercise of Class A Unit
  options by employees.........      53         0        0         0       53

Distributions to partners
  ($0.37 per Class A and
  Class B Unit)................    (761)     (563)     (13)        0   (1,337)

Net income.....................   2,124     1,570       37         0    3,731
                                -------   -------  -------  --------  -------

Balance, December 25, 1994.....  17,229     7,641      249      (269)  24,850

Exercise of Class A Unit
  options by employees
  and directors................     238         0        1         0      239

Retirement of Class A Units....     (94)        0        0         0      (94)

Distributions to partners
  ($0.87 per Class A and
  Class B Unit)................  (1,838)   (1,334)     (32)        0   (3,204)

Net income.....................   2,254     1,617       39         0    3,910
                                -------   -------  -------  --------  -------

Balance, December 31, 1995.....  17,789     7,924      257      (269)  25,701

Exercise of Class A Unit
  options by employees
  and directors................     139         0        2         0      141

Conversion of Class B Units....   6,691    (6,691)       0         0        0

Distributions to partners
    ($0.415 per Class A and
    Class B Unit)..............  (1,445)      (85)     (15)        0   (1,545)

Net (loss).....................    (150)       (7)      (2)        0     (159)
                                -------   -------  -------  --------  -------

Balance, December 29, 1996..... $23,024   $ 1,141  $   242  $   (269) $24,138
                                =======   =======  =======  ========  =======

          See accompanying notes to consolidated financial statements.

                      FFP PARTNERS, L.P. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
    YEARS ENDED DECEMBER 29, 1996, DECEMBER 31, 1995 AND DECEMBER 25, 1994

                                                                        1996            1995            1994
                                                                   --------------  --------------  --------------
                                                                         (in thousands, except supplemental
                                                                                    information)
Cash flows from operating activities:
  Net income/(loss).............................................         $  (159)        $ 3,910        $  3,731
Adjustments to reconcile net income/(loss) to net
  cash provided by operating activities
    Depreciation and amortization...............................           3,950           3,769           4,352
    Provision for doubtful accounts.............................             327             459             804
    Provision for deferred income taxes.........................           2,646             500             244
    (Gain) on sales of property and equipment...................             (21)           (256)            (16)
    (Gain) on extinguishment of debt............................               0               0            (200)
    (Gain) on sales of convenience store operations.............          (1,778)           (791)           (829)
    Minority interest in net income of subsidiaries.............              32              42              41
  Changes in operating assets and liabilities
    (Increase) in trade receivables.............................          (1,190)         (1,807)         (2,018)
    Decrease in receivables from affiliated company.............              16              15              24
    (Increase)/decrease in inventories..........................          (1,229)             86           2,211
    (Increase)/decrease in prepaid expenses and other current
       assets...................................................             (10)             (8)            156
    Decrease in claims for reimbursement of environmental
       remediation costs........................................             217             314             192
    Increase/(decrease) in accounts payable.....................           1,120            (150)          1,137
    Increase in money orders payable............................           1,891           1,656             832
    Increase/(decrease) in accrued expenses and other
       liabilities..............................................            (794)         (2,429)            353
                                                                     -------------------------------------------
           Net cash provided by operating activities............           5,018           5,310          11,014
                                                                     -------------------------------------------

Cash flows from investing activities:
  Purchases of property and equipment...........................          (9,517)         (4,762)         (3,772)
  Proceeds from sales of property and equipment.................              98             314              44
  Investments in joint ventures and other entities..............               0          (1,350)              0
  Decrease in notes receivable..................................             540             733              80
  (Increase) in other assets....................................            (332)           (687)           (787)
                                                                     -------------------------------------------
        Net cash (used in) investing activities.................          (9,211)         (5,752)         (4,435)
                                                                     -------------------------------------------

Cash flows from financing activities:
  Borrowings/(payments) on revolving credit line, net...........           2,820           4,003          (7,116)
  Proceeds from long-term debt..................................           4,000               0          12,161
  Payments on long-term debt....................................          (2,033)         (4,178)        (13,576)
  Borrowings under capital lease obligations....................           1,923           1,076           1,560
  Payments on capital lease obligations.........................            (975)           (694)           (115)
  Proceeds from exercise of unit options........................             141             145              53
  Distributions to unitholders..................................          (1,545)         (3,204)         (1,337)
                                                                     -------------------------------------------
        Net cash provided by/(used in) financing activities.....           4,331          (2,852)         (8,370)
                                                                     -------------------------------------------

           Net increase/(decrease) in cash and cash equivalents.             138          (3,294)         (1,791)

Cash and cash equivalents at beginning of year..................           8,106          11,400          13,191
                                                                     -------------------------------------------
Cash and cash equivalents at end of year........................         $ 8,244         $ 8,106        $ 11,400
                                                                     ===========================================

Supplemental disclosure of cash flow information:

   Cash paid for interest during 1996, 1995, and 1994 was $1,097,000, $1,394,000, and $1,283,000, respectively. Purchases of property and equipment in 1996 include $80,000 of capitalized interest.

Supplemental schedule of noncash investing and financing activities:

   During 1996, the Company acquired fixed assets of $200,000 in exchange for notes payable.

   During 1995, the Company (i) acquired fixed assets of $598,000 in exchange for notes payable and (ii) retired $94,000 in Class A Units in connection with the surrender of 12,295 Class A Units in payment for the exercise of options to acquire 25,000 Class A Units by a director of the General Partner.

   During 1994, the Company acquired property valued at $215,000 and a note receivable of $120,000 through settlement of a lawsuit.


          See accompanying notes to consolidated financial statements.

                      FFP PARTNERS, L.P. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           DECEMBER 29, 1996, DECEMBER 31, 1995 AND DECEMBER 25, 1994

1.  BASIS OF PRESENTATION

    (a)   Organization of Company

          FFP Partners, L.P. ("FFPLP"), through its subsidiaries, owns and operates retail convenience stores, truck stops, and self-service motor fuel outlets over an eleven state area. It also operates check cashing booths and conducts a wholesale motor fuel business, both primarily in Texas. FFPLP, a Delaware limited partnership, was formed in December 1986 and commenced operations in May 1987. FFP Partners Management Company, Inc. ("FFPMC" or the "General Partner"), serves as the general partner of FFPLP. FFPMC, or a subsidiary, also serves as the general partner of FFPLP's subsidiary partnerships. References in these notes to the "Company" include FFPLP and its subsidiaries.


          The Company owns and conducts its operations through the following subsidiaries:

                                                                Principal                Percent
             Entity                 Date Formed                  Activity                 Owned
---------------------------------  --------------  ------------------------------------  --------
FFP Operating Partners, L.P., a    December 1986   Operation of convenience stores and        99%
 Delaware limited partnership                      other retail outlets
Direct Fuels, L.P., a Texas        December 1988   Operation of fuel terminal and             99%
 limited partnership                               wholesale fuel sales
FFP Financial Services, L.P., a    September 1990  Operation of check cashing booths          99%
 Delaware limited partnership
Practical Tank Management,         September 1993  Underground storage tank monitoring       100%
 Inc., a Texas corporation
FFP Transportation, L.L.C., a      September 1994  Ownership of tank trailers leased to      100%
 Texas limited liability                           independent trucking company
  company
FFP Money Order Company,           December 1996   Sale of money orders through agents       100%
 Inc., a Nevada corporation

(b)    Consolidation

          All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements. The minority interest in the net income or loss of subsidiaries which are not wholly-owned by FFPLP is included in general and administrative expenses.

2.  SIGNIFICANT ACCOUNTING POLICIES

    (a)   Fiscal Years

          The Company prepares its financial statements and reports its results of operations on the basis of a fiscal year which ends on the last Sunday of December. Accordingly, the fiscal years ended December 29, 1996, and December 25, 1994, consisted of 52 weeks, while the year ended December 31, 1995, consisted of 53 weeks. Year end data in these notes is as of the respective dates above.

    (b)   Cash Equivalents

          The Company considers all highly liquid investments with maturities at date of purchase of three months or less to be cash equivalents.

    (c)   Notes Receivable

          The Company evaluates the collectibility of notes receivable in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 114, "Accounting by Creditors for Impairment of Loans," as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures." At year end 1996 and 1995, no notes receivable were determined to be impaired.

    (d)   Inventories

          Inventories consist of retail convenience store merchandise and motor fuel products. Merchandise inventories are stated at the lower of cost or market as determined by the retail method. Motor fuel inventories are stated at the lower of cost or market using the first-in, first-out ("FIFO") inventory method.

          The Company has selected a single company as the primary grocery and merchandise supplier to its convenience stores and truck stops although certain items, such as bakery goods, dairy products, soft drinks, beer, and other perishable products, are generally purchased from local vendors and/or wholesale route salespeople. The Company believes it could replace any of its merchandise suppliers, including its primary grocery and merchandise supplier, with no significant adverse effect on its operations.

          The Company does not have long-term contracts with any suppliers of petroleum products covering more than 10% of its motor fuel supply. Unanticipated national or international events could result in a curtailment of motor fuel supplies to the Company, thereby adversely affecting motor fuel sales. In addition, management believes a significant portion of its merchandise sales are to customers who also purchase motor fuel. Accordingly, reduced availability of motor fuel could negatively impact other facets of the Company's operations.

    (e)   Property and Equipment

          Property and equipment are stated at cost. Equipment acquired under capital leases is stated at the present value of the initial minimum lease payments, which is not in excess of the fair value of the equipment. Depreciation and amortization of property and equipment are provided on the straight-line method over the estimated useful lives of the respective assets. Leasehold improvements are amortized on the straight-line method over the shorter of the lease term or the estimated useful lives of the respective assets.

    (f)   Investments

          Investments in joint ventures and other entities that are 50% or less owned are accounted for by the equity method and are included in other assets, net, in the accompanying consolidated balance sheets.

    (g)   Intangible Assets

          In connection with the allocation of the purchase price of the assets acquired in 1987 upon the commencement of the Company's operations, $6,192,000 was allocated to contracts under which the Company supplies motor fuel to various retail outlets and $1,093,000 was allocated as the future benefit of real estate leased from affiliates of the General Partner. The fuel contracts were amortized using the straight-line method over 6.3 years, the average life of such contracts at the time they were acquired. The value assigned to these contracts became fully amortized during 1993. The future benefit of the leases is being amortized using the straight-line method over 20 years, the initial term and option periods, of such leases.

          Goodwill of $2,020,000 is being amortized using the straight-line method over 20 years. The Company assesses the recoverability of goodwill by determining whether the amortization of the balance over the remaining amortization period can be recovered through undiscounted future operating cash flows of the acquired operations.

    The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of goodwill would be impacted if anticipated future operating cash flows are not achieved.

    (h)   Sales of Convenience Store Operations

          The Company sold the merchandise operations and related inventories of certain convenience store locations to various third parties in exchange for cash and notes receivable. The notes receivable generally are for terms of five years, require monthly payments of principal and interest, and bear interest at rates ranging from 8% to 10%. Summary information about these sales is as follows:

                                                       Gains
                                             ------------------------
         Number          Notes      Total                  Deferred
          Sold   Cash  Receivable  Proceeds  Recognized  (at year-end)
         ------  ----  ----------  --------  ----------  -------------
         (in thousands, except number sold)
 1996        18  $816      $1,561    $2,377      $1,778          $250
 1995        10   357         543       900         791           200
 1994        15   778       1,056     1,834         829           400

          Gains on sales which meet specified criteria, including receipt of a significant cash down payment and projected cash flow from store operations sufficient to adequately service the debt, are recognized upon closing of the sale. Gains on sales which do not meet the specified criteria are recognized under the installment method as cash payments are received. Gains being recognized under the installment method are evaluated periodically to determine if full recognition of the gain is appropriate.

          Under these sales, the Company retains the real estate or leasehold interests, and leases or subleases the store facilities (including the store equipment) to the purchaser under five-year renewable operating lease agreements. The Company retains ownership of the motor fuel operations and pays the purchaser of the store commissions based on motor fuel sales. In addition, the new store operators may purchase merchandise under the Company's established buying arrangements.

    (i)   Environmental Costs

          Environmental remediation costs are expensed; related environmental expenditures that extend the life, increase the capacity, or improve the safety or efficiency of existing assets are capitalized. Liabilities for environmental remediation costs are recorded when environmental assessment and/or remediation is probable and the amounts can be reasonably estimated. Environmental liabilities are evaluated independently from potential claims for recovery. Accordingly, the gross estimated liabilities and estimated claims for reimbursement have been presented separately in the accompanying consolidated balance sheets (see Note 13(b)).

          In October 1996, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 96-1, Environmental Remediation Liabilities. SOP 96-1, which will be adopted by the Company at the beginning of its 1997 fiscal year, requires, among other things, environmental remediation liabilities to be accrued when the criteria of SFAS No. 5, "Accounting for Contingencies," have been met. The SOP also provides guidance with respect to the measurement of remediation liabilities. Such accounting is consistent with the Company's current method of accounting for environmental remediation costs, and therefore, adoption of SOP 96-1 in 1997 is not expected to have a material impact on the Company's consolidated financial position, results of operations, or liquidity.

    (j)   Motor Fuel Taxes

          Motor fuel revenues and related cost of motor fuel include federal and state excise taxes of $105,718,000, $103,478,000, and $103,117,000, for
    1996, 1995, and 1994, respectively.

    (k)   Exchanges

          The exchange method of accounting is utilized for motor fuel exchange transactions. Under this method, such transactions are considered as exchanges of assets with deliveries being offset against receipts, or vice versa. Exchange balances due from others are valued at current replacement costs. Exchange balances due to others are valued at the cost of forward contracts (Note 11) to the extent they have been entered into, with any remaining balance valued at current replacement cost. Exchange balances due to others at year end 1996 and 1995 were $4,000 and $-0-, respectively.

    (l)   Income Taxes

          Taxable income or loss of the Company is includable in the income tax returns of the individual partners; therefore, no provision for income taxes has been made in the accompanying consolidated financial statements, except for applying the provisions of SFAS No. 109 "Accounting for Income Taxes," which was adopted in fiscal 1993.

          Under the Revenue Act of 1987 ("Revenue Act"), certain publicly traded partnerships are to be treated as corporations for tax purposes. Due to a transitional rule, this provision of the Revenue Act will not be applied to the Company until the earlier of (i) its tax years beginning after 1997 or
    (ii) its addition of a "substantial new line of business" as defined by the Revenue Act. Legislation has been introduced into Congress which would extend for a two year period the Company's partnership tax status. However, no action has yet been taken on this legislation. The General Partner continues to evaluate the Company's alternatives with respect to its tax status.

          Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to existing differences between financial statement carrying amounts of assets and liabilities and their respective tax bases that are expected to reverse after 1997. Deferred tax liabilities and assets are measured using enacted tax rates expected to be in effect when such amounts are realized or settled. The effect of a change in tax rates is recognized in income in the period that includes the enactment date.

    (m)   Fair Value of Financial Instruments

          The carrying amounts of cash, receivables, amounts due under revolving credit line, and money orders payable approximate fair value because of the short maturity of those instruments. The carrying amount of notes receivable approximates fair value which is determined by discounting expected future cash flows at current rates.

          The carrying amount of long-term debt approximates fair value due to the variable interest rate on substantially all such obligations.

    (n)   Units Issued and Outstanding

          Units outstanding at year end 1996 and 1995 were as follows:

                   1996       1995
               ----------------------
Class A Units    3,529,205  2,137,076
Class B Units      175,000  1,533,522

          The Company's Class A Units are traded on the American Stock Exchange. The Class B Units, which are not registered and are not traded on the American Stock Exchange, are held by an entity affiliated with the General Partner.

          During 1996, 1,358,522 Class B Units primarily held by affiliates of the General Partner were converted to Class A Units, in accordance with the Partnership Agreement. The remaining Class B Units may be converted into Class A Units on a one-for-one basis at the option of the unitholder. The Class A Units and Class B Units have identical rights with respect to cash distributions and to voting on matters brought before the partners.

          During 1990, the Company acquired 13,300 Class A Units and 51,478 Class B Units which are being held in the treasury at cost.

    (o)   Income/(Loss) per Unit

          The Partnership Agreement provides that net income or loss is to be allocated (i) 99% to the limited partners and 1% to the General Partner and
    (ii) among the limited partners based on the number of units held. Accordingly, income/(loss) per unit is calculated by dividing 99% of the appropriate income statement caption by the weighted average number of Class A and Class B Units outstanding for the year. No effect has been given to the unit purchase rights and options outstanding under the unit option plans (Note 9) since the effect would be immaterial or anti-dilutive.

    (p)   Cash Distributions to Partners

          Distributions to partners represent a return of capital and are allocated pro rata to the General Partner and holders of both the Class A and Class B Units.

    (q)   Employee Benefit Plan

          The Company has a 401(k) profit sharing plan covering all employees who meet age and tenure requirements. Participants may contribute to the plan a portion, within specified limits, of their compensation under a salary reduction arrangement. The Company may make discretionary matching or additional contributions to the plan. The Company did not make any contributions to the plan in 1996, 1995, or 1994.

    (r)   Use of Estimates

          The use of estimates is required to prepare the Company's consolidated financial statements in conformity with generally accepted accounting principles. Although management believes that such estimates are reasonable, actual results could differ from the estimates.

    (s)   Unit Option Plan

          The Company accounts for its unit option plans in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation expense would be recorded only if the current market price of the underlying unit on the date of grant of the option exceeded the exercise price of the option. On January 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation," which permits entities to (i) recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant or (ii) continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and earnings per share disclosures for employee option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected the second alternative (see Note 9).

    (t)   Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed
          Of

          The Company adopted the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of," on January 1, 1996. This statement requires that long-lived assets and certain identifiable intangibles to be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of such assets to future net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The initial adoption of this statement did not have a material impact on the Company's consolidated financial position, results of operations, or liquidity.

    (u)   Revenue Recognition

          The Company recognizes revenue related to motor fuel and merchandise sales at the point of sale.

3.    PROPERTY AND EQUIPMENT

      Property and equipment consists of the following:

                                               1996       1995
                                             ---------  ---------
                                                (in thousands)
Land                                         $  4,703   $  4,319
Land improvements                               2,698      2,627
Buildings and improvements                     26,509     24,515
Machinery and equipment                        35,450     31,302
Construction in progress                        2,821          0
                                           ---------------------
                                               72,181     62,763

Accumulated depreciation and amortization     (34,157)   (30,891)
                                           ---------------------
                                             $ 38,024   $ 31,872
                                           =====================

4.    OTHER ASSETS

      Other assets consist of the following:

                                                      1996      1995
                                                    --------  --------
                                                      (in thousands)
Intangible Assets (Note 2(g))
   Ground leases                                    $ 1,093   $ 1,093
   Goodwill                                           2,040     2,020
   Other                                              2,295     1,984
                                                  -------------------
                                                      5,428     5,097
   Accumulated amortization                          (2,375)   (2,056)
                                                  -------------------
                                                      3,053     3,041

Investments in joint ventures and other entities      1,293     1,350
Other                                                   263       348
                                                  -------------------
                                                    $ 4,609   $ 4,739
                                                  ===================

    In December 1995, the Company advanced $1,200,000 to a company which granted the Company a security interest in certain loans that are secured by convenience stores located in areas where the Company currently has operations. These loans will be liquidated through collection or through the acquisition of the stores by the Company through foreclosure proceedings.

5.  NOTES PAYABLE AND LONG-TERM DEBT

    The Company has a Credit Agreement with a bank that provides a $10,000,000 revolving credit line for working capital purposes. The revolving credit line bears interest at the bank's prime rate (8.25% at year end 1996) and matures on April 30, 1998. The Credit Agreement requires that the balance outstanding (excluding letters of credit) under the revolving credit line not exceed $1,500,000 for three consecutive calendar days in each quarter. At year end 1996 and 1995, there was $6,823,000 and $4,003,000, respectively, due on the revolving credit line and there were outstanding letters of credit totaling $625,000 at each year end.

    The Credit Agreement also provides two term loans. One such loan had a balance at year end 1996 of $5,625,000, bears interest at the London Interbank Offered Rate ("LIBOR") plus 1.75 percent, requires quarterly payments of interest plus principal of $312,500, and matures on March 31, 2001. The other term loan had a balance of $3,000,000 at year end 1996, bears interest at LIBOR plus 1.75 percent, requires quarterly payments of interest plus principal of $75,000 in June, September, and December 1997, and March 1998, principal of $125,000 in each of the next 16 quarters, and principal of $175,000 in the subsequent four quarters, and matures on March 31, 2003. (Through December 31, 1996, both of these loans bore interest at the bank's prime rate.)

    All loans are secured by the Company's accounts receivable and inventory.
In addition the Company has provided a negative pledge of all its fixed assets and real property and the bank has the right to require a positive pledge of such assets at any time. The loans are guaranteed by the General Partner and its subsidiary. The Credit Agreement also contains various restrictive covenants including restrictions on borrowing from persons other than the bank, making investments in, advances to, or guaranteeing the obligations of other persons, maintaining specified levels of equity, restrictions on distributions to unitholders and on the amount of capital expenditures, and the maintenance of certain financial ratios. At year end 1996, the Company was not in compliance with certain financial ratios and covenants in the Credit Agreement. The bank has waived compliance with these ratios or amended the Credit Agreement with respect to these items.

    The Company has other notes payable which bear interest at 6% to 10% and are due in monthly or annual installments through 2012. Such notes are unsecured or secured by receivables or land and had aggregate balances of $603,000 and $622,000 at year end 1996 and 1995, respectively.

    The aggregate fixed maturities of long-term debt for each of the five years subsequent to 1996 are as follows:

                  (in thousands)
 1997                 $1,587
 1998                  1,764
 1999                  1,929
 2000                  1,810
 2001                  1,180
 Thereafter            1,082
                 ---------------
                      $9,352
                 ===============

    In February 1994, the Company refinanced its then existing bank debt. In connection with this refinancing, the Company received a discount of $200,000 for the early retirement of the existing debt. This discount is reflected as an extraordinary item in the accompanying 1994 consolidated statement of operations.

6.  CAPITAL LEASES

    The Company is obligated under noncancelable capital leases beginning to expire in 1997. The gross amount of the assets covered by these capital leases that are included in property and equipment in the accompanying consolidated balance sheets is as follows:

                              1996      1995
                          ----------  -------
                              (in thousands)
Machinery and equipment      $2,412    $2,636
Accumulated amortization       (798)     (425)
                          -------------------
                             $1,614    $2,211
                          ===================

    The amortization of assets held under capital leases is included in depreciation and amortization expense in the accompanying consolidated statements of operations. Future minimum lease payments under the noncancelable capital leases for years subsequent to 1996 are:

                                      (in thousands)
1997                                        $ 1,332
1998                                            561
1999                                            440
2000                                            395
2001                                            527
Thereafter                                       80
                                    ---------------
    Total minimum lease payments              3,335

    Amount representing interest               (560)
                                    ---------------
Present value of future minimum
 lease payments                               2,775
    Current installments                     (1,122)
                                    ---------------
Obligations under capital leases,
   excluding current installments           $ 1,653
                                    ===============

7.    OPERATING LEASES

    The Company has noncancelable, long-term operating leases on certain locations, a significant portion of which are with related parties. Certain of the leases have contingent rentals based on sales levels of the locations and/or have escalation clauses tied to the consumer price index. Minimum future rental payments (including bargain renewal periods) and sublease receipts for years after 1996 are as follows:



                Future Rental Payments
             ---------------------------   Future
               Related                    Sublease
               Parties  Others    Total   Receipts
               -------  -------  -------  --------
                    (in thousands)
 1997           $  712   $  597   $1,309   $1,031
 1998              657      541    1,198      952
 1999              657      499    1,156      841
 2000              657      453    1,110      549
 2001              657      369    1,026      200
 Thereafter      1,977    1,116    3,093       41
             ------------------------------------
                $5,317   $3,575   $8,892   $3,614
             ====================================



    Total rental expense and sublease income were as follows:

               Rent Expense
         ------------------------
         Related                   Sublease
         Parties  Others   Total    Income
         -------  ------  -------  --------
                   (in thousands)
 1996       $727    $742   $1,469    $1,154
 1995        849     735    1,584       843
 1994        842     912    1,754       592

8.    ACCRUED EXPENSES

      Accrued expenses consist of the following:

                                                         1996     1995
                                                        -------  -------
                                                         (in thousands)
Motor fuel taxes payable                                 $5,726   $6,599
Accrued payroll and related expenses                        818    1,349
Accrued environmental remediation costs (Note 13(b))          0      322
Other                                                     2,234    1,624
                                                      ------------------
                                                         $8,778   $9,894
                                                      ==================

9.    NONQUALIFYING UNIT OPTION PLAN AND UNIT PURCHASE RIGHTS

    The Company has a Nonqualifying Unit Option Plan and a Nonqualifying Unit Option Plan for Nonexecutive Employees that authorize the grant of options to purchase up to 450,000 and 100,000 Class A Units of the Company, respectively.

    Following is a summary of activity under the stock option plans:

                                                 Class A       Price      Weighted
                                                  Units        Range      Average
                                                 --------  -------------  --------

Options outstanding, December 26, 1993           309,932   $2.00 - $3.75     $3.55

Options granted during year                       10,000            3.88      3.88
    Options expired or terminated during year     (8,666)           3.75      3.75
    Options exercised during year                (17,336)    2.00 - 3.75      3.04
                                                 -------
Options outstanding, December 25, 1994           293,930     2.00 - 3.88      3.59

Options granted during year                       50,000     6.00 - 7.00      6.50
    Options expired or terminated during year     (6,999)           3.75      3.75
    Options exercised during year                (76,267)    2.00 - 3.88      3.11
                                                 -------
Options outstanding, December 31, 1995           260,664     3.75 - 7.00      4.28

Options granted during year                            0
    Options expired or terminated during year     (1,333)           3.75      3.75
    Options exercised during year                (37,332)           3.75      3.75
                                                 -------
Options outstanding, December 29, 1996           221,999     3.75 - 7.00      3.70
                                                 =======

Options exercisable, December 29, 1996           185,333     3.75 - 3.88      4.00
                                                 =======

    The exercise price of each option granted under the plans is determined by the Board of Directors, but may not be less than the fair market value of the underlying units on the date of grant. The exercise prices of the options outstanding at year end 1996 are:

 Exercise     Options
   Price    Outstanding
----------  -----------
$3.750          165,333
$3.875            6,666
$6.000           25,000
$7.000           25,000
          -------------
                221,999
          =============

    At year end 1996, the weighted-average remaining contractual life of outstanding options was 6.31 years.

    All options outstanding at year end 1996 are exercisable with respect to one-third of the units covered thereby on each of the anniversary dates of their grants and expire ten years from the date of grant. In the event of a change in control of the Company, any unexercisable portion of the options will become immediately exercisable.

    At December 29, 1996, there were 172,998 additional shares available for grant under the plans. The per share weighted-average fair value of stock options granted during 1995 was $3.00 on the date of grant using the Black Scholes option-pricing model with the following assumptions: an expected dividend yield of 0.0%, a risk-free interest rate of 6.0%, expected volatility of 62%, and an expected option life of 3 years.

    The Company applies APB Opinion No. 25 in accounting for its unit option plans; accordingly no compensation cost related to the plans has been recognized in the financial statements. Had the company determined compensation under SFAS No. 123, the Company's net income (loss) would have been reduced to the pro forma amounts indicated below:

                                           1996   1995
                          (in thousands, except per unit information)
Net income/(loss)
    As reported                           $(159)  3,910
    Pro forma                              (203)  3.866

Income/(loss) per limited partner unit
   As reported                            $(.04)   1.07
   Pro forma                               (.06)   1.06

    Pro forma net income reflects only options granted in 1995; no options were granted in 1996. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net income/(loss) amounts presented above because compensation cost for options granted in 1994 is not considered.

    In August 1989, the Company entered into a Rights Agreement and distributed to its unitholders rights to purchase Rights Units (substantially equivalent to a Class A Unit) under certain circumstances. Initially the Rights were attached to all unit certificates representing units then outstanding and no separate Rights Certificates were distributed. Under the Rights Agreement, the Rights were to separate from the Units and be distributed to Unitholders following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") had acquired, or obtained a right to acquire, beneficial ownership of 20% or more of the Partnership's Class A Units or all classes of outstanding Units. On August 8, 1994, a group of Unitholders announced that they had an informal understanding that they would vote their Units together as a block. The agreement related to units constituting approximately 25% of the Class A Units then outstanding. Therefore, the Rights became exercisable on October 7, 1994, the record date for the issuance of the Rights Certificates (the "Distribution Date").

    The Rights currently represent the right to purchase a Rights Unit (which is substantially equivalent to a Class A Unit) of the Company at a price of $20.00 per Unit. However, the Rights Agreement provides, among other things, that if any person acquires 30% or more of the Class A Units or of all classes of outstanding Units then each holder of a Right, other than an Acquiring Person, will have the right to receive, upon exercise, Rights Units (or in certain circumstances, other property) having a value of $40.00 per Unit. The Rights will expire on August 13, 1999, and do not have any voting rights or rights to cash distributions.

10. INCOME TAXES

    As discussed in Note 2(l), the Company adopted the provisions of SFAS No. 109 as of the beginning of its 1993 fiscal year. Noncash charges of $2,646,000, $500,000, and $244,000 were recorded in 1996, 1995, and 1994, respectively, to record deferred income tax expense.

    In August 1996, Congress passed legislation clarifying that certain buildings used in connection with the retail sale of motor fuel qualified for a substantially shorter depreciable life for tax purposes than was being utilized by the Company.

In January 1997, the Internal Revenue Service issued a notice explaining how the tax deduction related to the change in the depreciable lives on these assets should be determined. As a result, the Company will take a 1996 tax deduction for the difference between the tax depreciation previously recorded and the depreciation available using the shorter life and has recognized an additional deferred income tax provision of $2,089,000 in the fourth quarter 1996 related to this timing difference. The current tax benefit of this deduction will be allocated to the Company's unitholders but the deferred tax expense associated with the acceleration of this depreciation deduction for tax purposes was reflected on the FFP Partners income statement since it was contemplated that, in the absence of the restructuring, FFP Partners would have to pay these taxes because it would become taxable as a corporation after 1997.

    The tax effects of temporary differences that give rise to significant portions of the deferred tax liabilities at year end 1996 and 1995, are presented below. Those temporary differences which are expected to reverse prior to the Company's being treated as a corporation for tax purposes (fiscal year 1998) have been excluded.

                                                      1996       1995
                                                    ---------  ---------
                                                       (in thousands)
Deferred tax liabilities:
Property and equipment, principally due to basis     $(2,950)   $  (845)
     differences and differences in depreciation
    Other                                               (831)      (290)
                                                  ---------------------
                                                     $(3,781)   $(1,135)
                                                  =====================

11.    FUTURES AND FORWARD CONTRACTS

    The Company is party to commodity futures contracts with off-balance sheet risk. Changes in the market value of open futures contracts are recognized as gains or losses in the period of change. These investments involve the risk of dealing with others and their ability to meet the terms of the contracts and the risk associated with unmatched positions and market fluctuations. Contract amounts are often used to express the volume of these transactions, but the amounts potentially subject to risk are much smaller.

    From time-to-time the Company enters into forward contracts to buy and sell fuel, principally to satisfy balances owed on exchange agreements (Note 2(k)). These transactions, which together with futures contracts are classified as operating activities for purposes of the consolidated statements of cash flows, are included in motor fuel sales and related cost of sales and resulted in net gains as follows:

         (in thousands)
 1996           $  243
 1995               87
 1994            1,069

       Open positions under futures and forward contracts were not significant at year end 1996 and 1995.

12.    RELATED PARTY TRANSACTIONS

    The Company reimburses the General Partner and its affiliates for salaries and related costs of executive officers and others and for expenses incurred by them in connection with the management of the Company. These expenses were $745,000, $727,000, and $733,000 for 1996, 1995, and 1994, respectively.

    In July 1991, the Company entered into an agreement with an affiliated company whereby the affiliated company sells alcoholic beverages at the Company's stores in Texas. Under Texas law, the Company is not permitted to hold licenses to sell alcoholic beverages in Texas. The agreement provides that the Company will receive rent and a management fee based on the gross receipts from sales of alcoholic beverages at its stores. In July 1992, the agreement was amended to be for a term of five years commencing on the date of amendment. The sales recorded by the affiliated company under this agreement were $8,240,000, $9,116,000, and $9,180,000 in 1996, 1995, and 1994, respectively.
The Company received $1,265,000, $1,217,000, and $1,226,000 in 1996, 1995, and
1994, respectively, in rent, management fees, and interest, which are included in miscellaneous revenues in the consolidated statements of operations. After deducting cost of sales and other expenses related to these sales, including the amounts paid to the Company, the affiliated company had earnings of $82,000, $91,000, and $119,000 in 1996, 1995, and 1994, respectively, as a result of holding these alcoholic beverage permits. Under a revolving note executed in connection with this agreement, the Company advances funds to the affiliated company to pay for the purchases of alcoholic beverages. Receipts from the sales of such beverages are credited against the note balance. The revolving note provides for interest at 1/2% above the prime rate charged by a major financial institution.

    From time to time, the General Partner may advance funds to the Company. Under the Partnership Agreement, the General Partner is permitted to charge interest on such advances provided the interest rate does not exceed rates which would be charged by unrelated third parties. There were no advances owing to the General Partner during or at the year ends of 1996, 1995, and 1994.

    The General Partner is entitled to noncumulative, incentive compensation each year in an amount equal to 10% of the net income of the Company for such year (prior to the calculation of the incentive compensation), but only if net income (prior to the calculation of the incentive compensation) equals or exceeds $1.08 per unit and only if the total of the quarterly cash distributions for such year are at least $1.50 per unit. The incentive compensation requirements were not met in 1996, 1995, or 1994.

    The Company purchases certain goods and services (including office supplies, computer software and consulting services, and fuel supply consulting and procurement services) from related entities. Amounts incurred for these products and services were $359,000, $421,000, and $147,000, for 1996, 1995, and
1994, respectively.

    As a part of its merchandise sales activities, the Company supplies its private label cigarettes on a wholesale basis to other retailers who do not operate outlets in its trade areas and pays them rebates based on the volume of cigarettes purchased. In 1996 and 1995, the Company paid $14,000 and $51,000 of such rebates to a company on whose Board one of the Company's executive officers serves. The amount of rebates paid to this company was calculated in the same manner as the rebates paid to non-related companies.

    In 1980 and 1982, certain companies from which the Company acquired its initial base of retail outlets granted to a third party the right to sell motor fuel at retail for a period of 10 years at self-serve gasoline stations owned or leased by the affiliated companies or their affiliates. All rights to commissions under these agreements and the right to sell motor fuel at wholesale to the third party at such locations were assigned to the Company in May 1987 in connection with the acquisition of its initial base of retail operations. In December 1990, in connection with the expiration or termination of the agreements with the third party, the Company entered into agreements with a company owned and controlled by the Chairman of the General Partner and members of his immediate family, which grant to the Company the exclusive right to sell motor fuel at retail at these locations. The terms of these agreements are comparable to agreements that the Company has with other unrelated parties. The Company paid this affiliated company commissions related to the sale of motor fuel at these locations of $277,000, $261,000, and $222,000 in 1996, 1995, and
1994, respectively.

    During 1995, the Company purchased four parcels of land, including building and petroleum storage tanks and related dispensing equipment, from a company controlled by the Chairman of the General Partner and members of his immediate family. The Company paid a total of $116,000 for the real estate and related improvements. The Company is operating one of these locations as a convenience store and one as a self-service motor fuel outlet and intends to operate the other two as either convenience stores or self-service motor fuel outlets. The purchase price was determined by reference to similar properties acquired by the Company from unrelated parties.

    During 1996, the Company charged to expense $611,000 to reimburse various related companies for legal fees that benefited the Company. Of this amount, the Company paid $225,000 during 1996; the remaining $386,000 owed at year end is included in accrued liabilities in the accompanying consolidated balance sheets.

13. COMMITMENTS AND CONTINGENCIES

    (a)  Uninsured Liabilities

         The Company maintains general liability insurance with limits and deductibles management believes prudent in light of the exposure of the Company to loss and the cost of the insurance.

         The Company self-insures claims up to $45,000 per year for each individual covered by its employee medical benefit plan for supervisory and administrative employees; claims above $45,000 are covered by a stop-loss insurance policy. The Company also self-insures medical claims for its eligible store employees. However, claims under the plan for store employees are subject to a $1,000,000 lifetime limit per employee and the Company does not maintain stop-loss coverage for these claims. The Company and its covered employees contribute to pay the self-insured claims and stop-loss insurance premiums. Accrued liabilities include amounts management believes adequate to cover the estimated claims arising prior to a year-end, including claims incurred but not yet reported. The Company recorded expense related to these plans of $271,000, $353,000, and $288,000 in 1996, 1995, and 1994, respectively.

          The Company is covered for worker's compensation in all states through incurred loss retrospective policies. Accruals for estimated claims (including claims incurred but not reported) have been recorded at year end 1996 and 1995, including the effects of any retroactive premium adjustments.

    (b)  Environmental Matters

          The operations of the Company are subject to a number of federal, state, and local environmental laws and regulations, which govern the storage and sale of motor fuels, including those regulating underground storage tanks. In September 1988, the Environmental Protection Agency ("EPA") issued regulations that require all newly installed underground storage tanks be protected from corrosion, be equipped with devices to prevent spills and overfills, and have a leak detection method that meets certain minimum requirements. The effective commencement date for newly installed tanks was December 22, 1988. Underground storage tanks in place prior to December 22, 1988, must conform to the new standards by December 1998. The Company has implemented a plan to bring all of its existing underground storage tanks and related equipment into compliance with these laws and regulations and currently estimates the costs to do so will range from $1,837,000 to $2,245,000 over the next two years. The Company anticipates that substantially all these expenditures will be capitalized as additions to property and equipment. Such estimates are based upon current regulations, prior experience, assumptions as to the number of underground storage tanks to be upgraded, and certain other matters. At year end 1996 and 1995, the Company recorded liabilities for future estimated environmental remediation costs related to known leaking underground storage tanks of $643,000. Of such amounts, $-0- and $322,000, respectively, were recorded in accrued expenses and the remainder was recorded in other liabilities. Corresponding claims for reimbursement of environmental remediation costs of $643,000 were recorded in 1996 and 1995, as the Company expects that such costs will be reimbursed by various environmental agencies. In 1995, the Company contracted with a third party to perform site assessments and remediation activities on 35 sites located in Texas that are known or thought to have leaking underground storage tanks. Under the contract, the third party will coordinate with the state regulatory authority the work to be performed and bill the state directly for such work. The Company is liable for the $10,000 per occurrence deductible and for any costs in excess of the $1,000,000 limit provided for by the state environmental trust fund. The Company does not expect that the costs of remediation of any of these 35 sites will exceed the $1,000,000 limit. The assumptions on which the foregoing estimates are based may change and unanticipated events and circumstances may occur which may cause the actual cost of complying with the above requirements to vary significantly from these estimates.

          During 1996, 1995, and 1994, environmental expenditures were $2,019,000, $1,003,000, and $934,000, respectively (including capital expenditures of $1,456,000, $644,000, and $820,000), in complying with environmental laws and regulations.

          The Company does not maintain insurance covering losses associated with environmental contamination. However, all the states in which the Company owns or operates underground storage tanks have state operated funds which reimburse the Company for certain cleanup costs and liabilities incurred as a result of leaks in underground storage tanks. These funds, which essentially provide insurance coverage for certain environmental liabilities, are funded by taxes on underground storage tanks or on motor fuels purchased within each respective state. The coverages afforded by each state vary but generally provide up to $1,000,000 for the cleanup of environmental contamination and most provide coverage for third-party liability as well. The funds require the Company to pay deductibles ranging from $5,000 to $25,000 per occurrence. The majority of the Company's environmental contamination cleanup activities relate to underground storage tanks located in Texas. Due to an increase in claims throughout the state, the Texas state environmental trust fund has significantly delayed reimbursement payments for certain cleanup costs after September 30, 1992. In 1993, the Texas state fund issued guidelines that, among other things, prioritize the timing of future reimbursements based upon the total number of tanks operated by and the financial net worth of each applicant. The Company has been classified in the category with the lowest priority. Because the state and federal governments have the right, by law, to levy additional fees on fuel purchases, the Company believes these clean up costs will ultimately be reimbursed. However, due to the uncertainty of the timing of the receipt of the reimbursements, the claims for reimbursement of environmental remediation costs, totaling $1,038,000 and $1,255,000 at year end 1996 and 1995, respectively, have been classified as long-term receivables in the accompanying consolidated balance sheets.

    (c)   Other

          The Company is subject to various claims and litigation arising in the ordinary course of business, particularly personal injury and employment related claims. In the opinion of management, the outcome of such matters will not have a material effect on the consolidated financial position or results of operations of the Company.

14. QUARTERLY OPERATING RESULTS (UNAUDITED)

    Quarterly results of operations for 1996, 1995, and 1994, were as follows:

                                    First     Second     Third     Fourth       Full
                                   Quarter    Quarter   Quarter    Quarter      Year
                                  ---------  ---------  --------  ---------  ----------
                                          (in thousands, except per unit data)
1996:
Total revenues                     $94,391    $105,092   $94,298   $96,371    $390,152
Total margin                        10,989      13,473    11,407    10,383      46,252
Net income/(loss)                     (169)      2,030       564    (2,584)       (159)
Net income/(loss) per unit         $ (0.05)   $   0.55   $  0.15   $ (0.69)   $  (0.04)

1995:
Total revenues                     $84,413    $ 97,623   $93,716   $94,293    $370,045
Total margin                        10,970      12,521    13,963    12,192      49,646
Net income                             154       1,172     2,071       513       3,910
Net income per unit                $  0.04    $   0.32   $  0.56   $  0.15    $   1.07

1994:
Total revenues                     $83,825    $ 87,760   $96,771   $87,157    $355,513
Total margin                        10,998      11,987    13,899    13,025      49,909
Income/(loss) -
  Before extraordinary item           (486)        517     2,473     1,027       3,531
Gain on extinguishment of debt         200           0         0         0         200
Net income/(loss)                     (286)        517     2,473     1,027       3,731
Income/(loss) per unit -
  Before extraordinary item        $ (0.13)   $   0.14   $  0.68   $  0.28    $   0.97
  Net income/(loss) per unit         (0.08)       0.14      0.68      0.28        1.03


15. EVENTS SUBSEQUENT TO INDEPENDENT AUDITORS' REPORT (UNAUDITED)

    On November 3, 1997, the Company restructured its bank debt. The Company replaced its existing term loans and revolving credit line with a $23,000,000 credit facility. The new credit facility provides for a term loan of $8,000,000, amortizing over seven years, and up to $15,000,000 (the amount available is related to a borrowing base comprised of the Company's trade receivables and inventory) in availability under a revolving credit facility. Both notes are due in November 2000, and bear interest, payable monthly, at the lending institution's prime rate. The new loans are secured by the Company's accounts receivable, inventory, equipment, and a negative pledge of other fixed assets, and are also guaranteed by the Company's general partner and its subsidiary.

    On November 12, 1997, the Company signed an agreement to purchase 104 convenience stores from E-Z Serve Convenience Stores, Inc. The Company expects to complete the closing of the acquisition on a store-by-store basis by year end. The purchase price for the stores acquired is determined in part by the wholesale value of the merchandise and fuel at the locations at the time the operations of each of the locations is actually taken over by the Company and is payable in cash at that time. Management estimates that the total purchase price will be approximately $12 million.

                      FFP PARTNERS, L.P. AND SUBSIDIARIES

                Schedule II - Valuation and Qualifying Accounts
                                 (in thousands)

                                             Year Ended December 29, 1996
                                  ------------------------------------------------

                                     Balance    Additions                 Balance
                                       at      Charged  to                   at
                                    Beginning   Costs and   Deductions      End
Description                         of Period   Expenses    (describe)   of Period
                                    ---------  -----------  ----------   ---------
Allowances for doubtful accounts
    Trade receivables                  $1,045      $327     $    489 (a)    $  883


                                             Year Ended December 31, 1995
                                  ------------------------------------------------

                                     Balance    Additions                 Balance
                                       at      Charged  to                   at
                                    Beginning   Costs and   Deductions      End
Description                         of Period   Expenses    (describe)   of Period
                                    ---------  -----------  ----------   ---------
Allowances for doubtful accounts
    Trade receivables                  $  917      $459     $   331 (a)     $1,045


                                           Year Ended December 25, 1994
                                  ------------------------------------------------
                                     Balance    Additions                 Balance
                                       at      Charged  to                   at
                                    Beginning   Costs and   Deductions      End
Description                         of Period   Expenses    (describe)   of Period
                                    ---------  -----------  ----------   ---------
Allowances for doubtful accounts
    Trade receivables                  $  531      $804    $    418 (a)     $  917

Noncurrent receivable from
      affiliated companies                447              0    447 (a)          0

    (a) Accounts charged-off, net of recoveries.

                      FFP PARTNERS, L.P. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                                          September 28,   December 29,
                                                               1997           1996
                                                          -------------   ------------
                                                                 (in thousands)
                                     ASSETS
Current Assets:
    Cash.................................................       $ 7,254        $ 8,244
    Trade receivables....................................        14,127         10,303
    Notes receivable.....................................           821            778
    Receivable from affiliated company...................           408            420
    Inventories..........................................        12,818         12,489
    Prepaid expenses and other...........................           799            625
                                                          -------------   ------------
        Total Current Assets.............................        36,227         32,859

Property and equipment, net of accumulated depreciation..        41,544         38,024
Noncurrent notes receivable, excluding current portion...         1,544          2,069
Claims for reimbursement of environmental remediation
 costs...................................................         1,040          1,038
Other assets, net........................................         3,944          4,609
                                                          -------------   ------------
        Total Assets.....................................       $84,299        $78,599
                                                          =============   ============

LIABILITIES AND PARTNERS' EQUITY
Current Liabilities:
    Amount due under revolving credit line...............       $     0        $ 6,823
    Current installments of long-term debt...............         1,157          1,587
    Current installments of obligation under
      capital lease......................................           747          1,122
    Accounts payable.....................................        13,566         14,150
    Money orders payable.................................        10,584          7,809
    Accrued expenses.....................................        11,300          8,778
                                                          -------------   ------------
        Total Current Liabilities........................        37,354         40,269

Long-term debt, excluding current installments...........        14,870          7,765
Obligation under capital lease, excluding current
 installments............................................         2,379          1,653
Deferred income taxes....................................         4,185          3,781
Other liabilities........................................         2,670            993
                                                          -------------   ------------
        Total Liabilities................................        61,458         54,461
Partners' Equity, net of treasury units of $269..........        22,841         24,138
                                                          -------------   ------------
        Total Liabilities and Partners' Equity...........       $84,299        $78,599
                                                          =============   ============

     See accompanying notes to condensed consolidated financial statements.

                      FFP PARTNERS, L.P. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                 Nine Months Ended
                                           -----------------------------
                                           September 28,   September 29,
                                                1997            1996
                                           -------------   -------------
                                             (in thousands, except per
Revenues:                                        unit information)
    Motor fuel...........................     $  238,257      $  241,685
    Merchandise..........................         45,114          46,207
    Miscellaneous........................          4,702           6,101
                                           -------------   -------------
        Total Revenues...................        288,073         293,993
                                           -------------   -------------

Costs and Expenses:
    Cost of motor fuel...................        222,686         225,399
    Cost of merchandise..................         31,719          32,714
    Direct store expenses................         20,567          20,343
    General and administrative expenses..          8,901           8,987
    Depreciation and amortization........          3,986           2,755
                                           -------------   -------------
        Total costs and expenses.........        287,859         290,198
                                           -------------   -------------

Operating Income.........................            214           3,795
    Interest expense.....................          1,108             968
                                           -------------   -------------

Income/(loss) before income taxes........           (894)          2,827

    Deferred income tax expense..........            403             402
                                           -------------   -------------

Net income/(loss)........................     $   (1,297)     $    2,425
                                           =============   =============

Income/(loss) allocated to
    Limited partners.....................     $   (1,284)     $    2,401
    General partner......................            (13)             24

Net income/(loss) per Class A and
     Class B Unit........................     $    (0.35)     $     0.65

Distributions declared per Class A and
    Class B Unit.........................     $    0.000      $    0.415

Weighted average number of Class A and
    Class B Units outstanding............      3,704,205       3,678,280


     See accompanying notes to condensed consolidated financial statements.

                      FFP PARTNERS, L.P. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)


                                                                Nine Months Ended
                                                           --------------------------
                                                           September 28, September 29
                                                                1997        1996
                                                           ------------- ------------
                                                                 (in thousands)
Cash flows from operating activities:
    Net income/(loss).....................................      $(1,297)    $ 2,425
    Adjustments to reconcile net income/(loss) to cash
        provided/(used) by operating activities
            Depreciation and amortization.................        3,986       2,755
            Deferred income tax expense...................          403         402
            Net change in operating assets and liabilities        2,842      (2,507)
                                                              ---------- ----------
            Net cash provided by operating activities.....        5,934       3,075
                                                              ---------- ----------

Cash flows from investing activities:
    Additions of property and equipment, net..............       (7,127)     (5,397)
                                                              ---------- ----------
    Net cash (used) by investing activities...............       (7,127)     (5,397)
                                                              ---------- ----------

Cash flows from financing activities:
    Net borrowings/(repayments) under
        credit facilities.................................          203       3,772
    Proceeds from exercise of unit options................            0         135
    Distributions to unitholders..........................            0      (1,542)
                                                              ---------- ----------
           Net cash provided by financing activities......          203       2,365
                                                              ---------- ----------

           Net Increase/(Decrease) in Cash................         (990)         43

Cash at beginning of period...............................        8,244       8,106
                                                              ---------- ----------
Cash at end of period.....................................      $ 7,254     $ 8,149
                                                              ========== ==========



     See accompanying notes to condensed consolidated financial statements.

                      FFP PARTNERS, L.P. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 28, 1997
                                  (UNAUDITED)

1.   BASIS OF PRESENTATION

     The condensed consolidated financial statements include the assets, liabilities, and results of operations of FFP Partners, L.P., and its 99%-owned subsidiaries, FFP Operating Partners, L.P., Direct Fuels, L.P., and FFP Financial Services, L.P., and its 100%-owned subsidiaries, Practical Tank Management, Inc., FFP Transportation, L.L.C., and FFP Money Order Company, Inc., collectively referred to as the "Company."

     The consolidated balance sheet as of September 28, 1997, and the consolidated statements of operations and condensed consolidated statements of cash flows for the nine month periods ended September 28, 1997, and September 29, 1996, have been prepared by the Company and have not been audited. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the Company's financial position as of September 28, 1997, and the results of operations and cash flows for the periods presented have been made. Interim operating results are not necessarily indicative of results for the entire year.

     The notes to the consolidated financial statements which are included in the Company's Annual Report on Form 10-K for the year ended December 29, 1996, include accounting policies and additional information pertinent to an understanding of these interim financial statements. That information has not changed other than as a result of normal transactions in the nine months ended September 28, 1997, and as discussed in Note 4.

2.   INCOME/(LOSS) PER UNIT AND DISTRIBUTIONS

     The Class A and Class B Units represent a 99% interest in the Company. Accordingly, income/(loss) per unit is calculated by dividing 99% of the income amount by the weighted average number of units outstanding.

3.   RECLASSIFICATIONS

     Certain amounts previously reported in the 1996 financial statements have been reclassified to conform to the 1997 presentation.

4.   REFINANCING OF BANK DEBT

     On November 3, 1997, the Company completed a refinancing of its bank debt with another lender. The new Loan Agreement provides the Company with a revolving credit line of up to $15,000,000 (the amount available is related to a borrowing base comprised of the Company's trade receivables and inventories) and a term loan of $8,000,000. Both of the loans bear interest, payable monthly, at the lending institution's prime rate. The Company has the option of fixing the interest rate on all or a portion of both loans at rates of LIBOR plus 2.25% for periods of three or six months and in the case of the term loan at a rate tied to United State Treasury securities plus 2.50%. The term loan requires monthly principal payments of $95,000 and both loans mature on November 1, 2000. The loans are secured by the Company's accounts receivable and inventory, equipment, and a negative pledge of other fixed assets. The loans are also guaranteed by the Company's general partner and it's subsidiary which is the general partner of one of the Company's subsidiaries.

     The accompanying balance sheet reflects this refinancing as though it had occurred at September 28, 1997.

                                  APPENDIX A

                                   GLOSSARY



     The terms defined in this Appendix are used throughout this Proxy
Statement.

     Articles of Incorporation. The Articles of Incorporation of the Marketing Company.

     Code. The Internal Revenue Code of 1986, as amended, or any successor statute.

     Declaration of Trust.  The Declaration of Trust of the REIT.

     Delaware RULPA. The Delaware Revised Uniform Limited Partnership Act, as amended, or any successor statute.

     ERISA. The Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     Election. The REIT's election to be taxed as a real estate investment trust under Sections 856 through 860 of the Code.

     Excess Shares. Fifty-five million (55,000,000) shares of stock, par value $0.01 per share, authorized by the Declaration of Trust in excess of the REIT common shares and REIT preferred shares.

     Exchange Act. The Securities Exchange Act of 1934, as amended, or any successor statute.

     Existing Holder. John H. Harvison and any sibling (whether by whole or half blood), spouse, ancestor or lineal descendant thereof.

     Existing Holder Limitation. Provision of the Declaration of Trust that any Existing Holder shall not initially own directly or indirectly more than 30% of the outstanding REIT common shares, or such lesser percentage of the outstanding REIT common shares as the REIT Board may establish from time to time pursuant to the authority expressly vested in the REIT Board by the Declaration of Trust.

     FFP Amended Partnership Agreement. The FFP Partnership Agreement, as amended in the restructuring.

     FFP Partners.  FFP Partners, L.P., a Delaware limited partnership.

     FFP Partnership Agreement. The Amended and Restated Agreement of Limited Partnership of FFP Partners.

     FFP Properties.  FFP Properties, L.P., a Texas limited partnership.

     Harvison Family. John H. Harvison, Chairman of the Board and Chief Executive Officer of FFP Partners Management Company, Inc., of the REIT and of the Marketing Company, members of Mr. Harvison's family, and corporations, partnerships, trusts and other business entities affiliated with Mr. Harvison or his family members.

     IRS.  The Internal Revenue Service.

     Marketing Company. FFP Marketing Company, Inc., a Texas corporation organized to succeed to the assets and operations of FFP Partners, other than the real estate used in its retail operations, pursuant to the restructuring.

     New REIT Securities. Additional shares of capital stock, or rights, options, warrants or convertible or exchangeable securities of the REIT granted, awarded or issued by the REIT after the conversion containing the right to subscribe for or purchase such shares of capital stock.

     Operating Partnership. FFP Operating Partners, L.P., a Delaware limited partnership, 99% owned by FFP Partners.

     Ownership Limitation. The REIT Common Stock Limitation and the REIT Preferred Stock Limitation.

     Percentage Interest. The percentage interest in FFP Partners represented by an FFP unit is equal to the ratio that it bears at the time of such determination of the total number of FFP units outstanding, multiplied by 99%, which is the aggregate percentage interest represented by all of the FFP units.

     Proxy Statement.  This Proxy Statement/Prospectus.

     Record Date. The close of business on December 5, 1997, fixed by FFP's general partner as the date for the determination of FFP unitholders entitled to notice of, and to vote at, the special meeting of FFP unitholders and any adjournment thereof.

     REIT. FFP Real Estate Trust, a Texas real estate investment trust organized to succeed to the real estate holdings of FFP Partners pursuant to the restructuring.

     REIT Common Stock Limitation. Provision in the Declaration of Trust that no person (other than the Existing Holder) may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 4.9% of the number of outstanding REIT common shares.

     REIT Preferred Stock Limitation. Provision in the Declaration of Trust that no person (other than the Existing Holder) may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 4.9% of the number of outstanding shares of any series of REIT preferred shares.

     Registration Statements. The Registration Statements on Form S-4, together with all amendments, supplements and exhibits thereto, filed with the SEC in accordance with the Securities Act by both the REIT and the Marketing Company.

     SEC.  The Securities and Exchange Commission.

     SFAS 109. Financial Accounting Standards Board Statement No. 109 "Accounting for Income Taxes."

     Securities Act. The Securities Act of 1933, as amended, or any successor statute.

     Tax Counsel. Jenkens & Gilchrist, a Professional Corporation, which is tax counsel to FFP Partners.

     TBCA. The Texas Business Corporation Act, as amended, or any successor statute.

     TRA. The Texas Real Estate Investment Trust Act, as amended, or any successor statute.

                                  APPENDIX B

                    AMENDMENTS TO FFP PARTNERSHIP AGREEMENT


                            THIRD AMENDMENT TO THE
                             AMENDED AND RESTATED
                      AGREEMENT OF LIMITED PARTNERSHIP OF
                              FFP PARTNERS, L.P.


     This Third Amendment (this "Amendment") to the Amended and Restated Agreement of Limited Partnership of FFP Partners, L.P. (the "Partnership") is effective as of the 28th day of December, 1997, by and among FFP Partners Management Company, Inc. a Delaware corporation, as the outgoing General Partner of the Partnership ("FFPMC"), FFP Real Estate Trust, a Texas real estate investment trust, as the incoming General Partner (the "REIT") and the Limited Partners of the Partnership as reflected on the records of the Partnership.

     The Partnership was formed by the filing of a certificate of limited partnership with the Secretary of State of Delaware on December 31, 1986. The agreement of limited partnership was amended and restated on May 21, 1987, and further amended by the First Amendment to the Amended and Restated Agreement of Limited Partnership dated August 14, 1989, and the Second Amendment to the Amended and Restated Agreement of Limited Partnership dated July 12, 1991, and as it currently exists is referred to as the "Partnership Agreement." Terms used in this Amendment and not otherwise defined herein shall have the meanings given them in the Partnership Agreement.

     FFPMC is now the General Partner of the Partnership.

     The Board of Directors of FFPMC has approved a restructuring of the Partnership, as a result of which, upon the occurrence of certain later events, the REIT will become the General Partner of the Partnership and Limited Partners will be able to have their Units redeemed for cash or Units of the REIT, in the discretion of the REIT.

     To facilitate the operation and trading of the REIT, to the benefit of the Limited Partners, the Board of Directors of FFPMC has approved these amendments to the Agreement.

     Limited Partners whose Percentage Interests constitute at least the minimum amount of Percentage Interests necessary to approve the amendments have approved the amendments.

     FFPMC, acting on behalf of itself and on behalf of the Limited Partners pursuant to the power of attorney contained in Section 1.4 of the Partnership Agreement, and the REIT, as the incoming General Partner, therefore desire to amend the Amended and Restated Agreement of Limited Partnership pursuant to
Article XV thereof.

     NOW THEREFORE, the Agreement is amended as follows:

1. Article II, "Definitions," is hereby amended by the inclusion of or changes to the following terms:

          "Adoption Date" means the effective date of the REIT's election to be taxed as a real estate investment trust for purposes of the Code, as determined by the Trust Managers of the REIT by duly adopted resolution.

          "Associated Persons" means (i) a Trust Manager, director, officer or employee of the REIT, the General Partner or the Partnership; (ii) any entity in which such Person directly or indirectly owns more than a 10% interest; (iii) any trust or estate in which such Person has a substantial beneficial interest or a to which such Person serves as trustee; or (iv) any member of the immediate family of such Person.

          "Cash Amount" means an amount of cash equal to the REIT Share Price on the Valuation Date of the REIT Shares Amount.

          "Conversion Factor" means 1.0; provided, however, that if the REIT (i)
                                         --------  -------
     declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) subdivides its outstanding REIT Shares or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor then in effect by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend or distribution or the effective date for such subdivision or combination (assuming for such purposes that such dividend or distribution or such subdivision or combination occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend or distribution or the effective date for such subdivision or combination. Any adjustment to the Conversion Factor shall become effective immediately after the record date for such dividend or distribution or the effective date of such subdivision or combination.

          "Declaration of Trust" means the Declaration of Trust of the REIT, as amended from time to time in accordance with its terms.

          "Effective Date" means the date of this Amendment.

          "General Partner" means the REIT, or its successor in its capacity as general partner of the Partnership.

          "Independent Trust Manager" means a Trust Manager who is not an employee of the REIT or of any Affiliate of the REIT.

          "New Securities" means (i) for the Partnership, any additional Partnership Interests or rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase Partnership Interests issued after the Effective Date and (ii) for the REIT, any additional REIT Shares (other than REIT Shares issued pursuant to Section 7.6) or rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase REIT Shares issued after the Effective Date.

          "Operating Partnership" means FFP Properties, L.P. and any other partnerships, corporations, limited liability companies or other entities through which the Partnership does business.

          "Properties" means interests in the Operating Partnership and other interests in real property acquired by the Partnership from time to time.

          "QRS" means any "qualified REIT subsidiary" as defined in Section 856(i)(2) of the Code.

          "Redeeming Partner" has the meaning set forth in Section 7.6(a).

          "Redemption Amount" means the Cash Amount or REIT Shares Amount, as determined by the General Partner in its sole and absolute discretion. A Redeeming Partner shall have no right, without the REIT's consent, to receive the Redemption Amount in the form of the REIT Shares Amount.

          "Redemption Notice" means the Redemption Notice substantially in the form of Exhibit A to this Agreement.
             ---------

          "Redemption Right" shall have the meaning set forth in Section 7.6(a).

          "Real Estate Investment Trust" means a real estate investment trust under section 856 of the Code.

          "REIT" means FFP Real Estate Trust, a Texas real estate investment trust.

          "REIT Common Share" means common shares, par value $0.01 of the REIT.

          "REIT Preferred Share" means preferred shares, par value $0.01 of the REIT

          "REIT Share" means either a REIT Common Share or a REIT Preferred Share, as the context requires.

          "REIT Share Price" means, as of any date of determination (a) if the REIT Shares are listed or admitted to trading on one or more National Securities Exchanges, the average of the last reported sale price per REIT Share regular way, or, in case no such reported sale has taken place on any such day, the average of the last reported bid and asked prices per REIT Share regular way, in either case on the principal National Securities Exchange on which the REIT Shares are listed or admitted to trading, for the four trading days immediately preceding the date of determination, (b) if the REIT Shares are not listed or admitted to trading on a National Securities Exchange but are quoted on NASDAQ, the average of the closing bid price per REIT Share for the four trading days immediately preceding such date of determination, as furnished by the National Quotation Bureau Incorporated, or other such nationally recognized quotation service as may be selected by the General Partner for such purpose if said Bureau is not at the time furnishing quotations, or (c) if the REIT Shares are not listed for trading on a National Securities Exchange or quoted by NASDAQ, an amount equal to the fair market value of a REIT Share as of such date of determination, as determined by the General Partner using any reasonable method of valuation.

          "REIT Shares Amount" shall mean a number of REIT Shares equal to the product of the number of Shares offered for redemption by a Redeeming Partner, multiplied by the Conversion Factor; provided, however, that if
                                                   --------  -------
     the REIT issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase the REIT Shares or any other securities or property, the value of which is not included in the value of the REIT Shares (collectively, the "Rights") then the REIT Shares Amount shall also include the Rights that a holder of that number of REIT Shares would be entitled to receive.

          "REIT Termination Date" means the first day after the date on which at least a majority of the Independent Trust Managers determine by duly adopted resolution that it is no longer in the best interests of the REIT to attempt to qualify as a real estate investment trust.

          "Specified Redemption Date" means the tenth Business Day after receipt by the General Partner of a Redemption Notice.

          "Trust Managers" means the trust managers of the REIT, as elected and qualified from time to time.

          "Valuation Date" means the date of receipt by the REIT of a Redemption Notice or, if such date is not a Business Day, the first Business Day thereafter.

2. Article II, "Definitions," shall be amended, on the Adoption Date, by deleting the definition "Unit Price" in its entirety and, thereafter, all references in the Partnership Agreement to Unit Price shall be deemed to be references to REIT Share Price.

3. Article III, "Purpose," is hereby deleted in its entirety and replaced by the following:

          "(a) Purpose. The purpose and business of the Partnership shall be any business which may be lawfully conducted by a limited partnership organized pursuant to the Delaware Act, including, without limitation, directly or indirectly, the (i) owning, operating, maintaining, administering, developing, holding, improving, rehabilitating, redeveloping, renovating, expanding, leasing, mortgaging, selling, exchanging, disposing of, and generally dealing in and with, real estate and related assets and any other property owned by the Partnership, (ii) financing or refinancing for any of the foregoing purposes, or for any other purpose in furtherance of, or necessary, convenient, or incidental to the business or requirements of the Partnership, (iii) seeking to acquire, acquiring, obtaining options or other rights to acquire (pursuant to a purchase for cash and/or other consideration, exchange, merger, contribution to the capital of the Partnership, or otherwise) interests in, or in Persons owning, or owning an interest or interests in property or properties in anticipation of developing same, or any other property as shall be specifically, in all such cases, designated from time to time by the REIT, (iv) holding an interest as a partner (general and/or limited), member or shareholder in a management leasing, development, administrative or other service company, including interests incidental to such interests, and (v) engaging in any other activities (including the ownership of property that is in furtherance of or necessary or incidental or related to any of the foregoing).

          (b) Real Estate Investment Trust Requirements. Notwithstanding anything to the contrary contained in this Agreement, from the Adoption Date and until the REIT Termination Date and for so long as the REIT is a Partner, the Partnership shall operate in such a manner and the Partnership shall take or omit to take all actions as may be necessary (including making appropriate distributions from time to time), so as to permit the REIT (i) to continue to qualify as a Real Estate Investment Trust under Sections 856 through 860 of the Code so long as such requirements exist and as such provisions may be amended from time to time, or corresponding provisions of succeeding law (the "REIT Requirements"), and (ii) to minimize its exposure to the imposition of an excise tax under Section 4981(a) of the Code or a tax under Section 857(b) of the Code, so long as such taxes may be imposed and as such provisions may be amended from time to time, or corresponding provisions of succeeding law, each of (i) and
     (ii) to at all times be determined (a) as if the REIT's sole asset is its Partnership Interest, and (b) without regard to the action or inaction of the REIT with respect to distributions (by way of dividends or otherwise) and the timing thereof."

4.   Article IV, "Capital Contributions," is hereby amended to include a new
Section 4.11 in its entirety as follows:

     "4.11  New Securities.  Notwithstanding anything to the contrary in this
Agreement:

               (a) New Securities of the Partnership may not be issued to the General Partner unless either (1)(A) the New Securities of the Partnership are issued in connection with the grant, award or issuance of New Securities of the REIT that have designations, preferences and other rights such that the economic interests attributable to such New Securities of the REIT are substantially similar to the designations, preferences and other rights of the New Securities of the Partnership issued to the REIT and (B) the REIT shall make a capital contribution to the Partnership in an amount equal to the proceeds, if any, raised in connection with the issuance of such New Securities of the REIT (subject to actual or deemed reimbursement of any expenses, including underwriting discount, commissions, or fees by the Partnership to the General Partner pursuant to Section 6.5), or (2) the New Securities of the Partnership are issued to all Partners in proportion to their respective Percentage Interests in the Partnership.

               (b) The REIT may not grant, award or issue New Securities of the REIT other than to all holders of REIT Shares unless (i) the REIT shall cause the Partnership to issue to the REIT New Securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially the same as those of the New Securities of the REIT; and (ii) the REIT makes a capital contribution to the Partnership of the proceeds from the grant, award or issuance of such New Securities of the REIT (subject to actual or deemed reimbursement of any expenses, including underwriting discount, commission or fees by the Partnership to the REIT pursuant to Section 6.5). Without limiting the foregoing, the REIT is expressly authorized to grant, award or issue New Securities for less than fair market value, and to cause the Partnership to issue to the REIT corresponding Partnership Interests, so long as the REIT concludes in good faith that such issuance is in the best interests of the Partnership."

5.   Article V, "Allocation and Distribution," is hereby amended as follows:

     Section 5.1(a) is hereby replaced in its entirety with the following:

     "For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, except as otherwise provided in this
Section 5.1, Operating Income, Operating Loss, and all items of income gain, loss and deduction from a Terminating Capital Transaction recognized during a fiscal year of the Partnership shall be allocated among the Partners in accordance with their respective Percentage Interests."

     Section 5.3(a) is hereby replaced in its entirety with the following:

     "(a) The General Partner may from time to time in its sole discretion cause the Partnership to distribute cash, Units, and other property to the Partners in accordance with their Percentage Interests; provided, however, that the proceeds from a Terminating Capital Transaction shall be distributed solely in accordance with Article XIV, after the allocation of any item of income, gain, loss or deduction with respect thereto and concomitant adjustment in the Partners' Capital Accounts as a result thereof. Notwithstanding the foregoing, from the Adoption Date and until the REIT Termination Date, the REIT shall use its best efforts to cause the Partnership to distribute sufficient amounts of cash to the REIT to enable the REIT to pay shareholder dividends that will (a) satisfy the distribution requirements for qualification as a Real Estate Investment Trust as set forth in Section 857 of the Code and (b) avoid any federal income or excise tax liability being imposed on the REIT by the Code; provided, however, that in
                                                     --------  -------
no event may a Partner receive a distribution of cash with respect to a Unit if such Partner is entitled to receive a distribution of such cash with respect to a REIT Share for which such Unit has been redeemed or exchanged."

     Sections 5.3(c) and (d) are hereby deleted in their entirety.

     Effective on the Adoption Date, Section 5.3(e) is deleted in its entirety.

6. Article VI, "Management and Operation of Business," is hereby amended as follows:

     The following is hereby added at the end of Section 6.1(a):

"and (xiii) the taking of any such other action, executing, acknowledging, swearing to or delivering such other documents or instruments, and performing any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with allowing the REIT at all times to qualify as a Real Estate Investment Trust from the Adoption Date to the REIT Termination Date) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act."

     Section 6.5(b) is hereby replaced in its entirety with the following:

     "(b) The REIT shall be reimbursed for all expenses, disbursements and advances incurred or made in connection with the organization and/or reorganization of the Partnership, the Operating Partnership and/or the REIT, the qualification of the Partnership, the Operating Partnership, the REIT and/or the General Partner to do business, any initial or subsequent offering of REIT Shares by the REIT and any other issuance of additional Partnership Interests, REIT Shares or New Securities."

     The next to last sentence of Section 6.5(c) is hereby replaced with the following:

     "The Limited Partners acknowledge that the REIT's sole business is the ownership of Partnership Interests and related assets in connection with the operation of the Partnership and that all of the REIT's expenses are incurred for the benefit of the Partnership."

     Section 6.5(d) is hereby replaced in its entirety with the following:

     "(d) The REIT in its sole discretion and without the approval of the Limited Partners may propose and adopt benefit plans, including plans involving the issuance of Partnership Interests, for the benefit of employees of the General Partner, the REIT, the Operating Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the REIT or the Operating Partnership."

     Section 6.6 (a) is hereby replaced in its entirety with the following:

     "(a) Other than by means of the REIT, the Partnership and the REIT's interest in other Persons, including the Operating Partnership, no executive officer of the General Partner, nor any Person in which such executive officer directly or indirectly holds a controlling interest, may own, operate or manage, or have any equity interest in any Person owning, operating or managing convenience stores or retail gasoline facilities, unless such ownership or operation is first approved by a majority of the disinterested directors of the General Partner. The foregoing shall not be deemed to apply to the ownership by any executive officer or any member of his family of equity securities of any publicly-held entity in the same or similar business as the REIT, the Partnership or the Operating Partnership, provided such equity ownership by any such Person does not exceed 10% of the total outstanding voting securities of such entity.

     The following Subsections are added in their entirety:

     "(c) Notwithstanding Subsections (a) and (b) of this Section 6.6, the REIT may engage in any and all activities required by, and relating to, the exchange of ownership on the Effective Date.

     (d) During the term of the Partnership, the REIT shall not directly or indirectly enter into or conduct any business, other than as the General Partner or a Limited Partner and the management of the business of the Partnership, and such activities as are incidental thereto, and the REIT shall not directly or indirectly enter into or conduct any business other than in connection with the making of loans or guarantee of loans made to the Partnership as set forth in
Section 6.8, the ownership, acquisition or disposition of Partnership Interests as a General Partner or as a Limited Partner, the ownership of the stock of one or more QRSs as may be necessary to facilitate acquisitions by or loans for the Partnership and such activities as are incidental thereto or to the business of the REIT, the Partnership or any QRS. The REIT shall not incur any indebtedness for borrowed money unless the proceeds from such borrowing are reloaned to the Partnership on the same terms and conditions as the borrowing by the REIT. The REIT shall not own any assets other than Partnership Interests as a General Partner or as a Limited Partner and debt obligations of the Partnership, stock and debt obligations of one or more QRSs formed for the purposes set forth above and such bank accounts and similar instruments as may be necessary to carry out the responsibilities set forth in its organizational documents as in effect on the Effective Date of this Agreement.

     (e) During the term of the Partnership, the REIT will not engage in any action that would result in the REIT owning any real estate or improvements thereon other than through the Partnership (or through an interest in any Person that is directly or indirectly owned or controlled by the Partnership and, except to the extent that the formation of one or more QRSs is required to cause such Person to be classified as a partnership for federal income tax purposes, the REIT's entire economic interest in such Person is owned through the Partnership) or conduct any business other than directly or indirectly through the Partnership.

     (f) If the REIT purchases REIT Shares, then the REIT shall cause the Partnership to purchase from the REIT that number of Units equal to the product of the number of REIT Shares to be purchased by the REIT (and/or the General Partner) multiplied by the Conversion Factor on the same terms and for the same aggregate price that the REIT purchased such REIT Shares."

     The following Section 6.12(c) is hereby added in its entirety:

     "(c) From the Adoption Date and until the REIT Termination Date, notwithstanding any other provisions of this Agreement or the Act, any action of the REIT on behalf of the Partnership or any decision of the REIT to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the REIT to qualify as a real estate investment trust or (ii) to allow the REIT to avoid incurring any liability for taxes under Section 857 or
Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners."

     Section 6.14, "Maintenance of Net Worth" is hereby deleted in its entirety

7. Article VII, "Rights and Obligations of Limited Partners," is hereby amended to include a new Section 7.6 in its entirety as follows:

     7.6  Redemption Rights.

     "(a) (i) Except as provided in Sections 7.6 (b) and (c) and except as may otherwise be prohibited by the Securities Act, on or at any time after the Adoption Date and until the REIT Termination Date, each Limited Partner, other than the REIT shall have the right (the "Redemption Right") to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Units held by such Limited Partner at a redemption price equal to, and in the form of the Cash Amount to be paid by the Partnership. The Redemption Right shall be exercised pursuant to a Redemption Notice (a form of which is attached as Exhibit A hereto) delivered to the REIT by the Limited Partner who is
   ---------
exercising the Redemption Right (the "Redeeming Partner"); provided, however,
                                                           --------  -------
that the Partnership shall not be obligated to satisfy such Redemption Right if the REIT purchases the Units subject to the Redemption Notice pursuant to
Section 7.6(a)(ii). A Limited Partner may not exercise the Redemption Right for less than 100 Units or, if such Limited Partner holds less than 100 Units, all of the Units held by such Limited Partner. The Redeeming Partner shall have no right, with respect to any Units so redeemed, to receive any distributions paid after the Specified Redemption Date if the Partnership Record Date for that distribution is after the Specified Redemption Date. The Assignee of any Limited Partner may exercise the rights such Limited Partner has pursuant to this Section 7.6(a)(i) (in which case the Assignee will be the "Redeeming Partner" for the purposes of the rights and restrictions contained in this
Section 7.6) and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Limited Partner's Assignee. In connection with any exercise of such rights by such Assignee on behalf of such Limited Partner, the Redemption Amount shall be paid by the Partnership directly to such Assignee and not to such Limited Partner.

          (ii) Notwithstanding the provisions of Section 7.6(a)(i), a Limited Partner or Assignee who exercises a Redemption Right shall be deemed to have offered to sell the Units described in the Redemption Notice to the REIT, and the REIT may, in its sole and absolute discretion, assume directly and satisfy a Redemption Right by paying to the Redeeming Partner the Redemption Amount on the Specified Redemption Date, whereupon the REIT shall acquire the Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Units. If the REIT shall exercise its right to satisfy the Redemption Right in the manner described in the preceding sentence, the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of the Redemption Right and each of the Redeeming Partner and the Partnership, shall treat the transaction between the REIT and the Redeeming Partner as a sale of the Redeeming Partner's Partnership Units to the REIT for federal income tax purposes. Each Redeeming Partner agrees to execute such documents as the REIT may reasonably require in connection with the issuance of REIT Shares upon the Partner's exercise of the Redemption Right. If the REIT elects to assume and satisfy the Redemption Right, the REIT may deliver REIT Shares as payment of the Redemption Amount to the Limited Partner only if the REIT Shares are registered for sale to the public under applicable securities laws, to the extent required.

          (iii) Notwithstanding the provisions of Section 7.6(a)(i),a Limited Partner or Assignee shall not be entitled to exercise a Redemption Right pursuant to Section 7.6(a)(i) if the delivery of REIT Shares to such Limited Partner or Assignee by the REIT on the Specified Redemption Date pursuant to
Section 7.6(a)(ii) (regardless of whether the REIT would, in fact, exercise its rights under Section 7.6(a)(ii)) would cause such Limited Partner or Assignee to violate the Ownership Limit or any other terms of the REIT's Declaration of Trust. The REIT, in its sole and absolute discretion, however, may elect to acquire such Units in exchange for the Cash Amount attributable to such Units.

          (iv) Notwithstanding the provisions of Section 7.6(a)(i), a Limited Partner or Assignee shall not be entitled to exercise the Redemption Right pursuant to Section 7.6(a)(i) if the delivery of REIT Shares to such Limited Partner or Assignee by the REIT on the Specified Redemption Date pursuant to
Section 7.6(a)(ii) (regardless of whether the REIT would, in fact, exercise its rights under Section 7.6(a)(ii)) would be prohibited under applicable law.

          (v) If the Redemption Right is satisfied by the REIT by the delivery of REIT Shares, the Redeeming Partner shall be deemed to become a holder of REIT Shares as of the close of business on the Specified Redemption Date.

     (b) Each Limited Partner and Assignee covenants and agrees with the REIT that all Units delivered for redemption shall be delivered to the Partnership or the REIT free and clear of all liens, and should any liens exist or arise with respect to such Units, neither the Partnership, nor the REIT shall be under any obligation to acquire the same. Each Limited Partner and Assignee further agrees that, if any state or local property transfer tax is payable as a result of the transfer of its Units to the Partnership or the REIT, such Limited Partner or Assignee shall assume and pay such transfer tax, and neither the Partnership nor the REIT shall have any obligation to complete the transfer until such transfer tax has been paid.

     (c) If more than one Unit shall be redeemed for REIT Shares at the same time by the same Redeeming Partner, the number of full REIT Shares that shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of REIT Shares represented by the Units so presented. If any fraction of a REIT Share would be issuable upon the redemption of any Units, the Partnership or the REIT shall pay an amount in cash equal to the value of a REIT Share multiplied by such fraction.

     (d) Nothing contained in this Agreement shall be construed as conferring upon the holders of the Units the right to vote or to receive dividends or other distributions or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of Trust Managers or any other matter, or any rights whatsoever as shareholders of the REIT prior to the issuance of REIT Shares on the Specified Redemption Date. The REIT hereby agrees to reserve for issuance sufficient REIT Shares to satisfy the Redemption Amount for all Limited Partners."

8. Article XI, "Transfer of Interests" is hereby amended by adding the following Sections in their entirety as follows:

     "11.9 Restrictions on Transfer of Units. Notwithstanding the terms of this Article XI, after the date to be set forth by the Board of Trust Managers (such date to be no earlier than the Adoption Date,) no outstanding Unit may be sold, pledged, hypothecated or otherwise transferred to any Person, other than to the REIT or the Partnership pursuant to Section 7.6, or a pledge, hypothecation or encumbrance of Units by the REIT unless, prior to such transfer, such Unit is exchanged for REIT Shares pursuant to the terms of
Section 7.6.

     Section 11.10 Restrictions on Ownership, Transfer, Acquisition and Redemption of Units.

     (a) Sections 11.10 through 11.15 hereof shall be in effect until the Adoption Date, after which date Sections 11.9 through 11.15 shall apply.

     (b) Definitions. For purposes of Sections 11.10 and 11.11, the following terms shall have the following meanings:

         "Acquire" shall mean the acquisition of Beneficial or Constructive Ownership of Units by any means, including, without limitation, the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire Units, but shall not include the acquisition of any such rights unless, as a result, the acquiror would be considered a Constructive Owner. The terms "Acquires" and "Acquisition" shall have correlative meanings.

          "Beneficiary" shall mean a beneficiary of the Excess Units Trust as determined pursuant to paragraph (a) of Section 11.11.

          "Closing Price" on any day shall mean the last sale price, regular way on such day, or, if no such sale takes place on that day, the average of the closing bid and asked prices, regular way, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange, or if the affected class or series of Units is not so listed or admitted to trading on the American Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which the affected class or series of Units is listed or admitted to trading or, if the affected class or series of Units is not so listed or admitted to trading, the last quoted price or, if not quoted, the average of the high bid and low asked prices on NASDAQ or any other nationally recognized automated quotation system then in use, or, if the affected class or series of Units is not so quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker selected by the General Partner making a market in the affected class or series of Units, or, if there is no such market maker or such closing prices otherwise are not available, the fair market value of the affected class or series of Units as of such day, as determined by the General Partner in its discretion.

          "Constructive Ownership" shall mean ownership of Units by a Person who would be treated as an owner of such Units, either actually or constructively, directly or indirectly, through the application of Section 318 of the Code, as modified by Section 7704(d)(3)(B) thereof. The terms "Constructive Owner," "Constructively Own," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

          "Conversion Date" shall mean the first date that limited partners of FFP Partners, L.P. are permitted or required to exchange units of FFP Partners, L.P. for REIT Common Shares.

          "Excess Units" shall mean Units exchanged as provided in paragraph (d) of this Section 11.10.

          "Excess Units Trust" shall mean the trust created pursuant to paragraph (a) of Section 11.11.

          "Excess Units Trustee" shall mean the Partnership as trustee for the Excess Units Trust, and any successor trustee appointed by the Trust.

          "Market Price" on any day shall mean the average of the Closing Prices for the ten (10) consecutive Trading Days immediately preceding such day (or those days during such 10-day period for which Closing Prices are available).

          "Ownership Limit" shall mean 4.9 percent of the outstanding Units of the Partnership.

          "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

          "Purported Beneficial Holder" shall mean, with respect to any event or transaction other than a purported Transfer or Acquisition which results in Excess Units, the Person for whom the applicable Purported Record Holder held the Units that were, pursuant to paragraph (c) of this Section 11.10, automatically exchanged for Excess Units upon the occurrence of such event or transaction. The Purported Beneficial Holder and the Purported Record Holder may be the same Person.

          "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer or Acquisition which results in Excess Units, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Units if such Transfer or Acquisition had been valid under paragraph
(c) of this Section 11.10. The Purported Beneficial Transferee and the Purported Record Transferee may be the same Person.

          "Purported Record Holder" shall mean, with respect to any event or transaction other than a purported Transfer or Acquisition which results in Excess Units, the record holder of the Units that were, pursuant to paragraph
(c) of this Section 11.10, automatically exchanged for Excess Units upon the occurrence of such an event or transaction. The Purported Record Holder and the Purported Beneficial Holder may be the same Person.

          "Purported Record Transferee" shall mean, with respect to any purported Transfer or Acquisition which results in Excess Units, the record holder of the Units if such Transfer had been valid under paragraph (b) of this
Section 11.10. The Purported Record Transferee and the Purported Beneficial Transferee may be the same Person.

          "Trading Day" shall mean a day on which the principal national securities exchange on which the affected class or series of Units is listed or admitted to trading is open for the transaction of business or, if the affected class or series of Units is not listed or admitted to trading, shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          "Transfer" shall mean any sale, transfer, gift, hypothecation, assignment, devise or other disposition of a direct or indirect interest in Units or the right to vote or receive dividends on Units (including (i) the granting of any option (including any option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Units or the right to vote or receive dividends on Units or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Units, whether voluntary or involuntary, of record, constructively or beneficially, and whether by operation of law or otherwise. The terms "Transfers," "Transferred" and "Transferable" shall have correlative meanings.

     (c)  Ownership and Transfer Limitations.

          (i) Notwithstanding any other provision of this Partnership Agreement, except as provided in paragraph (j) of this Section 11.10 and Section 11.11, from and after the Effective Date, no Person other than the REIT shall Constructively Own Partnership Units in excess of the Ownership Limit.

          (ii) Notwithstanding any other provision of this Partnership Agreement, except as provided in paragraph (j) of this Section 11.10 and Section 11.12, from and after the Effective Date, any Transfer, Acquisition, change in the capital structure of the Partnership, or other purported change in Constructive Ownership of Units or other event or transaction that, if effective, would result in any Person other than the REIT Constructively Owning Units in excess of the applicable Ownership Limit shall be void ab initio as to the Transfer, Acquisition, change in the capital structure of the Partnership, or other purported change in Constructive Ownership or other event or transaction with respect to that number of Units which would otherwise be Constructively Owned by such Person in excess of the applicable Ownership Limit, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder, as applicable, shall acquire any rights in that number of Units.

          (iii) Notwithstanding any other provision of this Partnership Agreement, except as provided in Section 11.10(j), from and after the Effective Date, any Transfer, Acquisition, change in capital structure of the Partnership, or other purported change in Constructive Ownership of Units or other event or transaction that, if effective, would (i) cause the Partnership to own (directly or Constructively) an interest in a tenant, the rents received or accrued from whom would not qualify as rents from real property under Section 7704(c)(3) and
(ii) cause the Partnership to fail to satisfy any of the gross income requirements of Section 7704(c)(3) of the Code, shall be void ab initio as to the Transfer, Acquisition, change in capital structure of the Partnership, or other purported change in Constructive Ownership or other event or transaction with respect to that number of Units which would cause the Partnership to own an interest (directly or Constructively) in a tenant, the rents received or accrued from whom would not qualify as rents from real property under Section 7704(c)(3), and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Units.

     (d)  Exchange for Excess Units.

          (i) If, notwithstanding the other provisions contained in this Article XI, at any time from and after the Effective Date, there is a purported Transfer, Acquisition, change in the capital structure of the Partnership, or other purported change in the Constructive Ownership of Units or other event or transaction such that any Person would Constructively Own Units in excess of the applicable Ownership Limit or then, except as otherwise provided in paragraph
(j) of this Section 11.10, such number of Units (rounded up to the next whole number of Units) in excess of the applicable Ownership Limit automatically shall be exchanged for an equal number of Excess Units having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article XI requires different terms. Such exchange shall be effective as of the close of business on the business day next preceding the date of the purported Transfer, Acquisition, change in capital structure, or other purported change in Constructive Ownership of Units or other event or transaction.

          (ii) If, notwithstanding the other provisions contained in this
Article XI, at any time from and after the Effective Date, there is a purported Transfer, Acquisition, change in the capital structure of the Partnership, or other purported change in Constructive Ownership of Units or other event or transaction which, if effective, would result in a violation of any of the restrictions described in subparagraphs (ii) or (iii) of paragraph (c) of this
Section 11.10 or, directly or indirectly, would for any reason cause the Partnership to fail to be classified as a partnership under the Code, then the number of Units (rounded up to the next whole number of Units) being Transferred or Acquired or which are otherwise affected by the change in capital structure or other purported change in Constructive Ownership or other event or transaction and which would result in a violation of any of the restrictions described in subparagraphs (ii) and (iii) of paragraph (c) of this Section 11.10 or, directly or indirectly, would for any reason cause the Partnership to fail to be classified as a partnership under the Code, automatically shall be exchanged for an equal number of Excess Units having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article XI requires different terms. Such exchange shall be effective as of the close of business on the business day prior to the date of the purported

Transfer, Acquisition, change in capital structure, or other purported change in Constructive Ownership or other event or transaction.

         (iii)  The General Partner recognizes that Section 11.10(d)(i) or
Section 11.10(d)(ii) may become operative because of the purported ownership of Units by two or more (i) partners of a partnership, (ii) shareholders of a corporation or (iii) members of any other Person. In such event, the General Partner shall have the authority in its sole, complete and absolute discretion to determine the number of Units and the identity of the Units of each partner, shareholder or member that automatically shall be exchanged for an equal number of Excess Units.

     (e) Remedies For Breach. If the General Partner or its designee shall at any time determine in good faith that a Transfer, Acquisition, or change in the capital structure of the Partnership or other purported change in Constructive Ownership or other event or transaction has taken place in violation of paragraph (c) of this Section 11.10 or that a Person intends to Acquire or has attempted to Acquire Constructive Ownership of any Units in violation of paragraph (c) of this Section 11.10, the General Partner or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, Acquisition, or change in the capital structure of the Partnership, or other attempt to Acquire Constructive Ownership of any Units or other event or transaction, including, but not limited to, refusing to give effect thereto on the books of the Partnership or instituting injunctive proceedings with respect thereto; provided, however, that any Transfer, Acquisition, change in the capital structure of the Partnership, attempted Transfer, or other attempt to Acquire Constructive Ownership of any Units or event or transaction in violation of subparagraphs (ii) or (iii) of paragraph
(c) of this Section 11.10 (as applicable) shall be void ab initio and, where applicable, automatically shall result in the exchange described in paragraph
(d) of this Section 11.10, irrespective of any action (or inaction) by the General Partner or its designee.

     (f) Notice of Restricted Transfer. Any Person who Acquires or attempts to Acquire Constructive Ownership of Units in violation of paragraph (c) of this
Section 11.10 and any Person who Constructively Owns Excess Units as a transferee of Units resulting in an exchange for Excess Units, pursuant to paragraph (c) of this Section 11.10, or otherwise, immediately shall give written notice to the Partnership, or, in the event of a proposed or attempted Transfer or Acquisition or purported change in Constructive Ownership, shall give at least fifteen (15) days prior written notice to the Partnership, of such event and shall promptly provide to the Partnership such other information as the Partnership, in its sole discretion, may request in order to determine the effect, if any, of such Transfer, attempted Transfer, Acquisition, attempted Acquisition or other purported change in Constructive Ownership on the Partnership's status as a partnership under the Code.

     (g) Owners Required To Provide Information.  From and after the Effective
Date:

         (i) Every Constructive Owner of more than 5 percent, or such lower percentage or percentages as determined pursuant to regulations under the Code or as may be requested by the General Partner in its sole discretion, of the outstanding Units of any class or series of Units of the Partnership annually shall, no later than January 31 of each calendar year, give written notice to the Partnership stating (i) the name and address of such Constructive Owner;
(ii) the number of Units of each class or series of Units Constructively Owned; and (iii) a description of how such Units are held. Each such Constructive Owner promptly shall provide to the Partnership such additional information as the Partnership, in its sole discretion, may request in order to determine the effect, if any, of such Constructive Ownership on the Partnership's status as a partnership under the Code and to ensure compliance with the applicable Ownership Limit and other restrictions set forth herein.

         (ii) Each Person who is a Constructive Owner of Units and each Person (including the shareholder of record) who is holding Units for a Constructive Owner promptly shall provide to the Partnership such information as the Partnership, in its sole discretion, may request in order to determine the Partnership's status as a partnership under the Code, to comply with the requirements of any taxing authority or other governmental agency, to determine any such compliance or to ensure compliance with the applicable Ownership Limit and other restrictions set forth herein.

     (h) Remedies Not Limited.  Nothing contained in this Article XI except
Section 11.10(j) hereof shall limit the scope or application of the provisions of this Section 11.10, the ability of the Partnership to implement or enforce compliance with the terms thereof or the authority of the General Partner to take any such other action or actions as it may deem necessary or advisable to protect the Partnership and the interests of its Unitholders by preservation of the Partnership's status as a partnership under the Code and to ensure compliance with the applicable Ownership Limit and other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Partnership.

     (i) Ambiguity. In the case of ambiguity in the application of any of the provisions of this Section 11.10, including any definition contained in paragraph (b) hereof, the General Partner shall have the power and authority, in its sole discretion, to determine the application of the provisions of this
Section 11.10 with respect to any situation, based on the facts known to it.

     (j) Exceptions. The General Partner, upon receipt of a ruling from the Internal Revenue Service, an opinion of counsel, or other evidence satisfactory to the General Partner, in its sole discretion, in each case to the effect that the restrictions contained in subparagraphs (iii) of paragraph (c) of this
Section 11.10 will not be violated, may waive or change, in whole or in part, the application of the applicable Ownership Limit with respect to any Person that Constructively Owned at least 4.9% of any class of the outstanding Units at or concurrently with the Effective Date. In connection with any such waiver or change, the General Partner may require such representations and undertakings from such Person or affiliates and may impose such other conditions, as the General Partner deems necessary, advisable or prudent, in its sole discretion, to determine the effect, if any, of the proposed transaction or ownership of Units on the Partnership's status as a partnership under the Code.

     (k) Increase in Ownership Limit. The General Partner is hereby expressly vested with the full power and authority from time to time to increase the Ownership Limit. No such increase shall constitute or be deemed to constitute an amendment of this Partnership Agreement, and shall take effect automatically without any action on the part of any Unitholder as of the date specified by the General Partner that is subsequent to the General Partner's resolution approving and effecting such reduction.

     (l) Legend. From and after the Effective Date, each certificate for Units shall bear substantially the following legend:

               "The securities represented by this certificate are subject to the restrictions on transfer and ownership for the purpose of maintenance of the status as a partnership under the Internal Revenue Code of 1986, as amended (the "Code"). Except as otherwise provided pursuant to the Partnership Agreement of the Partnership, no Person may (i) Constructively Own Units of the Partnership in excess of 4.9 percent of the outstanding Units or (ii) Constructively Own Units (of any class or series) which would cause the Partnership to fail to qualify as a partnership for federal income tax purposes under any applicable Code Section, including, without limitation, Section 7704 of the Code. Any Person who has Constructive Ownership, or who Acquires or attempts to Acquire Constructive Ownership of Units in excess of the above limitations and any Person who Constructively Owns Excess Units as a transferee of Units resulting in an exchange for Excess Units (as described below) immediately must notify the Partnership in writing or, in the event of a proposed or attempted Transfer or Acquisition or purported change in the Constructive Ownership, must give written notice to the Partnership at least fifteen (15) days prior to the proposed or attempted transfer, transaction or other event. Any Transfer or Acquisition of Units or other event which results in violation of the ownership or transfer limitations set forth in the Partnership Agreement of the Partnership, shall be void ab initio and the Purported Beneficial and Record Transferee shall not have or acquire any rights in such Units. If the transfer and ownership limitations referred to herein are violated, the Units represented hereby automatically will be exchanged for Excess Units to the extent of violation of such limitations, and such Excess Units will be held in trust by the Partnership, all as provided by the Partnership Agreement of the Partnership. All defined terms used in this legend have the meanings identified in the Partnership Agreement of the Partnership, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each Unitholder who so requests."

 Section 11.11  Excess Units.

 (a) Ownership In Partnership. Upon any purported Transfer, Acquisition, change in the capital structure of the Partnership, or other purported change in the Constructive Ownership or event or transaction that results in Excess Units pursuant to paragraph (d) of Section 11.10, such Excess Units shall be deemed to have been transferred to the Partnership, as Excess Units Trustee of an Excess Units Trust for the benefit of such Beneficiary or Beneficiaries to whom an interest in such Excess Units may later be transferred pursuant to paragraph
(e) of this Section 11.11. Excess Units so held in trust shall be issued and outstanding Units of the Partnership. The Purported Record Transferee (or Purported Record Holder) shall have no rights in such Excess Units except the right to designate a transferee of such Excess Units upon the terms specified in paragraph (e) of this Section 11.11. The Purported Beneficial Transferee (or Purported Beneficial Holder) shall have no rights in such Excess Units except as provided in paragraphs (c) and (e) of this Section 11.11.

     (b) Distribution Rights. Excess Units shall not be entitled to any distributions (except as provided in Paragraph (c) of this Section 11.11). Any distribution paid prior to the discovery by the Partnership that the Units have been exchanged for Excess Units shall be repaid to the Partnership upon demand, and any distribution declared but unpaid at the time of such discovery shall be void ab initio with respect to such Excess Units.

     (c)  Rights Upon Liquidation.

          (i) Except as provided below, in the event of any voluntary or involuntary liquidation, dissolution or winding up, or any other distribution of the assets, of the Partnership, each holder of Excess Units resulting from the exchange of preferred Units of any specified series shall be entitled to receive, ratably with each other holder of Excess Units resulting from the exchange of preferred Units of such series and each holder of preferred Units of such series, such accrued and unpaid dividends, liquidation preferences and other preferential payments, if any, as are due to holders of preferred Units of such series. In the event that holders of Units of any series of preferred Units are entitled to participate in the Partnership's distribution of its residual assets, each holder of Excess Units resulting from the exchange of preferred Units of any such series shall be entitled to participate, ratably with (i) each other holder of Excess Units resulting from the exchange of preferred Units of all series entitled to so participate; (ii) each holder of preferred Units of all series entitled to so participate; and (iii) each holder of other Units and Excess Units resulting from the exchange of other Units (to the extent permitted by paragraph (d) of Section 11.10 hereof), that portion of the aggregate assets available for distribution (determined in accordance with applicable law) as the number of such Excess Units held by such holder bears to the total number of (i) outstanding Excess Units resulting from the exchange of preferred Units of all series entitled to so participate; (ii) outstanding preferred Units of all series entitled to so participate; and (iii) other outstanding Units and Excess Units resulting from the exchange of other Units. The Partnership, as holder of Excess Units in trust, or, if the Partnership shall have been dissolved, any trustee appointed by the Partnership prior to its dissolution, shall distribute ratably to the Beneficiaries of the Excess Units Trust, when determined, any such assets received in respect of the Excess Units in any liquidation, dissolution or winding up, or any distribution of the assets, of the Partnership. Anything to the contrary herein notwithstanding, in no event shall the amount payable to a holder with respect to Excess Units resulting from the exchange of preferred Units exceed (i) the price per share such holder paid for the preferred Units in the purported Transfer, Acquisition, change in capital structure, or other transaction or event that resulted in the Excess Units or the price per share such holder paid for the preferred Units that were exchanged for the Excess Units or (ii) if the holder did not give full value for such Excess Units (as through a gift, devise or other event or transaction), a price per share equal to the Market Price for the preferred Units on the date of the purported Transfer, Acquisition, change in capital structure or other transaction or event that resulted in such Excess Units or the Market Price for the preferred Units on the date they were exchanged for the Excess Units. Any amount available for distribution in excess of the foregoing limitations shall be paid ratably to the holders of preferred Units and Excess Units resulting from the exchange of preferred Units to the extent permitted by the foregoing limitations.

          (ii) Except as provided below, in the event of any voluntary or involuntary liquidation, dissolution or winding up, or any other distribution of the assets, of the Partnership, each holder of Excess Units resulting from the exchange of Units shall be entitled to receive, ratably with (i) each other holder of such Excess Units and (ii) each holder of other Units, that portion of the aggregate assets available for distribution to holders of Units (including holders of Excess Units resulting from the exchange of other Units pursuant to paragraph (d) of Section 11.10 hereof), determined in accordance with applicable law, as the number of such Excess Units held by such holder bears to the total number of outstanding other Units and outstanding Excess Units resulting from the exchange of other Units then outstanding. The Partnership, as holder of the Excess Units in trust, or, if the Partnership shall have been dissolved, any trustee appointed by the Partnership prior to its dissolution, shall distribute ratably to the Beneficiaries of the Excess Units Trust, when determined, any such assets received in respect of the Excess Units in any liquidation, dissolution or winding up, or any distribution of the assets, of the Partnership. Anything herein to the contrary notwithstanding, in no event shall the amount payable to a holder with respect to Excess Units exceed (i) the price per share such holder paid for the Units in the purported Transfer, Acquisition, change in capital structure, or other transaction or event that resulted in the Excess

Units or the price per share such holder paid for the Units that were exchanged for the Excess Units or (ii) if the holder did not give full value for such Excess Units (as through a gift, devise or other event or transaction), a price per share equal to the Market Price for the Units on the date of the purported Transfer, Acquisition, change in capital structure or other transaction or event that resulted in such Excess Units or the Market Price for the Units on the date they were exchanged for the Excess Units. Any amount available for distribution in excess of the foregoing limitations shall be paid ratably to the holders of other Units and Excess Units resulting from the exchange of other Units to the extent permitted by the foregoing limitations.

     (d) Voting Rights. The holders of Excess Units shall not be entitled to vote on any matters (except as required by the Delaware Act).

     (e) Restrictions on Transfer; Designation of Beneficiary.

          (i) Excess Units shall not be Transferable. The Purported Record Transferee (or Purported Record Holder) may freely designate a Beneficiary of its interest in the Excess Units Trust (representing the number of Excess Units held by the Excess Units Trust attributable to the purported Transfer that resulted in the Excess Units), if (A) the Excess Units held in the Excess Units Trust would not be Excess Units in the hands of such Beneficiary and (B) the Purported Beneficial Transferee (or Purported Beneficial Holder) does not receive a price for designating such Beneficiary that reflects a price per share for such Excess Units that exceeds (x) the price per share such Purported Beneficial Transferee (or Purported Beneficial Holder) paid for the Units in the purported Transfer, Acquisition, change in capital structure, or other transaction or event that resulted in the Excess Units or the price per share paid for the Units that were exchanged for the Excess Units or (y) if the Purported Beneficial Transferee (or Purported Beneficial Holder) did not give value for such Excess Units (as through a gift, devise or other event or transaction), a price per share equal to the Market Price for the Units on the date of the purported Transfer, Acquisition, change in capital structure, or other transaction or event that resulted in the Excess Units or the Market Price for the Units on the date they were exchanged for the Excess Units. Upon such Transfer of an interest in the Excess Units Trust, the corresponding Excess Units in the Excess Units Trust automatically shall be exchanged for an equal number of Units (depending on the type and class of Units that originally were exchanged for such Excess Units) and such Units shall be transferred of record to the Beneficiary of the interest in the Excess Units Trust designated by the Purported Record Transferee (or Purported Record Holder), as described above, if such Units would not be Excess Units in the hands of such Beneficiary. Prior to any Transfer of any interest in the Excess Units Trust, the Purported Record Transferee (or Purported Record Holder) must give written notice to the Partnership of the intended Transfer and the Partnership must have waived in writing its purchase rights under paragraph (f) of this Section 11.11.

          (ii) Notwithstanding the foregoing, if a Purported Beneficial Transferee (or Purported Beneficial Holder) receives a price for designating a Beneficiary of an interest in the Excess Units Trust that exceeds the amounts allowable under subparagraph (i) of this paragraph (e), such Purported Beneficial Transferee (or Purported Beneficial Holder) shall pay, or cause the Beneficiary of the interest in the Excess Units Trust to pay, such excess in full to the Trust.

          (iii)  If any of the Transfer restrictions set forth in this paragraph
(e) or any application thereof is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the Purported Record Transferee (or Purported Record Holder) may be deemed, at the option of the Partnership, to have acted as the agent of the Partnership in acquiring the Excess Units as to which such restrictions would otherwise, by their terms, apply, and to hold such Excess Units on behalf of the Partnership.

     (f) Purchase Right in Excess Units. Excess Units shall be deemed to have been offered for sale to the Partnership or its designee at a price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Units (or, in the case of a devise or gift or event other than a Transfer or Acquisition which results in the issuance of Excess Units, the Market Price at the time of such devise or gift or event other than a Transfer or Acquisition which results in the issuance of Excess Units) or (ii) the Market Price of the Units exchanged for such Excess Units on the date the Partnership or its designee accepts such offer. The Partnership and its assignees shall have the right to accept such offer for a period of ninety (90) days after the later of (i) the date of the purported Transfer, Acquisition, change in capital structure of the Partnership, or purported change in Constructive Ownership or other event or transaction which resulted in such Excess Units and (ii) the date on which the General Partner determines in good faith that a Transfer, Acquisition, change in capital structure of the Partnership, or purported change in Constructive Ownership or other event or transaction resulting in Excess Units has occurred, if the Trust does not receive a notice pursuant to paragraph (e) of Section 11.10, but in no event later than a permitted Transfer pursuant to, and in compliance with, the terms of paragraph (e) of this Section 11.11.

     (g) Remedies Not Limited.  Nothing contained in this Article XI except
Section 11.12 hereof shall limit the scope or application of the provisions of this Section 11.11, the ability of the Partnership to implement or enforce compliance with the terms hereof or the authority of the General Partner to take any such other action or actions as it may deem necessary or advisable to protect the Partnership and the interests of its shareholders by preservation of the Partnership's status as a partnership and to ensure compliance with the applicable Ownership Limits and the other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Partnership.

     Section 11.12  Settlements.

     Nothing in Sections 11.10 and 11.11 shall preclude the settlement of any transaction with respect to the Units entered into through the facilities of the New York Stock Exchange or the American Stock Exchange.

     Section 11.13  Severability.

     If any provision of this Article XI or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remainder of this Article XI shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

     Section 11.14  Waiver.

     The Partnership shall have authority at any time to waive the requirements that Excess Units be issued or be deemed outstanding in accordance with the provisions of this Article XI if the Partnership determines, based on an opinion of tax counsel, that the issuance of such Excess Units or the fact that such Excess Units are deemed to be outstanding, would jeopardize the status of the Partnership as a partnership under the Code.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

                              OUTGOING GENERAL PARTNER

                              FFP PARTNERS MANAGEMENT
                              COMPANY, INC.


                              By:
                                 ------------------------------------------
                              Name:
                                   ----------------------------------------
                              Title:
                                    ---------------------------------------

                              INCOMING GENERAL PARTNER:

                              FFP REAL ESTATE TRUST


                              By:
                                 ------------------------------------------
                              Name:
                                   ----------------------------------------
                              Title:
                                    ---------------------------------------

                              LIMITED PARTNERS:

                              All Limited Partners now and hereafter admitted as limited partners of the Partnership, pursuant to the power of attorney contained in Section 1.4 of the Partnership Agreement.

                              By: FFP Partners Management Company, Inc.

                                    By:
                                       ------------------------------------
                                    Name:
                                         ----------------------------------
                                    Title:
                                          ---------------------------------

                                   EXHIBIT A

                               REDEMPTION NOTICE
                               -----------------


     The undersigned hereby irrevocably tenders for redemption _________________ Units in FFP Partners, L.P. in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of FFP Partners, L.P. dated May 21, 1987, as it may be amended from time to time (the "Partnership Agreement"). All capitalized terms used in this Redemption Notice and not otherwise defined have the meaning given to them in the Partnership Agreement.

     The undersigned hereby represents and warrants that (i) it has full power and authority to transfer all of its right, title and interest in such Units,
(ii) such Units are free and clear of all liens and encumbrances, and (iii) it will assume and pay any state or local transfer tax that may be payable as a result of the transfer of such Units.

Dated:
      -----------------------

Name of Limited Partner:
                                    --------------------------------------------

Signature of Limited Partner:
                                    --------------------------------------------

                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------
Address:

                                    --------------------------------------------

                                    --------------------------------------------
                                         (Street Address)


                                    --------------------------------------------
                                     (City)   (State)        (Zip Code)


                                    Signature Witnessed By:



                                    --------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

     The Declaration of Trust of the Registrant provides that the Registrant shall indemnify officers and trust managers, and may indemnify its other employees and agents, to the fullest extent permitted by law. The laws of the State of Texas permit, and in some cases require, corporations to indemnify officers, trust managers, agents and employees who are or have been a party to or are threatened to be made a party to litigation against judgments, fines, settlements and reasonable expenses under certain circumstances.

     The Registrant has also adopted provisions in its Declaration of Trust that limit the liability of its trust managers and officers to the fullest extent permitted by the laws of the State of Texas. Under the Registrant's Declaration of Trust, and as permitted by the laws of the State of Texas, a trust manager or officer is not liable to the Registrant or its shareholders for damages for breach of fiduciary duty. Such limitation of liability does not affect liability for (i) breach of the trust manager's duty of loyalty to the real estate investment trust or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) any transaction from which the trust manager derived an improper personal benefit, or (iv) the payment of any unlawful distribution.


Item 21.  Exhibits and Financial Statement Schedules

     (a)  Exhibits

           *2.1  - Form of Restructuring Agreement to be dated as of December
                   28, 1997
           *3.1  - Declaration of Trust of FFP Real Estate Trust
           *3.2  - Bylaws of FFP Real Estate Trust
           *5.1  - Opinion of Jenkens & Gilchrist, a Professional Corporation,
                   regarding validity of shares
           *8.1  - Opinion of Jenkens & Gilchrist, a Professional Corporation,
                   regarding federal income tax matters
          *10.1  - Amended and Restated Agreement of Limited Partnership of FFP
                   Partners, L.P., dated May 21, 1987, as amended by the First Amendment to Amended and Restated Agreement of Limited Partnership dated August 14, 1989, and by the Second Amendment to Amended and Restated Agreement of Limited Partnership dated July 12, 1991
          *10.2  - Form of Third Amendment to Amended and Restated Agreement of
                   Limited Partnership of FFP Partners, L.P., to be dated as of December 28, 1997. (Included as Appendix B to the Prospectus that forms a part of this registration statement)
          *10.3  - Nonqualified Unit Option Plan of FFP Partners, L.P.
          *10.4  - Form of Employment Agreement between FFP Partners Management
                   Company, Inc., and certain executive officers dated April 23, 1989, as amended July 22, 1992
          *23.1  - Consent of KPMG Peat Marwick LLP
          *23.2  - Consent of Jenkens & Gilchrist (Included in their opinions filed as Exhibits 5.1 and 8.1)
          *24.1  - Power of Attorney of Trust Managers and officers of
                   Registrant (Included on page II-3)
          *27.1  - Financial data schedule
         **99.1  - Form of proxy of FFP Partners, L.P.

_________________________
 * Previously filed
** Filed herewith

     (b)  Financial Statement Schedules

          Schedule II - Valuation and Qualifying Accounts is filed as a part of the Consolidated Financial Statements of the registrant included in the prospectus.


Item 22.  Undertakings

     (1)  The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (3) The undersigned registrant undertakes that every prospectus (a) that is filed pursuant to paragraph (2) immediately preceding, or (b) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 5th day of December, 1997.

                                      FFP REAL ESTATE TRUST


                                      By:    /s/ John H. Harvison
                                             -----------------------------------
                                             John H. Harvison
                                             Chief Executive Officer

     Each individual whose signature appears below hereby designates and appoints John H. Harvison and Steven B. Hawkins, and each of them, any one of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agents (the "Attorneys-in-Fact") with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as either Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorneys-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                   Title                                Date
               ---------                                   -----                                ----
   /s/ John H. Harvison                   Chairman of the Board of Trust Managers,         December 5, 1997
   ----------------------------------     President and Chief Executive Officer
   John H. Harvison


   /s/ Steven B. Hawkins                  Vice President - Finance and                     December 5, 1997
   ----------------------------------     Administration, Secretary, Treasurer,
   Steven B. Hawkins                      and Chief Financial Officer


                                          Trust Manager                                    December __, 1997
   ----------------------------------
   Robert E. Garrison, II

                                          Trust Manager                                    December __, 1997
   ----------------------------------
   Joseph F. Leonardo


   /s/ J.D. St. Clair                     Trust Manager                                    December 5, 1997
   ----------------------------------
   J.D. St. Clair


   /s/ Randall W. Harvison                Trust Manager                                    December 5, 1997
   ----------------------------------
   Randall W. Harvison